Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

)
In re:	)	Chapter 11
)
LIFE PARTNERS HOLDINGS, INC., et al.,	)	Case No. 15-40289-rfn-11
)
Debtors.	)	Jointly Administered
)

DISCLOSURE STATEMENT FOR JOINT PLAN OF REORGANIZATION
OF LIFE PARTNERS HOLDINGS, INC., ET AL.,
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THOMPSON & KNIGHT LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Telephone: (214) 969-1700
Facsimile: (214) 969-1751

MUNSCH HARDT KOPF & HARR, P.C.
500 N. Akard Street, Suite 3800
Dallas, Texas 75201
Telephone: (214) 855-7500
Facsimile: (214) 855-7584

DATED: NOVEMBER 28, 2015

NOTE: H. THOMAS MORAN II, AS CHAPTER 11 TRUSTEE OF LIFE PARTNERS HOLDINGS, INC., AND AS SOLE DIRECTOR OF LIFE PARTNERS, INC., AND LPI FINANCIAL SERVICES, INC., TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (COLLECTIVELY, THE “PLAN PROPONENTS”), BELIEVE THAT ACCEPTANCE OF THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND THEIR CREDITORS. ACCORDINGLY, THE PLAN PROPONENTS RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

Disclosure Statement

Joint Disclosure Statement	i

Joint Disclosure Statement	ii

Joint Disclosure Statement	iii

Joint Disclosure Statement	iv

Joint Disclosure Statement	v

Joint Disclosure Statement	vi

ARTICLE XXX VOTING AND ELECTION PROCEDURES AND CONFIRMATION REQUIREMENTS		148

Section 30.01	Ballots And Voting Deadline	148
Section 30.02	Holders Of Claims Entitled To Vote	149
Section 30.03	Classes Impaired Under The Plan	149
Section 30.04	Information On Voting And Balloting And Elections	150
Section 30.05	The Confirmation Hearing	150
Section 30.06	Statutory Requirements For Confirmation Of The Plan	150
Section 30.07	Confirmation Without Acceptance Of All Impaired Classes	152
Section 30.08	Identity Of Persons To Contact For More Information	152

ARTICLE XXXI CONCLUSION AND RECOMMENDATION		152

Executive Summary Charts		1
List of Exhibits		1

Joint Disclosure Statement	vii

DISCLAIMER

THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE JOINT PLAN OF REORGANIZATION OF LIFE PARTNERS HOLDINGS, INC., ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE,1 dated NOVEMBER 28, 2015 A COPY OF WHICH IS ATTACHED AS EXHIBIT A, PROPOSED BY H. THOMAS MORAN II (“MORAN” OR THE “CHAPTER 11 TRUSTEE”), AS CHAPTER 11 TRUSTEE OF LIFE PARTNERS HOLDINGS, INC. (“LPHI”), AND AS SOLE DIRECTOR OF LIFE PARTNERS, INC. (“LPI”), AND LPI FINANCIAL SERVICES, INC. (“LPIFS” AND COLLECTIVELY WITH LPHI AND LPI, THE “DEBTORS” OR “LIFE PARTNERS”), TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE “COMMITTEE”, AND COLLECTIVELY WITH THE CHAPTER 11 TRUSTEE, LPI AND LPIFS, THE “PLAN PROPONENTS”).2 THIS DISCLOSURE STATEMENT ALSO CONTAINS SUMMARIES OF CERTAIN OTHER DOCUMENTS RELATING TO THE IMPLEMENTATION OF THE PLAN OR THE TREATMENT OF CLAIMS AND INTERESTS AND CERTAIN FINANCIAL INFORMATION RELATING THERETO.

THIS DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH IS INCORPORATED INTO AND MADE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN. THE STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT WERE MADE AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE SET FORTH ON THE COVER PAGE HEREOF. HOLDERS OF CLAIMS AND INTERESTS MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING RISK FACTORS CITED HEREIN AND THE PLAN ATTACHED HERETO, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN OR MAKE ANY ELECTION UNDER THE PLAN.

THE PLAN PROPONENTS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT SOLELY FOR PURPOSES OF SOLICITING HOLDERS OF CLAIMS AND INTERESTS TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON OR ENTITY FOR ANY OTHER PURPOSE. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHALL NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE.

1 See Dkt. No. 1262.

2 Except as otherwise indicated, capitalized terms used in this Disclosure Statement and not defined herein shall have their respective meanings set forth in the Plan or, if not defined in the Plan, as defined in the Bankruptcy Code. For the reader’s convenience, a Glossary of defined terms is included as Appendix 1 to this Disclosure Statement.

Disclosure Statement

THE PLAN PROPONENTS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH THEIR OWN ADVISORS WITH RESPECT TO LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND PLAN. MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE SUMMARY OF THE PLAN AND OTHER DOCUMENTS DESCRIBED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL DOCUMENTS THEMSELVES AND THE EXHIBITS THERETO.

THE PLAN PROPONENTS BELIEVE THAT THE INFORMATION HEREIN IS ACCURATE, BUT ARE UNABLE TO WARRANT THAT IT IS WITHOUT ANY INACCURACY OR OMISSION. THE PLAN PROPONENTS HAVE NOT AUTHORIZED ANY PARTY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OR THE DEBTORS OR THE VALUE OF THEIR PROPERTY, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT RELY UPON ANY OTHER INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OR REJECTION OF THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN. NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN HAS BEEN FILED WITH, OR REVIEWED BY, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER FEDERAL SECURITIES LAW, OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES LAW (“BLUE SKY LAW”). THIS DISCLOSURE STATEMENT AND THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR THEREIN. NEITHER THE OFFER NOR THE SALE OF ANY SECURITIES PURSUANT TO THE PLAN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY SIMILAR BLUE SKY LAW. ANY SUCH OFFER OR SALE IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION SPECIFIED IN BANKRUPTCY CODE § 1145, OR ANOTHER APPLICABLE EXEMPTION; PROVIDED THAT IF THE ISSUANCE OF THE SECURITIES DOES NOT QUALITY FOR THE EXEMPTION UNDER BANKRUPTCY CODE § 1145, IT MAY BE NECESSARY TO DELAY THE EFFECTIVE DATE UNTIL ISSUANCE OF THE SECURITIES CAN BE REGISTERED UNDER THE SECURITIES ACT.3

3 If the issuance does not qualify for the Section 1145 exemption, it is unlikely that it will qualify for any other exemption from registration, given the large number of Investors for whom evidence that they are “accredited investors” likely is not (and will not be) available to the Debtors (e.g., those who do not make any Elections).

Disclosure Statement	Page 2

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, CERTAIN OTHER DOCUMENTS, AND CERTAIN FINANCIAL INFORMATION. THE PLAN PROPONENTS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR OTHER DOCUMENTS OR FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN, OR SUCH OTHER DOCUMENTS, AS APPLICABLE, SHALL GOVERN FOR ALL PURPOSES. EACH HOLDER OF AN IMPAIRED CLAIM THAT IS ALLOWED TO VOTE SHOULD REVIEW THE ENTIRE PLAN BEFORE CASTING A BALLOT. NO PARTY IS AUTHORIZED BY THE BANKRUPTCY COURT TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS AND THEIR PROPOSED SUCCESSORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING AMONG OTHERS, THOSE DESCRIBED HEREIN. CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTORS OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED.

THE FINANCIAL INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED. THE FINANCIAL PROJECTIONS DESCRIBED IN THIS DISCLOSURE STATEMENT [ATTACHED AS EXHIBIT C, EXHIBIT D, EXHIBIT E AND EXHIBIT F] HAVE BEEN PREPARED BY FINANCIAL ADVISORS WHO WERE RETAINED PURSUANT TO BANKRUPTCY COURT ORDER BY THE CHAPTER 11 TRUSTEE AND SUBSIDIARY DEBTORS. THE FINANCIAL PROJECTIONS ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE PLAN PROPONENTS AND THEIR ADVISORS, MAY NOT ULTIMATELY BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE PLAN PROPONENTS’ CONTROL. THE PLAN PROPONENTS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY TO ACHIEVE THE PROJECTED RESULTS.

Disclosure Statement	Page 3

INFORMATION INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT SPEAKS AS OF THE DATE OF SUCH INFORMATION OR THE DATE OF THE REPORT OR DOCUMENT IN WHICH SUCH INFORMATION IS CONTAINED OR AS OF A PRIOR DATE AS MAY BE SPECIFIED IN SUCH REPORT OR DOCUMENT. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUSPENDED FOR ALL PURPOSES TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS DISCLOSURE STATEMENT OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT, WHICH IS ALSO INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DISCLOSURE STATEMENT.

SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

*****

Disclosure Regarding Forward-Looking Statements

This Disclosure Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this Disclosure Statement that address activities, events or developments that the Plan Proponents expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “anticipate,” “estimate,” “continue,” “foresee,” “project,” “could,” or other similar words. These forward-looking statements may include, but are not limited to, (a) references to timing and procedures in which the Debtors’ Chapter 11 Cases and the distribution of the Debtors’ assets pursuant to the Plan will be conducted, and (b) the Plan Proponents’ financial projections and liquidation analysis. Forward-looking statements are not guaranties of performance. The Plan Proponents have based these statements on the Plan Proponents’ assumptions and analysis in light of experience and perception of historical trends, current conditions, expected future developments and other factors the Plan Proponents and their court-appointed financial advisors believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause the actual results to differ materially from the expectations reflected in the Disclosure Statement’s forward-looking statements include, among others:

Disclosure Statement	Page 4

•	The ability of the Plan Proponents to prosecute, confirm, and consummate a plan of reorganization with respect to the Debtors' Chapter 11 Cases;

•	Risks associated with ownership of life insurance policies and related investments;

•	The ability of the Chapter 11 Trustee and Subsidiary Debtors to obtain Bankruptcy Court approval with respect to motions in the Debtors' Chapter 11 Cases;

•	Risk associated with litigation and other claims;

•	Risk associated with the Debtors' Chapter 11 Cases being converted to cases under chapter 7 of the Bankruptcy Code; and

•	The potential adverse impact of the Debtors' Chapter 11 Cases on the Debtors’ liquidity.

Other factors that are unknown or unpredictable could also have a material adverse effect on future results.

All subsequent written or oral forward-looking information attributable to the Plan Proponents or to persons acting on the Plan Proponents’ behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by the Plan Proponents’ forward-looking statements may not occur, and you should not place any undue reliance on any of the Plan Proponents’ forward-looking statements. The Plan Proponents’ forward-looking statements speak only as of the date made and the Plan Proponents undertake no obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

ARTICLE I

EXECUTIVE SUMMARY

This Disclosure Statement relates to the Joint Plan of Reorganization filed by the Chapter 11 Trustee of LPHI, the Subsidiary Debtors (i.e., LPI and LPIFS) and the Official Committee of Unsecured Creditors. Given the complex nature of the Debtors’ Chapter 11 Cases, this Disclosure Statement contains many capitalized terms which are used with specific defined meanings. For your convenience, a Glossary containing each of these defined terms is included as Appendix 1 attached to this Disclosure Statement.

Disclosure Statement	Page 5

In addition, Article II (Section 2.01) of this Disclosure Statement contains a general summary of chapter 11 of the Bankruptcy Code. If you are unfamiliar with chapter 11 of the Bankruptcy Code, it may benefit you to read that section first, to obtain some understanding of the reorganization plan process generally applicable in all chapter 11 bankruptcy cases.

This Disclosure Statement is provided for the purposes of providing adequate information in order for all Holders of Claims (including Current Position Holders) to make informed decisions as to whether to vote to accept or reject the Plan, and in order for Current Position Holders to make informed decisions as to which Election to make with respect to each Fractional Position they hold. Given the events that may occur pursuant to the Plan as described herein between the date of this Disclosure Statement and the hearing on confirmation of the Plan, the Plan Proponents will also be disseminating a supplement to the Plan (the “Plan Supplement”). Important information regarding all of the matters summarized in this Executive Summary is included in this Disclosure Statement and additional important information will be included in the Plan Supplement. You are urged to read this Disclosure Statement and the Plan Supplement when available, including all of the attached exhibits and other documents, in their entirety, and consult with your legal, tax, financial and other advisers.

A.	The Plan Elections

Life Partners Holdings, Inc., Life Partners, Inc. and LPI Financial Services, Inc. have filed voluntary chapter 11 bankruptcy petitions with the United States Bankruptcy Court for the Northern District of Texas. The Debtors’ Chapter 11 Cases are being jointly administered by the Bankruptcy Court.

In addition to provisions relating to all Holders of Claims and Interests other than Current Position Holders, the Plan contains a feature that allows current Holders of Fractional Positions (i.e., Fractional Interests and IRA Notes) relating to the Policies (“Current Position Holders”) to elect what treatment they would like under the Plan for their Claims relating to the Fractional Positions ("Election").4 For each Fractional Position held, a Current Position Holder generally may choose ("Elect") one (1) of three (3) (four (4), with respect to IRA Holders) alternatives, to be effective as of the Effective Date of the Plan, as described below:

4 The specific treatment that will be available will depend to some degree on whether the Fractional Position is a Fractional Interest or an IRA Note, and where meaningful, those differences are summarized in the discussion.

Disclosure Statement	Page 6

(1)	Option 1- Continuing Holder Election: Treatment as a holder of a Continued Position (“Continuing Position Holder”) relating to the Fractional Position held, after making the related Continuing Position Holder Contribution (“Continuing Holder Election”). If Option 1 is chosen, a Holder is electing, as provided in the Plan and discussed more fully below, (a) to have confirmed status as the owner of 95% of its Fractional Position, and (b) to make a Continuing Position Holder Contribution of 5% with respect to the Fractional Position. All Current Position Holders (i.e., Fractional Interests and IRA Notes) who make a Continuing Holder Election will be required to pay any Catch-Up Payment (i.e., any Policy premiums or other charges that became owing before the Effective Date), and Continuing Fractional Holders will continue to be responsible to pay all premiums and other charges required to maintain, service and administer the relevant Policy and its Continued Position after the Effective Date. Continuing IRA Holders will be relieved of all future obligations to pay any premiums or other charges required to maintain, service and administer the Policy to which the Fractional Position relates or any Continued Position after the Effective Date, as these amounts will be taken into account in determining the principal amount of the New IRA Note comprising the Continued Position to be received by the Continuing IRA Holder; or

(2)	Option 2 – Position Holder Trust Election: Contribution of the Fractional Position to the Position Holder Trust (“Position Holder Trust Election”) in exchange for either (i) if the Fractional Position is a Fractional Interest, a beneficial interest (“Position Holder Trust Interest”) in the Position Holder Trust, or (ii) if the Fractional Position is an IRA Note, an Interest in the IRA Partnership, which will receive and hold Position Holder Trust Interests related to Fractional Positions contributed to the Position Holder Trust on behalf of IRA Holders. This option essentially creates a "pool" of the Fractional Positions contributed to the Position Holder Trust. Under Option 2, the Holder (“Assigning Position Holder”) is electing, as provided in the Plan and discussed more fully below, (a) to have its Fractional Position contributed to the Position Holder Trust in exchange for a Position Holder Trust Interest or an IRA Partnership Interest, as the case may be, and (b) to be relieved of all past and future obligations to pay any premiums or other charges required to maintain, service and administer the Policy to which the Fractional Position relates or any Continued Position, including but not limited to any Catch-Up Payment. As provided in the Plan and discussed more fully below, instead of only receiving a distribution upon the maturity of any specific Policy, each holder of a Trust Interest in the Position Holder Trust or an IRA Partnership Interest (including each Continuing Position Holder in respect of its Continuing Position Holder Contribution) will receive a share of all periodic distributions made by the Position Holder Trust from all sources (the trust’s share of all Policy maturities, proceeds from any sale of the Servicing Company, any dividends or distributions made by the Servicing Company prior to its sale, and residual distributions from the Creditors’ Trust); or

(3)	Option 3 – Creditors’ Trust Election: Rescission of the purchase of the Fractional Position, with corresponding treatment as a General Unsecured Creditor in the Chapter 11 Cases (“Creditors’ Trust Election”). This “rescission” option essentially provides for the cancellation of the Holder’s purchase of the Fractional Position, and an Election to be treated as the Holder of a General Unsecured Claim against LPI resulting from the rescission. As provided in the Plan and discussed more fully below, Holders who choose Option 3 (“Rescinding Position Holders”) will receive a Trust Interest in the Creditors’ Trust in exchange for their Allowed Claim.
Disclosure Statement	Page 7

In addition to the three (3) options listed above, IRA Holders will have a fourth option, as described below:

(4)	Option 4 – “Conversion”: Distribution of the IRA Note to the individual owner of the IRA Holder so that it is owned outside of the IRA by the individual owner of the IRA Holder, in which case the individual owner will be able to make a Continuing Holder Election to become a Continuing Fractional Holder under the Plan.

Under the Plan, Current Position Holders who make no Election will be treated as having made a Continuing Holder Election (Option 1), subject to the corresponding obligation to make any Catch-Up Payment with respect to the Fractional Position. Holders who make, or are treated as having made, a Continuing Holder Election will have to pay any Catch-Up Payment due (other than a Pre-Petition Default Amount) by not later than ninety (90) days after the Effective Date, or they will be deemed to have made a Position Holder Trust Election as a result of a Payment Default. A Current Position Holder who owes a Pre-Petition Default Amount with regard to a Fractional Position will have to pay the Pre-Petition Default Amount in full by not later than the Effective Date, or they will be conclusively deemed to have abandoned the Fractional Position as of the Effective Date, the position will be vested in and become property of LPI’s bankruptcy Estate, and the Current Position Holder’s Claim will be treated as a General Unsecured Claim.

Pursuant to the Plan, as of the Effective Date, Continuing Position Holders who make, or are treated as having made, the Continuing Holder Election will be registered as the confirmed owners of Continued Positions. Pursuant to the Plan, three (3) new legal entities (“Successors” or “Successor Entities”) will be formed to implement the provisions of the Plan, and take required actions (including those noted below), as follows:

1.	Life Partners Position Holder Trust (“Position Holder Trust”) will (a) issue Position Holder Trust Interests to (i) Current Fractional Holders who make Position Holder Trust Elections or Continuing Holder Elections, and (ii) the IRA Partnership in respect of Current IRA Holders who make Position Holder Trust Elections or Continuing Holder Elections, (b) issue New IRA Notes to IRA Holders who make Continuing Holder Elections, and (c) enter into the Servicing Agreement with the Servicing Company and the IRA Partnership, and the Contribution and Collateral Agreement with the Reorganized LPI and the IRA Partnership.

2.	Life Partners IRA Partnership LLC (“IRA Partnership”) will (a) issue IRA Partnership Interests to IRA Holders who make Position Holder Trust Elections or Continuing Holder Elections, (b) hold Position Holder Trust Interests issued in respect of Position Holder Trust Elections and Continuing Holder Elections made by IRA Holders, and (c) be a party to the Servicing Agreement.

3.	Life Partners Creditors’ Trust (“Creditors’ Trust”) will (a) pursue litigation and other Causes of Action assigned to it under the Plan and the Class Action Settlement Agreement, and (b) distribute the net proceeds collected to its beneficiaries, which will consist of Current Position Holders who make the Creditors’ Trust Election and other Holders of Allowed General Unsecured Claims.

Disclosure Statement	Page 8

A chart depicting the resulting structure for the Successors to the Reorganized Debtors as of the Effective Date is included in Appendix 2 to this Disclosure Statement.

B.	Background

LPHI is a public reporting company, which was formerly publicly traded. It is not current in filing public reports and its common stock has been delisted by NASDAQ (formerly trading under the symbol “LPHI”) and is currently not eligible to be quoted on the over the counter markets. LPHI owns 100% of the equity interests in LPI.5 Prior to the filing of the first petition in the Chapter 11 Cases, LPI was an operating company, and historically engaged in the business of: (i) acting as a life settlement provider in purchasing and administering life insurance policies insuring the lives of terminally ill individuals or seniors; and (ii) finding investors to purchase Fractional Positions relating to the policies.

LPI would sell Fractional Positions to investors (the “Investors”) to raise money to pay for policies it agreed to purchase. As discussed more fully below, a significant portion of the amounts invested by purchasers of Fractional Positons was used to pay undisclosed fees and commissions to LPI and certain other parties (including brokers who sold the Fractional Positions – called “licensees” by LPI – and third party service providers, including an individual who provided life expectancy reports used by LPI and the licensees to sell Fractional Positions). Another portion was used to fund an initial reserve to pay premiums on the related policy.

Following acquisition of a policy, LPI would become the record owner of the policy and appoint a third party service provider (who also received a portion of the investors’ purchase price) as the beneficiary. In an opinion handed down in May 2015, the Texas Supreme Court held that LPI is the legal owner of all of the Policies, entitled to exercise all rights as the legal owner, and that what the investors purchased were “investment contracts” that are securities under the Texas Securities Act. Based on LPI’s business practices and the Texas Supreme Court opinion, as of the Subsidiary Debtors Petition Date, there was uncertainty as to the nature and extent of LPI’s ownership interest in the Policies.

On the other hand, many holders of Fractional Positions in the Policies assert that they, not LPI, are the beneficial or equitable owners of the Policies. The issue of who is the beneficial or equitable owner of the Policies has been referred to as the “Ownership Issue,” and has not been resolved by the Bankruptcy Court. The Ownership Issue is currently in dispute in connection with two class action lawsuits (“Class Action Lawsuits”) which were filed with the Bankruptcy Court after the Chapter 11 Cases were commenced and are described in further detail in this Disclosure Statement. As set forth below, the Ownership Issue and Class Action Lawsuits will be resolved if the Plan is confirmed.

5 A chart depicting the organizational structure of the Debtors as of the LPHI Petition Date is included in Appendix 2 to this Disclosure Statement.

Disclosure Statement	Page 9

Prior to the Debtors’ bankruptcy filings, LPHI and LPI were defendants in numerous lawsuits commenced by the SEC, the State of Texas and certain purchasers of Fractional Positions, which alleged that the Debtors had violated federal and state securities laws in connection with LPI’s solicitation of investors to purchase Fractional Positions in policies. In December 2014, the SEC obtained a $38,700,000 judgment against LPHI. Following entry of judgment, the SEC filed a motion to appoint a receiver to take over LPHI’s operations.

C.	The Bankruptcy Filings

Prior to a hearing on the SEC’s receivership motion, LPHI filed its bankruptcy petition. The Committee was appointed shortly thereafter by the United States Trustee.

On March 10, 2015, the Bankruptcy Court granted a motion filed by the SEC and appointed H. Thomas Moran II (“Moran”) as Chapter 11 Trustee, finding gross mismanagement by the Debtor’s pre-petition management, and that the appointment of a Chapter 11 trustee was in the best interests of creditors, equity holders and other parties in interest.

Following his appointment, the Bankruptcy Court granted a motion filed by Moran to replace the board of directors of LPI and LPIFS (collectively the “Subsidiary Debtors”), and authorize a bankruptcy filing by the Subsidiary Debtors. On May 19, 2015, the Subsidiary Debtors filed their voluntary Chapter 11 bankruptcy petitions.

Since his appointment, the Chapter 11 Trustee has conducted an investigation of the Debtor’s pre-petition business practices and found substantial fraud and self-dealing. As a result, the Chapter 11 Trustee has commenced litigation against Brian Pardo, LPHI’s former chief executive officer, and others seeking damages for their wrongful acts, including licensees who acted as brokers and received commissions relating to the sale of Fractional Positions.

At the time of the Chapter 11 Trustee’s appointment, the Debtors lacked significant resources to pay operating expenses, premiums relating to Policies and the administrative expenses associated with a restructuring under Chapter 11 of the Bankruptcy Code. As a result, on September 16, 2015, the Chapter 11 Trustee filed a financing motion, seeking authority to borrow funds consisting of existing and future proceeds from the maturity of life insurance policies that are or will be held in escrow, and accumulated cash surrender value in life insurance policies. The motion was granted by the Bankruptcy Court, which authorized the Debtors to utilize up to $25 million of maturities. This financing should allow the Chapter 11 Trustee to fund the Debtors’ operations, ensure the payment of premiums on Policies and fund the administrative expenses of the Debtors’ Chapter 11 Cases.

D.	The Plan

The Debtors’ Chapter 11 Cases have been designated by the Bankruptcy Court as complex chapter 11 cases. The Debtors have over 90,000 creditors and parties in interest and control almost 3,400 life insurance policies with an aggregate face amount of approximately $2.4 billion. There are approximately 22,000 Holders of over 100,000 outstanding Fractional Positions, and these are the Current Position Holders referred to in the Plan and this Disclosure Statement.

Disclosure Statement	Page 10

During the course of the Debtors’ Chapter 11 Cases, the Chapter 11 Trustee has been in negotiations with numerous parties over a plan of reorganization, including the Committee, the Plan Supporters, and KLI Investments LP (“KLI”). The Plan that all Holders are being asked to vote upon, and Current Position Holders are being afforded the opportunity to make Elections under as to the treatment of their Claims and Interests relating to Fractional Positions, constitutes the culmination of these negotiations.

The Plan resolves the Ownership Issue, and provides for Distributions to all Current Position Holders and other creditors of the Debtors. A chart depicting the ownership of the Policies on the Effective Date of the Plan is included in Appendix 2 to this Disclosure Statement.

E.	Holders Of All Fractional Positions

As noted above and discussed in more detail below, the Ownership Issue is resolved by providing all Current Position Holders with the opportunity to choose one of three alternatives for the treatment of each Fractional Position they hold.6

Specifically, holders of Fractional Positions may Elect with respect to each Fractional Position they own to: (i) be treated as a Continuing Position Holder with respect to their Fractional Position and be confirmed as the owner of a Fractional Interest or a New IRA Note, after making the related Continuing Position Holder Contribution; (ii) contribute their Fractional Position to the Position Holder Trust and receive a Trust Interest in the Position Holder Trust or an IRA Partnership Interest ; or (iii) rescind their purchase of the Fractional Position, and receive a Trust Interest in the Creditors’ Trust. The Position Holder Trust will hold legal title to all of the Policies and all of the beneficial and equitable ownership of the Policies that is not represented by Fractional Interests outstanding from time to time. The IRA Partnership will be formed to permit IRA Holders to receive the benefits of the long-term liquidation of the Beneficial Ownership in the Policies held by the Position Holder Trust, and other assets held by the Position Holder Trust.

The Holder of a Fractional Position who Elects to become a Continuing Position Holder with respect to a Fractional Position will be required to make the Continuing Position Holder Contribution to the Position Holder Trust. The Continuing Position Holder Contribution will consist of five percent (5%) of the Fractional Position, five percent (5%) of all Escrowed Funds for premiums relating to such Fractional Position, and five percent (5%) of any Maturity Funds relating to such Fractional Position. Continuing Position Holders will be required to pay a servicing fee equal to three percent (3%) of their interest in the death benefit under the applicable Policy, and the servicing fee applicable to the Pro Rata portion of the Collateral securing each New IRA Note will be taken into account in determining the principal amount of the note.

6 As set forth above, IRA Holders have a fourth option.

Disclosure Statement	Page 11

Continuing Position Holders will also be required to pay any Catch-Up Payment due by not later than ninety (90) days after the Effective Date, or they automatically will be deemed to have made a Position Holder Trust Election as a result of a Payment Default. If a Current Position Holder owed a Catch-Up Payment as of the Subsidiary Petition Date (a Pre-Petition Default Amount), payment in full will be due by the Effective Date, or the Current Position Holder automatically will be conclusively deemed to have abandoned the Fractional Position, effective as of the Effective Date. The Fractional Position will be contributed to the Position Holder Trust, and the Current Position Holder will not be entitled to receive any Distribution under the Plan wither respect to the Fractional Position. Current Position Holders will be notified if they owe or may owe any Catch-Up Payment as of the Effective Date, and whether any of it is a Pre-Petition Default Amount, when their Ballots are mailed to them.

Continuing Position Holders will be required to pay their share of premium payments (and the Servicing Fee) in the future with respect to their Fractional Positions, and the Servicing Company will manage the premium call process. Current Position Holders who make the Position Holder Trust Election and contribute their Fractional Positions to the Position Holder Trust will be relieved of future obligations with respect to premium payments relating to the contributed Fractional Positions, and such responsibility will be borne by the Position Holder Trust. Those Holders who Elect to become Continuing Position Holders but default on their obligations to make premium payments will be deemed to have made an Election to be an Assigning Position Holder and to contribute their Fractional Positions to the Position Holder Trust, and will receive Trust Interests calculated as described in Section 7.02 of in this Disclosure Statement entitled “The Continuing Monetary Obligations Of Those Current Position Holders Who Elect To Be Continuing Position Holders.”

Continuing Position Holders will be express third-party beneficiaries of the Servicing Agreement and the Position Holder Trust’s rights under the Escrow Agreement, and those who own New IRA Notes will also be express third party beneficiaries of the Contribution and Collateral Agreement relating to the Beneficial Ownership pledged as Collateral for the New IRA Notes.

To the extent a Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are being held in the Maturity Escrow Account as of the Effective Date, the Continuing Position Holder will receive a Statement of Maturity Account, reflecting a Maturity Funds Loan payable to the Continuing Position Holder and the balance of the Maturity Funds being held in escrow. The Maturity Funds Facility and the anticipated timeline for payout of Maturity Funds and payment of Maturity Funds Loans is described in Section 6.02 hereof, entitled, “Exit Financing and Reserve Funding.”

F.	Holders Of IRA Notes

Holders of IRA Notes may Elect with respect to each of their Fractional Positions to either: (i) be treated as a Continuing Position Holder with respect to their Fractional Position, subject to the terms of the Plan and the Position Holder Trust Agreement; (ii) contribute their Fractional Position to the Position Holder Trust and receive a Trust Interest in the Position Holder Trust; (iii) rescind their investment in the Fractional Position, and receive a Trust Interest in the Creditors’ Trust; or (iv) have its Fractional Positions distributed to it in exchange for a Fractional Interest for it to hold, after the Continuing Position Holder Contribution is made, outside of its IRA.

Disclosure Statement	Page 12

The Holder of an IRA Note who makes a Continuing Holder Election will (i) transfer the remainder of the IRA Note, after the Continuing Position Holder Contribution, to LPI and (ii) as Distributions, receive (a) a New IRA Note with terms as summarized below, and (b) in exchange for the Continuing Position Holder Contribution, an IRA Partnership Interest derived from a Position Holder Trust Interest in the Position Holder Trust.

The Position Holder Trust will be the Issuer of the New IRA Notes. The New IRA Notes will be non-recourse and secured by liens established under the Contribution and Collateral Agreement on Collateral consisting of all of the Beneficial Ownership related to all Fractional Positions (except the Continuing Position Holder Contribution) as to which Continuing Holder Elections are made by IRA Holders. Holders of New IRA Notes will not be obligated to pay premiums allocable to the Collateral for the notes. Each New IRA Note will have a fixed principal amount, accrue interest at a stated annual interest rate and have a long-term fixed maturity date.7 Interest will be payable annually, subject to the Position Holder Trust’s right to defer payment and continue to accrue interest for payment in the future under circumstances specified in the Contribution and Collateral Agreement. If the actual mortality experience of the Policies to which the Beneficial Ownership included in the Collateral as a result of Continuing Holder Elections made by all IRA Holders entitled to Distributions of New IRA Notes exceeds the projected mortality experience set forth in the Plan Supplement, the New IRA Notes will be entitled to mandatory partial prepayment. If determined to be appropriate by the Plan Proponents or the Position Holder Trustee, the New IRA Notes will be subject to optional redemption by the Position Holder Trust for a redemption price equal to principal amount plus accrued interest, plus a redemption premium. The specific terms of the New IRA Notes (principal amount relative to Allowed Claim amount, interest rate, maturity date, mandatory prepayment provisions, and any redemption right in favor of the Position Holder Trust) will be included in the Plan Supplement, along with a form of the New IRA Note.

G.	General Unsecured Claims

The Creditors’ Trust will be a trust formed as of the Effective Date, to which all Causes of Action (i) held by the Debtors and their bankruptcy Estates will be transferred pursuant to the Plan, and (ii) held by the Assigning Class Parties will be transferred pursuant to the Class Action Settlement Agreement. These Causes of Action will be pursued by the Creditors’ Trustee for the benefit of the beneficiaries of the Creditors’ Trust, who will consist of Current Position Holders who make the Creditors’ Trust Election and general unsecured creditors of the Debtors, including Former Position Holders. Distributions will be made by the Creditors’ Trust to the beneficiaries of the Creditors’ Trust, at least annually, as set forth in the Creditors’ Trust Agreement.

7 Likely 10 to 15 years for most.

Disclosure Statement	Page 13

H.	The Successors and Exit Financing

The Position Holder Trust, the IRA Partnership, the Creditors’ Trust and the Servicing Company will all be formed effective as of the Effective Date. The financing necessary for the formation and initial capitalization of the Successors will come from the financing previously approved by the Bankruptcy Court which, unless replaced by exit financing provided by a third party, will continue post-Effective Date as exit financing. In the Plan Proponents’ opinion, such financing will be sufficient (i) to capitalize the Position Holder Trust, the IRA Partnership, the Creditors’ Trust, and unless it is sold as discussed elsewhere herein, the Servicing Company, and (ii) to repay all Maturity Funds Loans outstanding under the Maturity Funds Facility, with interest as provided in the facility. The Debtors are continuing to solicit and evaluate proposals for third party exit financing, and any proposed agreement relating to such financing that is reached prior to the mailing Date for the Plan Supplement will be described therein.

In addition to external financing, the Plan Proponents are developing proposals, with input from the Plan Supporters, regarding the desirability of and possible terms for pursuing voluntary financing that would be provided by Continuing Position Holders in addition to or as a voluntary continuation or expansion of the Maturity Funds Facility, and/or as a voluntary contribution of CSV to the Position Holder Trust in exchange for a note from the Position Holder Trust with terms designed to replace any maturity proceeds lost by an Investor as a result of use of the CSV.

I.	Deadlines For Submitting Ballots And Making Elections

Ballots for accepting or rejecting the Plan are included with this Disclosure Statement and have been sent to all Current Position Holders, the SEC and the Holders of General Unsecured Claims against each of the Debtors. Directions for the return of executed Ballots is set forth in Section 2.07 of this Disclosure Statement. Executed Ballots must be received by the Balloting Agent by no later than [_________,] 2016 in order to be counted.

Additionally, the Current Position Holders have until [__________,] 2016 to make Elections with respect to each of their Fractional Positions. Current Position Holders have the right to make any Election available to them, regardless of whether they vote to accept or reject the Plan. All Elections shall be made by Electronic Election (with the option to make a Written Election if Electronic Election is not feasible). Current Position Holders who do not make a timely Election for a Fractional Position will be conclusively deemed to have made a Continuing Position Election, subject to the payment of any corresponding Catch-Up Payment and other continuing obligations.

ARTICLE II

INTRODUCTION AND VOTING PROCEDURES

Section 2.01      Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. The commencement of a chapter 11 case creates an “estate” comprised of all the legal and equitable interests of a debtor in property. The business of a chapter 11 debtor may be continued and its assets managed by either the debtor’s pre-petition management or by a chapter 11 trustee who may be appointed by the bankruptcy court for cause, including fraud, dishonesty or gross mismanagement committed by the debtor’s management or if such appointment is in the best interest of creditors, equity security Holders and the other interests of the estate.

Disclosure Statement	Page 14

The filing of a chapter 11 case also triggers the application of Bankruptcy Code § 362, which provides for an automatic stay prohibiting all attempts to collect upon claims against a debtor that arose before a bankruptcy filing. Generally speaking, the automatic stay prohibits interference with a debtor’s property or business.

Formulation and confirmation of a plan of reorganization is the principal purpose of a chapter 11 case. Unless a trustee is appointed, only the debtor may file a plan of reorganization during the first 120 days of the chapter 11 case. A creditor or party in interest may file a plan only after that 120-day exclusive period has expired or has terminated pursuant to a court order. If a debtor files its plan within the 120 day period, it has an additional 60 days to solicit acceptances of its plan. The bankruptcy court can reduce or enlarge the Debtor’s exclusive periods for cause shown.

A plan of reorganization sets forth the means for satisfying all claims against, and interests in, a debtor. Although usually referred to as a plan of reorganization, a plan may provide for the liquidation of assets. Generally, a claim against a debtor arises from a normal debtor/creditor transaction, such as a promissory note or a trade credit relationship, but may also arise from other contractual agreements or from alleged torts (i.e., wrongful acts that cause damage to another Person or Entity, or their property). An interest in a debtor is held by a party with an ownership stake in the debtor, such as a shareholder.

Before soliciting acceptances of a plan of reorganization, Bankruptcy Code § 1125 requires a plan proponent to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical investor to make an informed judgment regarding acceptance of the plan of reorganization. This Disclosure Statement is submitted in accordance with Bankruptcy § 1125.

The Bankruptcy Code provides that creditors, except those holding administrative or priority claims, and equity holders are to be grouped into “classes” under a plan and that those classes which are "impaired" (defined below) by the plan are permitted to vote to accept or reject a plan by class. As a general matter, creditors with similar legal rights are placed together in the same class and equity Interest Holders with similar legal rights are placed together in the same class. For example, creditors entitled to similar priority under the Bankruptcy Code should typically be grouped together.

The Bankruptcy Code does not require that each claimant or equity Interest Holder vote in favor of a plan in order for the court to confirm the plan. Rather, the plan must be accepted by each class of claimants and shareholders (subject to an exception discussed below). A class of claimants accepts the plan if, of the claimants in the class who actually vote on the plan, such claimants holding at least two-thirds in dollar amount and more than one-half in number of allowed claims vote to accept the plan. For example, if a hypothetical class has ten creditors that vote and the total dollar amount of those ten creditors’ claim is $1,000,000, then for such class to have accepted the plan, six or more of those creditors must have voted to accept the plan (a simple majority) and the claims of the creditors voting to accept the plan must total at least $666,667 (a two-thirds majority).

Disclosure Statement	Page 15

The bankruptcy court may confirm a plan even though fewer than all classes of claims and equity interests vote to accept such plan. In such instance, the plan must be accepted by at least one “impaired” class of claims, without including any acceptance of the plan by an “insider.” Bankruptcy Code § 1124 defines “impairment” and generally provides that a claim as to which legal, equitable or contractual rights are altered under a plan is deemed to be “impaired.”

If all impaired classes of claims under the plan do not vote to accept the plan and at least one impaired class of claims votes to accept the plan, a proponent of a plan is entitled to request that the court confirm the plan pursuant to the “cram down” provisions of Bankruptcy Code § 1129(b). The “cram down” provisions permit the plan to be confirmed over the dissenting votes of classes of claims or equity interests if the bankruptcy court determines that the plan does not discriminate unfairly and is fair and equitable with respect to each impaired, dissenting class of claims or equity interests.

Except to the extent that the Holder of a particular claim has agreed to a different treatment of such claim, the plan must provide that Holders of administrative and priority claims (other than tax claims) be paid in full in cash on the effective date of the plan, and that Holders of priority tax claims receive, on account of such claims, deferred cash payments over a period not exceeding five (5) years after the petition date, of a value, as of the effective date of the plan, equal to the allowed amount of such claim (Bankruptcy Code § 1129(a)(9)).

Independent of the acceptance of the plan as described above, to confirm a plan the bankruptcy court must determine that the requirements of Bankruptcy Code § 1129(a) have been satisfied.

Section 2.02      The Plan of Reorganization

The Plan Proponents believe that the Plan satisfies the confirmation requirements of the Bankruptcy Code. Confirmation of the Plan makes the Plan binding upon the Debtors, the Reorganized Debtors, all Holders of Claims and Interests, and other parties-in-interest, irrespective of whether they have filed Proofs of Claim or Interests and/or they have voted to accept or reject the Plan.

Although styled as a “joint plan,” thE Plan consists of THREE (3) separate plans (one for each of the Debtors). Consequently, except as provided in thE Plan for purposes of making and receiving distributions under thE Plan, votes will be tabulated separately for each Debtor with respect to each Debtor’s plan of reorganization. Confirmation of one or more of the THREE separate plans, or the failure to confirm any of THREE separate plans, MAY not affect the PLAN PROPONENTS’ ability to confirm any of the other plans.

Disclosure Statement	Page 16

Section 2.03      The Disclosure Statement

The Plan Proponents are furnishing this Disclosure Statement to the Holders of Claims against and Interests in the Debtors pursuant to Section 1125 of the United States Bankruptcy Code (the “Bankruptcy Code”) in connection with the solicitation of Ballots for the acceptance of the Plan, a copy of which Plan is attached as Exhibit A, and the exercise of Elections available to Continuing Position Holders under the Plan. The Plan was formulated after extensive negotiations between and among the Chapter 11 Trustee, the Committee, the Plan Supporters (including KLI). This Disclosure Statement describes, among other things: the Debtors’ business operations; the treatment of Holders of Claims and Interests under, and other aspects of, the Plan; the proposed transactions relating to the Debtors, the Reorganized Debtors and the Successors to be effected pursuant to the Plan; models and forecasts relating to the funding requirements for, and financial consequences of, ownership of the Policies; and the continuing and significant events that the Plan Proponents believe will occur in these Chapter 11 Cases, and related matters.

The purpose of this Disclosure Statement is to provide “adequate information” to Persons who hold Claims to enable them to make an informed decision before exercising their right to vote to accept or reject the Plan, and to Current Position Holders to enable them to make an informed decision before choosing among the Elections available to them regarding the treatment of their Claims. Pursuant to an order of the Bankruptcy Court entered on December __, 2015 (the “Disclosure Statement Order”), this Disclosure Statement was approved and held to contain adequate information. A true and correct copy of the Disclosure Statement Order is attached as Exhibit B.8

This Disclosure Statement sets forth certain detailed information regarding the Debtors’ history and significant events expected to occur during the Chapter 11 Cases. This Disclosure Statement also describes the Plan, effects of Confirmation of the Plan, and the manner in which Distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims must follow for their votes to be counted.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PLAN PROVISIONS, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, AND CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS ATTACHED THERETO AND DEFINITIONS THEREIN). A COPY OF THE PLAN IS ATTACHED AS EXHIBIT A.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES-IN-INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

8 Dkt. No. ___.

Disclosure Statement	Page 17

THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE BY HOLDERS OF CLAIMS AND INTERESTS IN EVALUATING THE PLAN AND BY HOLDERS OF CLAIMS IN VOTING TO ACCEPT OR REJECT THE PLAN AND WITH RESPECT TO ELECTIONS THAT CERTAIN HOLDERS CAN MAKE REGARDING THE TREATMENT OF THEIR CLAIMS, ACCORDINGLY, IT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON THE PLAN AND WHAT ELECTION TO MAKE UNDER THE PLAN. THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES AND THERE CAN BE NO ASSURANCE THAT THE PLAN WILL BE EFFECTUATED.

Section 2.04      Sources of Information

Unless otherwise stated herein, the statements contained in this Disclosure Statement are made as of the date hereof, and the information contained in this Disclosure Statement is as of the date hereof and neither the delivery of this Disclosure Statement nor any distribution made pursuant to the Plan will, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof, or such other date as described herein. Any estimates of Claims or Interests set forth in this Disclosure Statement may vary from the amounts of Claims or Interests determined by the Debtors or ultimately Allowed by the Bankruptcy Court, and an estimate shall not be construed as an admission of the amount of such Claim.

Information incorporated by reference into this Disclosure Statement speaks as of the date of such information or the date of the report or document in which such information is contained or as of a prior date as may be specified in such report or document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Disclosure Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Disclosure Statement.

In this Disclosure Statement, no statements concerning the Debtors, the value of the Debtors’ property, or the value of any benefit offered to the Holder of a Claim or Interest in connection with the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Chapter 11 Trustee and Subsidiary Debtors, Thompson & Knight, LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 (Attn: David M. Bennett and Katharine Battaia Clark), Telephone: (214) 969-1700; and to the Committee, c/o Munsch Hardt Kopf & Harr, P.C., 500 N. Akard Street, Suite 3800, Dallas, Texas 75201 (Attn: Joseph J. Wielebinski and Jay H. Ong), Telephone: (214) 855-7500, Facsimile: (214) 855-7584.

Disclosure Statement	Page 18

Section 2.05      Rules of Interpretation

The following rules for interpretation and construction shall apply to this Disclosure Statement: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in this Disclosure Statement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in this Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to a Person or Entity as a Holder of a Claim or Interest includes that Person or Entity’s successors and assigns; (5) unless otherwise specified, all references in this Disclosure Statement to Articles are references to Articles of this Disclosure Statement; (6) unless otherwise specified, all references in this Disclosure Statement to exhibits are references to exhibits to this Disclosure Statement; (7) the words “herein,” “hereof,” and “hereto” refer to this Disclosure Statement in its entirety rather than to a particular portion of this Disclosure Statement; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Disclosure Statement; (9) unless otherwise set forth in this Disclosure Statement, the rules of construction set forth in Bankruptcy Code § 102 shall apply; (10) any term used in capitalized form in this Disclosure Statement that is not otherwise defined in this Disclosure Statement, Plan, or exhibits to this Disclosure Statement Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (13) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; and (14) unless otherwise specified, all references in this Disclosure Statement to monetary figures shall refer to currency of the United States of America.

Section 2.06      Solicitation Package

Accompanying this Disclosure Statement for the purpose of soliciting votes on the Plan are copies of (i) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider the Confirmation of the Plan (the “Confirmation Hearing Notice”) and related matters, and the time for filing objections to confirmation of the Plan, and (ii) a Ballot or Ballots (and return envelope(s)) that you must use in voting to accept or to reject the Plan, or a notice of non-voting status, as applicable. If you did not receive a Ballot and believe that you should have, please contact the Balloting Agent (as defined below) at the address or telephone number set forth in the next subsection. Instructions relating to voting and the return of Ballots are set forth below in Section 2.07 of this Disclosure Statement entitled “Voting Procedures, Ballots, And Voting Deadline.”

Disclosure Statement	Page 19

Section 2.07      Voting Procedures, Ballots, And Voting Deadline

After carefully reviewing this Disclosure Statement and the Plan, and the exhibits thereto, and the detailed instructions accompanying your Ballot, Holders of Class A2, A3, B2, B3, B4 and C2 Claims should complete and sign their Ballot and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below). For details on the Election process and how eligible Current Position Holders may make their Elections, please see Article VII of this Disclosure Statement.

Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact Epiq Bankruptcy Solutions, LLC (the “Balloting Agent”) (i) telephonically or (ii) in writing by (a) hand delivery, (b) overnight mail or (c) first class mail using the information below:

Life Partners Ballot Processing Center
c/o Epiq. Bankruptcy Solutions, LLC
P.O. Box 4421
Beaverton, Oregon 97076-4421
(866) 841-7869 (toll free)

(503) 597-5539

THE BALLOTING AGENT MUST RECEIVE ORIGINAL BALLOTS ON OR BEFORE 5:00 P.M., PREVAILING CENTRAL TIME, ON JANUARY __, 2016 (THE “VOTING DEADLINE”) AT THE APPLICABLE ADDRESS ABOVE. EXCEPT TO THE EXTENT ALLOWED BY THE BANKRUPTCY COURT OR DETERMINED OTHERWISE BY THE PLAN PROPONENTS, BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE ACCEPTED, COUNTED OR USED IN CONNECTION WITH THE DEBTORS’ REQUEST FOR CONFIRMATION OF THE PLAN OR ANY MODIFICATION THEREOF.

The Plan Proponents reserve the right to amend the Plan. Amendments to the Plan that do not materially and adversely affect the treatment of Claims or Interests may be approved by the Bankruptcy Court at the Confirmation Hearing (as defined below) without the necessity of re-soliciting votes. In the event re-solicitation is required, the Plan Proponents will furnish new solicitation packets that will include new Ballots to be used to vote to accept or reject the Plan, as amended.

Disclosure Statement	Page 20

Section 2.08      The Confirmation Hearing And Objection Deadline

THE BANKRUPTCY COURT HAS SCHEDULED JANUARY __, 2016, AT __:__ A.M., PREVAILING CENTRAL TIME, AS THE DATE AND TIME FOR THE HEARING ON CONFIRMATION OF THE PLAN AND TO CONSIDER ANY OBJECTIONS TO THE PLAN (THE “CONFIRMATION HEARING”). THE CONFIRMATION HEARING WILL BE HELD AT THE UNITED STATES BANKRUPTCY COURT, BEFORE THE HONORABLE RUSSELL F. NELMS, UNITED STATES BANKRUPTCY JUDGE, COURTROOM 204 AT THE ELDON B. MAHON U.S. COURTHOUSE, 501 W. 10TH STREET, FORT WORTH, TEXAS 76102-3643. THE PLAN PROPONENTS WILL REQUEST CONFIRMATION OF THE PLAN AT THE CONFIRMATION HEARING.

THE BANKRUPTCY COURT HAS FURTHER FIXED JANUARY __, 2016, AT 5:00 P.M., PREVAILING CENTRAL TIME, AS THE DEADLINE (THE “OBJECTION DEADLINE”) FOR FILING OBJECTIONS TO CONFIRMATION OF THE PLAN WITH THE BANKRUPTCY COURT. objections to confirmation of the Plan must be served so as to be received by the following parties on or before the objection deadline:

Counsel to the Chapter 11 Trustee and Subsidiary Debtors:

David M. Bennett
Katharine Battaia Clark
THOMPSON & KNIGHT LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Tel: 214.969.1700
Fax: 214.969.1751
david.bennett@tklaw.com
katie.clark@tklaw.com

Counsel to Committee:

Joseph J. Wielebinski
Dennis L. Roossien, Jr.
Jay H. Ong
MUNSCH HARDT KOPF & HARR P.C.
500 N. Akard Street, suite 3800
Dallas, Texas 75201
Tel: (214) 855-7500
Fax: (214) 855-7584
jwielebinski@munsch.com
droosien@munsch.com
jong@munsch.com

Disclosure Statement	Page 21

United States Trustee:

Lisa M. Lambert
OFFICE OF THE UNITED STATES TRUSTEE
1100 Commerce Street, Room 976
Dallas, TX  75242
Tel: 214.767.8967
Fax: 214.767.8971
lisa.l.lambert@usdoj.gov

ANY OBJECTION TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND (A) MUST STATE THE NAME AND ADDRESS OF THE OBJECTING PARTY AND THE AMOUNT OF ITS CLAIM OR THE NATURE OF ITS INTEREST AND (B) MUST STATE WITH PARTICULARITY THE NATURE OF ITS OBJECTION. ANY CONFIRMATION OBJECTION NOT TIMELY FILED AND SERVED AS SET FORTH HEREIN SHALL BE DEEMED WAIVED AND SHALL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Section 2.09      Voting Tabulation

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only Holders who are entitled to vote and actually vote will be counted. The failure of a Holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such Holder with respect to voting on the Plan, except in the case that the Holder’s interest will be voted by the Class Representative as described in Section 15.01 hereof, and such abstentions will not be counted.

Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Plan Proponents, in their sole discretion, may request that the Balloting Agent attempt to contact such voters to cure any such defects in the Ballots.

Except as provided below, unless the applicable Ballot is timely submitted to the Balloting Agent before the Voting Deadline, together with any other documents required by such Ballot, the Plan Proponents may, in their sole discretion, reject such Ballot as invalid and decline to count such vote or to utilize it in connection with seeking Confirmation of the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to Bankruptcy Code §1126(e), that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by the Plan Proponents, must submit proper evidence satisfactory to the Debtors of authority to so act.

Disclosure Statement	Page 22

The period during which Ballots with respect to the Plan will be accepted by the Plan proponents will terminate on the Voting Deadline. Except to the extent permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Plan Proponents in connection with the Plan Proponents' request for Confirmation of the Plan (or any permitted modification thereof). IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE BALLOTING AGENT.

PURSUANT TO THE DISCLOSURE STATEMENT ORDER, THE COURT HAS APPROVED CERTAIN SOLICITATION, VOTING, AND BALLOTING PROCEDURES, ATTACHED AS EXHIBIT B. PLEASE REVIEW THOSE PROCEDURES PRIOR TO CASTING YOUR VOTE TO ACCEPT OR REJECT THE PLAN.

Section 2.10         Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot to the Balloting Agent by a Holder pursuant to the procedures set forth above and approved by the Bankruptcy Court, will constitute the agreement of such Holder to accept: (a) all of the terms of, and conditions to, the solicitation and voting procedures; and (b) the terms of the Plan; provided, however, all parties-in-interest retain their right to object to Confirmation of the Plan pursuant to Bankruptcy Code § 1129.

Section 2.11         Recommendation of the Plan Proponents and Plan Supporters to Approve Plan

The Plan Proponents approved the solicitation of acceptances of the Plan and all of the Reorganization Transactions contemplated thereunder. In light of the benefits to be attained by the Holders of Claims pursuant to consummation of the Reorganization Transactions contemplated under the Plan, the Plan Proponents recommend that such Holders of Claims vote to accept the Plan. The Plan Proponents have reached this decision after considering the alternatives to the Plan that are available to the Plan Proponents, and negotiating with numerous parties including the Plan Supporters regarding the available alternatives. These alternatives include liquidation under chapter 7 of the Bankruptcy Code or reorganization under chapter 11 of the Bankruptcy Code with an alternative plan of reorganization. The Plan Proponents determined, after consulting with their financial and legal advisors that the Reorganization Transactions contemplated in the Plan would likely result in a distribution of greater value to creditors than would a liquidation under chapter 7.

THE PLAN PROPONENTS SUPPORT THE PLAN AND RECOMMEND THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TIMELY SUBMIT BALLOTS TO ACCEPT THE PLAN. IN ADDITION, THE PLAN PROPONENTS RECOMMEND THAT ALL CURRENT POSITION HOLDERS MAKE A TIMELY ELECTION WITH REGARD TO EACH OF THEIR FRACTIONAL POSITIONS.

THE PLAN SUPPORTERS (INCLUDING KLI) SUPPORT THE PLAN AND RECOMMEND THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TIMELY SUBMIT BALLOTS TO ACCEPT THE PLAN.

Disclosure Statement	Page 23

ARTICLE III

HISTORICAL BACKGROUND OF THE DEBTORS AND THEIR
PREPETITION BUSINESS OPERATIONS

Section 3.01         Overview Of The Debtors’ Corporate Structure And Management

LPHI is a public reporting company9 incorporated in Texas, and its stock was formerly publicly traded. It is not current in its public reporting and its common stock has been delisted from the NASDAQ (formerly trading under the symbol “LPHI”), and is currently not eligible to be quoted on the over the counter markets. LPHI is a holding company and is the parent company, by virtue of being the 100% stock owner, of LPI.

LPI is a Texas corporation, which was incorporated in 1991, and has conducted business under the registered service mark “Life Partners” since 1992. LPI was formed to engage in the secondary market for life insurance policies known generally as “life settlements,” involving the purchase of previously issued life insurance policies insuring the lives of individuals (the “Insureds”). LPI sold investment contracts denominated as Fractional Positions (the “Investment Contracts”), which the Texas Supreme Court has held were securities that were subject to the registration requirements under the Texas Securities Act. LPI has never registered any Fractional Positions for sale under any state or federal law.

LPIFS is a Texas corporation and a wholly owned subsidiary of LPI.

Prior to the Debtors’ bankruptcy filings, the Debtors’ management included: (i) Brian Pardo (“Pardo”), who was the chief executive officer, president, and chairman of the board of directors of LPHI;10 (ii) R. Scott Peden (“Peden”), who was the secretary and general counsel of LPHI and president of LPI; (iii) Colette Pieper (“Pieper”), who was the chief financial officer of LPHI; and (iv) Mark Embry (“Embry”), who was LPI’s chief operations officer and chief information officer.

On January 20, 2015, LPHI filed a voluntary chapter 11 bankruptcy petition with the Bankruptcy Court. On March 19, 2015, the Bankruptcy Court entered an order (the “Trustee Order”), appointing Moran as Chapter 11 Trustee of LPHI.11 On April 7, 2015, the Bankruptcy entered an order (the “Governance Order”), granting the Chapter 11 Trustee authority to modify the Subsidiary Debtors’ corporate governance documents for purposes of electing the Chapter 11 Trustee as the sole director of the Subsidiary Debtors and for authority to file Chapter 11 bankruptcy petitions on behalf of the Subsidiary Debtors.12 As a result of Trustee Order and the Governance Order, Pardo and Peden were removed by the Chapter 11 Trustee from their management roles in the Debtors, and the Debtors are currently managed by the Chapter 11 Trustee.

9 LPHI is subject to the reporting requirements of the Securities and Exchange Act of 1034, as amended.

10 Additionally, a trust controlled by Pardo’s family (the “Pardo Family Trust”), directly or indirectly, owns over 50% of the common stock of LPHI.

11 Dkt. No. 229.

12 Dkt. No. 261.

Disclosure Statement	Page 24

Section 3.02         Overview Of The Debtors’ Business

From its inception in 1991 to the early 2000s, Life Partners dealt exclusively in the purchase and administration of life insurance policies held by persons who were thought to be terminally ill. Those types of life settlements are specifically referred to as “viaticals” in the industry. From the early 2000s until the appointment of the Chapter 11 Trustee, Life Partners transitioned into the purchase and administration of life insurance policies for which the insured is over the age of 65 (sometimes referred to as “senior” life settlements). In either instance, viaticals or senior life settlements (collectively, “Life Settlements”), the existing policyholder would sell the policy to LPI and receive an immediate cash payment.13

To build its portfolio of life insurance policies (the “Policy Portfolio”), LPI was generally contacted by holders of policies, or their representatives, to sell their policies. The policyholder provided LPI with certain information about the policy so that LPI could verify the policy exists, confirm ownership of the policy, and verify the policy could be transferred. LPI would then solicit money from Investors to fund its purchase of the policy. As soon as money was raised, LPI would purchase the policy through the execution of a “Life Settlement Purchase Agreement.” Once the purchase was completed, LPI recorded its ownership of the policy with the insurance company and would then designate an “escrow” company as the record beneficiary.

LPI purchased many types of life insurance policies, including group, term, universal life, and whole life. As of the Subsidiary Petition Date, LPI is or was the record owner of approximately 3,392 life insurance policies (the “Policies”) with an aggregate face value of approximately $2.4 billion.14 Life Partners has not purchased any new life insurance policies after the appointment of the Chapter 11 Trustee.

The Texas Supreme Court recently held that the agreements LPI used to solicit money from Investors are “investment contracts.”15 These contracts recite that Investors contracted for the right to receive a portion of the proceeds paid out on maturity of a policy. In most cases, the Investors would either invest directly or through their Individual Retirement Accounts (or “IRAs”). Once an Investor purchased an investment contract relating to a policy, the percent of death benefit the Investor had contracted to receive was described as a “position” in a policy, (a “Fractional Position”), and Investors typically invested in more than one Fractional Position (i.e., payouts under multiple policies). The Investment Contracts further obligate Investors to “contribute additional amounts” to pay premiums on the policy until maturity.

13 LPI is currently a licensed Life Settlement provider in several states. A life insurance policy that has been purchased in the secondary market is sometimes referred to as a “life settlement policy.”

14 Ownership of at least some of the Policies is recorded in the name of other Persons with which LPI had relationships.

15 Life Partners, Inc. v. Arnold, 464 S.W.2d 660 (Tex. Sup. Ct. 2015).

Disclosure Statement	Page 25

As of the Subsidiary Petition Date, LPI had contracts with two entities, Purchase Escrow Services, LLC (“PES”) and Advance Trust and Life Escrow Services, LTA (“ATLES”), to receive and hold money the Investors invested to fund policy acquisition and maintenance and serve in the capacity as record beneficiary. Pursuant to their respective agreements with LPI, ATLES and PES have certain stated duties, which include: receiving money from Investors, holding funds for payment of premiums to life insurance companies, holding funds for new investments with LPI (whether for new policies LPI was purchasing or for investments being resold), and receiving and distributing death benefits to the Investors. ATLES and PES act only on the instructions of LPI and, pursuant to the certain servicing agreements, cannot distribute funds without LPI’s prior approval.

As of the Subsidiary Petition Date, ATLES held approximately $52,800,000 in premium reserves and PES held approximately $5,200,000 in premium reserves, for a total of approximately $58,000,000 to which Life Partners has access but is controlled, in some respects, by PES and ATLES. When a policy matures and the insurance company sends the check for death benefits, the check is made out to either PES or ATLES, as the record beneficiary. Historically, PES or ATLES would then distribute death benefits to Investors who had purchased Investment Contracts relating to the applicable policy.

Life Partners solicited prospective investors through its network of various sales agents (referred to as “licensees” even though they were not required to hold any “license”). Upon deciding to invest with Life Partners, an Investor would enter into an agency agreement and one or more policy funding agreements with Life Partners. If an Investor was investing through an IRA, he signed substantially the same documents, with changes to reflect the investment through an IRA.

Life Partners divided the amount of each investment (i.e., per Fractional Position bought) among the following: (1) to the seller of the policy, (2) to LPI (for a fee), (3) to the licensee (for a commission), (4) to ATLES/PES (for a fee), and (5) to ATLES or PES to meet the on-going premium burden (a so-called “premium escrow”). The Investors were told they were either buying fractional “interests” or “positions” in the policies or “notes” (the “IRA Notes”) secured by such fractional interests or positions (i.e., the Fractional Positions).

In addition, Life Partners generated documents that purport to create “trusts” to assign the IRA Notes the Investors received. Each non-recourse “promissory note” is payable out of a percentage of the death benefits of a corresponding life insurance policy. However, the “promissory notes” have neither a fixed repayment date nor a fixed interest rate. In addition, under the policy funding agreement, the IRA was obligated to make additional “contributions” to pay premiums (apparently without any modification of the “note”) and, if the additional amounts were not paid, the “note” would be deemed abandoned.

The Chapter 11 Trustee has been unable to locate any document that purports to transfer title to or ownership of any of the Policies to any LPI Investor. The policy funding agreement was not recorded or registered by Life Partners in any manner. In addition, with very few exceptions, no transfer of ownership to, and no lien in favor of, any Investor was recorded with the insurance company that issued the Policy. The typical transaction did not include any unrecorded assignment, deed, bill of sale, or other conveyance document that purports to transfer an ownership interest in the subject policy from LPI to any Investor. On the other hand, certain Investors dispute LPI’s title because, among other reasons, the transaction documents referenced LPI “as agent.”

Disclosure Statement	Page 26

Following LPI’s purchase of a life insurance policy and related sale of Investment Contracts to its Investors, LPI is responsible for, among other things, determining the frequency and amount of premiums to pay the insurance companies in order to keep each policy in force. Historically, LPI has instructed what it called escrow agents to pay premiums in amounts and frequency LPI directed. LPI is also responsible for monitoring the health status of Insureds and, when a policy matures, for gathering all required information and preparing a claim for the death benefits. Historically, the claim has been sent to inform the escrow agents, as record beneficiary, to submit the claim to the insurance company.

Prior to LPI filing bankruptcy, it was LPI’s business practice to bill and pay premiums in a set amount, irrespective of the cost of insurance and expenses due on the policy. This practice caused, in many instances, cash value to build up at the policy level. Despite the fact that accumulated cash surrender value (“CSV”) can be used to satisfy premiums requirements, and if not used is typically extinguished when a Policy matures, LPI did not take advantage of the right to use CSV to satisfy premiums, nor did it disclose the existence of the CSV to the Investors. As a result, LPI accumulated cash value in policies such as Universal Life or Whole Life. Under the terms of the Policies, LPI may use CSV to obtain loans and related cash advances. If a Policy loan remains outstanding when the Policy matures, the death benefit may be reduced by the amount of that loan.

In addition, LPI and its licensees historically facilitated “resale” transactions (on which they collected additional fees and commissions) and, to that end, several years ago, LPI began to operate an online trading platform it called the “LP Market.” Shortly after his appointment, the Chapter 11 Trustee closed that market out of concern, among other things, that it involved the sale of unregistered “securities.”

Section 3.03         Pre-Petition Litigation Against The Debtors

Prior to their bankruptcy filings, the Debtors were parties, as defendants, to numerous lawsuits, which alleged that LPHI had violated federal and state securities laws, and had engaged in dishonest, fraudulent or deceptive conduct. Regulatory agencies also brought suits, including the SEC, alleging violations of the federal securities laws, and the State of Texas, alleging violations of the Texas Securities Act. LPHI and LPI were also defendants in numerous lawsuits throughout the United States, including several class action lawsuits seeking rescission or damages in connection with LPI’s sale of fractional interests in Life Settlements to Investors.

For example, on May 13, 2011, Michael Arnold and other Investors commenced a class action lawsuit in the District Court of Dallas County, Texas (the “Pre-Petition Arnold Action”) on behalf of themselves and other Texas Investors who purchased a Life Settlement from LPHI or LPI. The plaintiffs alleged that the sale of life settlements constituted the sale of unregistered securities in violation of the Texas Securities Act. The plaintiffs sought the rescission of their settlement contracts, the return of all amounts invested, their costs, expenses, interest and attorneys’ fees. The District Court dismissed the case on the grounds that the sale of interests in the Life Settlements did not constitute a sale of securities under state law. However, that decision was reversed in part by the Dallas Court of Appeals in 2014. In 2015, the Texas Supreme Court affirmed the Court of Appeals decision, holding that LPI’s sale of interests in Life Settlements constituted the sale of securities under the Texas Securities Act.

Disclosure Statement	Page 27

Similar actions have been initiated by groups of Investors against the Debtors since 2011. Two such cases are currently pending in the 191st District Court, Dallas County: the Willingham multi-district litigation, MDL No. 13-0357 (the “Willingham Litigation”), and the McDermott multi-district litigation, MDL No. 11-02966 (the “McDermott Litigation”). Additionally, other cases were filed by other individual Investors, including Arthur and Jeanne Morrow (Case No. 3:14-cv-141 in the Western District of Pennsylvania) (the “Morrow Litigation”), John Woelfe (Case No. 14-80433-CIV-JIC in the Southern District of Florida) (the “Woelfe Litigation”), and Marilyn Steuben (Case No. CV11-010212 PSG in the Central District of California) (the “Steuben Litigation” and collectively, with the Willingham Litigation, the McDermott Litigation, the Morrow Litigation, and the Woelfe Litigation, the “Willingham MDL”). The defendants in the Willingham MDL include LPI, LPHI, Brian Pardo, Scott Peden, and Pardo Family Holdings. The Investor plaintiffs in the Willingham MDL (i.e., the “Willingham MDL Investors”) assert various claims, including: breach of fiduciary duty, fraud, civil conspiracy, conversion, unjust enrichment, and violations of the Texas Securities Act. The Willingham MDL Investors seek damages, a rescission of their settlement contracts, the return of all amounts invested, the return of dividends issued by LPHI to the other defendants, exemplary damages, and their costs, expenses, and interest. Prior to the LPHI Petition Date, the Willingham MDL had collectively reached relatively advanced stages of litigation. For example, the Willingham Litigation specifically had proceeded through the discovery phase and was set for trial at the time LPHI filed its bankruptcy petition. In addition, a sanctions hearing was set in that matter in January 2015 over a failure of the defendants to produce discovery. The sanctions hearing and trial of the Willingham Litigation, along with the remaining Willingham MDL, were stayed by the filing of the LPHI bankruptcy petition.

On August 16, 2012, the State of Texas commenced its own action against LPHI, LPI, Pardo, Peden, ATLES and PES before the District Court of Travis County seeking injunctive and other relief. The State of Texas asserted that that the defendants had engaged in fraudulent activities in connection with the sale of securities. While the District Court dismissed the action on the grounds that LPI had not promoted or marketed any securities, that decision was reversed by the Austin Court of Appeals in 2014. On appeal, the Texas Supreme Court, which consolidated the appeal with the appeal in the Pre-Petition Arnold Action, affirmed, holding that LPI’s sale of interests in Life Settlements constituted a sale of securities under the Texas Securities Act.

Section 3.04         The Securities And Exchange Commission Litigation

On January 11, 2012, the SEC commenced an action (the “SEC Action”) before the United States District Court for the Western District of Texas (Austin Division) against LPHI, Pardo and Peden alleging numerous violations of the Securities Act and the Exchange Act. Following a jury trial, a judgment was entered finding that the defendants had filed numerous false and misleading forms with the SEC in violation of Sections 13(a) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 thereunder. The jury also found that Pardo violated Exchange Act Rule 13a-14 by knowingly certifying false public reports.

Disclosure Statement	Page 28

As a result of the jury’s verdict, the Court entered a $38,700,000 judgment against LPHI (the “SEC Judgment”). Specifically, the SEC Judgment required LPHI to disgorge $15,000,000 in ill-gotten profits and pay a civil penalty of $23,700,000. Further, the SEC Judgment permanently enjoined LPHI from further violations of the Securities Act and the Exchange Act. The Court also entered judgment against Pardo in the amount of $6,161,843 and Peden in the amount of $2,000,000.

On December 30, 2014, the defendants filed a notice of appeal of the SEC Judgment to the United States Court of Appeals for the Fifth Circuit.

On January 5, 2015, the SEC filed an emergency motion with the District Court, seeking the appointment of a receiver to take over LPHI’s operations from its existing management, including Pardo and Peden ("Receiver Motion"). The SEC asserted that in order to protect Life Partners’ investors and creditors, the Court should appoint a receiver for Life Partners to ensure that its current officers “are unable to continue to waste assets and to ensure that LPHI is operated in compliance with the federal securities laws.” The District Court set a hearing on the Receiver Motion for January 21, 2015. LPHI filed its bankruptcy petition on the morning of the Receivership Hearing.

After LPHI filed for bankruptcy, it filed a suggestion of bankruptcy in the Fifth Circuit, which stayed all proceedings on the defendants’ appeal and the SEC’s cross-appeal. On motion by Pardo and Peden, the Fifth Circuit lifted the stay only as to Pardo and Peden’s appeal. Pardo and Peden have filed their opening brief in the appeal, in which they seek reversal of the judgment that they aided and abetted LPHI’s violations of Section 13(a) and Rule 12b-20, 13a-1, and 13a-13. They also seek reversal of the civil penalties assessed against them.

Pardo and Peden then moved to sever their appeal from LPHI’s appeal so that their appeal could proceed. The SEC voluntarily dismissed its cross-appeal against LPHI. The Fifth Circuit has granted the motion to sever, and the SEC’s brief in Pardo and Peden’s appeal is currently due on December 4, 2015. LPHI’s appeal remains stayed.

ARTICLE IV

THE CHAPTER 11 CASES

Section 4.01         LPHI’S Bankruptcy Filing

On January 20, 2015 (the “LPHI Petition Date”), the day before the scheduled hearing on the SEC’s Receiver Motion, LPHI filed a voluntary Chapter 11 bankruptcy petition with the Bankruptcy Court. In a press release issued shortly after its bankruptcy filing, LPHI stated that it filed its chapter 11 bankruptcy petition so that it could pursue an appeal of the SEC Judgment, and avoid the appointment of a receiver by the Court in the SEC Action.

Disclosure Statement	Page 29

Section 4.02         LPHI’s Retention Of Professionals

Prior to the appointment of the Chapter 11 Trustee, LPHI retained numerous professionals pursuant to Bankruptcy Court order, consisting of attorneys to represent it during the course of its Chapter 11 Case. Specifically, pursuant to an order entered on April 28, 2015, the Bankruptcy Court authorized the retention of Forshey & Prostok, LLP (“F&P”) as counsel for LPHI in connection with its chapter 11 case for the period covering the LPHI Petition Date through February 6, 2015.16 LPHI then replaced F&P with Pronske Goolsby & Kathman, P.C. (“PG&K”). Pursuant to an order entered on May 5, 2015, the Bankruptcy Court approved LPHI’s retention of PG&K, as LPHI’s counsel for the period from February 5, 2015 through March 13, 2015.17

The Bankruptcy Court also authorized LPHI’s retention of special litigation counsel. Pursuant to an order entered on April 17, 2015, the Court authorized LPHI’s retention of Kevin Buchanan & Associates, P.L.L.C. (the “Buchanan Firm”) as special counsel to LPHI for the period from the LPHI Petition Date through March 9, 2015, which is the date of the Court’s decision appointing a Chapter 11 Trustee to replace LPHI’s management.18 Similarly, pursuant to an order entered on September 18, 2015, the Bankruptcy Court approved LPHI’s retention of C. Alfred Mackenzie (the “Mackenzie Law Firm”) as special litigation counsel for LPHI from the LPHI Petition Date through March 9, 2015.19

Each of the aforementioned counsel for LPHI have filed final applications seeking the allowance of their fees and expenses in these Chapter 11 Cases. Pursuant to an order entered on April 28, 2015, the Bankruptcy Court awarded fees and expenses to F&P in the amount of $154,409.11. After taking into account the retainer it received for its fees, the outstanding amount due to F&P is $96,795.97, which constitutes a Professional Fee Claim against LPHI pursuant to Bankruptcy Code §§ 503 and 507(a)(2).20

Pursuant to an order entered on May 5, 2015, the Bankruptcy Court awarded final fees and expenses to PG&K in the amount of $126,617.68.21 After taking into account the $100,000 retainer it received from LPI, the outstanding amount due to PG&K is $26,617.68, which constitutes a Professional Fee Claim against LPHI pursuant to Bankruptcy Code §§ 503 and 507(a)(2).

Pursuant to an order entered on July 1, 2015, the Bankruptcy Court awarded final fees and expenses to the Buchanan Firm in the amount of $140,235.46. Since the Buchanan Law Firm did not receive a retainer for its services, this amount constitutes a Professional Fee Claim against LPHI pursuant to Bankruptcy Code §§ 503 and 507(a)(2).22

16 Dkt. No. 302.

17 Dkt. No. 318.

18 Dkt. No. 278

19 Dkt. No. 981.

20 Dkt. No. 303.

21 Dkt. No. 318.

22 Dkt. No. 561.

Disclosure Statement	Page 30

Pursuant to an order entered on September 23, 2015, the Bankruptcy Court awarded final fees and expenses to the Mackenzie Firm in the amount of $4,792.50, which was paid in full from a retainer which had been previously provided to the Mackenzie Firm.

Section 4.03         Appointment Of The Committee

Section 1102 of the Bankruptcy Code provides that as soon as practical after the filing of a voluntary chapter 11 bankruptcy petition, the United States Trustee shall appoint a committee of creditors holding unsecured claims. Accordingly, on January 30, 2015, the United States Trustee appointed the Committee.23 The original members of the Committee were Bert Scalzo, Adriana Atchley, and Glenda Pirie. On June 4, 2015, following the commencement of the Subsidiary Debtors' Chapter 11 Cases, the U.S. Trustee Filed its Amended Notice Appointment of the Committee, adding members Robert "Skip" Trimble and Marc Redus. Subsequently, on June 23, 2015, Atchley submitted her resignation from the Committee, and effective as of September 15, 2015, Pirie submitted her resignation from the Committee. Both Atchley and Pirie indicated a desire to focus on personal matters and their resignations have been accepted by the Committee. The current members of the Committee are Robert "Skip" Trimble, Marc Redus, and Bert Scalzo. Pursuant to a Bankruptcy Court order entered on April 6, 2015, the law firm of Munsch, Hardt, Kopf & Harr, P.C. was appointed as counsel to the Committee.24 As of November 1, 2015 Munsch Hardt, Kopf & Harr, P.C. filed Fee Applications with the Bankruptcy Court seeking payment from the Debtors’ Estates of legal fees in the amount of $1,323,558.50 and expenses of $16,830.43 for work incurred through September 30, 2015. The fees and expenses of the Committee’s Professionals are also payable by the Debtors’ Estates, and the Committee has filed an application to employ Professionals, including Scott Gibson (Lewis & Ellis, Inc.) and Robert Hughes (D3G Capital Management, LLC) and Policy Data Analysts.25

Section 4.04         Ad Hoc And Other Informal Committees And Groups

In addition to the Committee, certain ad hoc committees and other groups have been formed by certain creditors and parties in interest, which have participated in the Debtors’ Chapter 11 Cases.26 In the instant case, there is an Ad Hoc Committee of Direct Fractional Owners of Life Settlement Parties, the Amicus Curiae Committee of Fractional Interest Holders, the Small Individuals Investors Group, and a group of Certain IRA Investors, among others.

23 Dkt. No. 42.

24 Dkt. No. 259.

25 Dkt. No. 1197.

26 Ad hoc committees are typically informal committees formed by similarly situated creditors or holders of interests for the purpose of addressing the common rights and concerns of their members. Since ad hoc committees are neither appointed by the U.S. Trustee, nor the Bankruptcy Court, the payment of the fees and expenses of professionals retained by members of ad hoc committees are generally not borne by the debtor’s bankruptcy estate, except upon a motion of the ad hoc committee for reimbursement of expenses on the grounds that the ad hoc committee made a "substantial contribution" that conferred a direct benefit upon the debtor’s bankruptcy estate. Any request for Court approval of fees or reimbursement to any ad hoc committee or other group based on “substantial contribution” will proceed on a case-by-case basis and only if such an applicant elects to seek this relief. Nothing in the Plan irrevocably binds the Plan Proponents to support or oppose any such application.

Disclosure Statement	Page 31

On April 15, 2015, Pardo field a motion seeking to compel the U.S. Trustee to form an official committee of shareholders of LPHI, as to which the Committee objected and sought to conduct discovery upon Pardo. Pardo withdrew his request on May, 11, 2015.27 Accordingly, there exists no committee of shareholders in these Chapter 11 Cases.

Section 4.05         The Appointment Of The Chapter 11 Trustee

On January 23, 2015, the SEC filed a motion (the “SEC Trustee Motion”) with the Bankruptcy Court, seeking the appointment of a chapter 11 trustee to replace LPHI’s management. On January 26, 2015, the United States Trustee filed its own motion (the “U.S. Trustee’s Motion”) for an order appointing a chapter 11 trustee. (The SEC Trustee Motion and U.S. Trustee’s Motion are hereafter collectively referred to as the “Trustee Motions”). On February 5, 2015, the Committee filed a joinder in the Trustee Motions. Evidentiary hearings on the Trustee Motions were held before the Bankruptcy Court on February 9, 10, 12, 17, and 19, and March 3, 2015.

Prior to a determination of the Trustee Motions, LPHI announced that Pardo resigned as president, chief executive officer and chairman of LPHI’s board of directors and as an officer of the Subsidiary Debtors, and Peden resigned as secretary of LPHI and as an officer of the Subsidiary Debtors. LPHI further announced: (i) the appointment of Pieper as acting president, chief executive officer, treasurer and secretary of LPHI and acting chief executive officer of the Subsidiary Debtors, in addition to her then existing role as Chief Financial Officer of LPHI; (ii) the appointment of Embry as acting president and secretary of the Subsidiary Debtors in addition to his continuing role as LPI’s chief operations officer and chief information officer; and (iii) Pardo and Peden would be retained as “consultants” for LPHI.

Moreover, additional proceedings were held to resolve the SEC's Emergency Opposed Motion to Supplement the Record Regarding Material Developments Concerning the Motion of the SEC for Appointment of a Chapter 11 Trustee, filed on February 24, 2015.28 ("Motion to Supplement"). In the Motion to Supplement, the SEC raised certain press releases and public filings that had been issued by LPHI following the foregoing hearings to consider the Trustee Motions.

On February 25, 2015, the Committee filed its Joinder to the SEC's Motion to Supplement.29 On February 26, 2015, the Bankruptcy Court entered its order partially granting the Motion to Supplement, and following a further hearing conducted on March 3, 2015, the Bankruptcy Court granted the Motion to Supplement.30

27 See Dkts. Nos. 273, 329.

28 Dkt. No. 145.

29 Dkt. No. 147.

30 See Dkt. Nos. 150, 168.

Disclosure Statement	Page 32

At the conclusion of a March 9, 2015 hearing, the Bankruptcy Court issued its findings of fact and conclusions of law with respect to the Trustee Motions. The Bankruptcy Court found that: (i) cause existed for the appointment of a chapter 11 trustee based upon LPHI’s gross mismanagement; and (ii) the appointment of a chapter 11 trustee would be in the best interests of creditors, Interest Holders and other parties in interest.

In its bench ruling authorizing the appointment of a chapter 11 trustee, the Bankruptcy Court held that LPHI had committed gross mismanagement: (a) through its filing of false and misleading financial reports with the SEC, which resulted in the Bankruptcy Court finding that it had no confidence that LPHI’s management could be relied upon for the full, accurate and transparent disclosures required in a bankruptcy case; (b) by continuing to use reports for insured’s life expectancies prepared by Dr. Donald Cassidy (the “Cassidy LEs”) for the purpose of attracting potential investors to purchase fractional interests in life policies, even though the Cassidy LEs had proven to be inaccurate and numerous lawsuits had been brought against LPHI alleging that the Cassidy LEs were fraudulent; and (c) by imposing a new, ministerial fee on Investors to cover operating expenses at a time when, even though the company was losing revenues, LPHI was continuing to pay exorbitant compensation to Pardo and dividends to shareholders, over 50% of which consisted of the Pardo Family Trust.

The Court further concluded that the replacement of Pardo as LPHI’s chief executive officer did not allay the Court’s concerns about the debtor’s management. Additionally, the Court stated that LPHI’s board of directors, the majority of which had not changed since LPHI’s bankruptcy filing, was not independent and ultimately, it is the board that runs the company. According to the Bankruptcy Court, LPHI’s board had shown little independence from Pardo, and was complicit in the acts of gross mismanagement that the Court relied upon in its decision to appoint a trustee.31

Accordingly, on March 10, 2015, the Bankruptcy Court entered an order granting the SEC Trustee Motion, and authorized the U.S. Trustee to appoint a chapter 11 trustee for LPHI, which appointment was subject to the Bankruptcy Court’s approval.32

On March 13, 2015, the U.S. Trustee filed a notice of appointment of Moran as chapter 11 Trustee of LPHI.33 On March 19, 2015, the U.S. Trustee filed an application seeking Bankruptcy Court approval of the U.S. Trustee’s appointment of Moran as chapter 11 trustee of LPHI.34 On March 19, 2015, the Bankruptcy Court entered an order granting the U.S. Trustee’s application and approved the appointment of Moran as the chapter 11 trustee of LPHI.35 On October 30, 2015, the Chapter 11 Trustee filed an application with the Bankruptcy Court seeking the payment of $11,849.94 in expenses incurred by the Chapter 11 Trustee through September 30, 2015.

31 Dkt. No. 188.

32 As a result of granting the SEC Trustee Motion, the U.S. Trustee’s Motion was denied by the Bankruptcy Court as moot.

33 Dkt. No. 205.

34 Dkt. No. 225.

35 Dkt. No. 229.

Disclosure Statement	Page 33

Section 4.06         The Chapter 11 Trustee’s Retention Of Professionals

The Chapter 11 Trustee on behalf of LPHI and the Subsidiary Debtors has also retained professionals to represent him and the Subsidiary Debtors in these Chapter 11 Cases. Pursuant to an order entered on July 17, 2015, the law firm of Thompson & Knight LLP was retained as counsel to the Chapter 11 Trustee and the Subsidiary Debtors.36 Pursuant to an order entered on July 17, 2015, Asset Servicing Group was retained as a consultant to the Chapter 11 Trustee and Subsidiary Debtors.37 Pursuant to an order entered on July 27, 2015, MMS Advisors, LLC was retained as forensic accountant and portfolio consultant for the Chapter 11 Trustee and the Subsidiary Debtors.38 Pursuant to an order entered on August 4, 2015, Bridgepoint Consulting, LLC was retained as a financial and restructuring advisor to the Chapter 11 Trustee and Subsidiary Debtors. Pursuant to an order entered on August 3, 2015, Smith, Jackson, Boyer & Bovard PLLC was retained as special tax consultant to the Chapter 11 Trustee and Subsidiary Debtors. Pursuant to an order entered on August 21, 2015, Phillips Murrah P.C. was retained as conflicts counsel to the Chapter 11 Trustee and Subsidiary Debtors. Additionally, the Bankruptcy Court entered an order on July 17, 2015 granting the Chapter 11 Trustee’s motion to retain Kimberly D. Hinkle as the new general counsel of the Debtors.39 Pursuant to an order entered November 19, 2015, the Court approved the retention of Predictive Resources as actuary and accountant to the Chapter 11 Trustee and the Subsidiary Debtors.40

As of November 1, 2015, the following professionals retained by the Chapter 11 Trustee Filed fee applications seeking the payment of the following fees and expenses from the Debtors’ Bankruptcy Estate for services rendered through September 30, 2015: (i) Thompson & Knight LLP - $6,348,625.15 in fees and $60,096.20 in expenses; (ii) Asset Servicing Group - $550,097.25 in fees and $129,712.58 in expenses; (iii) MMS Advisors, LLC - $301,687.50 in fees and $43,304.99 in expenses; (iv) Bridgepoint Consulting - $404,093.75 in fees and $13,006.31 in expenses; (v) Smith, Jackson, Boyer & Bovard LLC - $34,473 in fees and $927.86 in expenses; (vi) Phillips Murrah P.C. - $136,438.50 in fees and $3,697.68 in expenses; and (vii) Kimberly D. Hinkle - $152,311.26 in fees and $10,981.76 in expenses.

36 Dkt. No. 632.

37 Dkt. No. 631.

38 Dkt. No. 680. Subsequently, in September 2015, MMS withdrew from the engagement.

39 Dkt. No. 629.

40 Dkt. No. 1243.

Disclosure Statement	Page 34

Section 4.07         The Governance Motion

Within a week of his appointment, the Chapter 11 Trustee filed his emergency Governance Motion with the Bankruptcy Court for authority to amend the governing documents of the Subsidiary Debtors and file voluntary chapter 11 bankruptcy petitions on their behalf.41 Specifically, the Governance Motion sought authority for the Chapter 11 Trustee to: (i) remove the existing boards of directors for LPI and LPIFS; (ii) amend the governing documents of LPI and LPIFS to reduce the size of their respective boards to one member; and (iii) elect the Chapter 11 Trustee as the sole director of LPI and LPIFS for the purpose of, among other things, the filing of voluntary chapter 11 bankruptcy petitions on their behalf. On April 7, 2015, the Bankruptcy Court granted the Governance Motion.42

Section 4.08         The Subsidiary Debtors’ Bankruptcy Filing

On May 19, 2015 (the “Subsidiary Petition Date”), the Chapter 11 Trustee filed voluntary Chapter 11 bankruptcy petitions on behalf of the Subsidiary Debtors.43 On May 22, 2015, the Bankruptcy Court entered an order which provides for the joint administration of LPHI and the Subsidiary Debtors’ Chapter 11 Cases. On June 10, 2015, the Bankruptcy Court entered an order designating the Debtors’ Chapter 11 Cases as “complex chapter 11 cases.”44

Section 4.09         First Day Motions

On the Subsidiary Petition Date, the Chapter 11 Trustee filed a series of motions (the “First Day Motions”) for the purposes of stabilizing and ensuring the Debtors’ ongoing business operations. These motions sought entry of orders authorizing the Chapter 11 Trustee and the Subsidiary Debtors to: (i) pay prepetition employee wages, salaries and payroll taxes, unreimbursed business expenses and honor existing benefit plans and policies in the ordinary course of business (the “Wage Motion”); (ii) continue workers’ compensation, liability, property and other insurance programs, and enter into premium financing agreements for such insurance in the ordinary course of business (the “Insurance Motion”);45 (iii) provide adequate assurances of payments to utilities serving the Debtors, and prohibiting such utilities from altering, refusing or discontinuing services to the Debtors (the “Utilities Motion”); 46 and (iv) pay pre-petition taxes and related obligations in the ordinary course of business (the “Tax Motion”).47 On June 17, 2015, the Bankruptcy Court entered orders granting the Wage Motion, Insurance Motion, Utilities Motion and Tax Motion.48

41 Dkt. No. 240.

42 Dkt. No. 261.

43 Dkt. No. 336.

44 Dkt. No. 434.

45 Dkt. No. 340.

46 Dkt. No. 341.

47 Dkt. No. 342.

48 Dkt. Nos. 481, 482, 483, 484.

Disclosure Statement	Page 35

Section 4.10         The Bar Date For Filing Claims

Pursuant to a July 2, 2015 order of the Bankruptcy Court, September 1, 2015 was fixed as the last date for creditors to file proofs of Claims against the Debtors, except for governmental entities who had until November 16, 2015 to file proofs of Claims against the Debtors’ bankruptcy estates.49 The claims of Creditors who did not file proofs of Claims by such deadlines will be barred from receiving a distribution in these Chapter 11 Cases or voting on the Plan, except for: (i) creditors whose Claims were listed as neither contingent, unliquidated or disputed in the Bankruptcy Schedules filed with the Bankruptcy Court on behalf of the Debtors (including any amendments thereto); (ii) creditors whose Claims arise out of the rejection of Executory Contracts and Unexpired Leases, provided such creditors file a proof of Claim no later than the deadline provided by the Confirmation Order; and (iii) entry of an order of the Bankruptcy Court allowing a late-filed Claim.

Section 4.11         The Debtor’s Assets

It is the Chapter 11 Trustee’s position that the Debtors’ assets consist primarily of their interests in life insurance Policies which LPI purchased as Life Settlements. These Policies have a face value of approximately $2.4 billion. However, certain holders of Fractional Positions dispute this contention, and assert that the Holders of the Fractional Positions are the beneficial owners of such Policies. This Ownership Issue is being resolved pursuant to the Plan and the Class Action Settlement Agreement. Each Current Position Holder will have the right to make Elections under the Plan with respect to the treatment of each of their Fractional Positions, and all of the Debtors’ rights in the Policies (including all Fractional Interests contributed to it pursuant to the Plan) will be contributed to the Position Holder Trust.

Other than asserted ownership interests in the Policies, the Debtors’ significant assets, not including Causes of Action and Intercompany Claims, consist of: (i) Cash, which as of October 31, 2015 was approximately $355,000 for LPHI, $229,000 for LPI and $1,028,000 for LPIFS and (ii) office equipment whose value was listed at approximately $115,000 in the Bankruptcy Schedules filed by LPI with the Bankruptcy Court.50

49 Dkt. No. 564.

50 After the Petition Date and prior to the filing of this Disclosure Statement, LPHI sold the real property and improvements located in Waco, Texas (Dkt. No. 815), and LPI and LPHI sold certain prehistoric artifacts and other personal property (Dkt. No. 1053)].

Disclosure Statement	Page 36

Section 4.12         The Ownership Issue

One of the principal issues in controversy in these Chapter 11 Cases has been who the “beneficial” or “equitable” owners of the Policies are – LPI or some or all of the Current Position Holders (the “Ownership Issue”). The Ownership Issue has been raised by several parties, but not yet decided by the Bankruptcy Court. The Bankruptcy Court has recognized, and the Texas Supreme Court has held, that LPI is the “legal” owner of all of the Policies.51 As set forth above, the Policies were purchased by LPI, and LPI sold Fractional Positions to Investors to raise money to pay for them, and to generate fee and commission income. Title to the Policies was recorded in the name of LPI, and third party agents were designated by LPI as the beneficiaries of the Policies. The Chapter 11 Trustee has been unable to locate any document that purports to transfer title to or ownership of any of the Policies, or any “fractional interest” in any Policies, to any Investor. In addition, with very few exceptions, no transfer of ownership to, and no lien in favor of, any Investor was recorded with the insurance company that issued the Policy. The typical transaction did not include any unrecorded assignment, deed, bill of sale, or other conveyance document which even purports to transfer an ownership interest in any Policy from LPI to any Investor, or to any trust for the benefit of any Investor. Thus, as of the Subsidiary Debtors Petition Date, there was uncertainty as to the nature and extent of LPI’s ownership interest in the Policies; however, LPI’s status as issuer of the outstanding Fractional Positions is not in controversy.

The Plan Supporters (including KLI), among others, assert that, inter alia, the transaction documentation Investors were presented expressly created an agency relationship between LPI and each Fractional Position Holder with respect to holding title on behalf of the Fractional Position Holder (or, in the case of IRA policies, a trustee), as Principal, for each of the Policies, and that LPI therefore owned only bare legal title in furtherance of the agency relationship. Likewise, Plan Supporters and others allege that LPI historically treated Fractional Position Holders (or, in the case of IRA policies, a trustee) as owners of Fractional Positions for various purposes, including requiring payment of premiums and fees associated with the Policies. As such, the Plan Supporters (including KLI), and others assert that the Policies are not owned by LPI and are therefore not property of LPI’s bankruptcy Estate. These parties assert that they are the beneficial or equitable owners of the Policies that they invested in (or that Fractional Positions they acquired from original Investors relate to). On June 19, 2015, KLI and certain other Entities initiated an adversary proceeding against LPI seeking a determination of the Ownership Issue.52 On August 6, 2015, the Court entered a scheduling order for the adversary proceeding setting an expedited timetable for determination of the Ownership Issue. Thereafter, several parties filed motions to intervene in the KLI Adversary joining the named plaintiffs in seeking a determination of the Ownership Issue. On September 21, 2015, the Court granted all of the motions to intervene. On October 06, 2015, the parties filed their Joint Motion to Abate Adversary Proceeding (“Motion to Abate”) in view of the potential settlement of the Ownership Issue in the Plan. On October 15, 2015 the Court granted the Motion to Abate, and as a result, the KLI Adversary has been abated.

As more fully described in section 12.01 hereof, the Plan and the Class Action Settlement Agreement fully resolve the Ownership Issue.

51 Life Partners, Inc. v. Arnold, 464 S.W.3d 660, 664 (Tex. 2015).

52 The KLI Adversary is styled as follows: KLI Investments, et. al. v. Life Partners, Inc., Adv. No. 15-04051 (Bankr. N.D. Tex. 2015).

Disclosure Statement	Page 37

Section 4.13         The Class Action Lawsuits

Since the Subsidiary Petition Date, two class action adversary proceedings have been commenced against LPI by Investors in the Bankruptcy Court. On July 19, 2015, Philip M. Garner, on behalf of himself and all others similarly situated, commenced a class action adversary proceeding against LPI (the “Garner Class Action”) relating to Investors’ purchases of fractional interests in Life Settlements from LPI.53 The complaint seeks a declaratory judgment that the class members are the equitable owners of the Life Settlement interests that they purchased from LPI, and that the class members' Fractional Interests in Life Settlements are not property of the Debtors’ bankruptcy Estates.

On July 28, 2015, Michael Arnold and others, on behalf of themselves and all others similarly situated, commenced a class action adversary proceeding against LPI (the “Arnold Class Action”), asserting that LPI’s sale of interests in Life Settlements constituted a sale of unregistered securities under the Texas Securities Act.54 The complaint seeks the rescission of the class members’ purchase of Fractional Interests and the return of all monies invested by plaintiffs, including the initial investment amount and all subsequent amounts invested, pre-judgment and post-judgment interest, and attorneys’ fees.

The Garner Class Action Litigants and the Arnold Class Action Litigants also filed proofs of Claims on behalf of themselves and all others included in the class definitions in the Garner Class Action and the Arnold Class Action (the “Class Proofs of Claim”).

The Plan Proponents and the plaintiffs in the Garner Class Action and Arnold Class Action have reached a settlement of the Garner Class Action, the Arnold Class Action, and the Class Proofs of Claims (the “Class Action Settlement”), which is subject to the Bankruptcy Court’s approval. A description of this settlement is contained in §15.01 of this Disclosure Statement and in a Notice Of Proposed Class Action Settlement, to be approved by the Bankruptcy Court and sent to all Settlement Class members.

Section 4.14         The Subsidiary Debtors’ Exclusive Periods To File And Solicit A Plan

Section 1121 of the Bankruptcy Code provides that, absent the appointment of a chapter 11 trustee, a debtor shall have a 120 day exclusive period during which it is the only party that may file a plan of reorganization, and if the debtor files a plan within such period, the debtor is granted an additional 180 day exclusive period to solicit acceptances to a plan of reorganization (collectively, the “Exclusivity Periods”); provided however, that the Exclusivity Periods may be extended or terminated by the bankruptcy court upon a showing of cause.

53 Garner v. Life Partners, Inc., Adv. No. 15-04061 (Bankr. N.D. Tex. 2015)

54 Arnold v. Life Partners, Inc., Adv. No. 15-04064 (Bankr N.D. Tex. 2015).

Disclosure Statement	Page 38

On June 22, 2015, only 34 days after the Subsidiary Petition Date, certain creditors filed a motion (the “Termination Motion”) to terminate the Subsidiary Debtors’ Exclusivity Periods, which was joined by The Ad Hoc Committee of Direct Fractional Interest Owners of Life Settlement Policies. The Termination Motion asserted that the Subsidiary Debtors were not entitled to the Exclusivity Periods because the Chapter 11 Trustee for LPHI “is effectively administering the Subsidiary Debtors' Chapter 11 Cases as if he had been appointed the Chapter 11 trustee of the Subsidiary Debtors.” Alternatively, the Termination Motion asserted that the Subsidiary Debtors’ Exclusivity Periods should be terminated for cause. The Trustee and the Committee both Filed responses to the Termination Motion.

At an August 28, 2015 hearing, the Court denied the Termination Motion. In its ruling, the Court rejected the argument that the Subsidiary Debtors were not entitled to the Exclusivity Periods because a trustee was appointed for LPHI. The Bankruptcy Court also held that cause did not exist for terminating the Subsidiary Debtors’ Exclusivity Periods because: (i) the Chapter 11 Cases are large and complex; (ii) the time that had elapsed in the Chapter 11 Cases had not been so great as to justify terminating exclusivity; (iii) there had been reasonable progress in negotiations, which were proceeding in good faith (as evidenced by, among other things, the filing of the plan term sheet executed by the Plan Proponents and the Plan Supporters); (iv) the Ownership Issue was a substantial unresolved contingency in the Chapter 11 Cases; and (v) the Trustee and the Subsidiary Debtors have not been using the Exclusivity Periods to pressure creditors.

On September 16, 2015, the Chapter 11 Trustee and Subsidiary Debtors filed a motion (the “Extension Motion”) to extend the Subsidiary Debtors’ Exclusivity Periods. The Committee and Plan Supporters supported the Extension Motion. On October 29, 2015, the Bankruptcy Court entered an order granting the Extension Motion and extending the Subsidiary Debtors’ exclusive time to file a plan to December 21, 2015, and exclusive period to solicit acceptances to a plan to February 22, 2016.55

Section 4.15         The Financing Motion

When the Chapter 11 Trustee was appointed, Life Partners had limited liquid assets, causing the Chapter 11 Trustee to make the search for financing among his highest priorities. Under the LPI business model, Investors are responsible for meeting premium calls. When premium calls are not met, LPI has to find money to fund the shortfall or the policy may lapse (with all associated value lost). As of the LPHI Petition Date, LPI had limited Cash on hand to pay the premiums due on Policies that had neither CSV nor sufficient Premium Reserves to pay the premiums (“Distressed Policies”). By September 2015, the collection rate on Premium Calls to Investors had dropped to roughly 54% from pre-bankruptcy levels of approximately 90%.

LPI’s prior funding sources for payment of premium shortfalls included: (i) fees LPI charged in connection with Life Settlement transactions and (ii) commissions and fees LPI collected in connection with Investor resales of Fractional Positions they purchased from LPI through LPI’s online “LP Market” (which is now closed). These sources are no longer available.

55 Dkt. No. 1148.

Disclosure Statement	Page 39

If premiums were not paid, by either the Investor or LPI somehow making up the shortfall, the Policies would have lapsed and been lost. The Financing Motion estimated that approximately $1 million would be due in premiums on Distressed Policies by the end of 2015 alone which, in the absence of financing, would have jeopardized an estimated 652 Policies with death benefits of over approximately $130 million which could have lapsed (or enter the contractual "grace period"). After taking into account available Premium Reserves and CSV, the Financing Motion further estimated that there were approximately $5.7 million of additional premium payments which would be due on Distressed Policies within the year following the filing of the Financing Motion which, in the absence of financing would have jeopardized an estimated 1,614 Policies with death benefits of approximately $592 million.

As of November 24, 2015, ATLES and PES were holding in excess of $33.5 million in funds generated by the maturity of life insurance policies (the “Matured Policies”), and another $40,6 million in face amount of policies had matured and were in process of being collected by LPI. These maturity proceeds, along with future maturities (collectively referred to as the “Maturity Funds” or the “Funds”) are being held pending a determination by the Bankruptcy Court regarding the Ownership Issue, subject to use as permitted by the Financing Order. Additionally, there is approximately $166 million of CSV associated with the Policies.

Accordingly, on September 16, 2015, the Chapter 11 Trustee and Subsidiary Debtors filed a motion (the “Financing Motion”) with the Bankruptcy Court, seeking approval of post-petition financing for the Debtors. In light of, among other things, a negotiated plan term sheet, the Committee and the Plan Supporters supported the Financing Motion.

Pursuant to the Financing Motion, the Chapter 11 Trustee and Subsidiary Debtors requested: (a) the immediate use on an interim basis of an amount of Maturity Funds necessary to avoid immediate and irreparable harm to the Estates (the “Interim Loaned Maturity Funds”), and (b) a final order approving the use of up to $25 million of Maturity Funds (the “Final Loaned Maturity Funds”, and collectively the “Maturity Funds Loans”) to:

i.             pay or reimburse premiums on abandoned interests and Distressed Policies from March 13, 2015 forward as to LPHI and from May 19, 2015 forward as to LPI and LPIFS approximately $5 million;

ii.            pay or reimburse operating expenses from March 13, 2015 forward as to LPHI and from May 19, 2015 forward as to LPI and LPIFS approximately $3 million;

iii.           pay or reimburse expenses for the bankruptcy Claims and Noticing Agent, Epiq Systems approximately $3 million; and

iv.           pay reasonable and necessary administrative expenses incurred by the Chapter 11 Trustee or any of the Debtors in accordance with an agreed budget to be filed with the Court, in an amount not to exceed $14 million.

The use of Maturity Funds as described above is referred to the “Maturity Funds Facility.” All Maturity Funds Loans are withdrawn pro rata from all maturities being held in escrow at the time a draw is made.

Disclosure Statement	Page 40

As security for such financing, if the Bankruptcy Court later determined that Investors owned separate property interests in the Loaned Maturity Funds or a confirmed plan of reorganization provided for such treatment, the Chapter 11 Trustee and the Subsidiary Debtors agreed to: (i) the repayment of the Maturity Funds Loans with interest at 10% per annum; (ii) the granting of first priority liens and security interests in the Debtors’ Policy-related assets and causes of action; (iii) a super-priority administrative expense; and (iv) repayment at or near the effective date of the Chapter 11 Trustee and Subsidiary Debtors’ chapter 11 plan.

On October 7, 2015, the Bankruptcy Court entered an order (the “Interim Financing Order”) granting the Financing Motion on an interim basis, authorizing the Debtors to utilize up to $1,600,000 of the Maturity Funds.56 On October 23, 2015, the Bankruptcy Court entered an order (the “Financing Order”) granting the Financing Motion on a final basis, authorizing the Debtors to utilize up to $25,000,000 of the Maturity Funds.57

On November 5, 2015, the first advance under the Maturity Funds Facility was made in the amount of $6.3 million.

Section 4.16         The Chapter 11 Trustee’s Investigation Of The Debtors’ Business Practices

Subsequent to his appointment, the Chapter 11 Trustee began an investigation of the Debtors’ pre-bankruptcy business practices.

This investigation included an analysis of the Life Partners business enterprise, and prior business practices, with a particular emphasis on investigating the allegations that resulted in the judgment entered in the SEC Action. The Chapter 11 Trustee’s conclusions were presented to the Bankruptcy Court in testimony and by the Declaration of H. Thomas Moran II In Support of Voluntary Petitions, First Day Motions and Designation as Complex Chapter 11 Case (the “Initial Fraud Report”).58

As set forth in detail in the Initial Fraud Report, , and as summarized below, Life Partners devised and executed a wide-ranging scheme to defraud its Investors, which took place over the course of a number of years, and occurred in a number of ways, including, but not limited to:

•	Use of artificially shortened life expectancies in the sale of its so-called “fractional investments”;

•	Material misrepresentation of the returns Investors could expect;

•	Misrepresentations regarding whether policies had lapsed and the resale of lapsed interests;

56 Dkt. No. 1073.

57 Dkt. No. 1127.

58 Dkt. No. 347. The Chapter 11 Trustee anticipates filing a supplemental fraud report prior to the conclusion of the Disclosure Statement Hearing, or any continuance thereof.

Disclosure Statement	Page 41

•	Use of so-called “escrow companies,” including one with the word “trust” in its name, as instrumentalities of, and cover for, the fraudulent scheme;

•	Charging massive, undisclosed fees and commissions, the total amount of which, in many cases, exceeded the purchase price of the policies themselves;

•	Repeated misrepresentation of Life Partners’ business practices in order to maneuver around securities regulatory regimes;

•	Egregious and continuous self-dealing by insiders;

•	Failure to disclose CSV;

•	Forcing Investors to abandon Fractional Positions, many of which were then resold for personal gain;

•	Systematic financial mismanagement, including improper payment of dividends;

•	Faulty and inconsistent record keeping, including with respect to the purported “escrow” companies and “trusts”;

•	Commingling and unauthorized use of Investor monies;

•	The offer and sale of unregistered securities; and

•	Implying the investment structure was a permissible investment for an IRA, and failing to disclose the risks if it was not.

A.            LPI Purposefully Reduced Life Expectancies to Lure Investors, Inflate Profits.

In a Life Settlement transaction, the estimate of an Insured’s life expectancy (“LE”) is a critical factor in determining the purchase price that investors are willing to pay. Investors will often pay more to acquire Life Settlements that have shorter LEs, as they may receive a payout on their investment from death benefit sooner, and the anticipated period of time during which they may have to make premium payments to maintain their investment is shorter.

LPI purposefully used reduced LEs in the sale of the purported “Fractional Interests” to induce Investors to invest in its Life Settlements. In short, LPI used a captive LE underwriter (paid on commission) to create a false arbitrage between the LEs LPI used to buy the policies in the first instance and the much shorter ones LPI used to market its investment “opportunities” to Investors.

Disclosure Statement	Page 42

Specifically, LPI evaluated and purchased life insurance policies accompanied by LEs prepared by companies well-respected in the life insurance industry. Those LEs were never shared with potential Investors. Rather, starting in 1999, LPI hired Cassidy, who systematically generated materially shorter LEs for LPI. Cassidy’s LEs were, on average, approximately half as long as the independent LE that originally accompanied the policies and had been used to price the policy in the Life Settlement market. At all times since the inception of LPI, Life Partners relied on the opinion of a single medical doctor to render LEs for use in marketing of policies to retail investors. Beginning in 1999, Dr. Donald Cassidy provided these estimates. For those policies that Life Partners ended up offering, on average, Dr. Cassidy’s LEs were materially shorter than those provided by the industry standard LE providers.59

LPI’s use of the Cassidy LEs created a fraudulent spread between the lower prices at which LPI bought policies and the artificially higher price that was the result of LPI’s use of, and the retail Investors’ reliance on, the Cassidy LEs–a centerpiece of LPI’s fraudulent scheme. Life Partners misrepresented that Cassidy’s methodology was consistent with well-known life expectancy provider firms when, in fact, the opposite was true. The shorter Cassidy LEs made the investment with LPI appear more attractive, causing retail Investors to pay more than what the investment was worth. Later, LPI concealed the fact that Insureds, in most cases, were materially outliving the Cassidy LEs. That information was never disclosed to its Investors. In fact, in its marketing materials, LPI represented that there were an insignificant number of policies that had exceeded their LEs, a statement which LPI knew to be false. Moreover, LPI failed to disclose that it possessed industry-standard LEs that were on average twice the length of the Cassidy LEs.

In addition, as a result of Cassidy’s inaccurately short LEs, in the vast majority of cases, the up-front monies LPI collected from the Investors to pay premiums over LPI’s projected “term” of the investment ultimately were insufficient, and premium calls have been routinely required because the funds collected from Investors were not enough to cover the ongoing premiums. In the 12 months ended March 31, 2015, LPI billed Investors over $72 million to cover premiums on policies, and Investors have paid over $67 million of that amount.

The result of only escrowing premiums based on the misleadingly short LEs, there was a correspondingly high likelihood that premium calls would be required, causing the ultimate cost of the investment to be much greater than the Investors anticipated. A substantial number of Investors continue to pay premiums. And those Investors unable to afford the premium calls were often forced to either abandon their investments or sell out of their investments in distressed circumstances.

For many Investors who could not afford to make any further investments into Fractional Positions,60 LPI failed to disclose to the Investors that the related policies could have been maintained using the existing CSV in the policies for years after the premium calls were sent. The Investors, totally reliant on LPI to manage their investments for them (as noted by the Texas Supreme Court in its opinion), could not even call the insurance company and ask if there was any CSV because LPI, as the record owner, is the only party the insurance company will talk to about the policy.

59 Cassidy had no experience rendering LEs and no actuarial experience prior to his work with Life Partners. Life Partners did not conduct any due diligence on his qualifications to provide underwriting for LEs of the Insureds; Pardo simply met Cassidy at a funeral of the doctor who previously rendered LEs for Life Partners and shortly thereafter agreed he would take over that role. Cassidy was originally paid $500 for each policy he reviewed that LPI actually purchased. Later, his compensations was revised to include a monthly retainer of $15,000, and in addition, he received a bonus of $500.00 for every policy LPI was able to sell to Investors.

60 For example, due to limitations on the funds in their IRAs or other Cash shortfalls.

Disclosure Statement	Page 43

B.           LPI Concealed From Investors the Actual Purchase Price of the Policies and the Substantial Commissions and Fees Charged by LPI and Its Licensees.

In addition, Life Partners failed to disclose the price LPI paid to purchase the policy and the magnitude of the fees and commissions paid to LPI and its licensees. By way of example, in 2008, one LPI Confidential Case History (“CCH”)61 used by LPI to solicit Investors described the opportunity to purchase an investment contract relating to a policy with a face amount of $7,500,000. The CCH showed an acquisition cost of $4,500,000 and an escrow for future premium payments of $1,587,500.62 In reality, the actual “Retail Closing Worksheet” maintained by LPI63—which was not disclosed to the Investors—reflected that the amount LPI paid to the seller for the policy was actually $700,000, with a $75,000 fee to the seller’s broker.

In that case, the undisclosed fees that went to the licensees were $540,000, with fees to the escrow company, ATLES, of $7,280 and fees to LPI of $1,589,720.64 Thus, the fees and commissions paid to LPI and the licensees were over $2.1 million compared to a purchase price for the policy of $700,000. In other words, LPI charged the Investors almost $3 million for Investment Contracts that corresponded to a Life Settlement policy that cost LPI only $700,000. While those Investors had to wait to find out whether they would receive any return on their investments, LPI generated a “profit” of over 200%.65

The Chapter 11 Trustee analyzed the distribution of Investor funds from January 2007 through February 2015. The information analyzed reflects the following:

61 CCHs are similar to offering memorandum issued on a specific Policy that only included limited disclosures.

62 Id.

63 LPI submitted Retail Closing Worksheets to ATLES or PES at the closing of LPI’s purchase of the Policy.

64 Id.

65 In addition, LPI represented that the amount it collected would cover premium payments for four years based on the Cassidy LE “at 2 to 4 years.” Notably, the Policy was still in force as of the Chapter 11 Trustee’s appointment, nearly 6 ½ years after it was purchased.

Disclosure Statement	Page 44

Average Breakdown of Distribution of Investor Funds- Jan. 2007-Feb. 2015	Amount		Percentage
Total Cost of Policies		$348,412,457	27.1%
Fees and Commissions
▪ Medical Review, Misc, Loan Interest & Escrow Agent Fees	$3,106,831		0.2%
▪ Licensee Commissions	$154,685,367		12.1%
▪ LPI Fees	$237,477,443		18.5%
Total Fees and Commissions		$395,269,641	30.8%
Escrowed Premiums		$539,925,846	42.1%
Total Investor Funds		$1,283,607,944	100.0%
Face Value of Policies Purchased		$2,323,542,169

C.           LPI Benefitted from Its Material Omissions of Cash Value.

As noted above, LPI also failed to disclose the cash values in the policies, leaving Investors in the dark as to a material economic attribute of the policies. In addition, LPI, from time to time: (1) instructed the escrow companies to pay funds held to insurance companies which unnecessarily created cash value in the policies; and (2) made premium calls to Investors for policies that had significant CSV. As of the Subsidiary Petition Date, LPI’s records reflected approximately $187 million in the aggregate for CSV in the Policies.

Thus, the Investors had no knowledge that LPI was billing them for premium calls that were not needed to maintain the policy. Furthermore, LPI did not disclose that Cash value was at risk because it would be lost upon maturity.

As a result, Investors were asked to pay amounts they did not need to pay, and, in some cases, Investors who could not pay the premiums suffered the unnecessary loss of their investment in circumstances of “distress” that LPI manufactured.

D.           LPI Propped Up Its Fractional Model.

At times, LPI used its own revenue to keep its scheme from being exposed. For example, although each of the Investment Contracts included a provision that the Investor would be deemed to have abandoned the investment if he or she did not pay premium calls, LPI did not routinely enforce that provision prior to March 2013.66 Instead, LPI used funding provided by subsequent investments (including the “fees” LPI earned from such investments) to pay outstanding premiums in order to keep the Policy Portfolio intact, thereby generating a false appearance of stability in the portfolio in order to lure more Investors to invest in LPI’s fraudulent scheme.67

66 Though there were occasions where Investors abandoned their investments because they could not or would not pay more premiums.

67 In addition, it appears that, in some cases, funds contributed by an Investor to the premium reserve for a Policy and held by PES were used for purposes other than to pay that Investor’s share of the premiums for that Policy, and then the death benefits from that Policy were used to reconcile the premium reserve account before any payout to the Investors.

Disclosure Statement	Page 45

E.           Transfers to Insider Company.

As “defaulted” premium amounts rose and LPI’s ability to cover missed premium calls diminished, in roughly March 2013, LPI began to “foreclose” on affected Fractional Positions (irrespective of CSV in a policy). In at least some cases when abandonment or foreclosure occurred, LPI transferred the Fractional Positions to an affiliate of Brian Pardo and his family. These interests were transferred to that Entity for an amount described as a “fee” (as opposed to a sales price) that was less than what someone would have paid for a similar position on the “LP Market,” along with payment of any premium then due. This essentially enabled Pardo’s affiliate to acquire the Fractional Position for a price below the LP Market, while the original Investor lost the entirety of that investment. The affiliate would then most often sell the Fractional Position for a profit.

F.           LPI Failed to Disclose, and Actively Covered Up, Policy Lapses.

At times, life insurance policies underlying the investments lapsed. When that occurred, LPI, from time to time, failed to disclose the lapse, even though the investment itself became worthless at time of the lapse. Apparently, some lapses may have been caused by LPI’s own negligence in monitoring and maintaining the policies, which was also not disclosed to Investors.

LPI also often did not inform Investors of the reason for a carrier’s non-payment of death benefits in the case of lapse. In some instances, LPI went so far as to use its illicit gains to make payouts to Investors whose policies had already lapsed to avoid having to disclose the lapse. Further, in at least a few instances, LPI enabled the resale of Fractional Positions in a policy that had either lapsed or was never successfully purchased in the first instance.

Section 4.17         The Pardo Lawsuit

On September 11, 2015, the Chapter 11 Trustee and Subsidiary Debtors commenced an action (the “Pardo Litigation”) against Pardo for knowingly devising and implementing a scheme to defraud Investors who wished to purchase fractional interests in insurance policies from LPI and to obtain money and property from such Investors by false and fraudulent pretenses, representations, and promises. Thereafter, on October 5, 2015, the Chapter 11 Trustee filed his Amended Complaint against Pardo and against additional insiders, including, Deborah Carr, Kurt Carr, R. Scott Peden, Linda Robinson also known as Linda Robinson-Pardo, Pardo Family Holdings, Ltd., Pardo Family Holdings US, LLC, Pardo Family Trust, Paget Holdings, Inc., and Paget Holdings, Ltd. (the “Insider Defendants”).

Disclosure Statement	Page 46

The Chapter 11 Trustee seeks damages and the clawback of monies against the Insider Defendants based upon the following claims: actual fraudulent transfer, constructive fraudulent transfer, preferences, fraud, breach of fiduciary duty, alter ego and/or sham to perpetrate a fraud, unjust enrichment and constructive trust, RICO, disallowance of the Insider Defendants’ claims, and equitable subordination Certain of the Insider Defendants have filed motions to dismiss the claims and other Insider Defendants have not yet answered the lawsuit.

Section 4.18         Licensee Litigation

On October 27, 2015, the Chapter 11 Trustee and Subsidiary Debtors commenced an action (the “Licensee Litigation”) against certain of Life Partners’ Licensees, for return of the commissions and fees obtained by them as a part of Life Partners’ fraudulent scheme. The litigation includes claims for fraudulent transfer against approximately 30 of Life Partners’ Licensees and Master Licensees, including many of the top-grossing sellers of the Life Partners Investment Contracts. The Chapter 11 Trustee seeks repayment of the fraudulently transferred monies back into the Bankruptcy Estates. Under the Plan, any and all litigation against Insiders and/or Licensees shall be vested in the Reorganized Debtor and contributed to the Creditors’ Trust.

Section 4.19         Motion to Abate the 9006 Motions

The Trustee and the Committee filed their Joint, Agreed Motion of the Official Committee of Unsecured Creditors and the Chapter 11 Trustee, to Temporarily Abate Proceedings on Rule 9006 Motions with Respect to Claims Bar Date (the “Motion to Abate the 9006 Motions”) on October 21, 2015 [Dkt. No. 1119]. The Motion to Abate the 9006 Motions was filed in response to motions filed by under Bankruptcy Rule 9006 (the “9006 Motions”) by various parties (the “9006 Movants”) requesting relief from the Bar Date in order to timely file claims after the Bar Date, or to otherwise have their untimely claims deemed timely.

As of the filing of this Disclosure Statement, the 9006 Motions have not been resolved, but resolution of those motion may include amendments to the schedules and/or the Class Settlement as to the Class Proof of Claim.

Disclosure Statement	Page 47

ARTICLE V

summary of the plan

Section 5.01         General Overview Of The Plan

The Plan represents a compromise and settlement of claims regarding the Ownership Issue and other issues, and provides generally as follows68:

•	Upon Plan confirmation, subject to the occurrence of the Effective Date, all of the Policies will be confirmed as Beneficially Owned as of the Effective Date by the following Persons, to the extent their interests may appear: (a) Holders of Continued Positions comprised of Fractional Interests, and (b) the Position Holder Trust as to the remainder, after accounting for the outstanding Fractional Interests.

•	In exchange for certainty on ownership and other issues, and the confirmed Plan providing for a reorganization of the Debtors favorable to all Current Position Holders, Continuing Position Holders will be making an across-the-board Continuing Position Holder Contribution to the Position Holder Trust.

•	Current Position Holders will be allowed to choose, for themselves, among the three[69] Elections available to all Current Position Holders for treatment of their Allowed Claims relating to Fractional Positions under the Plan.

•	A Position Holder Trust will be created to hold, and pay its Pro Rata share of carrying costs for, all of the Policies. The Position Holder Trust will be the legal and record owner of all of the Policies, subject to its right to designate a third party to serve as the record owner or beneficiary. The beneficiaries of the Position Holder Trust will be all of the Current Fractional Holders other than those who make the Creditors’ Trust Election, and the IRA Partnership, the members of which will be all of the Current IRA Holders other than those who make the Creditors’ Trust Election. See Section 24.01 herein entitled, “Financial Information” for a description of the financial models (and related assumptions) prepared by the Debtors and their financial advisers, with input from the Committee, relating to potential Distributions by the Position Holder Trust after the Effective Date.

•	A Creditors’ Trust will be created to pursue litigation. The primary beneficiaries of the Creditors’ Trust will be Current Position Holders who make the Creditors’ Trust Election (Option 3), Former Position Holders, and other unsecured creditors of the Debtors. The residual beneficiary of the Creditors’ Trust will be the Position Holder Trust, to the extent the litigation recoveries exceed 100% of all Allowed Claims of the primary beneficiaries of the Creditors’ Trust. Because the Creditors’ Trust Assets will consist of rights to pursue litigation, including Causes of Action against parties involved in selling Fractional Positions to Investors, it is difficult to project whether the residual beneficiary of the Creditors’ Trust will receive any distributions from the trust. A description of the Causes of Action that will be included in the Creditors’ Trust Assets is included in Section 10.02 of this Disclosure Statement, entitled “Funding Of Res Of The Trust.”

68 The Elections to be made by Current Position Holders are also generally described in Article I, Executive Summary, hereof, and described in detail in Article VII hereof.

69 IRA Holders will be given four options.

Disclosure Statement	Page 48

•	An IRA Partnership will be formed to hold Position Holder Trust Interests issued in respect of Claims of IRA Holders. The IRA Partnership will permit IRA Holders to receive the benefits of the long-term liquidation of the Beneficial Ownership in the Policies and other assets held by the Position Holder Trust.

•	A new company (the Servicing Company, referred to in the Plan as “Newco”) will be created to service the Policies and administer the Continued Positions, the Position Holder Trust Interests and the IRA Partnership Interests (including maintaining or engaging a third party to maintain the ownership register for Continued Positions, Position Holder Trust Interests and IRA Partnership Interests). The Servicing Company will also service the Maturity Funds Facility and prepare various reports for the Position Holder Trust, the IRA Partnership and Holders of Continued Positions after the Effective Date.

•	Private resale of Fractional Positions after the Effective Date, subject to compliance with applicable securities laws, will be permitted. There can be no assurances that any market for Fractional Positions will develop, and the Position Holder Trust, as well as the Servicing Company for so long as it is owned in whole or in part by the Position Holder Trust, will be prohibited from taking any actions to facilitate the development of any such market. The Plan Proponents have had discussions and negotiations with a number of parties interested in buying Fractional Positions, and the Plan Proponents are continuing to consider allowing an offer to purchase to be made in connection with consummation of the Plan.

Section 5.02         Classification Of Claims And Interests

Under the Plan, all Claims and Interests, except for Administrative Claims and Priority Claims, have been placed in the Classes as set forth below. In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims, and Priority Tax Claims have not been classified.

The Plan classifies Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to the Plan and Bankruptcy Code §§ 1122 and 1123. A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. Notwithstanding anything to the contrary in the Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date.

All impaired classes of Claims and Interests are entitled to vote on the Plan, with the sole exception of those impaired classes which are to receive no distribution under the Plan, and are, as a result, conclusively presumed to have rejected the Plan. A class of Claims or Interests which is not impaired under the Plan is conclusively deemed to have accepted the Plan, and is not entitled to vote on the Plan.

Disclosure Statement	Page 49

A class of Claims or Interests is impaired under a plan unless (i) the plan leaves unaltered the legal, equitable and contractual rights of the members of the class; or (ii) with respect to a class of claims which was accelerated pre-bankruptcy, the plan cures any pre-petition default, reinstates the maturity of the claims, compensates the claimants for any damages incurred as a result of reasonable reliance upon any contractual acceleration clause, and compensates the claimants for any actual pecuniary loss incurred as a result of any failure to perform any non-monetary obligations.

Under the Plan, Claims and Interests against each of the Debtors are classified as follows:

LPHI Class Identification

Class	Description	Status	Voting Rights
Class A1	Secured Claims Against LPHI	Unimpaired	Not Entitled to Vote (Deemed To Accept)
Class A2	General Unsecured Claims Against LPHI	Impaired	Entitled to Vote
Class A3	SEC Judgment Claim	Impaired	Entitled To Vote
Class A4	Intercompany Claims Against LPHI	Impaired	Entitled To Vote
Class A5	Interests In LPHI	Impaired	Not Entitled To Vote (Deemed To Reject)

Disclosure Statement	Page 50

LPI Class Identification

Class	Description	Status	Voting Rights
Class B1	Secured Claims Against LPI	Unimpaired	Not Entitled to Vote (Deemed To Accept)
Class B2	Fractional Interest Holder Claims Against LPI	Impaired	Entitled to Vote
Class B3	IRA Holder Claims Against LPI	Impaired	Entitled to Vote
Class B4	General Unsecured Claims Against LPI	Impaired	Entitled to Vote
Class B5	Intercompany Claims Against LPI	Impaired	Entitled to Vote
Class B6	Interest in LPI	Impaired	Not Entitled to Vote (Deemed To Reject)

LPIFS Class Identification

Class	Description	Status	Voting Rights
Class C1	Secured Claims Against LPIFS	Unimpaired	Not Entitled to Vote (Deemed To Accept)
Class C2	General Unsecured Claims Against LPIFS	Impaired	Entitled to Vote
Class C3	Intercompany Claims Against LPIFS	Impaired	Entitled to Vote
Class C4	Interests In LPIFS	Impaired	Not Entitled to Vote (Deemed To Reject)

Section 5.03         Summary Of Treatment Of Claims And Interests Under The Plan

The Plan provides for the treatment of all Claims and Interests against the Debtors. Under the Bankruptcy Code, Administrative Expense Claims and Priority Claims are not placed in classes. The treatment of Administrative and Property Claims is set forth below as follows:

Disclosure Statement	Page 51

(a)          Treatment Of Administrative Claims. Administrative Claims are those post-petition expenses which are or were reasonable and necessary to the Debtors’ post-petition operations and reorganization efforts. Under the Plan, unless the Holder of an Allowed General Administrative Claim (i.e., each Administrative Claim, which is not a Professional Fee Claim) and the Debtors or the Plan Proponents, as applicable, agree to less favorable treatment, each Holder of Allowed General Administrative Claims will be paid in full either: (a) on the Effective Date; or (b) if the General Administrative Claim is not Allowed as of the Effective Date, within ten (10) days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable. The Plan Proponents estimate that the total amount of General Administrative Claims as of the Effective Date will be approximately $2.8 million.

Administrative Claims of Professionals, whose fees and expenses are subject to Bankruptcy Court approval, must file and serve their final requests for payment of Professional Fee Claims, incurred during the period from the Petition Date through the Confirmation Date, no later than 45 days after the Effective Date. Payments to holders of Allowed Professional Fee Claims will be made as soon as practicable after the date on which an order allowing such Professional Fee Claim becomes a Final Order. The Plan Proponents estimate that the total amount of Professional Fee Claims as of the Effective Date will be approximately $4 million, subject to rulings on pending applications and disbursements pursuant to the established professional fee procedures.

Notwithstanding anything to the contrary contained herein, on the Effective Date and prior to the transfer of any property to the successor Trusts, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee as of the Effective Date. On and after the Effective Date, the Creditors’ Trust Trustee shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee until the entry of a final decree in the Debtors’ Chapter 11 Case(s) or until such Chapter 11 Case(s) is converted or dismissed. The Plan Proponents estimate that the total amount of unpaid U.S. Trustee fees as of the Effective Date will be approximately $13,000.

(b)          Treatment Of Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Bankruptcy Code §1129(a)(9)(C), which generally requires that Allowed Priority Tax Claims be paid in cash within five years from the Petition Date. The principal Priority Tax Claim in these Chapter 11 Cases, is held by the IRS, in the approximate amount of $6.2 million.

(c)          Treatment Of Non-Administrative And Non-Priority Claims. The table below summarizes the classification and treatment of the pre-petition Non-Administrative and Non-Priority Claims and Interests under the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan.

Disclosure Statement	Page 52

LPHI Distributions

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
A1	Allowed Secured Claims Against LPHI		Except to the extent that it agrees to less favorable treatment each Holder of an Allowed Claim in Class A1 shall receive, at LPHI’s option: (i) payment in full in Cash; (ii) delivery of collateral securing any such Allowed Claim, including any Interest allowed under 11 U.S.C. § 506(b), with any Allowed Claim remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class A2; (iii) Reinstatement of such Allowed Claim; or (iv) other treatment rendering such Allowed Claim Unimpaired.	100%
A2	General Unsecured Claims Against LPHI		Except to the extent that it agrees to less favorable treatment each Holder of an Allowed Claim in Class A2 shall receive, up to the Allowed amount of its Claim, a Creditors’ Trust Interest.

Disclosure Statement	Page 53

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
A3	SEC Judgment Claim	$38,700,000	In full and final satisfaction settlement, release, and discharge of and in exchange for the SEC Judgment Claim, the SEC shall receive, up to the Allowed amount of its SEC Judgment Claim, a Creditors’ Trust Interest that shall be subordinated under the Creditors’ Trust Agreement in right to receive any distributions to a level below (A) all other Creditors’ Trust Interests, including but not limited to any and all costs of administration of the Creditors’ Trust, and (B) any other subordinated or residual interests therein, including all of the Position Holder Trust Interests held by beneficiaries of the Position Holder Trust.	0%
A4	Intercompany Claim		As part of the Intercompany Settlement, all Intercompany Claims shall be subordinated, cancelled and released without any distribution on account of such claims.	0%
A5	Interests In LPHI		Interests will be cancelled and released without any Distribution on account of such Interests.	0%

LPI Distributions

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
B1	Secured Claims Against LPI		Except to the extent that it agrees to less favorable treatment, each Holder of an Allowed Claim in Class B1 shall receive, at LPI’s option: (i) payment in full in Cash; (ii) delivery of collateral securing any such Allowed Claim, including any interest Allowed under 11. U.S.C. § 506(b), with any Allowed Claim amount remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class B4; (iii) Reinstatement of such Allowed Claim; or (iv) other treatment rendering such Allowed Claim Unimpaired.	100%

Disclosure Statement	Page 54

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
B2	Fractional Interest Holder Claims Against LPI

Each Fractional Interest Holder shall be deemed to have an Allowed Class B2 Claim pursuant to the Compromise, and thereby may Elect one of the following three (3) options for each of its Fractional Positions, and receive a Distribution(s) under the Plan as provided below:

(A) Option 1 - Continuing Holder Election. Confirmed status as the owner of 95% of the Fractional Interest (referred to as a Continuing Position) and a Continuing Fractional Holder under the Plan. Choosing this option obligates the Holder to make a Continuing Position Holder Contribution to the Position Holder Trust and to pay all all premium and other payments due relating to the Continued Position, and entitled each Continuing Fractional Holder to receive a beneficial interest in the Position Holder Trust on account of the 5% Fractional Interest the Holder contributes to the Trust. This option is further subject to the Holder timely paying any Catch-Up Payment due and the 3% Servicing Fee charged against the share of maturity proceeds represented by the Continued Position. To the extent the Fractional Interest related to Maturity Funds advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or held in the Maturities Escrow Account, such funds will be treated as provided in § 4.04 of the Plan.

Disclosure Statement	Page 55

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
(B) Option 2 – Position Holder Trust Election. Contribute the Fractional Interest to the Position Holder Trust in exchange for a Trust Interest in the Position Holder Trust (which trust will, among other things, hold LPI’s Policy Related Asssets and be the residual beneficiary of the Creditors’ Trust). Holders who Elect this option will no longer be required to make premium payments with respect to the Policies. The Pro Rata Interest in the Policy Holder Trust that Holders will receive will be based upon the formula set forth in the Plan, which is based upon the Pro-Rata amount of the Holder’s Allowed Claim relative to the amount of Allowed Claims held by all other Class B2 Creditors who have made the Policy Trust Election.

Disclosure Statement	Page 56

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
(C) Option 3 – Creditors’ Trust Election. Rescind the transaction pursuant to which the Fractional Interest was purchased and receive a Trust Interest in, the Creditors’ Trust. Holders who Elect this option will not be beneficiaries under the Position Holder Trust. Any distribution(s) that they receive from the Creditors’ Trust will be based upon the Creditors’ Trust’s recoveries in litigation which will be assigned to the Creditors’ Trust under the Plan and the Class Action Settlement Agreement.
B3	IRA Holder Claims Against LPI

Each IRA Note Holder shall be deemed to have an Allowed Class B3 Claim and may elect one of the following four (4) options for each of its Fractional Positions, and receive a Distribution(s) under the Plan as provided below:

(A) Option 1 – Continuing Holder Election. Contribute 5% of the IRA Note and the remaining 95% to the Position Holder Trust and in return receive (1) a New IRA Note with terms that will be described in the Plan Supplement, and (2) an IRA Partnership Interest in an amount calculated as provided in § 7.04(a)(iii) of the Plan. To the extent the IRA Note relates to Maturity Funds advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or held in the Maturities Escrow Account, such funds will be treated as provided in § 4.04 of the Plan

Disclosure Statement	Page 57

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan

(B) Option 2 – Position Holder Trust Election. Contribute the IRA Note to the IRA Partnership and, in exchange, receive an IRA Partnership Interest. As holders of IRA Partnership Interests, Holders who make this Election will receive a Pro Rata share of distributions from the Position Holder Trust (which will be made first to the IRA Partnership and then to the Holders of IRA Partnership Interests).

(C) Option 3 – Creditors’ Trust Election.[70] Rescind the transaction pursuant to which the IRA Note was acquired, and receive a Creditors’ Trust Interest. Holders that Elect this option will not be beneficiaries under the Position Holder Trust. Any distribution(s) that they receive from the Creditors’ Trust will be based upon the Creditors’ Trust’s recoveries in litigation which will be assigned to the Creditors’ Trust under the Plan and the Class Action Settlement Agreement.

70 A Qualified Plan Holder is not permitted to choose this Option 3, Creditors’ Trust Election.

Disclosure Statement	Page 58

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
			(D) Option 4 – “Conversion.” Distribute the IRA Note to the individual owner of the IRA Holder so that it is owned outside of the IRA by the individual owner of the IRA Holder, in which case the individual owner will be able to make a Continuing Holder Election to become a Continuing Fractional Holder under the Plan.
B4	General Unsecured Claims Against LPI		Except to the extent that it agrees to less favorable treatment , each Holder of an Allowed Claim in Class B4 shall receive, up to the Allowed amount of its Claim, a Creditors’ Trust Interest.
B5	Intercompany Claims Against LPI		As part of the Intercompany Settlement, all Intercompany Claims against LPI shall be subordinated, cancelled, and released without any Distribution on account of such Claims.	0%
B6	Interests In LPI	N/A	Interests will be cancelled and released without any Distribution on account of such Interests	0%

Disclosure Statement	Page 59

LPIFS Distributions

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
C1	Secured Claims Against LPIFS		Except to the extent that it agrees to less favorable treatment, each Holder of an Allowed Claim in Class C1 shall receive, at LPIFS’ option: (i) payment in full in Cash; (ii) delivery of collateral securing any such Allowed Claim, including any interest Allowed under 11 U.S.C. §506(b), with any Allowed Claim amount remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class C2; (iii) Reinstatement of such Allowed Claim; or (iv) other treatment rendering such Allowed Claim Unimpaired.	100%
C2	General Unsecured Claims Against LPIFS		Except to the extent that it agrees to less favorable treatment, each Holder of an Allowed Claim in Class C2 shall receive, up to the Allowed amount of its Claim, a Creditors’ Trust Interest as further described in Section 6.05 of the Plan.
C3	Intercompany Claims Against LPIFS		As part of the Intercompany Settlement, all Intercompany Claims against LPIFS shall be subordinated, cancelled and released without any Distribution on account of such Claims.	0%

Disclosure Statement	Page 60

Class	Type of Allowed Claims or Interests	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Recovery Under the Plan
C4	Interests In LPIFS	N/A	Interests will be cancelled and released without any Distribution on account of such Interests	0%

ARTICLE VI

implementation of the plan

Section 6.01         Maturity Funds Facility and Financing Order

The approval of the Maturity Funds Facility was instrumental in facilitating the development and Filing of the Plan. To effect this, the Trustee and the Subsidiary Debtors Filed the Financing Motion and obtained permission to use the Maturity Funds as a source of financing for these Chapter 11 Cases, subject to the terms and provisions set forth in the Financing Order, which include, among other things: (a) repayment in full, with interest (10% annual rate); (b) first priority liens and security interests on certain of the Policy Related Assets and the Debtors’ Causes of Action; (c) super-priority Administrative Claims; and (d) repayment contemplated at or near the Effective Date as provided herein.

Section 6.02         Exit Financing and Reserve Funding

The Maturity Funds Facility shall continue in effect on and after the Effective Date until Cash flow from the Position Holder Trust is sufficient to repay all outstanding Maturity Funds Loans and fund all premium payments and other reserve requirements of the Position Holder Trust and its Affiliates. On the Effective Date, the Position Holder Trust shall assume all obligations to pay all of the outstanding Maturity Funds Loans, including any required interest, from and after the Effective Date. After the Effective Date, pursuant to the Position Holder Trust Agreement, advances under the Maturity Funds Facility will be used to fund a reserve account for premium payments on Policies during a rolling 120-day period (90 days for the initial period from the Effective Date to the Catch-Up Cutoff Date), to the extent the Policies do not have sufficient Premium Reserves or CSV to fund their ongoing premiums.

To the extent necessary to repay Maturity Funds Loans, or fund ongoing premium payments, operating expenses and related reserve requirements, the Position Holder Trust will have the right to obtain financing from third parties. Any financing proposed at the time the Plan Supplement is Filed will be included therein.

Disclosure Statement	Page 61

In addition, the Position Holder Trust shall be entitled to access the CSV related to its Beneficial Ownership in each Policy from time to time to use for any purpose permitted by the Position Holder Trust Agreement, and if any such use results in a decrease in the death benefit payable under the related Policy, the decrease shall be taken out the Position Holder Trust’s share of the maturity proceeds of the Policy, or if the Position Holder Trust’s share is insufficient, the Position Holder Trust shall make up the difference.

The portion of the Maturity Funds Facility (i.e., the Maturity Funds Loans) attributable to the Assigning Position Holders shall be extinguished upon its distribution to the Assigning Position Holders as set forth in Sections 6.03 and 8.07.

Section 6.03         Compromise To Combined Fractional and Trust Model

As part of the Compromise, at the Effective Time of the Reorganization Transactions, the Debtors shall (i) waive any claim to Beneficial Ownership in the Policies to the extent of the Fractional Interests comprising or related to the Fractional Interest Certificates to be Distributed to Continuing Position Holders on or as of the Effective Date as provided in the Plan; (ii) contribute to the Position Holder Trust all Fractional Interests related to the Continuing IRA Holders’ respective IRA Notes in exchange for New IRA Notes to be Distributed to the Continuing IRA Holders, in respect of their Allowed Claims; (iii) contribute to the Position Holder Trust (x) all Fractional Interests related to the Assigning Position Holders’ respective Fractional Positions, (y) the portion of the Maturity Funds Facility not attributable to the Assigning Position Holders or the Continuing Position Holders with respect to their interests in the Position Holder Trust (including through the IRA Partnership), and (z) 5% of the Fractional Interests related to the Continuing Position Holders’ respective Fractional Positions in exchange for Position Holder Trust Interests to be Distributed to the Continuing Fractional Holders, the IRA Partnership, and the Assigning Fractional Holders in accordance with this Plan in respect of their Allowed Claims and the extinguishment of the portion of the Maturity Funds Facility attributable to Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) upon distribution to the Assigning Fractional Holders, Continuing Fractional Holders, and the IRA Partnership; (iv) contribute to the Position Holder Trust all Fractional Interests related to the Rescinding Position Holders’ respective Fractional Positions, along with all Pre-Petition Abandoned Positions; (v) contribute to the Creditors’ Trust all of their Causes of Action in exchange for Creditors’ Trust Interests to be Distributed to the Rescinding Position Holders, Former Position Holders and Holders of General Unsecured Claims, in respect of their Allowed Claims. From and after the Effective Time, (a) Continuing Fractional Holders will be treated in all respects as tenants in common with the Position Holder Trust as to the Beneficial Ownership represented by their Fractional Interests, subject to the conditions set forth in Section 12.09 of the Plan relating to the consequences of Payment Default, and (b) the Position Holder Trust will be the sole legal, beneficial, and equitable owner of all of the Policies, save and except for, and subject to, the Fractional Interests held by the Continuing Fractional Holders.

As part of the Class Action Settlement included in the Compromise, the Assigning Class Parties will transfer and assign the Assigned Class Litigation to the Creditors’ Trust.

Disclosure Statement	Page 62

After the Effective Date, the Continued Position of a Fractional Interest Holder who made a Continuing Holder Election will represent 95% of the Fractional Position (i.e., a Fractional Interest or the Fractional Interest denominated as collateral for an IRA Note) with respect to which the Election was made, with the other 5% comprising the Continuing Position Holder Contribution made to the Position Holder Trust on the Effective Date. The Continuing Position Holder will be obligated to pay the premium payments and Policy expenses allocable to the Continued Position (i.e., 95% of the original Fractional Interest with respect to which the Option 1, Continuing Holder Election was made).

Upon maturity of a Policy, all of the Holders of Continuing Fractional Positions related to the Policy will receive (i) the Policy proceeds allocable to each Continuing Fractional Position held (i.e., 95% of the proceeds payable with respect to each Fractional Interest with respect to which an Option 1, Continuing Holder Election was made), and (ii) for each New IRA Note held, payment in full of the principal amount of the IRA Note, plus accrued interest.

The maturity amount paid to a Continuing Position Holder, other than the Holder of a New IRA Note, will be reduced by (x) the Servicing Fee payable with respect to the Continuing Fractional Position and (y) any premium amount paid by the Position Holder Trust prior to the date of death with respect to the Continuing Fractional Position that is not refunded as a result of the maturity. The Continuing Fractional Position of an IRA Holder who made a Continuing Holder Election will be represented by a New IRA Note, and the Continuing IRA Holder will also receive an IRA Partnership Interest. Holders of New IRA Notes may receive mandatory prepayments on their notes, depending on the actual maturity experience of the Policies with respect to which the collateral for the New IRA Notes relate. The circumstances under which any prepayments will be made will be described in the Plan Supplement.

All Holders of Position Holder Trust Interests (i.e., Assigning Holders who receive a Position Holder Trust Interest in exchange for 100% of their Fractional Position and Continuing Holders who receive a Position Holder Trust Interest in exchange for 5% of their Fractional Position) will share Pro Rata in all distributions made by the Position Holder Trust pursuant to its trust agreement. Holders of Position Holder Trust Interests will not be required to pay premiums allocable to the Contributed Positions after the Effective Date.

After the Effective Date, upon the occurrence of a Payment Default with respect to a Continued Position, the Continuing Position Holder shall be deemed to have made a Position Holder Trust Election (Option 2) as to the Continued Position, effective as of the Payment Default Date. Upon such Payment Default, the Fractional Interest comprising or pledged as collateral for the Continued Position automatically shall be transferred to the Position Holder Trust in exchange for a Position Holder Trust Interest, calculated as provided in Section 5.05 of the Plan, and the Position Holder Trust Interest shall be transferred to the Holder, who shall thereafter be an Assigning Position Holder with respect to the Fractional Position.

As part of the Compromise, the treatment provided for hereunder with respect to Intercompany Claims reflects a compromise and settlement (the “Intercompany Settlement”) of the validity, enforceability, and priority of certain prepetition intercompany claims by and among LPHI, LPI, and LPIFS. The Compromise also includes a compromise and settlement of all Claims that creditors have with respect to the marshaling of assets and liabilities of LPHI, LPI, and LPIFS in determining relative entitlements to distributions under a plan.

Disclosure Statement	Page 63

The Plan shall constitute a motion to approve the Intercompany Settlement. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of the Intercompany Settlement pursuant to Bankruptcy Rule 9019 and a finding by the Bankruptcy Court that the Intercompany Settlement is in the best interests of the Debtors and their Estates. If the Effective Date does not occur, the Intercompany Settlement shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

Section 6.04         Maturity Funds Reporting, Disbursement and Loan Payments

Prior to the Effective Date, the Debtors shall provide to each Lending Investor a report captioned “Statement of Maturity Account” for the Investor, detailing (i) all Maturity Funds relating to Fractional Positions held by the Investor that have been deposited into the Maturity Escrow Account and the date of each deposit, (ii) the portion of those Maturity Funds that have been advanced to the Debtors as Maturity Funds Loans and the date of each advance, and (iii) the portion of those Maturity Funds that will be disbursed to the Investor on or about the Effective Date.

The Statement of Maturity Account will also detail the date as of which interest will accrue on the Maturity Funds Loan. Any Maturity Funds advanced to the Debtors (before the Effective Date) or to the Position Holder Trust (on or after the Effective Date) in accordance with the Maturity Funds Facility will begin to accrue simple interest at a 10% rate on the date the Funds are or were used or if later, the date that is 120 days after the Funds were first deposited into the Maturity Escrow Account.

On the Effective Date, the balance of the Maturity Funds will be disbursed to each Lending Investor as reflected in the Statement of Maturity Account. The Maturity Funds Loans shall be secured by the Maturity Funds Liens on certain assets of the Position Holder Trust as provided in the Financing Order and the Contribution and Collateral Agreement.

Following the Effective Date, Maturity Funds shall continue to be deposited into the Maturity Escrow Account. Not later than 15 Business Days after the date each deposit is made, the Maturity Funds deposited shall be disbursed as follows:

(a)          First, to fund any advance requests made by the Position Holder Trustee in accordance with the terms of the Plan, the Position Holder Trust Agreement, the Confirmation Order, or any other order of the Bankruptcy Court. Advances will be funded on a Pro Rata basis with respect to (A) all Continuing Position Holders who have Maturity Funds held in escrow, and (B) the Position Holder Trust with respect to its Beneficial Ownership in the relevant Policy that is pledged as collateral for New IRA Notes.

(b)          Second, with regard to Maturity Funds relating to Beneficial Ownership held in the name of the Position Holder Trust (A) first to pay (I) accrued but unpaid interest on all of the outstanding Maturity Funds Loans, and (II) principal payable on the Maturity Funds Loans in the order in which the loans were made (i.e., the principal outstanding the longest will be repaid first), and (B) to the extent funds remain, to make disbursement of Maturity Funds to the Position Holder Trust for its share of the Maturity Funds that have been held in escrow for more than 120 days.

Disclosure Statement	Page 64

(c)          Third, with regard to Maturity Funds relating to Fractional Interests held by Continuing Fractional Holders, (A) to make disbursements of Maturity Funds or payments of New IRA Notes to the Continuing Position Holders whose positions relate to the Maturity Funds that have been held in escrow for more than 120 days and (B) to make payments on Maturity Funds Loan that have been outstanding for more than 120 days. All disbursements and payments shall be made based on which Maturity Funds were deposited into the Maturity Escrow Account first (i.e., on a first-in, first-out basis), until all Continuing Position Holders have received disbursements or payments of all Maturity Funds held in escrow and payments of all interest and principal on all Maturity Funds Loan. If Maturity Funds are used to make payments on Maturity Funds Loan, such use will be treated as an advance under the Maturity Funds Facility, and entries will be recorded on the books of the Position Holder Trust in favor of the Lending Investor to evidence the advance.

Not later than 45 days after the end of each calendar quarter ending after the Effective Date, and not later than 90 days after the end of each calendar year after the Effective Date, the Position Holder Trust shall provide (or cause the Servicing Company to provide) a Statement of Maturity Account as of the end of the quarter to each Continuing Position Holder who is a Lending Investor or Holder of a Fractional Interest relating to Maturity Funds held in the Maturity Escrow Account, reflecting all activity during the quarter relating to the Holder’s account.

At such time as all outstanding Maturity Funds Loans have been repaid and the cash flow from the Position Holder Trust is sufficient to fund all premium payments and other reserve requirements of the Position Holder Trust and the Creditors’ Trust, the Maturity Funds Facility will be suspended and thereafter, Maturity Funds will be disbursed as soon as reasonably possible after the date of receipt, subject to the Position Holder Trust’s right to reactivate the Maturity Funds Facility during the first two years following the Effective Date if necessary to fund the 120-day Premium Reserve for Distressed Policies.

Section 6.05          Causes of Action

All Causes of Action included in the Estates are transferred to the Creditors’ Trust for the benefit of: (a) the Holders of Allowed General Unsecured Claims against the Debtors, (b) the Holders of Allowed Class B2 Claims who make the Creditors’ Trust Election, and (c) the Holders of Allowed Class B3 Claims who make the Creditors’ Trust Election.

Disclosure Statement	Page 65

Section 6.06          Deemed Consolidation of Debtors for Distribution Purposes Only

The Plan Proponents request, and as a Compromise of all Intercompany Claims, subject to the occurrence of the Effective Date, that the Estates of the Debtors in these Chapter 11 Cases be deemed consolidated under the Plan solely for purposes of Distributions to be made under the Plan. If the Debtors are deemed consolidated for purposes of Distribution, each and every Claim Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against all Debtors and (a) all Claims of each Debtor against any other Debtor will be eliminated and released; (b) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of all of the consolidated Debtors; (c) any Claims Filed or to be Filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (d) all duplicative Claims (identical in amount and subject matter) Filed against one or more of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors; and (e) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under Bankruptcy Code §553, to be one Entity, so that, subject to other provisions of Bankruptcy Code §553, the debts due to a particular Debtor may be offset against the Claims against such Debtor or Debtors.

Such deemed consolidation shall not (other than for purposes related to funding Distributions under the Plan) affect: (i) the legal and organizational structure of the Successors; (ii) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (A) in connection with Executory Contracts or Unexpired Leases that were entered into during the Chapter 11 Cases or that have been or will be assumed; (B) pursuant to the Plan; or (C) in connection with any financing assumed or entered into by the Successor Trusts on the Effective Date; and (D) distributions out of any life insurance policies (other than the Policies) or proceeds of such policies.

If the Court does not approve the Plan Proponents' request that the Estates be deemed consolidated for purposes of distribution, Creditors holding Allowed Claims against multiple Debtors will be treated as holding a separate Allowed Claim against each Debtor’s Estate. If deemed consolidation is not approved, Creditors with Allowed Claims against only one Debtor may receive a lower percentage than they would receive if consolidation for distribution purposes was to occur as described above (and, conversely, Creditors with Allowed Claims against multiple Debtors may receive a higher percentage than they would receive if the Estates were deemed consolidated for purposes of distribution).

Section 6.07          Winding Up of Reorganized Debtors

On the Effective Date, the Reorganized Debtors shall adopt plans of complete liquidation under applicable state law, and will begin the orderly winding up and termination of their corporate existences.

On the Effective Date, all Interests in the Debtors (including any Interests held as treasury stock by any of the Debtors) will be terminated and extinguished and the certificates that previously evidenced ownership of those Interests shall be deemed cancelled.

Disclosure Statement	Page 66

Section 6.08          Formation of Successors And Distribution Of New Interests and New IRA Notes

On the Effective Date, (i) the Successor Entities will be formed; (ii) the Position Holder Trust will, subject to the Catch-Up Reconciliation, issue Fractional Interest Certificates for Distribution to the Continuing Fractional Holders; (iii) the Position Holder Trust will, subject to the Catch-Up Reconciliation, issue New IRA Notes for Distribution to the Continuing IRA Holders; (iv) the Position Holder Trust will make Distributions of Trust Interests to the Assigning Fractional Holders, the IRA Partnership and the Continuing Fractional Holders; (v) the IRA Partnership will make Distributions of IRA Partnership Interests to the Assigning IRA Holders and the Continuing IRA Holders; (vi) the Creditors’ Trust will make Distributions of Trust Interests to the Rescinding Position Holders and Holders of Allowed General Unsecured Claims; and (vii) the Servicing Company will be formed. As provided in Section 11.02 hereof, the Servicing Company interests may be sold by private sale or pursuant to an Auction in accordance with the KLI PSA. All proceeds from any sale of the Servicing Company interests would be distributed to the Position Holder Trust. .

Section 6.09          Distribution And Contribution of Debtors’ Assets

On the Effective Date, the assets of the Debtors shall vest in the Reorganized Debtors and shall be Distributed and contributed to the Successors as follows:

(a)          LPHI shall contribute all of its assets, including Causes of Action other than any relating to Catch-Up Payments due to the Debtors, to the Creditors’ Trust;

(b)          LPIFS shall contribute (i) all of its assets, excluding its Causes of Action (other than those relating to Catch-Up Payments due to the Debtors, which will be contributed to the Position Holder Trust), to the Position Holder Trust, and (ii) all of its Causes of Action, other than those relating to Catch-Up Payments due to the Debtors, to the Creditors’ Trust; and

(c)          LPI shall contribute its assets as follows: (i) to the Position Holder Trust, all of its Policy Related Assets, including the New IRA Note Collateral; (ii) to Newco, (A) all of its furniture, fixtures and equipment relating to servicing of the Policies, and (B) the Portfolio Information License; (iii) to the Creditors’ Trust, all of LPI’s Causes of Action arising from, or related to, LPI’s pre-Petition business activities, other than those relating to Catch-Up Payments and/or Pre-Petition Default Amounts due to the Debtors, including but not limited to any and all Avoidance Actions; and (iv) from and after the Effective Date, legal and record title to all of the Policies included in the Policy Related Assets contributed to the Position Holder Trust shall be held by the Position Holder Trust for the benefit of all Position Holder Trust Beneficiaries (including the IRA Partnership) and all Continuing Fractional Holders, subject to the terms of this Plan, the Confirmation Order, the Position Holder Trust Agreement, the Contribution and Collateral Agreement, and the rights and obligations of Continuing IRA Holders and the Position Holder Trust under the New IRA Notes and the Contribution and Collateral Agreement

(d)          Any Other Assets of any of the Debtors not included in one of the Distributions set forth above shall be contributed to the Creditors’ Trust.

From and after the Effective Date, legal and record title to all of the Policies included in the Policy Related Assets contributed to the Position Holder Trust shall be held by the Position Holder Trust for the benefit of all Position Holder Trust Beneficiaries, and all Continuing Position Holders, subject to the terms of the Plan, the Confirmation Order, the Position Holder Trust Agreement, and the rights and obligations of Continuing IRA Holders, and the Position Holder Trust under the New IRA Notes and the Contribution and Collateral Agreement.

Disclosure Statement	Page 67

Section 6.10          Directors and Officers

On the Effective Date, (a) the Creditors’ Trustee shall become the sole director and president of each Reorganized Debtor with all rights, powers and duties to complete the winding up of the Reorganized Debtors and to act on behalf of the Reorganized Debtors in connection with the Assigned Class Litigation and other Causes of Action; and (b) the Position Holder Trustee shall be vested with power of attorney under the Plan and the Position Holder Trust Agreement to act on behalf of the Reorganized Debtors in (i) transferring record title of the Policies to the Position Holder Trust, (ii) designating the Position Holder Trust as the beneficiary of record for all of the Policies, (iii) completing the transfer and assignment of the other Policy Related Assets as provided in the Plan, (iv) entering into all of the Plan Documents to which the Position Holder Trust is a party, and (v) taking all such other actions on behalf of the Position Holder Trust as required by the Plan and any of the Plan Documents. The Chapter 11 Trustee, as sole director of for LPI and LPIFS, and all officers of LPI and LPIFS, shall resign as of the Effective Date. Resignation of the Chapter 11 Trustee as sole director shall not affect or impair the sole director’s right to seek a final ruling on any request for compensation and reimbursement of expenses made in connection with LPI and LPIFS.

Section 6.11          Cancellation of Existing Secured Claims

Save and except for the Maturity Funds Liens, and except as expressly provided otherwise in the Plan (including but not limited to provisions for the treatment of Allowed Secured Claims under the Plan), any Lien encumbering any of the assets of the Debtors or their Estates shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Debtor) any collateral for the Allowed Secured Claim held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

The Confirmation Order shall provide that none of the Original IRA Note Issuers held any property interest in any Fractional Interest or otherwise in any Policy, and therefore was not able to, and in fact did not, grant any Lien to any IRA Holder.

Section 6.12          Vesting Of The Assets

On the Effective Date: (i) ownership of Fractional Interests held in the name of Continuing Position Holders shall be vested in the Continuing Position Holders, subject to the terms of the Plan and the Position Holder Trust Agreement; (ii) the Vested Assets shall vest in the applicable Reorganized Debtors free and clear of all Liens, save and except for Maturity Funds Liens and the Fractional Interests outstanding after the Effective Date, which will continue as provided in the Plan; (iii) the Vested Assets shall be contributed to the applicable Successors as part of the Reorganization Transactions provided for in the Plan, free and clear of all Liens, save and except for the Maturity Funds Liens and the Fractional Interests outstanding after the Effective Date; and (iv) the assumed contracts shall be assumed by the applicable Successors as provided in the Plan and vest in the applicable Successor(s).

Disclosure Statement	Page 68

Except as otherwise set forth in the Plan, the Confirmation Order or any of the Plan Documents, from and after the Effective Date, (i) the respective Successors shall perform and pay when due liabilities under, or related to the ownership or operation of, the Vested Assets and the assumed contracts to be contributed to or assumed by each of them as provided herein and therein, and (ii) none of the Successors shall be responsible for any liabilities relating to Vested Assets contributed to, or contracts assumed by, any other Successor, or for any liabilities of any of the Debtors or Reorganized Debtors not expressly assumed by it or relating to Vested Assets contributed to it. The Reorganized Debtors and the Successors may operate free of any restrictions of the Bankruptcy Code.

After the Effective Date, each Successor Trustee, as applicable, may present such orders or assignments of the Bankruptcy Court, suitable for Filing in the records of every county or governmental agency where the Vested Assets are or were located, or third party by whom record title to any of the Vested Assets or custody of any of the Escrowed Funds or Maturity Funds is maintained, which provide that such property is conveyed to or vested in the Reorganized Debtors or the Successors, or is to be transferred to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement. The orders or assignments may designate all Liens, Claims, and encumbrances or other interests, which appear of record and/or from which property is being transferred and assigned. The Plan shall be conclusively deemed to be adequate notice of title to the Vested Assets and that any Lien, Claim, encumbrance, or other interest is being extinguished and no notice other than by the Plan shall be given before the presentation of such orders or assignments. Any person having a Lien, Claim, encumbrance or other interest against any Vested Asset shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Vested Assets free and clear to the Reorganized Debtors by failing to object to Confirmation, except as otherwise provided for in the Plan with regard to the Maturity Funds Liens and the Fractional Interests to be outstanding after the Effective Date; provided, however, except as otherwise set forth in the Plan, nothing herein shall be deemed to be a release of any Lien, Claim, encumbrance or other interest in or against property that is not a Vested Asset.

Section 6.13          Post-Effective Date Catch-Up Reconciliation

i.	Catch-Up Payments.

A.	In connection with selecting between the Elections available to them as Holders of Class B-2 Claims or Class B-3 Claims, Current Position Holders will be informed whether they owe any Catch-Up Payment amount as of the Voting Record Date.

B.	If a Current Position Holder makes a Continuing Holder Election for a Fractional Position as to which any Catch-Up Payment is owing, (i) the Continuing Holder Election will not be effective as of the Effective Date, and the Current Position Holder will not become a Continuing Position Holder or receive a Distribution relating to the Election as of the Effective Date, and (ii) with regard to any Catch-Up Payment, the Current Position Holder will have until the Catch-Up Cutoff Date (ninety (90) days after the Effective Date) to pay the Catch-Up Payment in full to the Position Holder Trust and thereby (x) render the Election effective and (y) be eligible to receive a Distribution with respect to a Continued Position, effective as of the Effective Date.

Disclosure Statement	Page 69

C.	Irrespective of whether the Current Position Holder made an Election, if a Current Position Holder who owes a Catch-Up Payment does not pay the Catch-Up Payment in full by the Catch-Up Cutoff Date, as evidenced by the information included in the Post-Effective Adjustment Report provided to the Position Holder Trustee pursuant to the Servicing Agreement, the Current Position Holder (i) automatically will be conclusively deemed to have made the Position Holder Trust Election with respect to the Fractional Position, effective as of the Effective Date, and (ii) in exchange for the Fractional Position, will receive a Distribution of a Position Holder Trust Interest calculated as provided in Section 5.05 herein.

D.	If a Current Position Holder does not make any Election at all as to any Fractional Position (i.e., a non-Electing Holder), then, unless the Catch-Up Payment(s) due with respect to all of the Holder’s Fractional Positions are paid in full by the applicable due date, the Holder automatically will be deemed to have made a Position Holder Trust Election and thereby be treated as an Assigning Position Holder with respect to all of its Fractional Positions.

E.	Any partial payment made by a non-Electing Holder in respect of Fractional Positions deemed contributed to the Position Holder Trust will be taken into account in determining the Holder’s Pro Rata share allocated to the Position Holder Trust Interest issued in respect of the Contributed Positions.

ii.	Outstanding Pre-Petition Defaults.

A.	If an Investor who owes a Pre-Petition Default Amount does not pay the Pre-Petition Default Amount in full by the Effective Date, as evidenced by the information included in the Post-Effective Adjustment Report provided to the Position Holder Trustee pursuant to the Servicing Agreement, (i) the Investor automatically will be conclusively deemed to have abandoned the Fractional Position, effective as of the Subsidiary Petition Date, (ii) the Fractional Position (being a Pre-Petition Abandoned Position) will either be contributed to the Position Holder Trust or become a Class Action Litigants’ Counsel Fee Position in accordance with the terms of this Plan, and (iii) the Investor will be automatically deemed to be a Former Position Holder and shall not be entitled to a Distribution on account of the subject Pre-Petition Abandoned Position unless the defaulting Investor timely filed a Proof of Claim.

B.	If an Investor who owes a Pre-Petition Default Amount pays the Pre-Petition Default Amount in full by the Effective Date, the Investor will be deemed to be a Current Position Holder with respect to the subject Fractional Position, effective as of the date the Pre-Petition Default Amount is paid in full, and to be entitled to make an Election and, accordingly, entitled to a Distribution with respect to the subject Fractional Position in accordance with the Election (or, as the case may be, deemed Election).

Disclosure Statement	Page 70

C.	Any partial payment made by an Investor with respect of Fractional Positions on which Pre-Petition Default Amounts were owed will not be accepted and instead will be returned to the Investor.

iii.	Disputes. Any dispute relating to whether the Catch-Up Payment is due from any Current Position Holder or to whether a Pre-Petition Default Amount is due from any Investor as set forth in the information provided to the Investor, or whether it is in the correct amount will be resolved by the Position Holder Trustee in accordance with the authority granted to the Position Holder Trustee under this Plan.

Section 6.14          Authorization For Reorganization Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, including as the Reorganized Debtors and the Successor Trustees are authorized and directed to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan or the Reorganization Transactions.

Section 6.15          Preservation Of Causes of Action And Reservation of Rights

Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in the Plan, or are expressly and specifically released in connection with the Plan, the Class Action Settlement and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code § 1123(b): (i) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall be automatically preserved, reserved and transferred to the Creditors’ Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, Claims, Causes of Action, defenses and counterclaims have been Scheduled, listed or referred to in the Plan, the Disclosure Statement, the Plan Supplement, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (ii) the Creditors’ Trustee does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, Claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates or any of them: (A) whether or not such right, Claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan, the Debtors Bankruptcy Schedules, the Debtors’ Bankruptcy Statement of Financial Affairs, or any other document Filed with the Bankruptcy Court; (B) whether or not such right, Claim, Cause of Action, defense, or counterclaim is currently known to the Debtors; and (C) whether or not a defendant in any litigation relating to such right, Claim, Cause of Action, defense or counterclaim Filed a Proof of Claim in the Chapter 11 Cases, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan.

Disclosure Statement	Page 71

Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, Claim, Cause of Action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in the Plan, the Disclosure Statement, the Plan Supplement, the Debtors’ Bankruptcy Schedules, the Debtors’ Bankruptcy Statement of Financial Affairs or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter any Estate’s or the Creditors’ Trust’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that a Debtor has, or may have, as of the Effective Date. The Creditors’ Trustee may, subject to the Plan and the Creditors’ Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims as provided in the Creditors’ Trust Agreement, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the Creditors’ Trust.

The Causes of Action preserved by the Debtors and Assigning Class Parties and transferred to the Creditors’ Trust, as provided by the Plan and the Creditors’ Trust Agreement, include, but are not limited to the following:

•	All claims, defenses, cross-claims, and counter claims related to the existing litigation in Moran v. Pardo, et al., Adversary Proceeding No. 15-04079-rfn in the Debtors’ Chapter 11 Case;

•	All claims, defenses, cross-claims, and counter claims related to the existing litigation in Moran v. Sundelius, et al., Adversary Proceeding No. 15-04087-rfn in the Debtors’ Chapter 11 Case;

•	All claims, defenses, cross-claims, and counter claims related to the Assigned Class Litigation, including, but not limited to, claims for the following: violations of the Texas Securities Act (Tex. Rev. Civ. Stat. art. 581-1, et seq.), violations of the Securities Exchange Act (15 U.S.C. § 78a–pp), violations of Rule 10b-5, fraud, breach of fiduciary duty, unjust enrichment, aiding and abetting fraud, aiding and abetting violations of the Texas Securities Act, aiding and abetting breaches of fiduciary duties, conspiracy, and violations of RICO (18 U.S.C. §§ 1961–68);

•	All claims, defenses, cross-claims, and counter claims related to any Avoidance Actions, existing and potential, against any insiders, licensees, brokers, insider companies, affiliates of Brian Pardo, recipients of political contributions, recipients of charitable contributions, shareholders, IRA custodians, banks, and any other parties, known and unknown, that received property transferred by the Debtors;

•	All claims, defenses, cross-claims, and counter claims related to potential litigation against insiders, directors, licensees, brokers, IRA custodians, insider companies, affiliates of Brian Pardo, and any other parties, known and unknown, including, but not limited to, claims for the following: violations of the Texas Securities Act (Tex. Rev. Civ. Stat. art. 581-1, et seq.), fraud, breach of fiduciary duty, aiding and abetting fraud, aiding and abetting violations of the Texas Securities Act, aiding and abetting breaches of fiduciary duties, conspiracy, violations of RICO (18 U.S.C. §§ 1961–68), unjust enrichment and constructive trust, and attorneys’ fees;

Disclosure Statement	Page 72

•	All claims, defenses, cross-claims, and counter-claims related to the existing litigation pending in California Superior Court, Los Angeles County, styled Life Partners Holdings, Inc. v. Wedbush Securities, Case No. BC558646; and

•	All claims, defenses, cross-claims and counter-claims related to the existing litigation pending in the United States Bankruptcy Court for the Northern District of Illinois, styled Life Partners Holdings, Inc. v. OptionsXpress, Inc., et al., Adversary Proceeding No. 15-00640.

Section 6.16          Employee Benefit Plans

Effective as of the Effective Date, all employee benefit plans shall be terminated in accordance with their terms and the applicable provisions of the state and federal law.

Section 6.17          Modification

The Plan Proponents shall retain the exclusive right to amend or modify the Plan and any of the Plan Documents, and to solicit acceptances of any amendments to or modifications of the Plan or any of the Plan Documents, through and until the date of Substantial Consummation of the Plan.

Section 6.18          Exemption From Certain Transfer Taxes

Pursuant to Bankruptcy Code §1146(a), the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer, including any transfers effected pursuant to the Plan or by any of the Reorganization Transactions, provided for under the Plan, from the Debtors or the Reorganized Debtors to the Servicing Company, the Position Holder Trust, the Creditors’ Trust, or any other Person or Entity pursuant to the Plan, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the sale and/or Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 6.19          Termination Of The Chapter 11 Trustee

The Chapter 11 Trustee of LPHI shall be discharged on the Effective Date.   The Chapter 11 Trustee, upon discharge shall cancel his trustee bond.  Discharge of the Chapter 11 Trustee does not affect or impair the Chapter 11 Trustee’s right to seek a final ruling on any request for statutory compensation and reimbursement of expenses made in connection with the LPHI case nor his compensation from the LPI and LPIFS cases.

Disclosure Statement	Page 73

Section 6.20          Creditors’ Trustee Closing Of The Chapter 11 Cases

When (a) the Bankruptcy Court has adjudicated all applications by Professionals for final allowance of compensation for services and reimbursement of expenses and the issuance of a Final Order for each application and the payment of all amounts payable thereunder; (b) all Disputed Claims Filed against a Debtor have become Allowed Claims or have been Disallowed by Final Order or otherwise pursuant to the Plan; and (c) all appropriate Distributions of Fractional Interest Certificates, New Interests and New IRA Notes have been made or arranged to be made pursuant to the Plan, the Creditors’ Trustee shall seek authority from the Bankruptcy Court to close the Debtors’ Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules, without prejudice to the rights of the Creditors’ Trustee or Position Holders Trustee to seek to reopen the Bankruptcy Cases as necessary to effectuate the confirmed Plan.

ARTICLE VII

FRACTIONAL POSITIONS

Section 7.01          The Election Rights Afforded To Holders Of Fractional Interests

Holders of Fractional Positions may Elect with respect to each Fractional Position they own to: (i) be treated as a Continuing Position Holder with respect to their Continued Position; (ii) contribute their Fractional Position to the Position Holder Trust and receive a Trust Interest in the Position Holder Trust, which will hold legal title to all of the Policies and all of the beneficial and equitable ownership of the Policies that is not represented by Fractional Interests outstanding from time to time; or (iii) rescind their purchase of the Fractional Position, and receive a Trust Interest in the Creditors’ Trust.

The Holder of a Fractional Position who Elects to become a Continuing Position Holder with respect to a Fractional Position will be required to make the Continuing Position Holder Contribution to the Position Holder Trust. The Continuing Position Holder Contribution will consist of five percent (5%) of the Fractional Position, five percent (5%) of all Escrowed Funds for premiums relating to such Fractional Position, and five percent (5%) of any Maturity Funds relating to such Fractional Position. Continuing Position Holders will be required to pay a servicing fee equal to three percent (3%) of their interest in the death benefit under the applicable Policy. Any Continuing Position Holder who paid his or her October 2014 platform and servicing charge assessed by LPIFS will receive a credit against the Servicing Company’s servicing fee in an amount equal to one half of the amount paid which is allocable to any Fractional Position held by the Continuing Position Holder relating to a Policy that matures on or after the Effective Date.

Continuing Position Holders will also be required to pay any Catch-Up Payment due by not later than ninety (90) days after the Effective Date (i.e., the Catch-Up Cutoff Date), or they automatically will be deemed to have made a Position Holder Trust Election as a result of a Payment Default. Current Position Holders will be notified if they owe or may owe any Catch-Up Payment as of the Effective Date when their Ballots are mailed to them.

Disclosure Statement	Page 74

Continuing Position Holders, except New IRA Note Holders, will be required to pay their share of premium payments (and the Servicing Fee) in the future with respect to their Continued Positions, and the Servicing Company will manage the premium call process. Current Position Holders who make the Position Holder Trust Election and contribute their Fractional Positions to the Position Holder Trust will be relieved of future obligations with respect to premium payments relating to the contributed Fractional Positions, and such responsibility will be borne by the Position Holder Trust. Those Holders who Elect to become Continuing Position Holders but default on their obligations to make premium payments will be deemed to have made an Election to contribute their Fractional Positions to the Position Holder Trust, and will receive Trust Interests calculated as described in Section 7.02 of in this Disclosure Statement entitled “The Continuing Monetary Obligations Of Those Current Position Holders Who Elect To Be Continuing Position Holders.”

Continuing Position Holders will be express third party beneficiaries of the Servicing Agreement and, if utilized, the Escrow Agreement, and those who own New IRA Notes will also be express third party beneficiaries of the Contribution and Collateral Agreement relating to the Fractional Interests pledged as Collateral for the New IRA Notes.

To the extent a Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are being held in the Maturity Escrow Account as of the Effective Date, the Continuing Position Holder will receive a Statement of Maturity Account, reflecting a Maturity Funds Loan payable to the Continuing Position Holder and the balance of the Maturity Funds being held in escrow. The Maturity Funds Facility and the anticipated timeline for payout of Maturity Funds and payment of Maturity Funds Loans is described in section 6.02 hereof entitled, “Exit Financing and Reserve Funding.”

Section 7.02	The Continuing Monetary Obligations Of Those Current Position Holders Who Elect To Be Continuing Position Holders

Current Position Holders who make a Continuing Holder Election will have continuing monetary obligations with respect to the Continued Position they will own after the Effective Date.

First, if a Current Position Holder makes (or is treated as having made) a Continuing Holder Election for a Fractional Position as to which any outstanding premium or other amount is owing (i.e., a Catch-Up Payment), the Continuing Holder Election will not be effective as of the Effective Date and the Current Position Holder will not become a Continuing Position Holder or receive Distributions relating to the Election as of the Effective Date. The Current Position Holder will have until the Catch-Up Cutoff Date to pay the Catch-Up Payment in full to the Position Holder Trust, and thereby render the Election effective and be eligible to receive Distributions with respect to a Continued Position, effective as of the Effective Date.

If the Current Position Holder does not pay the Catch-Up Payment in full by the Catch-Up Cutoff Date, as evidenced by the information included in a Post-Effective Adjustment Report provided to the Position Holder Trustee pursuant to the Servicing Agreement, the Current Holder (i) automatically will be conclusively deemed to have made the Position Holder Trust Election with respect to the Fractional Position, effective as of the Effective Date, and (ii) in exchange for the Fractional Position, will receive a Distribution of a Position Holder Trust Interest.

Disclosure Statement	Page 75

Second, on a going forward basis, from and after the Effective Date, the Servicing Company will make premium calls to Continuing Position Holders holding Fractional Positions related to Distressed Policies by sending premium notice and payment reminders to each Continuing Position Holder. Premium calls shall be sent no later than 120 days prior to the date the premium payment is due to the insurance company that issued the relevant Policy. If the Continuing Position Holder does not pay in full the amount specified in the premium call notice for any Continued Position by the due date specified in the notice, a “Payment Default” with respect to the Continued Position (a “Defaulted Fractional Position”) shall occur on the due date (the “Payment Default Date”), and the Continuing Position Holder shall be deemed to have made a Position Holder Trust Election with respect to the Defaulted Fractional Position as of the Payment Default Date, without any further notice from or other action by the Servicing Company, the Position Holder Trust or any other Person. Within 30 days after the Payment Default Date, the Servicing Company shall notify the Position Holder Trustee of the occurrence of the Payment Default, and the Position Holder Trust shall pay into the premium payment account provided for in the Servicing Agreement an amount equal to the amount unpaid by the Continuing Position Holder with respect to the Defaulted Fractional Position. Any payment made by the Continuing Position Holder after the Payment Default Date with respect to the Fractional Position shall be returned to the payer, less the processing fee provided for in the Servicing Agreement. Within 30 days after the Position Holder Trustee receives notice of the Payment Default, the Position Holder Trust shall issue a Position Holder Trust Interest to the defaulting Continuing Position Holder, for further delivery to the Continuing Position Holder (in either case, in the Holder’s new capacity as an Assigning Position Holder with respect to the Defaulted Fractional Position), representing a beneficial interest in the Position Holder Trust.

Not less than 120 days before the due date for any premium payment on a Distressed Policy, the Position Holder Trustee will be authorized to send, or direct the Servicing Company to send, a notice to all Continuing Fractional Holders of Fractional Interests relating to the Distressed Policy (i) stating that, in the Position Holder Trustee’s judgment, no further premium payments should be made on the Policy, and (ii) offering to transfer the Beneficial Ownership in the Policy held by the Position Holder Trust to one or more of the Continuing Fractional Holders in exchange for their payment of the premiums due with respect to the Position Holder Trust’s Beneficial Ownership in the Policy, which will be set forth in the notice. If the Continuing Fractional Holders do not accept the offer and pay into the premium payment account provided for in the Servicing Agreement an amount equal to all of the premiums relating to the Beneficial Ownership held by the Position Holder Trust before the end of the 120-day period, the Policy will lapse. If one or more of the Continuing Fractional Holders do pay all of the required premiums into the premium payment account before the due date, then (x) within 30 days after the due date, the Servicing Company will provide a report to the Position Holder Trustee detailing which Continuing Fractional Holder(s) paid a portion of the premiums relating to the Position Holder Trust’s Beneficial Ownership, the amount paid by each such Continuing Fractional Holder, and the excess amount, if any, paid by each Continuing Fractional Holder, (y) within 30 days of the Position Holder Trustee’s receipt of the report from the Servicing Company, the Position Holder Trust shall (1) issue Fractional Interests to the relevant Continuing Fractional Holders, Pro Rata based on the amount paid by each, and (2) notify the Servicing Company of the transfer, and (z) within 30 days after it receives the notice from the Position Holder Trust, the Servicing Company will return the excess amount paid by any Continuing Fractional Holder, unless the Continuing Fractional Holder instructs the Servicing Company to add the amount to any Premium Reserve maintained in the Holder’s name to pay premiums on the Holder’s Fractional Interests. Unless all of the Continuing Fractional Holders who own Fractional Interests in such a Policy (which will then represent 100% of the Beneficial Ownership of the Policy) provide written notice otherwise, the Position Holder Trust will remain the record owner and beneficiary of the Policy for the benefit of such Continuing Fractional Holders, and the Policy will continue to be subject to the Servicing Agreement, including payment of the Servicing Fee.

Disclosure Statement	Page 76

Section 7.03          How And When To Make The Election

The deadline for Current Position Holders to make an Election with respect to each of their Fractional Positions is ______ __, 2016 (the “Election Deadline”). Current Position Holders have the right to make an Election(s) regardless of whether they vote to accept or reject the Plan.

Each Election shall be made by noting the Election with respect to each Fractional Position held on the Election Form and send it to the Balloting Agent no later than the Ballot Deadline and/or Electronically Making Such Elections. If a Current Position Holder does not make an Election with respect to any of its Fractional Positions, such Holder will be deemed to have made a Continuing Holder Trust Election pursuant to the terms of the Plan.

ARTICLE VIII

the POSITION HOLDER trust

Section 8.01          Creation Of The Position Holder Trust

The Position Holder Trust shall be created on the Effective Date pursuant to the Position Holder Trust Agreement for the purpose of liquidating the Position Holder Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d), as may be further set forth in the Position Holder Trust Agreement. The Position Holder Trust Agreement shall be filed with the Bankruptcy Court, along with the Plan Supplement, no later than 14 days prior to the Confirmation Hearing.

Section 8.02          Funding Of Res Of The Trust

On the Effective Date, all of the Position Holder Trust Assets shall be transferred, assigned, and contributed, or issued, to and vested in the Position Holder Trust, and the Position Holder Trust shall be in possession of, and have title to, all the Position Holder Trust Assets. The conveyances and vesting of all Position Holder Trust Assets shall be accomplished pursuant to this Plan, the Position Holder Trust Agreement, the Plan Documents providing for the Reorganization Transactions and the Confirmation Order. The Reorganized Debtors shall convey, transfer, assign and deliver the Position Holder Trust Assets free and clear of all Liens, save and except for the Maturity Funds Liens. The Position Holder Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyances of vested title to the Position Holder Trust. Such orders may be presented without further notice other than as has been given in the Plan.

Disclosure Statement	Page 77

Following payment of the expenses of the Creditors’ Trust, and in the event that all Allowed Claims exchanged for Trust Interests in the Creditors’ Trust are paid in full, the Position Holder Trust shall be the residual beneficiary of the Creditors’ Trust.

Section 8.03          The Position Holder Trust Agreement and Trustee

The Position Holder Trust Agreement will conform to the terms of the Plan, and to the extent that the Position Holder Trust Agreement is inconsistent with the Plan or the Confirmation Order, the terms of the Plan or the Confirmation Order, as the case may be, shall govern.

The Position Holder Trustee will be named in the Position Holder Trust Agreement filed with the Plan Supplement. The Position Holder Trustee will retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under the Plan and the Position Holder Trust Agreement, and as otherwise provided in the Financing Order and/or the Confirmation Order. However, the Position Holder Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred before the Effective Date. The Position Holder Trustee shall be the exclusive trustee of the Position Holder Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code § 1123(b)(3)(B). Matters relating to the appointment, removal and resignation of the Position Holder Trustee and the appointment of any successor Position Holder Trustee shall be set forth in the Position Holder Trust Agreement. The Position Holder Trustee shall be required to perform his or her duties as set forth in the Plan and the Position Holder Trust Agreement.

The Position Holder Trustee shall have full authority to compromise claims or settle interests with respect to the Policies without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Confirmation Order, and the Position Holder Trust Agreement.

Without limiting the generality of the foregoing, or the powers, authority and responsibilities set for the in the Position Holder Trust Agreement, the Position Holder Trustee will have the authority and responsibilities set forth in the Plan and in the Position Holder Trust Agreement, including, without limitation: (i) the payment of all premiums associated with Beneficial Ownership of the Fractional Positions contributed to the Position Holder Trust on or after the Effective Date, including Contributed Positions, and maintenance of the Premium Reserve required by the Position Holder Trust Agreement; (ii) resolving any dispute relating to whether the Catch-Up Payment due from any Current Position Holder or Pre-Petition Default Amount due from any Investor is in the correct amount; (iii) enforcing the Position Holder Trust’s rights under this Plan and the Position Holder Trust Agreement, including the Position Holder Trust’s rights in Fractional Positions abandoned or contributed, as the case may be, after the Effective Date as the result of a Payment Default; (iv) administering and enforcing the Position Holder Trust’s rights and obligations under the Servicing Agreement, the Portfolio Information License, and the Escrow Agreement, (v) appointing third party service providers to serve as record owner or beneficiary of record for any or all of the Policies, and (vi) evaluating Distressed Policies after the Effective Date to determine whether the Position Holder Trustee should exercise the rights provided under the Plan and the terms of the Position Holder Trust Agreement.

Disclosure Statement	Page 78

Section 8.04          The Position Holder Trust Beneficiaries

The beneficiaries of the Position Holder Trust shall be the Assigning Position Holders and the Continuing Position Holders entitled to receive Position Holder Trust Interests pursuant to the Plan and the Position Holder Trust Agreement. The Position Holder Trust Interest received by each Assigning Position Holder and each Continuing Position Holder with respect to each Contributed Position shall be calculated relative to their Allowed Claim amount for the Contributed Positions in respect of which the Position Holder Trust Interest is to be issued, subject to adjustment as set forth below, and the Pro Rata beneficial interest represented by each Position Holder Trust Interest shall be calculated as set forth in Section 5.05 of the Plan and described below.

The beneficial interest represented by each Position Holder Trust Interest issued on the Effective Date, or effective as of the Effective Date as the result of a deemed Position Holder Trust Election for failure to pay any Catch-Up Payment, shall be determined as follows:

(a)          For each Fractional Position as to which a Position Holder Trust Election is made, an Assigning Position Holder who does not owe any Catch-Up Payment with regard to the Contributed Position will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (i) the Assigning Position Holder’s full Allowed Claim amount for the position and (ii) the Allowed Claim amounts for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests;

(b)          For each Fractional Position as to which a Position Holder Trust Election is made, an Assigning Position Holder who owes a Catch-Up Payment with regard to the Contributed Position will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (A) (I) the Assigning Position Holder’s Allowed Claim amount for the position minus (II) the Catch-Up Payment and (B) the Allowed Claim amounts (adjusted for Catch-Up Payments due) for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests; and

(c)          For each Continuing Position Holder entitled to receive a Position Holder Trust Interest in exchange for a Continuing Position Holder Contribution to the Position Holder Trust, the Continuing Position Holder will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (i) 5% of the Continuing Position Holder’s full Allowed Claim amount for the position with respect to which the Continuing Position Holder Contribution was made, and (ii) the Allowed Claim amounts for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests.

Disclosure Statement	Page 79

The Pro Rata share for the Position Holder Trust Interest received by any Continuing Position Holder deemed to have made the Position Holder Trust Election and become an Assigning Position Holder as a result of a Payment Default after the Effective Date will be initially calculated as described in section 8.04(b) above (using the amount of the Payment Default instead of the Catch-Up Payment), and then adjusted to:

(a)           Reduce the Allowed Claim amount for the Contributed Position by (A) 20% multiplied by (B) the Allowed Claim amount for the position to which the Payment Default relates;

(b)           Exclude any share of income realized by the Position Holder Trust prior to the date of the deemed Position Holder Trust Election (and all distributions and Premium Reserves or other reserves resulting from or relating to such income); and

(c)           Subordinate the right of the Position Holder Trust Interest to share in any distributions made by the Position Holder Trust out of distributions received by the Position Holder Trust as the residual beneficiary of the Creditors’ Trust, until all Assigning Position Holders as of the Effective Date have received distributions from the Position Holder Trust in an amount equal to the amount of their full Allowed Claim.

The provisions described above shall not apply to a Current Position Holder who owes a Catch-Up Payment as of the Effective Date and does not pay the amount due by the Catch-Up Cutoff Date, and in such case, the Current Position Holder will be treated as an Assigning Position Holder owing a Catch-Up Payment and entitled to receive a Position Holder Trust Interest as of the Effective Date.

As provided in the Position Holder Trust Agreement, Position Holder Trust Interests will be expressed in “Units” of beneficial interest in the Position Holder Trust represented by certificates, and the Units represented by each certificate will be used to determine the Pro Rata share to which the certificate holder is entitled based on the number of Units represented by the certificate and the total number of Units outstanding as of the date of the certificate’s issuance and from time to time thereafter.

Section 8.05          The Position Holder Trust Reserve

Following the Effective Date of the Plan, the Position Holder Trust shall establish and maintain Premium Reserves as provided in the Plan and the Position Holder Trust Agreement. In addition, the Position Holder Trust shall establish such other reserves as required or permitted by the Position Holder Trust Agreement or the Confirmation Order.

Disclosure Statement	Page 80

Section 8.06          Position Holder Trust Taxes

The Position Holder Trustee will file all federal income tax returns for the Position Holder Trust as a grantor trust pursuant to Internal Revenue Code Section 671 and Treasury Regulations Section 1.671-4(a).

The Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders will be contributed to the Position Holder Trust for the benefit of the Position Holder Trust Beneficiaries, and such beneficiaries will receive Position Holder Trust Interests in exchange for their Allowed Claims, as set forth in Section 8.05. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Position Holder Trustee and the Position Holder Trust Beneficiaries) will treat the transfer and assignment to the Position Holder Trust of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders as (a) a transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders directly to the Position Holder Trust Beneficiaries in satisfaction of their Allowed Claims followed by (b) the extinguishment of the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and (c) the transfer of the Position Holder Trust Assets by the Position Holder Trust Beneficiaries to the Position Holder Trust in exchange for Position Holder Trust Interests. The deemed transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest(s) in the Position Holder Trust (including the IRA Partnership) directly to the Position Holder Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange, as discussed further in Section 26.04(B) of this Disclosure Statement.

The Position Holder Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The beneficiaries of the Position Holder Trust will be treated as the grantors and owners of their Pro Rata portion of the Position Holder Trust Assets for federal income tax purposes. All of the income of the Position Holder Trust will be treated as subject to tax on a current basis. The Position Holder Trust will not pay tax. The Position Holder Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually and attach a separate statement to that form, and issue such statement to each beneficiary of the Position Holder Trust (or the appropriate middleman), separately stating such beneficiary’s Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to an IRA custodian or other middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Position Holder Trust will be required to include its Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Disclosure Statement	Page 81

Section 8.07          Liability; Indemnification

The Position Holder Trustee shall not be liable for any act or omission taken or omitted to be taken in the capacity of Position Holder Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud. The Position Holder Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, retain and consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Position Holder Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Position Holder Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Position Holder Trust shall indemnify and hold harmless the Position Holder Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Position Holder Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons or Entities for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Section 8.08          Termination Of The Position Holder Trust

The duties, responsibilities and powers of the Position Holder Trust shall terminate after all Position Holder Trust Assets have been fully resolved, abandoned or liquidated and the Position Holder Trust Assets have been distributed in accordance with this Plan and the Position Holder Trust Agreement, and the Reorganized Debtors have been liquidated and their corporate existence terminated; provided, however, except in the circumstances set forth below, the Position Holder Trust shall terminate no later than ten (10) years after the Effective Date. If warranted by the facts and circumstances provided for in this Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Position Holder Trust, the term of the Position Holder Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Position Holder Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Position Holder Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed five years, based on the particular circumstances at issue. Each such extension must be approved by the Bankruptcy Court not more than six months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Position Holder Trust. Upon the occurrence of the termination of the Position Holder Trust, the Position Holder Trustee shall File with the Bankruptcy Court, a report thereof, seeking to be discharged from his duties71.

71 In order to obtain such an extension, the Position Holder Trustee would be required to file a motion with the Bankruptcy Court, seeking entry of an order re-opening the Debtors’ Chapter 11 Cases for the purpose of extending the term of the Position Holder Trust. If the Bankruptcy Court does not re-open the Chapter 11 Cases and extend the Position Holder Trust, the Position Holder Trust will be required to terminate and liquidate its remaining assets.

Disclosure Statement	Page 82

ARTICLE IX
THE IRA PARTNERSHIP AND NEW IRA Notes

Section 9.01       The IRA Partnership

The IRA Partnership that will be created pursuant to the Plan is a Texas limited liability company that is intended to be taxed as a partnership for U.S. federal tax purposes. The IRA Partnership will be a beneficiary of the Position Holder Trust, which will permit the Holders of interests in the IRA Partnership to receive the benefits of the long-term liquidation of the Beneficial Ownership in the Policies and other assets held by the Position Holder Trust. The owners of the interests in the IRA Partnership will be those IRA Holders (Class B3 Holders) who elect either Option 1 or Option 2 as their treatment under the Plan. As set forth earlier, under Option 2, Holders contribute their Fractional Position to the IRA Partnership in exchange for an interest in the IRA Partnership. Under Option 1, Holders of IRA Notes contribute 95% of the Fractional Positions to the IRA Partnership and contribute 5% of their Fractional Position to the Position Holder Trust, and in return receive a New IRA Note with respect to their Fractional Position, along with an IRA Partnership Interest with respect to their contribution to the Position Holder Trust.

Section 9.02       The New IRA Notes

The Position Holder Trust will be the Issuer of the New IRA Notes. The New IRA Notes will be non-recourse and secured by liens established under the Contribution and Collateral Agreement on Collateral consisting of all of the Beneficial Ownership related to all Fractional Positions as to which Continuing Holder Elections are made by IRA Holders. Holders of New IRA Notes will not be obligated to pay premiums allocable to the Collateral for the notes. Each New IRA Note will have a fixed principal amount, accrue interest at a stated annual interest rate and have a long-term fixed maturity date. Interest will be payable annually, subject to the Position Holder Trust’s right to defer payment and continue to accrue interest for payment in the future under circumstances specified in the Contribution and Collateral Agreement. If the actual mortality experience of the Policies to which the Beneficial Ownership included in the Collateral as a result of Continuing Holder Elections made by all IRA Holders entitled to Distributions of New IRA Notes exceeds the projected mortality experience set forth in the Plan Supplement, the New IRA Notes will be entitled to mandatory partial prepayment. If determined to be appropriate by the Chapter 11 Trustee and the Debtors’ financial advisers, the New IRA Notes will be subject to optional redemption by the Position Holder Trust for a redemption price equal to principal amount plus accrued interest plus a redemption premium. The specific terms of the New IRA Notes (principal amount relative to Allowed Claim amount, interest rate, maturity date, mandatory prepayment provisions, and any redemption right in favor of the Position Holder Trust) will be included in the Plan Supplement, along with a form of the New IRA Note.

Disclosure Statement	Page 83

ARTICLE X

the CREDITOR trust

Section 10.01       Creation Of The Creditor Trust

The Creditors’ Trust shall be created on the Effective Date pursuant to the Creditors’ Trust Agreement for the purpose of liquidating the Creditors’ Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d), as may be further set forth in the Creditors’ Trust Agreement. The Creditor Trust Agreement shall be filed with the Bankruptcy Court, along with the Plan Supplement, no later than 14 days prior to the Confirmation Hearing.

Section 10.02       Funding Of Res Of The Trust

On the Effective Date, all of the Creditors’ Trust Assets shall be transferred, assigned, and contributed to, and vested in, the Creditors’ Trust, and the Creditors’ Trust shall be in possession of, and have title to, all the Creditors’ Trust Assets. The conveyances and vesting of all Creditors’ Trust Assets shall be accomplished pursuant to the Plan, the Class Action Settlement Agreement, the Financing Order and the Confirmation Order or any other order of the Bankruptcy Court. The Debtors and the Assigning Class Parties shall convey, transfer, assign and deliver the Creditors’ Trust Assets free and clear of all Liens, Claims, encumbrances and Interests (including any right of set off). The Creditors’ Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Creditors’ Trust. Such orders may be presented without further notice other than as has been given in the Plan.

The Creditors’ Trust shall receive from the Position Holder Trust Cash contributions paid over time and/or interest-bearing financing in an amount necessary to adequately capitalize the Creditors’ Trust, including (i) litigation costs and (ii) such other amounts as are reasonably necessary to compensate the Creditors’ Trust for its constituency’s share of the value of the Policy Related Assets and LPI’s contributions of assets to the Servicing Company, including its rights and assets needed to service the Policies. Notwithstanding the foregoing, the Creditors’ Trust shall not receive or retain Cash or Cash Equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities or to maintain the value of the Creditors’ Trust assets during liquidation.

The Creditors’ Trust Assets consist of all Causes of Action held by the Debtors, including claims which may be asserted against creditors and third parties under the Bankruptcy Code, and the Causes of Action held by the plaintiffs in the Class Action Litigation, which are being assigned pursuant to the Class Action Settlement.

A comprehensive list of the Causes of Action being assigned to the Creditors’ Trust will be included in the Plan Supplement. Included within these Causes of Action is the Pardo Litigation (which is described in Section 4.17 hereof), the Licensee Litigation (which is described in Section 4.18 hereof) and the claims being assigned pursuant to the Class Action Settlement (which is described in section 15.01 hereof), which consist primarily of all claims held by the Class Action Plaintiffs.

Disclosure Statement	Page 84

Also, included within the claims assigned to the Creditors’ Trust are “avoidance claims” under the Bankruptcy Code, which includes preference and fraudulent transfer claims. A preference claim is a claim to recover payments or transfers which were: (i) made to of for the benefit of a creditor of the debtor; (ii) on an account of an antecedent debt owed to the creditor; (iii) made within 90 days prior to the debtor’s bankruptcy filing (or one year prior to the bankruptcy filing if the recipient is an insider of the Debtor, such as an officer or director or shareholder holding in excess of 20% of the equity securities in the debtor); (iv) made while the debtor was insolvent; and (v) which allows the recipient or transferee to receive more than they would have received in a Chapter 7 liquidation of the debtor had the transfer not been made. Even if these elements are satisfied, there exist certain defenses to a preference claim which include, without limitation that: (a) the transfer was made in the ordinary course of the debtor and transferee’s business; (b) the transfer was intended and made for a substantially contemporaneous exchange of value; and (c) following the transfer, but before the debtor’s bankruptcy filing, the transferee provided new value to the debtor, in which case the transfer will not be recoverable by the trustee to the extent of such new value.

The Chapter 11 Trustee’s financial advisors have reviewed the Debtors’ books and records and believe that there are approximately $48.0 million in pre-bankruptcy transfers which may be recoverable as a preference.

A fraudulent transfer claim is generally is claim against a transferee of property from the debtor which was either: (i) made with the intent of hindering, delaying or defrauding existing or future creditors of the debtor; or (ii) made for less than reasonably equivalent value at a time when the debtor was either insolvent, or which transfer rendered the debtor insolvent.

The Chapter 11 Trustee’s financial advisors have reviewed the Debtors’ books and records and believe that there are approximately $12.5 million in pre-bankruptcy transfers which may be recoverable as fraudulent transfers.

Also, included within the Causes of Action being assigned to the Creditors’ Trust are two state law securities actions in which LPHI is the plaintiff and which allege that LPHI was damaged by the “naked short selling” of its common stock going back as far as six years before LPHI’s bankruptcy filing.72 One of these securities actions is pending in the Superior Court of the State of California for Los Angeles County (Life Partners Holdings, Inc. v. Wedbush Securities, Case No. BC558646), and the other action is pending in the United States Bankruptcy Court for the Northern District of Illinois (Life Partners Holdings, Inc. v. OptionsXpress, Inc., et al., Adv. No: 15-00640). Both of these actions are in a nascent stage (the defendants have yet to answer the complaint in either action). The California action has been stayed by the California Superior Court through March 31, 2016. The Illinois action has been stayed by the Illinois Bankruptcy Court though April 30, 2016.

72 A short sale is the sale of a stock that an investor does not own or a sale which is consummated by the delivery of a stock borrowed by, or for the account of, the investor. Short sales are normally settled by the delivery of a security borrowed by or on behalf of the investor. The investor later closes out the position by returning the borrowed security to the stock lender, typically by purchasing securities on the open market. In a "naked" sale, the seller does not borrow or arrange to borrow the securities in time to make delivery to the buyer within the standard three-day settlement period.

Disclosure Statement	Page 85

Since a recovery to beneficiaries of the Creditors’ Trust will be dependent upon the Creditors’ Trustee’s success in pursuing Causes of Action assigned to the Creditors’ Trust, creditors are encouraged to review section 25.05 hereof, entitled “Risks Associated With Litigation Claims.”

Section 10.03       The Creditors’ Trust Agreement and Trustee

The Creditors’ Trust Agreement shall conform to the terms of the Plan, and to the extent that the Creditors’ Trust Agreement is inconsistent with the Plan or the Confirmation Order, the terms of the Plan or the Confirmation Order shall govern.

The Creditors’ Trustee shall be named in the Creditors’ Trust Agreement filed in the Plan Supplement. The Creditors’ Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under the Plan and the Creditors’ Trust Agreement, and as otherwise provided in the Financing Order, the Confirmation Order or any other order of the Bankruptcy Court. Specifically, the Creditors’ Trustee shall review, investigate, evaluate, analyze, and, if appropriate, object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred through the Effective Date. The Creditors’ Trustee shall be the exclusive trustee of the Creditors’ Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code §1123(b)(3)(B). Matters relating to the appointment, removal and resignation of the Creditors’ Trustee and the appointment of any successor Creditors’ Trustee shall be set forth in the Creditors’ Trust Agreement. The Creditors’ Trustee shall be required to perform his or her duties as set forth in this Plan and the Creditors’ Trust Agreement.

Section 10.04       Creditors’ Trust Beneficiaries

The beneficiaries of the Creditors’ Trust shall include all Holders of Allowed General Unsecured Claims, Rescinding Position Holders, Former Position Holders, Willingham MDL Investors, and other creditors of the Debtors, other than (i) the Continuing Position Holders and (ii) the Assigning Position Holders. The beneficial interests of each beneficiary of the Creditors’ Trust shall be calculated Pro Rata relative to their Allowed Claim amounts. The beneficial interests in the Creditors’ Trust that may be distributed to the Wilmington MDL Investors will be set forth in the Plan Supplement.

Beneficial interests in the Creditors’ Trust will not be certificated, and the transfer of Creditor’s Trust Interests will be restricted as provided in the Creditors’ Trust Agreement.

Following payment of the expenses of the Creditors’ Trust, and in the event that Allowed Claims of all Holders of Creditors’ Trust Interests (other than the SEC) are paid in full, the Position Holder Trust shall be the initial residual beneficiary of the Creditors’ Trust Assets and the proceeds of same. In the event that Allowed Claims of all Holders of Position Holder Trust Interests are paid in full, the SEC shall be entitled to receive distributions from the Creditors’ Trust with respect to its Allowed Claim Amount, as the secondary residual beneficiary of the Creditors’ Trust. In the event that the SEC’s Allowed Claim is paid in full, the Position Holder Trust shall be the final residual beneficiary of the Creditors’ Trust.

Disclosure Statement	Page 86

Section 10.05       Creditors’ Trust Reserves

Following the Effective Date of the Plan, the Creditors’ Trust shall establish such reserves as required or permitted by the Creditors’ Trust Agreement or the Plan.

Section 10.06       Creditors’ Trust Taxes

The Creditors’ Trustee will file all federal income tax returns for the Creditors’ Trust as a grantor trust pursuant to Internal Revenue Code Section 671 and Treasury Regulations Section 1.671-4(a).

The Creditors’ Trust Assets will be contributed to the Creditors’ Trust for the benefit of the Creditors’ Trust Beneficiaries, and such beneficiaries will receive Creditors’ Trust Interests in exchange for their Allowed Claims, as set forth in Section 9.05. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Creditors’ Trustee and the Creditors’ Trust Beneficiaries) will treat the transfer and assignment to the Creditors’ Trust of the Creditors’ Trust Assets as (a) a transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims followed by (b) the transfer of the Creditors’ Trust Assets by the Creditors’ Trust Beneficiaries to the Creditors’ Trust in exchange for Creditors’ Trust Interests. The deemed transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange.

The Creditors’ Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The beneficiaries of the Creditors’ Trust will be treated as the grantors and owners of their Pro Rata portion of the Creditors’ Trust Assets for federal income tax purposes. All of the income of the Creditors’ Trust will be treated as subject to tax on a current basis. The Creditors’ Trust will not pay tax. The Creditors’ Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually and attach a separate statement to that form, and issue such statement to each beneficiary of the Creditors’ Trust (or the appropriate middleman), separately stating such beneficiary’s Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to an IRA custodian or other middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Creditors’ Trust will be required to include its Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Disclosure Statement	Page 87

Section 10.07       Liability; Indemnification

The Creditors’ Trustee shall not be liable for any act or omission taken or omitted to be taken in the capacity of Creditors’ Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud. The Creditors’ Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, retain and consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Creditors’ Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Creditors’ Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Creditors’ Trust shall indemnify and hold harmless the Creditors’ Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Creditors’ Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons or Entities for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Section 10.08       Termination Of The Creditors’ Trust

The duties, responsibilities and powers of the Creditors’ Trust shall terminate after all Creditors’ Trust Assets have been fully resolved, abandoned or liquidated and the Creditors’ Trust Assets have been distributed in accordance with the Plan and the Creditors’ Trust Agreement, and the Reorganized Debtors have been liquidated and their corporate existences terminated; provided, however, except in the circumstances set forth below, the Creditors’ Trust shall terminate no later than five years after the Effective Date. If warranted by the facts and circumstances provided for in the Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Creditors’ Trust, the term of the Creditors’ Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Creditors’ Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Creditors’ Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed five years, based on the particular circumstances at issue.73 Each such extension must be approved by the Bankruptcy Court no more than six months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Creditors’ Trust. Upon the occurrence of the termination of the Creditors’ Trust, the Creditors’ Trustee shall File with the Bankruptcy Court, a report thereof, seeking to be discharged from his duties.

73 In order to obtain such an extension, the Creditors’ Trustee would be required to file a motion with the Bankruptcy Court, seeking entry of an order re-opening the Debtors’ Chapter 11 Cases for the purpose of extending the term of the Creditors’ Trust. If the Bankruptcy Court does not re-open the Chapter 11 Cases and extend the Creditors’ Trust’s term, the Creditors’ Trust will be required to terminate and liquidate its remaining assets.

Disclosure Statement	Page 88

ARTICLE XI

THE SERVICING COMPANY

Section 11.01       Creation Of the Servicing Company

As of the Effective Date, the Policies will be serviced by the Servicing Company, which will be a Texas limited liability company which will be formed on or before the Effective Date, for the purposes of: (a) receiving the assets to be contributed to the Servicing Company by LPI and LPIFS as provided in the Plan and enter into the Portfolio Information License with the Position Holder Trust, and (b) from and after the Effective Date, service the Policies and provide the other services to and for the benefit of the Continuing Position Holders and the Position Holder Trust, as provided in the Servicing Agreement. All Continuing Holders will be express third party beneficiaries of the Servicing Agreement.

Section 11.02       Ownership Of the Servicing Company

The Newco Interests will be issued to Reorganized LPI, contributed to the Position Holder Trust, and in accordance with the KLI PSA, may either be sold (whether by Auction or private sale) , or retained by the Position Holder Trust if there is no sale or Auction.

The Chapter 11 Trustee, Subsidiary Debtors, and Committee have identified a potential purchaser for the Servicing Company. Specifically, on or about November 11, 2015, the Chapter 11 Trustee, on behalf of LPHI, and the Subsidiary Debtors entered into a plan support agreement (the “PSA”) with KLI Investments, LP (“KLI”), which is subject to Bankruptcy Court approval. KLI is one of the Plan Supporters. Under the KLI PSA, KLI or its designee (the “KLI Bidder”) will be the stalking horse in connection with any Auction of the equity interests in the Servicing Company, and in connection therewith will make a Cash offer of at least $1,000,000 for such equity interests. This offer is irrevocable until the earlier of the Effective Date of the Plan or March 31, 2016. If the KLI Bidder is not the successful bidder at any Auction, or if the Chapter 11 Trustee, the Subsidiary Debtors, or Committee choose to terminate KLI’s purchase of Newco, which they may do by providing notice of termination to KLI, then KLI shall be entitled to a termination fee of $200,000 plus up to $50,000 of attorneys’ fees that KLI incurred in connection with such bid, which termination fee shall be paid on or before the Effective Date of the Plan.

Section 11.03       Management Of the Servicing Company

The form, management, and oversight of the Servicing Company shall be set forth in the organization and governance documents for the Servicing Company to be provided in the Plan Supplement. The Plan Proponents in consultation with any party with which the Plan Proponents enter into an agreement prior to the Effective Date providing for the purchase of the interests in the Servicing Company, shall make all determinations with respect to employment of any other directors and officers of the Servicing Company as of the Effective Date. Thereafter, the director(s) and officers of the Servicing Company will be elected or appointed in accordance with its governing documents.

Section 11.04       Compensation Of the Servicing Company’s Management

Subject to the exercise of its business judgment and industry standards, the Servicing Company may offer to retain some or all employees of LPI and shall retain all records and all related property and equipment contributed to it to the extent necessary to provide all of the services set forth in the Servicing Agreement. With respect to employees of LPI, to the extent the Servicing Company offers employment to any former employees of LPI, such employment will be "at will" unless and until the Servicing Company and the employee enter into a separate agreement or contract.

Disclosure Statement	Page 89

Section 11.05       Working Capital

If the sale of the Newco Interests is not completed on the Effective Date, the Position Holder Trust shall transfer to the Servicing Company cash in an amount sufficient to adequately capitalize the Servicing Company to fund its reasonable and necessary working capital needs to satisfy its obligations during the term of the Servicing Agreement. If the sale of the Newco Interests is completed, the buyer of the Newco Interests will be responsible for adequately capitalizing the Servicing Company.

Section 11.06       Servicing Agreement

On the Effective Date, the Servicing Company, the Position Holder Trust, and the IRA Partnership shall enter into the Servicing Agreement pursuant to which the Servicing Company will provide servicing for the Policies and other services relating to the Fractional Positions held by Continuing Position Holders, the Position Holder Trust Interests and the IRA Partnership Interests (including reporting services relating to the Fractional Positions and to transactions under the Maturity Funds Facility). Under the Servicing Agreement, the Servicing Company will, among other duties: (a) continue to optimize premiums on the Policies; (b) continue to utilize CSV and Premium Reserves to satisfy premium requirements on Policies to the extent available; (c) provide a customer service operation for all Continuing Position Holders; and (d) other services required by the Plan.

Section 11.07       Servicing Fee

From and after the Effective Date, the Servicing Company will receive a servicing fee equal to be a one-time deduction from maturity proceeds of any Policy that matures on or after the Effective Date in an amount equal to 3% of the death benefit relating to each Fractional Position in the Policy. In the event a Policy matures on or after the Effective Date, but before a Continuing Position Holder paid any Catch-Up Payment owing, the Catch-Up Payment shall also be deducted from the maturity proceeds and will be paid to the Position Holder Trust. Any Continuing Position Holder who paid his or her September 2014 platform and servicing charge assessed by LPIFS will receive a credit against the Servicing Company’s servicing fee in an amount equal to one half of the amount paid which is allocable to any Fractional Position held by the Continuing Position Holder relating to a Policy that matures on or after the Effective Date.

Section 11.08       Post-Effective Date Adjustment Reports

i.	Pursuant to the Servicing Agreement, after the Effective Date Newco will provide weekly reports to the Position Holder Trustee as to total collections of Catch-Up Payments due from Current Position Holders who made Continuing Holder Elections, and make the information available to the relevant Investors through its secure website.

ii.	Not later than 45 days after the Catch-Up Cutoff Date, Newco shall prepare and deliver to the Position Holder Trustee the Post-Effective Adjustment Report, setting forth:

Disclosure Statement	Page 90

A.	For each Current Position Holder who was informed of a Catch-Up Payment payable with respect to a Fractional Position in accordance with Section 6.13i of this Plan:

(a)          the Catch-Up Payment(s) due (broken down into the categories described in Section 6.13i (to be derived from information provided by LPI pursuant to the Portfolio Information License));

(b)          whether or not the Catch-Up Payment(s) was/were timely paid, based on information (A) provided pursuant to the Portfolio Information License and (B) obtained by Newco after the Effective Date as collection agent under the Servicing Agreement; and

(c)          the disposition of each Fractional Position for which a Catch-Up Payment was due (whether by Election or otherwise pursuant to the terms of the Plan), based on a report provided by the Claims and Noticing Agent.

B.	For each Investor who was informed of a Pre-Petition Default Amount payable with respect to a Fractional Position in accordance with Section 6.13i of this Plan:

(a)          the Pre-Petition Default Amount(s) due (broken down into the categories described in Section 6.13i (to be derived from information provided by LPI pursuant to the Portfolio Information License));

(b)          whether or not the Pre-Petition Default Amount(s) was/were timely paid, based on information (A) provided pursuant to the Portfolio Information License and (B) obtained by Newco after the Effective Date as collection agent under the Servicing Agreement; and

(c)          the disposition of each Fractional Position for which a Pre-Petition Default Amount was due (whether by Election or otherwise pursuant to the terms of the Plan), based on a report provided by the Claims and Noticing Agent.

iii.	The Servicing Agreement will include customary provisions obligating the parties to provide information as required and cooperate in preparation of the Post-Effective Adjustment Report, which will be included in the Policy Related Assets owned by the Position Holder Trust and covered by the Portfolio Information License.

Section 11.09       Policy Data And Reports

Subject to the discretion of the Position Holder Trust Trustee and the Position Holder Trust Committee, the Servicing Company shall provide Policy Data and data relating to Premium Reserves and funds in the Maturity Escrow Account on a secure Servicing Company website accessible to the Holders of Continued Positions and Position Holder Trust Interests.

Disclosure Statement	Page 91

Section 11.10       Premium Calls And Payment Defaults

For and after the Effective Date, the Servicing Company shall also make premium calls to Continuing Position Holders holding Fractional Positions as described in § 7.01 of this Disclosure Statement.

ARTICLE XII

TRUSTEE COMPENSATION AND EXPENSES

The compensation of each Successor Trustee (i.e., the Position Holder Trustee and the Creditors’ Trustee), on a post-Effective Date basis, shall be disclosed in the respective Trust Agreements. The payment of the fees and expenses of each Successor Trustee and any professionals they have retained shall be made by the applicable Trust in accordance with the provisions of the Plan and the applicable Trust Agreement.

Section 12.01       Successor Trust Expenses

All costs, expenses and obligations incurred by the Successor Trustees in administering the Plan and the Successor Trusts, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.

Section 12.02       Retention Of Professionals

The Successor Trustees shall have the right to retain the services of attorneys, accountants, and other professionals that, in their direction, are necessary to assist them in the performance of their duties. Professionals of, among others, the Debtors, shall be eligible for retention by the Successor Trustees on a special counsel basis, and former employees of the Debtors shall be eligible for retention by the Successor Trusts, the Servicing Company, and the Successor Trustees; provided, however, none of the Successor Trustees shall hire Pardo, or any other Person or Entity named as a defendant in the Class Action Lawsuits, the Wilmington MDL Litigation or any litigation filed by the Chapter 11 Trustee or any of the Debtors prior to the Effective Date.

Section 12.03       Payment Of Professional Fees

The reasonable fees and expenses of any Successor Trusts' professionals shall be paid by the respective Trust upon the monthly submission of statements to the respective Trustee or as provided by their retention agreement. The payment of the reasonable fees and expenses of the respective Trustee’s retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise provided in the Plan. Without limiting the generality of the foregoing, and except as otherwise set forth in the Plan, the Successor Trusts may, without application to or approval by the Bankruptcy Court, pay fees that each incurs after the Effective Date for professional fees and expenses.

Disclosure Statement	Page 92

ARTICLE XIII

COMMITTEES

Section 13.01       Dissolution Of The Committee

The Committee shall continue in existence through the Effective Date and shall continue to exercise those powers and perform those duties provided to it under the Bankruptcy Code. Unless otherwise ordered by the Bankruptcy Court, on the Effective Date, the Committee will be dissolved and its members released of their duties, responsibilities and obligation, and the retention or employment of the Committee’s Professionals shall terminate.

Section 13.02       Formation and Management of the Advisory Committees

On the Effective Date, the Position Holder Trust Advisory Committee and the Creditors’ Trust Advisory Committee (collectively, the “Trust Committees”) will be formed as set forth in the Position Holder Trust Agreement and the Creditors’ Trust Agreement. The identities of the initial Trust Committee members shall be provided in the Plan Supplement. The functions, duties, responsibilities and duration of the Trust Committees shall be set forth in the Position Holder Trust Agreement and Creditors’ Trust Agreement.

Section 13.03       Liability And Indemnification

The Plan contains limitation of liability and indemnification provisions with respect to the Trust Committees, their members, designees or any duly designated agent or representative of the Trust Committees. Specifically, neither of the Trust Committees, nor any of their members, or designees, nor any duly designated agent or representative of the Trust Committees, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Trust Committees, nor shall any member of the Trust Committees be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Trust Committees, other than acts or omissions resulting from such member’s willful misconduct, gross negligence or fraud.

Additionally, the Trust Committees may, in connection with the performance of each its functions, and in their respective sole and absolute discretion, retain and consult with attorneys, accountants, and its agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals.

Moreover, the respective Successor Trusts shall indemnify and hold harmless their respective Trust Committee and its members, designees, and professionals, and any duly designated agent or representative thereof (in their capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions with respect to the respective Successor Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Disclosure Statement	Page 93

ARTICLE XIV

RESERVES ADMINISTERED BY THE SUCCESSOR TRUSTS

Section 14.01       Establishment of Reserve Accounts, Other Assets and Beneficiaries

The Successor Trustees shall each have authority to establish such Distribution Reserve Accounts (which, notwithstanding anything to the contrary contained in the Plan, may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each the Successor Trustee) as may be provided for in the respective Successor Trust Agreements.

Section 14.02       Deposits

If a Distribution to any Holder of an Allowed Claim is returned to the Creditors’ Trustee as undeliverable or is otherwise unclaimed, such Distribution shall be deposited in an Undeliverable Distribution Reserve account for the benefit of such Holder until such time as such Distribution becomes deliverable, is claimed or is deemed to have been forfeited.

Section 14.03       Forfeiture

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within one year after the first Distribution is sent to such Holder shall be deemed to have forfeited its claim. In such cases, any Cash or other property held by the Successor Trusts in the Undeliverable Distribution Reserve for Distribution on account of such claims for undeliverable or unclaimed Distributions, shall be forfeited and shall be designated Unclaimed Property, notwithstanding any federal or state escheat laws to the contrary, and shall be available for immediate Distribution by the respective Successor Trustee according to the Plan and/or Successor Trust Agreements.

Section 14.04       Disclaimer

Each of the Successor Trustees and his or her respective agents and attorneys are under no duty to take any action to either (i) attempt to locate any Claim Holder, or (ii) obtain an executed Internal Revenue Service Form W-9 or other form required by law from any Claim Holder.

ARTICLE XV

compromises and settlementS provided for in the plan

The Plan provides for several Compromises which resolve the Class Action Lawsuits, the Ownership Issue, the claims between the Debtors and ATLES and PES, the claims of the plaintiffs in the Willingham MDL Litigation, and the Intercompany Claims.

Disclosure Statement	Page 94

Section 15.01       Resolution Of The Class Action Lawsuits, Class Proofs Of Claim And Ownership Issue

The Class Action Settlement resolves the Garner Class Action, the Arnold Class Action, the Arnold Pre-Petition Action, the Class Proofs of Claim, the Ownership Issue, and other litigation, and was reached after extensive arms-length and good-faith negotiations between the parties. As part of the Class Action Settlement, the parties will request that the Court certify the following class (the “Settlement Class” or “Assigning Class Parties”): All persons or entities who purchased, and currently hold, investments originally sold by LPI, regardless of how the investments were denominated (whether as fractional interests in life insurance polices, promissory notes or otherwise) (collectively referred to as “Investment Contracts”), and regardless of whether or not a claim was filed by a class member. Excluded from the Settlement Class are LPI, all affiliated Life Partners companies or Entities, any individual who served as an officer, director, advisor, board member, or otherwise was employed by LPI, including, but not limited to, all insiders of LPI, sales agents, brokers, or other individuals affiliated with Life Partners sales or business, and all persons or entities that are the subject of lawsuits brought by the Chapter 11 Trustee. The parties also will request that Phillip Garner, Michael Arnold, Janet Arnold, Dr. John Ferris, Steve South as trustee for the South Living Trust, and Christine Duncan be appointed as class representatives. The parties also will request that plaintiffs’ counsel Langston Law Firm be approved as counsel for the Settlement Class (“Class Counsel”).

The Class Action Settlement provides that LPI (a) shall not sell or otherwise introduce into the market any securities unless those securities are (i) issued pursuant to the Plan or (ii) properly registered as securities with all appropriate federal and state regulatory bodies; (b) shall waive any claims to ownership in the Policies invested in by any Assigning Class Party to the extent elected by an Assigning Class Party and as set forth in the Plan; and (c) provide each Assigning Class Party who currently owns a Fractional Position with the Elections described in the Plan and this Disclosure Statement. As part of the Class Action Settlement, Class Counsel will submit a Fee Application to the Court for its costs and attorneys’ fees, which application will be supported by the Plan Proponents. The application will resolve all claims for attorneys’ fees and proofs of claim filed by Class Counsel, and their co-counsel or affiliated counsel, for the Garner Class Action, the Arnold Class Action, and the Arnold Pre-Petition Litigation. The amount of costs and attorneys’ fees to be awarded to Class Counsel will be subject to court approval and will not exceed $33 million. Any fee award shall be paid over time on the basis of the face amount of certain policy positions owned by the Reorganized Debtors and effectuated through the transfer of certain of those positions to Class Counsel, subject to a 3% servicing fee and no other encumbrances, as set forth more fully in the Class Action Settlement Agreement.

Also as part of the Class Action Settlement, Assigning Class Parties will release their Claims, if any, against the current officers and directors of the Debtors. Assigning Class Parties also will assign to the Creditor’s Trust all of their claims, if any, not subject to this release arising out of or relating to their purchase of Investment Contracts from LPI, as set forth more fully in the Class Action Settlement Agreement.

Disclosure Statement	Page 95

Because the Settlement Class is being certified as a mandatory class under Federal Rule of Bankruptcy Procedure 7023(b)(2) and the predominant issue is equitable relief, members of the Settlement Class shall not be permitted to opt out of the Settlement Class. As part of the Class Action Settlement the Class Representatives support confirmation of the Plan, and the Class Representatives will vote to accept the Plan on behalf of any Settlement Class members that do not vote on their own behalf.

The Notice of Proposed Class Action Settlement (“Class Action Settlement Notice”) will provide additional information regarding the settlement and the rights of Settlement Class members (who are the Assigning Class Parties under the Plan), and the Class Action Settlement Notice will be submitted for approval in accordance with applicable law. A copy of the Class Action Settlement Notice will be sent to all members of the Settlement Class. Members of the Settlement Class are encouraged to consult the Class Action Settlement Notice and the Class Action Settlement Agreement for a more comprehensive summary of the Class Action Settlement.

Section 15.02       Compromise with ATLES

On February 1, 2011, LPI and ATLES entered into an Escrow Services Agreement (the “ESA”), pursuant to which ATLES agreed to act as record beneficiary on life insurance policies and escrow agent with respect to funds received from Investors for purposes of Life Settlement closings, to hold funds for payment of policy premiums, and to receive and disburse proceeds of maturities of the policies purchased by LPI. In August 2015, ATLES filed two proofs of claim, each in the amount of $322,229.48 (the “ATLES Claims”) for pre-petition amounts due under the ESA. ATLES further asserts that there are also post-petition amounts due on an administrative claims basis under the ESA.

During the Debtors’ Chapter 11 Cases, ATLES filed a motion for relief from stay (the “ATLES Lift Stay Motion”) seeking to permit ATLES to pay out proceeds from Policies that have matured. The Plan Proponents oppose the ATLES Lift Stay Motion.

The Debtors and ATLES are negotiating a Compromise And Settlement Agreement (the “ATLES Settlement”) to resolve the disputes between the Debtors and ATLES, which agreement is subject to Bankruptcy Court approval. As of the filing of the Disclosure Statement, under the ATLES Settlement, (i) LPI and ATLES will enter into a new servicing agreement; (ii) ATLES will have a single General Unsecured Claim against LPI in the amount of $100,000; (iii) ATLES will have an allowed Administrative Claim in the amount of $310,000 for all amounts due under the ESA from the LPHI Petition date through the date of Bankruptcy Court approval of the ATLES Settlement; (iv) ATLES will continue to provide certain services under the ESA (the “Amended and Restated ESA”) on a month-to-month basis, subject to a thirty day notice of termination by either ATLES or LPI; (v) LPI will pay ATLES $10,000 for each thirty-day period following Bankruptcy Court approval of the ATLES Settlement through termination of ATLES; (vi) ATLES will continue to retain all interest on premium deposits and charge fees to Investors for Policy administration and transfer services on the same schedule as currently provided in the ESA; (vii) ATLES will cooperate as reasonably necessary to effect transfer of files and transfer and/or redirection of funds and changes of beneficiaries; (viii) as long as the ESA is in effect, LPI will not seek a transfer of any premium deposit accounts from ATLES, which accounts are part of the income contemplated for ATLES under the Post-Petition ESA; (ix) ATLES, the Chapter 11 Trustee, the Debtors, their Estates and the Committee mutually agree to release their claims against each other; (x) ATLES will withdraw the ATLES Lift Stay Motion; and (xi) the Chapter 11 Trustee, Subsidiary Debtors and the Committee will use their best efforts to obtain a release for ATLES under the Plan.

Disclosure Statement	Page 96

Section 15.03       Compromise With PES

On September 6, 2011, LPI and PES entered into a Servicing Agent Agreement (the “PES Servicing Agreement”), pursuant to which PES agreed to act as record beneficiary on certain life insurance policies and service agent with respect to those policies, to hold funds for payment of policy premiums, and to receive and disburse proceeds of maturities of the policies. In August and September 2015, PES filed two proofs of claim, each in the amount of $13,000 for pre-petition amounts due under the PES Servicing Agreement. PES further asserts that there are also post-petition amounts due on an administrative claims basis under the PES Servicing Agreement,

During the Debtors’ Chapter 11 Cases, PES filed two motions (the “PES Lift Stay Motions”) for relief from stay seeking: (i) to permit PES to pay out proceeds from Policies that have matured; and (ii) authority to commence an interpleader action in Texas State Court. The Plan Proponents oppose the PES Lift Stay Motions.

The Debtors and PES are negotiating a Compromise And Settlement Agreement (the “PES Settlement”) to resolve the disputes between the Debtors and PES, which agreement is subject to Bankruptcy Court approval. As of the filing of the Disclosure Statement, under the PES Settlement: (i) the PES Servicing Agreement will be rejected; (ii) PES will withdraw its pre-petition claim against the Debtors; (iii) PES will have an allowed Administrative Claim in the amount of $10,000 for all amounts due under the PES Servicing Agreement from the LPHI Petition Date through the date of Bankruptcy Court approval of the PES Settlement; (iv) PES will continue to provide certain services under the PES Servicing Agreement on a month-to-month basis from the date of Bankruptcy Court approval of the PES Settlement through and including November 30, 2015; (v) until November 30, 2015, PES will charge fees to Investors for Policy administration and transfer services on the same schedule as currently provided in the PES Servicing Agreement; (vi) PES, the Chapter 11 Trustee, the Debtors, their Estates and the Committee mutually agree to release their claims against each other; (vii) PES will withdraw the PES Lift Stay Motions; and (viii) the Chapter 11 Trustee, Subsidiary Debtors and the Committee will use their best efforts to obtain a release for PES under the Plan.

Section 15.04       The Willingham MDL Compromise.

The Debtors and the Willingham MDL Investors are negotiating a Compromise and Settlement Agreement. As of the filing of the Disclosure Statement, the settlement parties contemplate a settlement and compromise of all Claims brought or that could have asserted by the Willingham MDL Investors against the Debtors, each plaintiff (or such plaintiff’s successors and assigns) will be deemed to be the Holder of an Allowed General Unsecured Claim in Classes A2 and B4 in an amount set forth in the Plan Supplement, which amount shall be based on the amount of disgorgement and premium call damages asserted that each Willingham MDL Investor included in its timely filed Proof of Claim. If the Effective Date does not occur, the compromise of the Willingham MDL shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

Disclosure Statement	Page 97

Section 15.05       The Intercompany Claim Compromise

The Plan also includes a settlement of all Intercompany Claims (the “Intercompany Settlement”) concerning the validity, enforceability, and priority of certain prepetition Intercompany Claims between and among LPHI, LPI, and LPIFS. This includes a compromise and settlement of all Claims that creditors have with respect to the marshaling of assets and liabilities of LPHI, LPI, and LPIFS in determining relative entitlements to distributions under a plan.

Under the Intercompany Settlement, each of the Debtors waives its Intercompany Claims against the other Debtors. The Plan shall constitute a motion to approve the Intercompany Settlement. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of the Intercompany Settlement pursuant to Bankruptcy Rule 9019 and a finding by the Bankruptcy Court that the Intercompany Settlement is in the best interests of the Debtors and their Estates. If the Effective Date does not occur, the Intercompany Settlement shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

ARTICLE XVI

Executory Contracts, Unexpired Leases and other agreements

Section 16.01       Assumption And Rejection

Under the Bankruptcy Code, debtors may assume, reject, or assign after assumption, Executory Contracts and Unexpired Leases. Under the Plan, the Debtors’ Executory Contracts and Unexpired Leases shall be deemed rejected on the Effective Date, except to the extent a Debtor (or the Trustee) (a) previously assumed or rejected an Executory Contract or Unexpired Lease, (b) prior to the Effective Date, has Filed or does File a motion to assume an Executory Contract or Unexpired lease on which the Bankruptcy Court has not ruled, and (c) assumes such Executory Contract or Unexpired Lease at the Confirmation Hearing.

Section 16.02       Pass Through

Except as otherwise provided in the Plan, any rights or arrangements necessary or useful to the administration of the Creditors’ Trust but not otherwise addressed as a Claim or Interest, and other Executory Contracts not assumable under Bankruptcy Code §365(c), shall, in the absence of any other treatment under the Plan, the Financing Order and/or the Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Creditors’ Trust and the counterparty unaltered and unaffected by the Chapter 11 Cases.

Disclosure Statement	Page 98

Section 16.03       Claims Based On Rejections Of Executory Contracts And Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order (including the order approving the Class Action Settlement), any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered approving the rejection; provided, however, any Claim for rejection damages resulting from the rejection of the Investment Contracts will be deemed satisfied by the Class Action Settlement and, therefore, no Claim need be filed on account of the rejection of any Investment Contract. Any Proofs of Claim arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases that are not timely Filed shall be disallowed, without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of the Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any collateral to secure obligations under such rejected Executory Contracts or Unexpired Leases, the Allowed Claim for rejection damages shall be treated as a Secured Claim to the extent of the value of such Holder’s interest in the collateral, with the deficiency, if any, treated as a General Unsecured Claim. Reservation Of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any contract is in fact an Executory Contract or unexpired lease or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, the Successor Trustees, or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 16.04       Nonoccurrence Of The Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting Unexpired Leases of non-residential real property where one of the Debtors is a tenant.

Section 16.05       Insurance Policies

All insurance policies (other than the Policies) pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the appropriate Debtor and assigned to the Creditors’ Trust. All of the Policies shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by LPI and assigned to the Position Holder Trust

ARTICLE XVII

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 17.01       Timing And Delivery Of Distributions By Successor Trusts

The Successor Trust Agreements, which will be filed along with the Plan Supplement no later than 14 days prior to the Confirmation Hearing, shall govern the timing of distributions by the Successor Trusts.

Disclosure Statement	Page 99

Section 17.02       Method Of Cash Distributions

Any Cash payment to be made pursuant to the Plan or one of the Successor Trust Agreements may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the discretion of the Successor Trustees, in accordance with the applicable Successor Trust Agreement.

Section 17.03       Failure To Negotiate Checks

Checks issued in respect of distributions under the Plan or by one of the Successor Trusts shall be null and void if not negotiated within sixty (60) days after the date of issuance. The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Successor Trustees. All amounts represented by any voided check will be held until the later of one (1) year after (x) the date the check was mailed, (y) the Effective Date or (z) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date. Thereafter, all such amounts shall be deemed to be forfeited and to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the applicable Successor Trustee.

Section 17.04       Fractional Dollars

Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

Section 17.05       Compliance With Tax Requirements

Each Ballot will be accompanied by a request for a tax certificate (Form W-8 or W-9) from each Current Position Holder. Each of the Successor Trustees shall withhold from distributions if such tax certificate is not provided or as otherwise required by law.

Section 17.06       De Minimis Distributions

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim. Any distribution under $25 shall remain in the applicable Successor Trust, and shall be distributed pursuant to the terms of the Plan or applicable Successor Trust Agreement.

Section 17.07       Setoffs

Except for any Claim that is Allowed in an amount set forth in the Plan, as otherwise expressly provided for in the Plan, the Financing Order and/or the Confirmation Order pursuant to the Bankruptcy Code (including Bankruptcy Code § 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, any Debtor or the Creditors’ Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities, rights, mutual obligations, Causes of Action, and claims of any nature whatsoever, that such Debtor or Reorganized Debtor, as applicable may hold against the Holder of such Allowed Claim or Interest. No Distributions shall be made on account of any Claim or Interest where the Holder has any unresolved liability to the Debtors, the Estates or Successors within the scope of § 502(d) of the Bankruptcy Code, including but not limited to any potential defendant with respect to any Cause of Action identified in the Plan Supplement.

Disclosure Statement	Page 100

Section 17.08       Distribution Record Date

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of the Plan, there shall be no further changes in the record Holders of such Claims. The Creditors’ Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date.

ARTICLE XVIII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

Section 18.01       Expunging Certain Claims

Except as otherwise provided by a Bankruptcy Court order, all Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely Filed shall be deemed Disallowed Claims, and such Claims shall be expunged as of the Effective Date without the necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 18.02       Objections To Claims

The Creditors’ Trustee shall have the exclusive authority (subject to the terms of the Creditors’ Trust Agreement) to File, prosecute, settle, compromise, withdraw or litigate to judgment objections to the Claims, which shall be filed no later than one year after the Effective Date, unless extended by Order of the Bankruptcy Court. Except as set forth above, from and after the Effective Date, the Creditors’ Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Except as set forth above, the Creditors’ Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

Section 18.03       Estimation Of Claims

The Creditors’ Trustee may at any time request that the Bankruptcy Court estimate any Disputed Claim pursuant to Bankruptcy Code § 502(c). In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute the maximum limitation on such Claim, as determined by the Bankruptcy Court, and the Creditors’ Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

Disclosure Statement	Page 101

Section 18.04       No Distributions Pending Allowance

No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until: (i) all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order; (ii) any liability of the Holder to any Estate within the scope of §502(d) of the Bankruptcy Code has been resolved, and paid to the Estates or their relevant successor; and (iii) the Disputed Claim, or some portion thereof, has become an Allowed Claim by a Final Order.

Section 18.05       Distributions After Allowance

The Creditors’ Trustee shall make payments and to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such Holder belongs. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Creditors’ Trustee shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become a Creditors’ Trust Asset for the benefit of other Allowed Claims of the Class or Classes for which the Distribution reserve was created.

Section 18.06       Reduction Of Claims

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors before the Effective Date, including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFAs will be deemed amended and reduced to reflect that such payments were made.

ARTICLE XIX

miscellaneous provisions

Section 19.01       Severability Of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Disclosure Statement	Page 102

Section 19.02       Successors And Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

Section 19.03       Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 19.04       Term Of Pre-Confirmation Injunctions And Stays

Unless otherwise provided in the Plan, the Financing Order and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code §§105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan, the Financing Order and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 19.05       No Admissions

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed as an admission by the Debtors or the Chapter 11 Trustee with respect to any matter set forth herein, including liability on any Claim.

Section 19.06       Notice Of The Effective Date

The Plan Proponents shall File on the docket of the Bankruptcy Court a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived; and (ii) the Effective Date has occurred and specifying the date thereof for all purposes under the Plan. The Notice of Effective Date may include other and further information the Plan Proponents deem appropriate.

Section 19.07       Default Under The Plan

Except or as otherwise provided for in the Plan, after the Effective Date, in the event of an alleged default by the Creditors’ Trustee under the Plan, any party alleging such default shall provide written notice of default (the “Plan Default Notice”) to the Creditors’ Trustee with a copy thereof to the Creditor Trustee’s counsel and shall contemporaneously File such Plan default notice with the Bankruptcy Court. The Creditors’ Trustee shall have thirty (30) days from the receipt of a Plan Default Notice to cure any actual default that may have occurred. The Creditors’ Trustee and any other party-in-interest shall have the right to dispute an alleged default that has occurred and to notify the party alleging such default that the Creditors’ Trustee (or such other party-in-interest) contends no default has occurred, with such notice to be sent within the thirty-day period following receipt of a Plan Default Notice. In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and with respect to any remedy thereto. In the event the Creditors’ Trustee (or any other party-in-interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Disclosure Statement	Page 103

Section 19.08       Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

ARTICLE XX

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

Section 20.01       Satisfaction Of Claims

The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, of all Claims and Interests against the Reorganized Debtors, the Estates, and their assets, properties, or interests in property, whether known or unknown, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not: (i) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to Bankruptcy Code § 501; (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code § 502; or (iii) the Holder of such a Claim or Interest has accepted the Plan. Subject to the terms of the Plan, the Financing Order and/or the Confirmation Order, any default by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied against the Reorganized Debtor and the Estates on the Effective Date.

Except as otherwise provided in the Plan, the Financing Order and/or the Confirmation Order, on the Effective Date, all Claims and Interests shall be deemed satisfied against the Reorganized Debtors and Estates, and the terms of the Plan, the Financing Order and/or the Confirmation Order shall be a judicial determination of the satisfaction of all liabilities of the Reorganized Debtors and the Estates. As provided in Bankruptcy Code § 524, subject to the terms of the Plan, the Financing Order and/or the Confirmation Order such satisfaction shall: (i) void any judgment, Lien or attachment obtained against the Debtors prior to the Effective Date to the extent it constitutes a lien, encumbrance or attachment on any asset of the Estate or Reorganized Debtor or any asset to be transferred by the Debtors under the Plan; and (ii) operate as an injunction against the prosecution of any action against the Reorganized Debtors, the Estates, the Committee or its current and former members, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, or their respective property and assets to the extent it relates to any Claim or Interest.

Disclosure Statement	Page 104

None of the Reorganized Debtors, the Chapter 11 Trustee, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the Committee or its current and former members, or the Servicing Company, or their successors or assigns, shall be responsible for any pre-Effective Date obligations of the Debtors, except those expressly provided for in the Plan. Except as otherwise provided in the Plan, the Financing Order and/or the Confirmation Order, all Persons and Entities shall be precluded and forever barred from asserting against the Reorganized Debtors, the Estates, the Chapter 11 Trustee, the Committee or its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, or the Servicing Company, or their assets, properties, or interests in property any Claims or Causes of Action relating to any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 20.02       Exculpation

The Exculpated Parties, which consist of the Reorganized Debtors, the Chapter 11 Trustee, the Committee, its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the Servicing Company, and the successors and assigns of all of the foregoing, but only as a result of their being a successor or assign of one of the foregoing Persons, SHALL NOT BE LIABLE FOR ANY Claims or Causes of Action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan Support Agreement, the Plan Supplement or the Plan, the solicitation of acceptances of the Plan, pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or Distributions made or to be made under the Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court. The Debtors, Reorganized Debtors, the Chapter 11 Trustee, the Committee, and its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the Servicing Company, the Ad Hoc Committee of Fractional Interests, the Amicus Curiae Committee of Fractional Interest Holders, Holders of Claims and Interests, and any other committee formed, formally or informally or ad hoc, by Holders of Claims and/or Interests are permanently enjoined from asserting or prosecuting any Claim or Cause of Action against any Exculpated Party for any liability pursuant to the preceding sentence.

Disclosure Statement	Page 105

The Plan further provides for a permanent injunction on behalf of the Exculpated Parties, which permanent enjoins all Persons and Entities from (i) commencing or continuing in any manner any Cause of Action, of any kind, with respect to any such Claim or Interest against any Exculpated Party; (ii) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Exculpated Party on account of any such Claim or Interest; (iii) creating, perfecting, or enforcing any encumbrance of any kind against any Exculpated Party or against the property or interests in property of such Exculpated Party on account of any such Claim or Interest; and (iv) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Exculpated Party or against the property or interests in property of any Exculpated Party on account of any such Claim or Interest. The foregoing injunction will extend to successors of any Exculpated Party and their respective property and interests in property, provided that it shall extend solely to such Persons in their role as a successor or assign.

Section 20.03       Releases And Permanent Injunctions Relating To Claims And Interests

i.       Releases by Debtors and Estates. Except as otherwise expressly provided in the Plan, the Financing Order and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as the representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Exculpated Parties of and from any and all Claims and Causes of Action, in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Term Sheet, the Reorganization Transactions, Plan Support Agreement, the Plan Supplement, the Disclosure Statement or the financing transaction evidenced by the Financing Motion and Financing Order that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates.

ii.       Releases by Holders of Claims and Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person or Entity that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated shall be deemed to completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Exculpated Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Plan Support Agreement, the Reorganization Transactions, the Disclosure Statement or the financing transaction evidenced by the Financing Motion and Financing Order. Notwithstanding the foregoing or any other provision of this paragraph, no Released Party shall be released from any acts constituting criminal conduct, willful misconduct fraud, or gross negligence.

Disclosure Statement	Page 106

Section 20.04       Permanent Injunction Relating To Assets Transferred Pursuant To The Plan

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons or Entities that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:

(a)       commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum against the Debtors, the Reorganized Debtors, the Committee or its current or former members, or any other party which seeks a determination of the ownership or any other rights as of the Effective Date or any prior date, of the Fractional Interests or any Property of the Estates or any Property transferred to the Position Holder Trust, Creditors’ Trust, or the Servicing Company pursuant to the terms of the Plan;

(b)       enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order which may be enforced against assets which are to be transferred by any of the Debtors or administered under the Plan;

(c)       creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien against assets which are to be transferred by the Debtors or administered under the Plan;

(d)       setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any property to be transferred by the Debtors or administered under the Plan;

(e)       commencing or continuing in any manner any judicial, arbitration or administrative proceeding in any forum against the Debtors or any Exculpatory Parties, that does not comply with, or is inconsistent with, the provisions of the Plan, the Plan Supplement, the Financing Order and/or Confirmation Order; and

(f)       the taking of any act, in any manner, and/or in any place, that does not conform to, or comply with the provisions of the Plan, the Plan Supplement, the Financing Order and/or the Confirmation Order.

Disclosure Statement	Page 107

Section 20.05       Recoupment

Except as provided in the Plan, the Financing Order and/or the Confirmation Order, any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 20.06       Release Of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Section 20.07       Good Faith

As of the Confirmation Date, the Plan Proponents shall be deemed to have solicited acceptance or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 20.08       Rights Of Defendants And Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in any action commenced under Chapter 5 of the Bankruptcy Code (e.g., claims that a creditor has received a voidable preferential transfer or fraudulent conveyance), together with the Creditors’ Trustee’s right to oppose such Claim, are fully preserved. Any such Claim that is Allowed shall be entitled to treatment and distribution under the Plan as a General Unsecured Claim.

ARTICLE XXI

conditions precedent to confirmation and consummation of the plan

Section 21.01       Conditions Precedent To Confirmation

The following are conditions precedent to the occurrence of Confirmation each of which must be satisfied or waived in accordance with the terms of the Plan:

(a)       The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Plan Proponents, approving the adequacy of the Disclosure Statement (inclusive of the Class Notice), and such Order shall have become a Final Order;

Disclosure Statement	Page 108

(b)       The Confirmation Order approving and confirming the Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Plan Proponents; and (ii) include a finding of fact that the Plan Proponents, and their respective current officers, directors, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code § 1125(e) and are not liable for the violation of any applicable law, rule, or regulation governing such actions

(c)       The Financing Order shall have become a Final Order; and

(d)       An order has been entered by the Bankruptcy Court approving the Class Action Settlement.

Section 21.02       Conditions Precedent To Occurrence Of The Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the terms of the Plan:

(a)       The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Plan Proponents, and such Order shall have become a Final Order;

(b)       Each of the Plan Documents shall have been fully executed and delivered in form and substance reasonably acceptable to the Plan Proponents;

(c)       The Class Settlement Agreement shall have become, or on the Effective Date will be, fully effective in accordance with its terms;

(d)       Irrevocable instructions shall have been given by the respective Successor Trustees directing the issuance of all of the Fractional Interest Certificates, Trust Interests and New IRA Notes to be included in the Distributions provided for in the Plan; and

(e)       There shall not be in effect any (i) order entered by any court of competent jurisdiction, (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law, staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan.

Section 21.03       Substantial Consummation

The Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b) sixty days after the Effective Date.

Section 21.04       Waiver Of Conditions

Each of the conditions to confirmation or the occurrence of the Effective Time on the Effective Date may be waived in whole or in part by agreement of all of the Plan Proponents. The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Plan Proponents, regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Disclosure Statement	Page 109

Section 21.05       Revocation, Withdrawal, Or Non-Consummation

The Plan Proponents have reserved the right to revoke or withdraw the Plan (including, without limitation, any one or more of the three separate plans in respect of the Debtors) at any time before the Confirmation Date and to File subsequent plans of reorganization.

For each revoked or withdrawn plan, or if Confirmation or the Effective Date of any plan does not occur, then, with respect to any such revoked or withdrawn plan, (a) the plan shall be null and void in all respects; (b) any settlement or compromise embodied in the plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Plan Proponents and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the plan, shall be deemed null and void; and (c) nothing contained in the Plan, and no acts taken in preparation for the Effective Date of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XXII

plan AMENDMENTS AND MODIFICATIONS

The Plan Proponents may alter, amend, or modify the Plan, the Plan Documents, or any exhibits hereto and thereto under Bankruptcy Code § 1127(a) at any time before the Confirmation Date. After the Confirmation Date and before Substantial Consummation of the Plan, the Plan Proponents may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Financing Order, the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XXIII

RETENTION OF JURISDICTION

The Plan provides that consistent with Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

Disclosure Statement	Page 110

(a)       Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

(b)       Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Reorganized Debtors and/or the Successor Trustees shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in the Plan;

(c)       Hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

(d)       Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

(e)       Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order;

(f)       Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(g)      Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)      Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of the Plan, the Financing Order and/or the Confirmation Order;

(i)       Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(j)       Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order, the Creditors’ Trust Agreement, the Position Holder Trust Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order;

Disclosure Statement	Page 111

(k)        Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to the Plan;

(l)         Recover all assets of the Debtors and property of the Estates, wherever located;

(m)       Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505, and 1146;

(n)       Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in the Plan;

(o)       Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(p)       Enter an order or final decree concluding or closing the Chapter 11 Cases; and

(q)       Enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XXIV

financial information and FEASIBILITY OF the plan

Section 24.01       Financial Information

As a result of the SEC Litigation and the Chapter 11 Trustee’s investigation of the Debtors, it was learned that Debtors’ pre-petition books and records were fraudulent and could not be relied upon to provide an accurate picture of the Debtors’ finances. However, as noted by the SEC in its Trustee Motion, LPHI has been experiencing a steady, but sharp decline in its total and current assets since 2011.74

In order to address the gross inadequacies of the Debtors’ pre-petition books and records, the Chapter 11 Trustee retained a forensic accountant and financial advisor to attempt to rectify and re-construct the Debtors’ books and records. This has allowed the Chapter 11 Trustee to file monthly operating reports with the Bankruptcy Court which show each Debtor’s receipts and disbursements on an accrual basis for the periods covering July 2015 through September 2015.75 These results are set forth below.

74 Dkt. No. 14.

75 These monthly operating reports may be obtained from the Bankruptcy Court’s electronic case filing or PACER site.

Disclosure Statement	Page 112

LPHI76

Month	Receipts	Disbursements	Net Cash Flow
July 2015	$10,000	$10,933	$	<933	>
August 2015	$5,168	$3,459		$1,709
September 2015	$295,251	$4,039		$291,212

LPI77

Month	Receipts	Disbursements	Net Cash Flow
July 2015	$15,905	$929,519	$913,614
August 2015	$13,675	$641,213	$627,538
September 2015	$292,678	$523,046	$230,268

LPIFS78

Month	Receipts	Disbursements	Net Cash Flow
July 2015	$43,875	$2,426		$41,449
August 2015	$52,937	$22,364	$	<30,573	>
September 2015	$1,087,460	$340,662		$746,798

The information obtained by the Chapter 11 Trustee’s Professionals, has allowed the Chapter 11 Trustee’s financial advisor to develop financial models and forecasts (collectively, the “Plan Model”) for each of the Successors under the Plan. These projections are set forth in Exhibit C with respect to the Position Holder Trust, Exhibit D with respect to the Servicing Company and Exhibit E with respect to the Creditors’ Trust. While the financial models and forecasts incorporated into the Plan Model are, by their nature, subject to assumptions, risks and changing and often unforeseen circumstances, the Chapter 11 Trustee’s financial advisors are confident that these projections provide a realistic and as accurate as possible forecast of the financial condition of, and the sources and uses of cash for, the Successors to the Reorganized Debtors under the Plan. However, all Holders, including all Current Position Holders, should review the Disclosure Regarding Forward-Looking Statements set forth on pages 4-5 of this Disclosure Statement and Article XXV of this Disclosure Statement entitled “CERTAIN RISK FACTORS” for a discussion of certain risks and uncertainties relating to the financial information or projections contained in this Disclosure Statement.

[76]	Information obtained from LPHI’s September 2015 monthly operating report (Dkt. No. 1113), adjusted for intercompany cash transfers.

[77]	Information obtained from LPI’s September 2015 monthly operating report (Dkt. No. 1114), adjusted for intercompany cash transfers.

[78]	Information obtained from LPIFS September monthly operating report (Dkt. No. 1115), adjusted for intercompany cash transfers.

Disclosure Statement	Page 113

Section 24.02     Feasibility of the Plan

Bankruptcy Code § 1129(a)(11) requires the Bankruptcy Court to find that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further reorganization, of the Debtors. This requirement is known as the “feasibility” test.

Under the Plan, all of the Debtors’ assets will be vested in the Reorganized Debtors and transferred to either the Position Holder Trust, the Creditors’ Trust or the Servicing Company in connection with the satisfaction of all of the Allowed Claims against the Debtors. Thus, upon consummation of the Plan, there can be no need for further liquidation or reorganization of the Debtors because the Debtors will have no remaining assets and all Claims will be provided for under the Plan.

Additionally, as set forth in the Plan Model included in this Disclosure Statement, each of the Successors will be adequately capitalized so that they will be able to pay all of the costs and expenses of discharging their respective obligations under the Plan and the other Plan Documents, in connection with maximizing the value of and completing the liquidation of all of the Policy Related Assets owned by the Successors, including the equity interests in the Servicing Company. This capitalization will allow the Servicing Company to service the Policies for the benefit of the Continuing Position Holders and the Position Holder Trust so that Continuing Position Holders may achieve a return on their Continued Positions and Holders of Trust Interests in the Position Holder Trust and the Creditors’ Trust may achieve a return on their Allowed Clams. If an agreement to sell the Servicing Company is reached before the Effective Date, the purchaser will provide the initial capitalization for the Servicing Company.

Additionally, the Creditors’ Trust will have sufficient funds to pursue litigation for the benefit of Holders of General Unsecured Claims against the Debtors, with the expectation that such litigation will result in a distribution to Holders of Allowed General Unsecured Claims.

Accordingly, the Plan Proponents submit that the Plan satisfies the feasibility requirement of § 1129(a)(9) of the Bankruptcy Code.

ARTICLE XXV

certain risk factors

BEFORE VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF IMPAIRED CLAIMS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. BEFORE MAKING ANY ELECTIONS UNDER THE PLAN, ALL CURRENT POSITION HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION, OR ANY ELECTION AVAILABLE UNDER THE PLAN, OR THE RETURNS TO BE EXPECTED FROM OWNERSHIP OF ANY SECURITIES ISSUED IN ACCORDANCE WITH THE PLAN.

Disclosure Statement	Page 114

Section 25.01     General Bankruptcy Risks

The bankruptcy proceeding could possibly adversely affect: (i) the Debtors’ relationships with their vendors; (ii) the Debtors’ relationships with their Investors; (iii) the Debtors’ relationships with their employees; and (iv) the legal rights and obligations of the Debtors under agreements that may be in default as a result of the Cases.

The extent to which the Chapter 11 Case has and will continue to disrupt the Debtors’ businesses will likely be directly related to the length of time it takes to complete the proceeding. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in chapter 11 for an extended period while they try to develop a different reorganization plan that can be confirmed. This would increase both the probability and the magnitude of the adverse effects described in this Disclosure Statement.

Section 25.02     Certain Bankruptcy Considerations

Although the Plan Proponents believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, the Debtors give no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, the Plan Proponents give no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. Although the Plan Proponents believe that the Effective Date will occur soon after the Confirmation Date, the Plan Proponents give no assurance as to such timing. In the event the conditions precedent to Confirmation of the Plan have not been satisfied or waived (to the extent possible) by the Plan Proponents (as provided in the Plan) as of the Effective Date, then the Confirmation Order could be vacated, no Distributions under the Plan would be made, and the Debtors and all Holders of Claims and Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such Confirmation Date had never occurred.

Section 25.03     Risks Related To Life Settlements

There exist risks which are inherent in the ownership of life insurance policies. These risks include, the deferral of maturity caused by increased life expectancies of Insureds, and the concomitant risk of continued and increasing premiums payable on Policies. There also exist risks relating to the ability of Continuing Position Holders or the Position Holder Trust to continue to pay premiums on Distressed Policies over time. However, the Plan Proponents believe that the structure of the Plan will permit the Position Holder Trust to satisfy all premium obligations that are not satisfied out of CSV inherent in or Premium Reserves dedicated to the Policies, or premium calls paid by Continuing Position Holders, or the proceeds of Policy maturities allocable to the Position Holder Trust’s Beneficial Ownership in the Policies. There is also a risk that an insurance company may not pay death benefits under a policy upon maturity. For example the insurer may assert that life insurance coverage was fraudulently obtained on the Insured. Additionally, the heirs or family members of the Insured may challenge the transaction by which LPI purchased one of the Policies. There also exist risks relating to the solvency of the insurance company.

Disclosure Statement	Page 115

Section 25.04     Tax Risks

See ARTICLE XXVI for a discussion of the tax risks of Continuing IRA Holders, New IRA Note Holders, Assigning IRA Holders, holders of IRA Partnership Interests, the Position Holder Trust Beneficiaries, and the Creditors’ Trust Beneficiaries. Additional risk factors associated with the Elections available to Current Position Holders will be discussed in the Plan Supplement.

Section 25.05     Risks Associated With Litigation Claims

Although the Plan Proponents believe that the prosecution of the Causes of Action assigned to the Creditors’ Trust will generate proceeds which will lead to a distribution to the trust’s beneficiaries, the ultimate amount of recovery received by Claimants that receive an interest in the Creditors’ Trust is dependent upon the success of litigation assigned to, or commenced by the Creditors’ Trust, or the Creditors’ Trustee’s success in reaching a settlement of litigation. Litigation, by its nature, is uncertain. There are risks that the Creditors’ Trustee may not succeed in litigation, that the Creditors’ Trust may not be able to collect on judgments obtained in litigation, or that the costs of pursuing litigation may affect the viability of pursuing litigation against certain parties, or the likely recovery of such litigation. All of these risks affect the likelihood and amount of recovery to the holders of General Unsecured Claims.

Section 25.06     Risks Associated With Historical Reported Information

LPHI is currently obligated to file reports with the SEC pursuant to Sections 13 of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, the financial and other information included in the reports that LPHI filed with the SEC prior to LPHI filing for bankruptcy may be materially misleading and should not be relied upon in light of the Court’s finding that LPHI engaged in dishonest, fraudulent and deceptive conduct and the Chapter 11 Trustee’s finding that the Debtors’ pre-petition business practices included substantial fraud and self-dealing, in each case, during the periods covered by such reports. In the absence of the availability of accurate financial information and other information regarding the historical operation of the Debtors, holders of Claims and Interests in the Debtors may not be able to make a fully-informed decision with respect to accepting or rejecting the Plan or making the Continuing Holder Election, the Position Holder Trust Election or the Creditors’ Trust Election.

We expect that the Fractional Positions and the Trust Interests in the Creditors’ Trust and the Position Holder Trust will be subject to the registration and reporting requirements of the Exchange Act, absent no-action relief from the SEC. The Creditors’ Trust intends to seek no-action relief from the SEC to modify and limit its Exchange Act reporting requirements with respect to the Trust Interests in the Creditors’ Trust. However, there can be no assurance that the SEC will grant no-action relief to the Creditors’ Trust, and if the SEC grants no-action relief, what modifications or limitations the SEC may grant.

Disclosure Statement	Page 116

Registration of the Fractional Positions and the Trust Interests under the Exchange Act will require that the Successors expend significant time and resources to satisfy the reporting requirements of the Exchange Act, including disclosure of historical financial information audited by an independent auditor covering a period as long as three fiscal years. There can be no assurance that the Successors will have the resources to meet the applicable deadlines for preparing such reports or that the financial and other information included in such reports will be acceptable to the auditors of the Successors or the SEC.

Section 25.07     Risks Associated With Beneficial Ownership of Policies

There is no return on an investment in life insurance unless the insured dies before the policy lapses or expires.

Holders of Fractional Interests will not receive any return until the insured has deceased and the insurer has paid out the death benefit on the related Life Policy. The longer the insured lives, the lower the annualized and cumulative rate of return on a holder’s investment will be. If all of the ongoing premiums necessary to keep a Policy in force are not paid, and not just the holder’s pro rata share, the policy will lapse and terminate and the maturity proceeds payable under the policy lost forever.

Any projected rate of return from a Fractional Interest is based on an estimated (or assumed) life expectancy for the person insured under the related Policy. The actual rate of return on the purchase may vary substantially from the projected rate of return based upon the actual period of time between the date of purchase and the date of death (referred to as the “life span”) of the insured, which may be less than, equal to or greatly exceed the estimated (or assumed) life expectancy of the insured. The rate of return would be higher if the life span were less than, and lower if the life span were greater than, the life expectancy of the insured at the time of the purchase transaction. Accordingly, the rate of return on a Fractional Interest may vary substantially from any expected rate of return calculated at the time an Election is made based upon the fact the actual life span of the insured may be less than, or substantially longer than, the life expectancy used to calculate the expected rate of return.

Any projected rate of return from a Position Holder Trust Interest or an IRA Partnership Interest is based on an estimated (or assumed) life expectancy curve for all of the individuals insured under Policies in the portfolio. The actual rate of return from ownership of a Position Holder Trust Interest or an IRA Partnership Interest may vary substantially from the projected rate of return based upon the actual period of time that elapses between the Effective Date and the dates of death of the insured individuals under the Policies, which may be less than, equal to or greatly exceed the estimated (or assumed) life expectancy curves. The rate of return would be higher if the maturities happen faster than projected, and lower if the rate of maturities is slower than projected. Accordingly, the rate of return on a Position Holder Trust Interest or an IRA Partnership Interest may vary substantially from any expected rate of return calculated at the time an Election is made based upon the fact the actual rate of Policy maturities may be faster than, or substantially slower than, the life expectancy curve used to calculate the expected rate of return.

Disclosure Statement	Page 117

Life expectancy reports obtained by the Debtors prior to the bankruptcy proceedings were part of a scheme to defraud investors.

As described elsewhere in this Disclosure Statement and in his initial Declaration, the Chapter 11 Trustee has concluded that LPI purposefully used reduced LEs in the sale of Investment Contracts to induce Investors to invest in its Life Settlement securities. In short, LPI used a captive LE underwriter (paid on commission) to create a false arbitrage between the LEs LPI used to buy the policies in the first instance and the much shorter ones LPI used to market its investment “opportunities” to Investors. Accordingly, there are significant risks in relying on any of those LEs in evaluating which Election to make with respect to a Fractional Position.

Life expectancy determinations are inherently imprecise, and no one can predict with any degree of certainty the actual life span of an insured.

A life expectancy report provides an estimate of how long the insured will live based upon available medical and actuarial data. However, no one can predict with any degree of certainty how long an individual will live. Within any given life insurance policy portfolio, there will most likely be insureds who die earlier than expected, those who die approximately when expected and those who live longer than expected. Some factors that may affect the accuracy of a life expectancy report or other calculation of the estimated length of an individual’s life are:

•	the experience and qualifications of the medical professional or life expectancy company providing the life expectancy estimate;

•	the reliability and completeness of all medical records received;

•	the reliability of, and revisions to, actuarial tables or other mortality data published by public and private organizations;

•	the nature of any illness or health conditions of the insured; and

•	future improvements in medical treatments and cures, and the quality of medical care the insured receives.

Delays caused by litigation involving claims of a lack of insurable interest or fraud, or the unfavorable results of any such litigation, could have a material adverse impact on our receipt of death benefit payment.

There have been many cases in which either a life insurance company has attempted to rescind a Policy, or the spouse or other relative of a deceased individual has asked the court to force the insurance carrier to pay the death benefits to them instead of the named beneficiary of the policy, typically an investor who bought the policy from the insured, or a prior transferee. These lawsuits usually relate to claims of a lack of insurable interest on the part of the person who procured the policy in the first place, or fraud in the original insurance application. Some courts have held that a later-transferred policy is valid and enforceable so long as the initial policyholder possessed an insurable interest at the time of policy procurement. However, a minority of courts have questioned the validity of a policy subsequently transferred by the policyholder to an individual or entity lacking an insurable interest, even though the initial policyholder had an insurable interest at the time of purchase.

Disclosure Statement	Page 118

Some of the Policies that the Position Holder Trust will own may be subject to similar claims. It is impossible to detect all cases in which fraud or misrepresentation was involved in the origination of a life insurance policy. Such claims could result in a court decision that the death benefits are not payable or are payable to someone other than the Position Holder Trust for the policy, which may not be rendered until after lengthy litigation.

Holders of Fractional Positions could lose some of the death benefits they purchased if the insurance company that issued the Life Policy goes out of business.

Insurance companies are rated based on their financial safety and soundness. A lower rating means that the company is more likely to go out of business. Each state maintains an insurance guarantee fund for the benefit of policyholders of insurance companies that have gone out of business. The guarantee fund may impose a limit on the amount that can be recovered on each Policy.

The life settlement industry has become subject to greater securities regulation and oversight.

In August 2009, the SEC established a Life Settlements Task Force to investigate the life settlements market. On July 22, 2010, the SEC released a staff report by the Life Settlements Task Force that recommended the SEC consider recommending to Congress that it amend the definition of “security” under the federal securities laws to include life settlements as securities. Although federal securities laws have not yet been amended to include life settlements within the definition of “security,” the Texas Supreme Court has held that the Fractional positions are “securities” under the Texas Securities Act, and the SEC has made its positon clear that it agrees. Accordingly, the Creditors’ Trust, the Position Holder Trust and the IRA Partnership will likely be constrained by additional registration and securities compliance requirements under the Exchange Act and possibly also under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Position Holder Trust and the IRA Partnership may be required to register under the Investment Company Act which would increase the regulatory burden on both and negatively affect the value of the their outstanding ownership interests (i.e., the Trust Interests and the IRA Partnership Interests).

Each of the Position Holder Trust and the IRA Partnership may be required to register as an investment company under the Investment Company Act and analogous state law. While the Debtors take the position that the Creditors’ Trust does not qualify as an investment company and that the Position Holder Trust and the IRA Partnership will be exempt from registration as an investment company under the Investment Company Act and analogous state law, either the SEC or state regulators, or both, may disagree and could require registration of any or all of the Trusts and the IRA Partnership either immediately or at some point in the future. As a result, there could be an increased regulatory burden on us which could negatively affect the value of the Trust Interests.

Disclosure Statement	Page 119

Section 25.08     Risks Associated With Public Trading Market for Fractional Positions

Historically, LPI operated an online trading platform for the resale of Fractional Positions. However, the Chapter 11 Trustee closed that market out of concern, among other things, that it involved the sale of unregistered securities. Therefore, no public trading market for Fractional Positions exists. As part of its ongoing securities law compliance efforts, neither the Position Holder Trust nor the IRA Partnership will hire any market maker for their Interests, or otherwise take actions to develop a trading market. There can be no assurance that an active trading market for Fractional Positions will develop and, if developed, that such market will be sustained. In either case, it may be difficult to sell Fractional Positions at an attractive price. The market price of Fractional Positions may be below the Continuing Position Holders’ original cost, and the Continuing Position Holders may not be able to sell their Continuing Positions at all. This means that a Continuing Position Holder may not be able to sell Continuing Positions to raise money for immediate or future needs and certain federal income tax consequences of the plan.

ARTICLE XXVI
certain federal income tax consequences of the plan

Section 26.01     General

The following discussion addresses certain United States federal income tax consequences of the Plan to Holders of Claims who are entitled to vote to accept or reject the Plan. This discussion does not address the United States Federal income tax consequences to holders of Claims or Interests who are not entitled to vote under the Plan. This discussion is for informational purposes only and, due to a lack of definitive judicial or administrative or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. This discussion is not a representation concerning the particular tax consequences of the confirmation or implementation of the Plan as to any Holder of a Claim.

The discussion of certain United States federal tax consequences below is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial authorities, and current administrative rules and practice, all as in effect on the date hereof and all of which are subject to change or different interpretation, possibly with retroactive effects that could adversely affect the United States federal income tax consequences described below. The United States federal income tax consequences of the Plan are complex and are subject to substantial uncertainties. No opinion of counsel has been obtained with respect to any tax consequences of the Plan, and no rulings or determination of the IRS nor any other tax authorities have been or are expected to be obtained with respect to any tax consequences discussed herein. The discussion set forth below of certain United States federal income tax consequences of the Plan is not binding upon the IRS. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any discussed herein, resulting in United States federal income tax consequences to the holders of Claims that are substantially different from those discussed herein.

The following discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Holder of a Claim in light of its particular facts and circumstances, nor does it purport to address the United States federal income tax consequences of the Plan to a certain class of taxpayers subject to special treatment under the Internal Revenue Code (e.g., banks and certain other financial institutions, insurance companies, broker-dealers, Holders of claims who are (or who hold their Claims through) a partnership or other pass-through entity, persons whose functional currency is not the United States dollar, dealers in securities or foreign currency and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes or the state, local or foreign income and other tax consequences of the Plan.

Disclosure Statement	Page 120

THE FOLLOWING TAX DISCUSSION IS PROVIDED TO ASSIST HOLDERS OF CLAIMS DETERMINE HOW TO VOTE ON THE PLAN AND SHOULD NOT BE CONSIDERED AS TAX ADVICE. NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM. EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

Section 26.02     Tax Consequences to Current Position Holders before the Effective Date

A.	Fractional Interest Holders

1.         Ownership. As discussed in Section 4.12, the Ownership Issue has been one of the principal issues in controversy in the Chapter 11 Cases. The Bankruptcy Court has recognized, and the Texas Supreme Court has held, that LPI is the “legal” owner of all of the Policies. It has been the Chapter 11 Trustee’s and Debtors’ position that LPI owns the Policies, beneficially as well as legally.

For federal tax purposes, ownership is determined on a case by case basis, taking into account all the relevant facts and circumstances relating to the incidents of ownership, including the power to control the assets and derive the economic benefit from the assets. In general, the holder of legal title is the owner of the property and is taxed on the income derived from the property. However, if another person possesses the “benefits and burdens” of ownership, that person is attributed ownership of property for tax purposes. Treasury Regulations provide that the “incidents of ownership” of a life insurance policy include the power to change the beneficiary, to surrender or cancel the policy, to assign the policy, to revoke an assignment, to pledge the policy for a loan, or to obtain from the insurer a loan against the surrender value of the policy.

Many objective facts support the Chapter 11 Trustee’s reasonable belief that, before the Effective Date, LPI is the owner of all of the Policies in their entirety and the Fractional Interest Holders have no separate property interests in the Policies. In May 2015, the Texas Supreme Court held that the agreements LPI used to solicit money from the Investors are “investment contracts” that gave the Investors a right to receive a portion of the proceeds paid out on the maturity of the Policy. The Texas Supreme Court recognized that LPI was the owner of legal title to all of the Policies, and as such, is entitled to exercise all rights as the legal owner. The Texas Supreme Court found that LPI is the facilitator and administrator of the investments and that LPI exercises complete control and discretion over the investment and the investment’s success: As found by the Texas Supreme Court, without LPI’s managerial efforts, the investments would fail. 79

[79]	Life Partners, Inc. v. Arnold, Nos. 14-0122 and 14-0226, 2015 WL 2148767, at *17-20 (Tex. May 8, 2015).

Disclosure Statement	Page 121

As the owner of the Policies, LPI had sole control of the policy, which by their terms included (i) surrendering the policy or making a partial withdrawal; (ii) taking out a policy loan; (iii) changing the policy to paid-up life insurance; (iv) changing the owner; (v) naming or changing a contingent owner; (vi) adding any optional insurance rider; (vii) changing the face amount; and (viii) changing the death benefit option. Under LPI’s purchase agreement with sellers of the Policies, the seller assigned and transferred to LPI all right, title and interest in and to the policy, including the right to (i) change the beneficiary on the Policy; (ii) assign or surrender the Policy; (iii) borrow on the Policy; (iv) apply for and maintain waiver of premium under or conversion of the Policy; (v) receive any and all benefits paid under the Policy; and (vi) be notified about any and all matters relative to the Policy as to which the owner of the Policy may or should be notified. Upon the change of ownership, the life insurance company listed LPI as the new owner. Although LPI consistently stated in the transaction documents that it takes the policy as agent for its clients, the insurance companies consistently refused to make the designation “as agent” on the ownership form.

The Chapter 11 Trustee has been unable to locate any document that purports to transfer title to or ownership of any of the Policies, or any “fractional interest” in any Policies, to any Investor. In addition, with very few exceptions, no transfer of ownership to, and no lien in favor of, any Investor was recorded with the insurance company that issued the Policy. The typical transaction did not include any unrecorded assignment, deed, bill of sale, or other conveyance document which even purports to transfer an ownership interest in any Policy from LPI to any Investor.

These facts support the Chapter 11 Trustee’s belief, which is both objectively and subjectively reasonable, that LPI has at least a 30% chance of prevailing on the argument that it is the tax owner of all of the Policies in their entirety before the Effective Date. Because of the Chapter 11 Trustee’s reasonable belief that LPI owns the Policies, the Chapter 11 Trustee instructed LPI and the escrow agents not to issue Forms 1099-R, “Distributions From Pensions, Annuities, Retirement or Profit-Sharing Plans, IRAs, Insurance Contracts, etc.,” to the Fractional Interest Holders before the Effective Date.

2. Maturity Funds Facility. The Financing Order authorizes the Debtors to use up to $25 million of the death benefits of the Policies (or CSV withdrawn from the Policies) to pay administrative costs and to cover the premiums due on the Policies. In addition, to the extent the Court later determines that the Investors own separate property interests in such funds or a confirmed plan of reorganization provides for such treatment, the Financing Order provides that the Investors shall receive adequate protection, including the obligation to be repaid with interest, post-petition liens on certain collateral, and super-priority administrative claim status.

Disclosure Statement	Page 122

If LPI owns the Policies before the Effective Date, no deemed loan arises from the Fractional Interest Holders to the Debtors when the Debtors use death benefits and CSV from the Policies under the Maturity Funds Facility before the Effective Date. Based on the Chapter 11 Trustee’s reasonable belief that LPI owns the Policies, the Trustee instructed LPI and the escrow agents not to issue Forms 1099-R, “Distributions From Pensions, Annuities, Retirement or Profit-Sharing Plans, IRAs, Insurance Contracts, etc.,” to the Fractional Interest Holders when the Debtors use death benefits and CSV from the Policies under the Maturity Funds Facility before the Effective Date.

B.         IRA Holders

1.         Ownership. The Internal Revenue Code defines an “individual retirement account” (“IRA”) as a trust created or organized in the United States for the exclusive benefit of an individual or his beneficiaries, but only if the written governing instrument creating the trust meets certain requirements, including that no part of the trust funds will be invested in life insurance contracts. A violation of this requirement results in the disqualification of the IRA. There is very little guidance interpreting this requirement. However, if an IRA Holder invests in life insurance contracts, either directly or through an instrument that is secured by a specific Fractional Interest in a Policy, there is a material risk that the IRA Holder will be disqualified as an IRA. However, if an IRA Holder holds only a contract claim against LPI that is not secured by any life insurance contracts, the risk that the IRA would be disqualified is significantly reduced.

LPI told Investors that it would establish a separate trust for a single life insurance policy and that the trust would issue a promissory note to an Investor secured by a specified Fractional Interest in the Policy held by the trust (the IRA Note). IRA Holders are required to pay premiums on the Fractional Interests through the escrow agents and are entitled to a portion of the death benefits from such Fractional Interests. Further, the IRA Notes appear to be equity, not debt, as they do not provide for the payment of interest at a fixed interest rate or a stated maturity date; the principal and interest are payable only from the death benefits from the specific Fractional Interest in a Policy; the IRA Notes are recourse only to such Fractional Interest; and the IRA Notes are subject to forfeiture if the premium payments are not made. In addition, the IRA trusts were thinly capitalized, as they purported to hold only the Fractional Interests securing the IRA Notes, and the amounts advanced were used to purchase and maintain the Policies, which are capital assets. In addition, the trusts never opened a single bank account; never filed a tax return; never maintained separate books and records; and never sent or received any notices to the IRA Holders. Thus, despite their form, the IRA Notes likely would be treated as equity for federal tax purposes. Consequently, if the Fractional Interests had been transferred to the IRA trusts as documented in form, the IRA Holders likely would be viewed as investing in life insurance by virtue of holding IRA Notes.

However, the Chapter 11 Trustee has not located any conveyance documents that purport to transfer title to or ownership, or any “fractional interest,” in any Policies to any trust, and the typical transaction did not include any unrecorded assignment, deed, bill of sale, or other conveyance that purports to transfer an ownership interest from Life Partners to a trust. In addition, with very few exceptions, no transfer of ownership to, and no lien in favor of, any Investor was recorded with the insurance company that issued the Policy.

Disclosure Statement	Page 123

Because neither the Policies nor the Fractional Interests were transferred to the trusts, it is reasonable for the Chapter 11 Trustee to believe that the IRA Holders held only a contract claim to the death benefits payable under the Policies and did not invest in life insurance contracts. As a result, it is also reasonable for the Trustee to believe that none of the IRA Holders was disqualified by virtue of holding IRA Notes.

Individual retirement accounts are exempt from federal income tax unless they have unrelated business taxable income (“UBTI”). Therefore, if the IRA Holders are not disqualified because they hold only a contract claim to the payment of death benefits under the Policies and do not hold investments in life insurance contracts, the IRA Holders will not have taxable income except to the extent of UBTI. The ownership of a contract claim is the type of passive investment activity that likely does not constitute a trade or business, and the death benefits paid under the contract claim may be viewed as passive income. Consequently, the IRA Holders are unlikely to have UBTI, so long as they did not use debt to acquire their contract claims or to make additional payments on them. Therefore, if the death benefits and CSV were paid to the IRA Holders, it would be reasonable to believe that such payments would not be taxable to IRA Holders and that no 1099-R should be issued to them.

2.         Maturity Funds Facility. The Financing Order authorizes the Debtors to use up to $25 million of the death benefits of the Policies (or CSV withdrawn from the Policies) to pay administrative costs and to cover the premiums due on the Policies. In addition, to the extent the Court later determines that the Investors own separate property interests in such funds or a confirmed plan of reorganization provides for such treatment, the Financing Order provides that the Investors shall receive adequate protection, including the obligation to be repaid with interest, post-petition liens on certain collateral, and super-priority administrative claim status. However, the Confirmation Order will provide that none of the Original IRA Note Issuers held any property interest in any Fractional Interest or otherwise in any Policy, and therefore was not able to, and in fact did not, grant any Lien to any IRA Holder.

If LPI owns the Policies before the Effective Date, no deemed loan arises from the IRA Holders to the Debtors when the Debtors use death benefits and CSV from the Policies under the Maturity Funds Facility before the Effective Date. Based on the Chapter 11 Trustee’s reasonable belief that LPI owns the Policies, the Trustee instructed LPI and the escrow agents not to issue Forms 1099-R to the IRA Holders when the Debtors use death benefits and CSV from the Policies under the Maturity Funds Facility before the Effective Date.

Section 26.03      Tax Consequences to Continuing Position Holders

A.          Continuing Fractional Holders

Under the Plan, if confirmed, the Continuing Fractional Holders will be considered to be the owners of Fractional Interests as of the Effective Date. The Fractional Interests Holders’ confirmed status as a Continuing Fractional Holder will be treated as a taxable exchange of the Allowed Claim relating to its Fractional Position other than the portion comprising the Continuing Position Holder Contribution in exchange for the Fractional Position other than the portion comprising the Continuing Position Holder Contribution.

Disclosure Statement	Page 124

In addition, the Continuing Fractional Holders will be deemed to own 100% of the death benefits and CSV attributable to such Fractional Interests before the Effective Date. Such amounts will be deemed to have been received by the Continuing Fractional Holders and loaned to the Debtors when used under the Maturity Funds Facility. The tax consequences and reporting obligations of the deemed and actual receipt of the death benefits and CSV attributable to the Fractional Interests held by the Continuing Fractional Holders will be the same. Continuing Fractional Holders will recognize ordinary income equal to their respective Fractional Interests of the death benefits minus the acquisition cost of the Fractional Interest plus the premiums paid with respect to such Fractional Interest. Continuing Fractional Holders will recognize ordinary income if the amount of CSV withdrawn exceeds their investment in the Fractional Interest. The Continuing Fractional Holders will be issued Forms 1099-R, “Distributions From Pensions, Annuities, Retirement or Profit-Sharing Plans, IRAs, Insurance Contracts, etc.,” reporting the taxable portion of the death benefits and CSV. The Continuing Fractional Holders should then report and pay tax on their taxable portion of the death benefits and CSV. If for federal income tax purposes the Continuing Fractional Holders are not U.S. residents and are the owners of Fractional Interests, an amount equal to 30% of the taxable portion of the death benefit and CSV will be withheld and deposited with the IRS.

B.          Continuing IRA Holders and New IRA Notes

The Confirmation Order will provide that none of the Original IRA Note Issuers held any property interest in any Fractional Interest or otherwise in any Policy, and therefore was not able to, and in fact did not, grant any Lien to any IRA Holder. Because the Original IRA Note Issuers held only contract claims, distributions to them by the Debtors will be in exchange for their Allowed Claims. The Continuing IRA Holders will not be deemed to have received any portion of the death benefits and CSV loaned to the Debtors when used under the Maturity Funds Facility. An IRA Holder who makes a Continuing Holder Election for an IRA Note relating to a Policy that has matured will receive a Statement of Maturity Account pursuant to the Plan, reflecting a Maturity Funds Loan payable to the Continuing IRA Holder determined as provided in Section 4.04 of the Plan and any Distribution of funds held in the Maturities Escrow Account that will be made to the Holder pursuant to the Plan. Because individual retirement accounts generally are exempt from U.S. federal income taxation unless they have UBTI, Continuing IRA Holders generally will not have taxable income when the Distributions are received.

An IRA Holder may elect to have its Fractional Position distributed to it and to exchange it for a Fractional Interest to be held, after the Continuing Position Holder Contribution is made, outside of the IRA by the IRA owner. If such an election is made, the owner of the IRA Holder will recognize income equal to the fair market value of the Fractional Position. If the owner of the IRA holder is under age 59½, then the distribution will be subject to an additional 10% early withdrawal penalty. In the event the IRA Holder is a Roth IRA, the distribution will be nontaxable if it is a qualifying distribution. Generally, a qualifying distribution is a distribution made on or after the date on which the IRA owner attains age 59½; provided, however, that a distribution from a Roth IRA will not be treated as a qualifying distribution if such distribution is made within the 5-taxable year period beginning with the first taxable year for which the IRA owner made a contribution to a Roth IRA established for such IRA owner. A non-qualifying Roth IRA distribution is includible in gross income to the extent that the amount of the distribution, when added to all other prior Roth IRA distributions that were not included in income, exceeds the IRA owner’s contributions. If the Roth IRA owner is under age 59½, then the taxable portion of the non-qualifying distribution will be subject to an additional 10% earlier withdrawal penalty.

Disclosure Statement	Page 125

The exchange of the Fractional Position by the owner of the IRA Holder for a Fractional Interest will be treated as a taxable exchange of the Allowed Claim relating to its Fractional Position other than the portion comprising the Continuing Position Holder Contribution in exchange for the Fractional Interest other than the portion comprising the Continuing Position Holder Contribution. Once held outside of the IRA, the tax consequences to the owner of the IRA Holder will be the same as to the Continuing Fractional Holders.

In accordance with the Plan, Continuing IRA Holders will receive, in exchange for their IRA Note, a New IRA Note and an interest in the IRA Partnership to share in the distributions of the Position Holder Trust. For federal income tax purposes, Continuing IRA Holders will be treated as contributing 5% of their Allowed Claims to the IRA Partnership in exchange for IRA Partnership Interests and exchanging the remainder of their Allowed Claims with the Reorganized Debtors in exchange for New IRA Notes issued by the Position Holder Trust.

The Reorganized Debtors will be treated as contributing all of the Fractional Positions of IRA Holders as to which a Position Trust Election has been made and the Fractional Positions relating to the Continuing Position Holder Contribution for which a Continuing Holder Election has been made, along with any related Escrowed Funds and Maturity Funds, to the IRA Partnership as of the Effective Date, in satisfaction of the Allowed Claims contributed to the IRA Partnership. The IRA Partnership will then be treated as transferring such Fractional Positions to the Position Holder Trust in exchange for Position Holder Trust interests. The deemed transfer by the Reorganized Debtors of the Fractional Positions attributable to IRA Holders as to which a Position Holder Trust Election or a Continuing Holder Election has been made in satisfaction of the Allowed Claims held by the IRA Partnership will be a taxable exchange. The holders of Interests in the IRA Partnership will be allocated any gain or loss on the exchange in accordance with their Interest in the IRA Partnership, as more particularly described in Section 26.06.

1.         New IRA Notes. The New IRA Notes will be issued by the Position Holder Trust with the specific terms to be included in the Plan Supplement. In general, the New IRA Notes will be non-recourse and secured by liens established under the Contribution and Collateral Agreement on Collateral consisting of all of the Beneficial Ownership related to all Fractional Positions as to which Continuing Holder Elections are made by IRA Holders. Continuing IRA Holders will not be obligated to pay premiums allocable to the Collateral for the New IRA Note. Each New IRA Note will have a fixed principal amount relative to the Allowed Claim amount, accrue interest at a stated annual interest rate and have a long-term fixed maturity date. Interest will be payable annually, subject to the Position Holder Trust’s right to defer payment and continue to accrue interest for payment in the future under circumstances specified in the Contribution and Collateral Agreement. If the actual mortality experience of the Policies to which the Beneficial Ownership included in the Collateral as a result of Continuing Holder Elections made by all IRA Holders entitled to Distributions of New IRA Notes exceeds the projected mortality experience set forth in the Plan Supplement, the New IRA Notes will be entitled to mandatory partial prepayment. If determined to be appropriate by the Chapter 11 Trustee and the Debtors’ financial advisers, the New IRA Notes will be subject to optional redemption by the Position Holder Trust.

Disclosure Statement	Page 126

The New IRA Notes will be documented in the form of the New IRA Note that will be included in the Plan Supplement and are intended to be treated as debt for U.S. federal income tax purposes. However, the character of an instrument as debt or equity for federal income tax purposes is based on an analysis of all facts and circumstances. The New IRA Notes will have a stated principal amount and will provide for the payment of interest at a fixed interest rate and a stated maturity date. While the New IRA Notes are non-recourse, they will be secured by liens established under the Contribution and Collateral Agreement on Collateral consisting of all of the Fractional Interests related to all Fractional Positions as to which Continuing Holder Elections are made by Continuing IRA Holders. In addition, the principal and interest on the New IRA Notes will be payable from all of the assets of the Position Holder Trust, which will hold more than the Collateral securing the IRA Notes. Continuing IRA Holders are not required to pay premiums allocable to the Collateral for the New IRA Notes, and the IRA Notes are not subject to forfeiture if the premium payments are not made. Further, the Position Holder Trust will open a bank account, file tax returns, maintain separate books and records, and send notices to the Continuing IRA Holders. Based on these facts, we believe that the New IRA Notes are properly characterized as debt and intend to treat them as debt for federal income tax purposes.

If the New IRA Notes are property characterized as debt and not as an investment in life insurance contracts, then Continuing IRA Holders will not be disqualified as an IRA by virtue of holding the New IRA Notes. However, if the New IRA Notes are not treated as debt for federal income tax purposes but as an investment in life insurance contracts by the Continuing IRA Holders, the tax consequences to the Continuing IRA Holders would be materially different from those described herein. Most notably, the entire IRA Account balance would most likely be deemed distributed to the Continuing IRA Holder. If the Continuing IRA Holder is a traditional IRA, the IRA owner would recognize income in the amount of any cash and the fair market value of any property deemed distributed. If the Continuing IRA Holder a Roth IRA, the IRA owner would recognize income on any earnings in the IRA deemed distributed if either (i) it has not been at least five years since the beginning of the year during which the IRA was established, or (ii) the IRA owner is not at least age 59½. IRA owners under age 59½ would also be subject to an additional 10% early withdrawal penalty. The remainder of this discussion will assume that the New IRA Notes are property characterized as debt for federal income tax purposes.

2.         Tax Consequences and Tax Reporting for New IRA Notes. Individual retirement accounts generally are exempt from U.S. federal income taxation unless they have UBTI. There are several exclusions from UBTI for passive sources of income, including interest and gains or losses from the sale, exchange, or other disposition of property other than inventory or property held primarily for sale to customers in the ordinary course of business. Provided that Continuing IRA Holders do not use debt to acquire or maintain their New IRA Notes and do not hold the New IRA Notes in an unrelated trade or business or as inventory or property held primarily for sale to customers in the ordinary course of business, interest income and gain or loss from the sale, exchange, or other disposition of New IRA Notes generally should not give rise to UBTI to the Continuing IRA Holders. So long as the Continuing IRA Holders are not disqualified IRAs, no Forms 1099-INT, Interest Income, or Forms 1099-OID, Original Issue Discount, will be issued to them reporting the interest paid or imputed on the New IRA Notes.

Disclosure Statement	Page 127

3.         Split-Dollar Loan Treatment. The New IRA Notes are expected to be treated as a split-dollar loan under the applicable Treasury Regulations because they are secured by the Collateral, which consists of all of the Beneficial Ownership related to all Fractional Positions as to which Continuing Holder Elections are made by IRA Holders. A payment made pursuant to a split-dollar life insurance arrangement is treated as a loan for federal tax purposes, and the owner of the policies and the non-owner are treated, respectively, as the borrower and the lender. Interest payments on a split-dollar loan are not deductible by the borrower.

The owner and borrower under this arrangement is the Position Holder Trust, whose items of income, deduction, and credit are taken into account by its grantors in computing their federal income tax. The lenders are the Continuing IRA Holders. The Position Holder Trust Beneficiaries will not be permitted to take a deduction for interest paid to the Continuing IRA Holders under their New IRA Notes. The Continuing Fractional Holders will be impacted by this limitation and will not be permitted to deduct the interest payments made on the split-dollar loan. The split-dollar rules do not address the deductibility of premiums on the Policies, which must be capitalized by the Position Holder Trust Beneficiaries.

4.         IRA Partnership Interests. As described above and in Section 26.06, a Continuing IRA Holder will receive Interests in the IRA Partnership in exchange for the portion of its Allowed Claim that relates to its Continuing Position Holder Contribution. Generally, this will represent 5% of a Continuing IRA Holder’s Allowed Claim.

The IRA Partnership will permit Continuing IRA Holders to receive the benefits of the long-term liquidation of the Beneficial Ownership in the Policies and other assets held by the Position Holder Trust. However, no assurances can be made that the IRS will respect the IRA Partnership or its treatment as a partnership for federal tax purposes and will not deem the IRA Partnership Interest holders to hold a beneficial interest in the Position Holder Trust. As further described in Section 26.04, the Position Holder Trust Beneficiaries are deemed to own their allocable portion of the Position Holder Trust Assets, which include life insurance policies. Accordingly, if the IRS determines that the Continuing IRA Holders hold a beneficial interest in the Position Holder Trust through their ownership of an Interest in the IRA Partnership, the Continuing IRA Holders would have made a prohibited investment in life insurance contracts, with the tax consequences described above.

The tax consequences for a holder of IRA Partnership Interests is more fully explained in Section 26.06.

Section 26.04     Consequences To The Position Holder Trust and Its Beneficiaries

A.          Tax Classification of the Position Holder Trust

The Position Holder Trust, created pursuant to the Plan, is intended to qualify as a liquidating trust for U.S. federal income tax purposes under Treasury Regulations Section 301.7701-4(d). In general, a liquidating trust is not a separate taxable entity, but rather is treated for U.S. federal income tax purposes as a grantor trust (i.e., all income and loss is taxed directly to the liquidating trust beneficiaries). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a Chapter 11 plan. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Position Holder Trustees, and holders) will be required to treat, for U.S. federal income tax purposes, the Position Holder Trust as a grantor trust. The holders of beneficial interests in the Position Holder Trust are the owners and grantors of the Position Holder Trust and its assets. The following discussion assumes that the Position Holder Trust will be respected as a grantor trust for U.S. federal income tax purposes.

Disclosure Statement	Page 128

The Position Holder Trust does not intend to request a ruling from the IRS concerning the tax status of the Position Holder Trust as a grantor trust. In the absence of a ruling, there can be no assurances that the IRS would not take a contrary position either from the inception of the Position Holder Trust or at any time prior to the termination of the Position Holder Trust when the IRS might determine that the Position Holder Trust no longer qualifies as a liquidating trust for U.S. Federal income tax purposes. Most significantly, the Position Holder’s Trust status as a liquidating trust may change if its primary purpose changes from liquidating and distributing the assets transferred to it to engaging in the conduct of a trade or business, if its term is unreasonably prolonged, or if all of its net income and net proceeds from the sale of its assets is not distributed at least annually to its beneficiaries, except for amounts that are reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including disputed claims). If the IRS were to successfully challenge the classification of the Position Holder Trust, the U.S. federal income tax consequences to the Position Holder Trust and the holders of beneficial interests in the Position Holder Trust, respectively, and the Debtors could vary from those discussed herein (including the potential for an entity-level tax on income of the Position Holder Trust). If, contrary to the parties’ intent, the Position Holder Trust were determined to be a business entity for federal tax purposes, it would be taxable as a partnership unless it was considered a “publicly traded partnership” taxable as a corporation. As a result, the U.S. federal income tax consequences to the Position Holder Trust and the Position Holder Trust Beneficiaries could vary from those discussed herein.

B.          Tax Treatment of Funding of the Position Holder Trust

The Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) will be contributed to the Position Holder Trust for the benefit of the Position Holder Trust Beneficiaries, including the IRA Partnership, and such beneficiaries will receive Position Holder Trust Interests in exchange for their Allowed Claims pursuant to the terms of the Plan. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Position Holder Trustee and the Position Holder Trust Beneficiaries) must treat the transfer and assignment to the Position Holder Trust of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) as (a) a transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) directly to the Position Holder Trust Beneficiaries (including the IRA Partnership) in satisfaction of their Allowed Claims (including the Allowed Claims contributed to the IRA Partnership) followed by (b) the extinguishment of the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) and (c) the transfer of the Position Holder Trust Assets by the Position Holder Trust Beneficiaries to the Position Holder Trust in exchange for Position Holder Trust Interests. The deemed transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) directly to the Position Holder Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange. The Position Holder Trust Beneficiaries will have a gain or loss equal to the fair market value of their interest in the Position Holder Trust Assets less their adjusted basis in their Allowed Claim. The Position Holder Trust Assets will be valued based on the Allowed Claim amounts. All parties to the Position Holder Trust (including, without limitation, the Debtors, the Successor Entities and all holders of Position Holder Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes

Disclosure Statement	Page 129

C.          The Position Holder Trust Tax Reporting

The Position Holder Trustee will file federal income tax returns for the Position Holder Trust as a grantor trust pursuant to Internal Revenue Code section 671 and Treasury Regulations Section 1.671-4(a) promulgated thereunder. Although the Position Holder Trust will not pay tax, the Position Holder Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually and attach a separate statement to that form, and issue such statement to each beneficiary of the Position Holder Trust (or the appropriate middleman), separately stating each Position Holder Trust Beneficiary’s Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit. The Position Holder Trustee will instruct the Position Holder Trust Beneficiaries to use the information provided to them in the annual statements in preparing their U.S. federal income tax returns.

D.          The Position Holder Trust Beneficiaries

The Position Holder Trust Beneficiaries will consist of Assigning Fractional Holders, including the IRA Partnership. Generally, the Assigning Fractional Holders will receive a Pro Rata beneficial interest in the Position Holder Trust based on the amount of their Allowed Claim, subject to adjustments for any Catch-Up Payments owed by the Assigning Fractional Holder, in exchange for their Contributed Positions. A Continuing Fractional Holder will receive a Pro Rata beneficial interest in the Position Holder Trust based on 5% of their Allowed Claim in exchange for their Continuing Position Holder Contribution. The Assigning IRA Holders will contribute their Allowed Claims to the IRA Partnership, and the IRA Partnership will receive a Pro Rata beneficial interest in the Position Holder Trust based on the amount of their Allowed Claims. Continuing IRA Holders will contribute 5% of their Allowed Claims to the IRA Partnership, which will contribute such Allowed Claims to the Position Holder Trust in exchange for a Pro Rata beneficial interest in the Position Holder Trust. Continuing IRA Holders will contribute the remaining 95% of their Allowed Claims to the Position Holder Trust in exchange for New IRA Notes, as described in § 26.03(B).

Disclosure Statement	Page 130

The Position Holder Trust Beneficiaries will be treated as the grantors and owners of their Pro Rata portion of the Position Holder Trust Assets for federal income tax purposes. The Position Holder Trust Beneficiaries (or the appropriate middleman) will receive from the Position Holder Trustee annually a statement separately stating such beneficiary’s Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to a middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Position Holder Trust will be required to include its Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Taxable income or loss allocated to a Position Holder Trust Beneficiary will be treated as income or loss with respect to the beneficiary’s undivided interest in the Position Holder Trust Assets. The character of any income and the character and ability to use any loss will depend on the particular situation of the Position Holder Trust Beneficiary. All of the income of the Position Holder Trust will be treated as subject to tax on a current basis. The U.S. federal income tax obligations of a Position Holder Trust Beneficiary are not dependent on the Position Holder Trust distributing any cash or other proceeds. Thus, a beneficiary may incur a U.S. federal income tax liability with respect to its allocable share of Position Holder Trust income even if the Position Holder Trust does not make a concurrent distribution to the beneficiary. Because the beneficiary is already regarded for U.S. federal income tax purposes as owning the underlying assets (and was taxed as appropriate at the time the cash was earned or received by the Position Holder Trust), a distribution of cash or other assets by the Position Holder Trust will not, of itself, constitute taxable income to a Position Holder Trust Beneficiary.

Moreover, upon the sale or other disposition (or deemed disposition) of any Position Holder Trust Asset, each holder of a beneficial interest in the Position Holder Trust must report on its U.S. federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Position Holder Trust in exchange for the Position Holder Trust Asset so sold or otherwise disposed of and (2) such beneficiary’s adjusted tax basis in its pro rata share of such Position Holder Trust Asset. The character of any such gain or loss to the Position Holder Trust Beneficiary will be determined as if such holder itself had directly sold or otherwise disposed of the Position Holder Trust asset. The character of items of income, gain, loss, deduction and credit to any Position Holder Trust Beneficiary, and the ability of the Position Holder Trust Beneficiary to benefit from any deductions or losses, depends on the particular circumstances or status of the Position Holder Trust Beneficiary. Here, the Position Holder Trust Assets consist of life insurance policies along with other assets. As the Position Holder Trust recovers death benefits related to the life insurance policies, income will be realized equal to the difference between the amount of the death benefits received and the basis in the policies (generally, the investment in the Policies plus premiums paid), and will be attributed to the Position Holder Trust Beneficiaries as just described.

The Position Holder Trustees will comply with all applicable governmental withholding requirements. Thus, in the case of any holders of beneficial interests in the Position Holder Trust that are not U.S. persons, the Position Holder Trustee may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate).

Disclosure Statement	Page 131

Section 26.05     Consequences To The Creditors’ Trust and its Beneficiaries

A.          Classification of the Creditors’ Trust

The Creditors’ Trust, created pursuant to the Plan, is intended to qualify as a liquidating trust for U.S. federal income tax purposes under Treasury Regulations Section 301.7701-4(d). In general, a liquidating trust is not a separate taxable entity, but rather is treated for U.S. federal income tax purposes as a grantor trust (i.e., all income and loss is taxed directly to the liquidating trust beneficiaries). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a Chapter 11 plan. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Creditors’ Trustees, and holders) will be required to treat, for U.S. federal income tax purposes, the Creditors’ Trust as a grantor trust. The holders of beneficial interests in the Creditors’ Trust are the owners and grantors of the Creditors’ Trust and its assets. The following discussion assumes that the Creditors’ Trust will be respected as a grantor trust for U.S. federal income tax purposes.

The Creditors’ Trust does not intend to request a ruling from the IRS concerning the tax status of the Creditors’ Trust as a grantor trust. In the absence of a ruling, there can be no assurances that the IRS would not take a contrary position either from the inception of the Creditors’ Trust or at any time prior to the termination of the Creditors’ Trust when the IRS might determine that the Creditors’ Trust no longer qualifies as a liquidating trust for U.S. Federal income tax purposes. Most significantly, the Creditors’ Trust status as a liquidating trust may change if its primary purpose changes from liquidating and distributing the assets transferred to it to engaging in the conduct of a trade or business, if its term is unreasonably prolonged, or if all of its net income and net proceeds from the sale of its assets is not distributed at least annually to its beneficiaries, except for amounts that are reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including disputed claims). If the IRS were to successfully challenge the classification of the Creditors’ Trust, the U.S. federal income tax consequences to the Creditors’ Trust and the holders of beneficial interests in the Creditors’ Trust, respectively, and the Debtors could vary from those discussed herein (including the potential for an entity-level tax on income of the Creditors’ Trust). If, contrary to the parties’ intent, the Creditors’ Trust were determined to be a business entity for federal tax purposes, it would be taxable as a partnership unless it was considered a “publicly traded partnership” taxable as a corporation. As a result, the U.S. federal income tax consequences to the Creditors’ Trust and the Creditors’ Trust Beneficiaries could vary from those discussed herein.

Disclosure Statement	Page 132

B.          Tax Treatment of Funding of the Creditors’ Trust

The Creditors’ Trust Assets will be contributed to the Creditors’ Trust for the benefit of the Creditors’ Trust Beneficiaries, and such beneficiaries will receive Creditors’ Trust Interests in exchange for their Allowed Claims. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Creditors’ Trustee and the Creditors’ Trust Beneficiaries) must treat the transfer and assignment to the Creditors’ Trust of the Creditors’ Trust Assets as (a) a transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims and (b) the transfer of the Creditors’ Trust Assets by the Creditors’ Trust Beneficiaries to the Creditors’ Trust in exchange for Creditors’ Trust Interests. Accordingly, the Creditors’ Trust Beneficiaries will be the owners and grantors of their portion of the Creditors’ Trust Assets they are deemed to contribute to the Creditors’ Trust. The deemed transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange. The Creditors’ Trust Beneficiaries will have a gain or loss equal to the fair market value of their interest in the Creditors’ Trust Assets less their adjusted basis in their Allowed Claim. The Creditors’ Trust Assets will be valued based on the Allowed Claim amounts. All parties to the Creditors’ Trust (including, without limitation, the Debtors, the Successor Entities and all holders of Creditors’ Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

C.          The Creditors’ Trust Tax Reporting

The Creditors’ Trustee will file federal income tax returns for the Creditors’ Trust as a grantor trust pursuant to Internal Revenue Code section 671 and Treasury Regulations Section 1.671-4(a) promulgated thereunder. Although the Creditors’ Trust will not pay tax, the Creditors’ Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually on a calendar year basis and attach a separate statement to that form, and issue such statement to each beneficiary of the Creditors’ Trust (or the appropriate middleman), separately stating each Creditors’ Trust Beneficiary’s Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit. The Creditors’ Trustee will instruct the Creditors’ Trust Beneficiaries to use the information provided to them in the annual statements in preparing their U.S. federal income tax returns.

D.          The Creditors’ Trust Beneficiaries

The Creditor’s Trust Beneficiaries will consist of Rescinding Position Holders and the General Unsecured Creditors, including Former Position Holders. The Creditors’ Trust Beneficiaries will be treated as the grantors and owners of their Pro Rata portion of the Creditors’ Trust Assets for federal income tax purposes. The Creditors’ Trust Beneficiaries (or the appropriate middleman) will receive from the Creditors’ Trustee annually on a calendar year basis a statement separately stating such beneficiary’s Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to an IRA custodian or other middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Creditors’ Trust will be required to include its Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Disclosure Statement	Page 133

Taxable income or loss allocated to a Creditors’ Trust Beneficiary will be treated as income or loss with respect to the beneficiary’s undivided interest in the Creditors’ Trust Assets. The character of any income and the character and ability to use any loss will depend on the particular situation of the Creditors’ Trust Beneficiary. All of the income of the Creditors’ Trust will be treated as subject to tax on a current basis. The U.S. federal income tax obligations of a Creditors’ Trust Beneficiary are not dependent on the Creditors’ Trust distributing any cash or other proceeds. Thus, a beneficiary may incur a U.S. federal income tax liability with respect to its allocable share of Creditors’ Trust income even if the Creditors’ Trust does not make a concurrent distribution to the beneficiary. Because the beneficiary is already regarded for U.S. federal income tax purposes as owning the underlying assets (and was taxed as appropriate at the time the cash was earned or received by the Creditors’ Trust), a distribution of cash or other assets by the Creditors’ Trust will not, of itself, constitute taxable income to a Creditors’ Trust Beneficiary.

Moreover, upon the sale or other disposition (or deemed disposition) of any Creditors’ Trust Asset, each holder of a beneficial interest in the Creditors’ Trust must report on its U.S. federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Creditors’ Trust in exchange for the Creditors’ Trust Asset so sold or otherwise disposed of and (2) such beneficiary’s adjusted tax basis in its pro rata share of such Creditors’ Trust Asset. The character of any such gain or loss to the Creditors’ Trust Beneficiary will be determined as if such holder itself had directly sold or otherwise disposed of the Creditors’ Trust Asset. The character of items of income, gain, loss, deduction and credit to any Creditors’ Trust Beneficiary, and the ability of the Creditors’ Trust Beneficiary to benefit from any deductions or losses, depends on the particular circumstances or status of the Creditors’ Trust Beneficiary. Here, the Creditors’ Trust Assets mostly consist of litigation claims and causes of action. As the Creditors’ Trust recovers amounts on the litigation claims and causes of action, income will be realized equal to the difference between the amount of the recoveries and the basis of the litigation claims and causes of action and will be attributed to the Creditors’ Trust Beneficiaries as just described.

The Creditors’ Trustees will comply with all applicable governmental withholding requirements. Thus, in the case of any holders of beneficial interests in the Creditors’ Trust that are not U.S. persons, the Creditors’ Trustee may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate).

Section 26.06     Tax Consequences to the IRA Partnership and Assigning IRA Holders

A.          Tax Classification of the IRA Partnership

The IRA Partnership, created pursuant to the Plan, is a Texas limited liability company that is intended to be taxed a partnership for U.S. federal tax purposes. By default, the IRA Partnership is taxed as a partnership because it is not a trust or corporation under state law and has more than one member. Therefore, so long as the IRA Partnership is not otherwise subject to special treatment under the Internal Revenue Code or disregarded by the IRS, it will be treated as a partnership for federal tax purposes.

Disclosure Statement	Page 134

If the IRS were to determine that the Interests in the IRA Partnership (i) are traded on an established securities market or (ii) are readily tradable on a secondary market or the substantial equivalent thereof, the IRA Partnership could be classified as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Plan does not provide for the Interests in the IRA Partnership to be traded on an established securities market, and the Chapter 11 Trustee will not engage the services of a market maker, facilitate the development of an active trading market for the Interests in the IRA Partnership, promote the Interests in the IRA Partnership, or collect or publish information regarding the prices at which the Interests in the IRA Partnership are traded. In addition, the IRA Partnership Agreement is expected to restrict the IRA Partnership from participating in the establishment of a market for the Interests in the IRA Partnership and to prohibit the IRA Partnership from recognizing any transfers made on the market. If these restrictions are not followed and the IRA Partnership is classified as a publicly traded partnership that is taxable as a corporation for federal tax purposes, the IRA Partnership would be subject to tax on its income at corporate income tax rates, and any distributions from the IRA Partnership to the Holders of IRA Partnership Interests would be treated as dividends. Although dividends are excluded from UBTI, the IRA Partnership itself would be subject to tax, which would reduce the return to the Holders of IRA Partnership Interests.

The IRA Partnership will permit Continuing IRA Holders to receive the benefits of the long-term liquidation of the Beneficial Ownership in the Policies and other assets held by the Position Holder Trust. However, no assurances can be made that the IRS will respect the IRA Partnership and not deem the IRA Partnership Interest holders to hold a beneficial interest in the Position Holder Trust. As further described in Section 26.04, the Position Holder Trust Beneficiaries are deemed to own their allocable portion of the Position Holder Trust Assets, which include life insurance policies. Accordingly, if the IRS determines that the Continuing IRA Holders hold a beneficial interest in the Position Holder Trust through their ownership of interest in the IRA Partnership, the Continuing IRA Holders would have made a prohibited investment in life insurance contracts, with the tax consequences described above.

B.          Tax Treatment of Formation of the IRA Partnership

The Assigning IRA Holders will contribute 100% and Continuing IRA Holders will contribute 5% of their Allowed Claims to the IRA Partnership upon formation. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the manager of the IRA Partnership and the holders of interests in the IRA Partnership) must treat the transfer and assignment of the Allowed Claims to the IRA Partnership by the Assigning IRA Holders and Continuing IRA Holders as (i) a nontaxable partner contribution of the Allowed Claims of the Assigning IRA Holders, including any attributable right to amounts in the Maturity Funds Facility, to the IRA Partnership in exchange for IRA Partnership Interests, and (ii) a nontaxable partner contribution by the Continuing IRA Holders of 5% of their Allowed Claims, including any attributable right to amounts in the Maturity Funds Facility to the IRA Partnership in exchange for IRA Partnership Interests.

Disclosure Statement	Page 135

The Reorganized Debtors will be treated as contributing all of the Fractional Positions of IRA Holders as to which a Position Trust Election has been made and the Fractional Positions relating to the Continuing Position Holder Contribution for which a Continuing Holder Election has been made, along with any related Escrowed Funds and Maturity Funds, to the IRA Partnership as of the Effective Date, in satisfaction of the Allowed Claims contributed to the IRA Partnership. The IRA Partnership will then be treated as transferring such Fractional Position to the Position Holder Trust in exchange for Position Holder Trust interests. The deemed transfer by the Reorganized Debtors of the Fractional Positions attributable to IRA Holders as to which a Position Holder Trust Election or a Continuing Holder Election has been made in satisfaction of the Allowed Claims held by the IRA Partnership will be a taxable exchange.

C.          IRA Partnership Tax Reporting

The IRA Partnership will file all federal income tax returns as a partnership and, to the extent permitted under applicable law, for state and local income tax purposes. The IRA Partnership Interest holders will be treated as partners of the IRA Partnership to the extent of their Pro Rata partnership interests in the IRA Partnership for federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The IRA Partnership will not pay tax but will file IRS Form 1065, “U.S. Return of Partnership Income,” annually and issue a “Schedule K-1, Partner’s Share of Income, Deductions, Credits, etc.” to each Interest holder of the IRA Partnership. The K-1s will separately state the IRA Partnership’s items of income, gain, loss, deduction, and credit because they may impact the Interest holders’ tax liabilities differently. The IRA Partnership will enter the identifying number of the IRA custodian on the K-1, instead of the identification number of the person for whom the IRA is maintained. Under the Internal Revenue Code, the holders of IRA Partnership Interests will be required to take into account their share of the IRA Partnership’s income, gain, deduction, or loss reported to them on their Schedule K-1 in filling out their individual tax returns and pay any tax due.

The manager of the IRA Partnership will comply with all applicable governmental withholding requirements. Thus, in the case of any holders of interests in the IRA Partnership that are not U.S. persons, the manager of the IRA Partnership may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate).

D.          Holders of IRA Partnership Interests

The IRA Partnership will issue a “Schedule K-1, Partner’s Share of Income, Deductions, Credits, etc.” annually to each Interest holder of the IRA Partnership (or the appropriate IRA custodian, nominee, or other middleman). The K-1s will separately state the IRA Partnership’s items of income, gain, loss, deduction, and credit because they may impact the interest holders’ tax liabilities differently. Generally, any person who holds an interest in a partnership as a nominee for another person (including an IRA custodian) must then furnish the K-1 to the beneficial owner of the interest in the partnership.

Under the Internal Revenue Code, the holders of IRA Partnership Interests will be required to take into consideration their share of the IRA Partnership’s income, gain, deduction, or loss reported to them on their Schedule K-1 in filling out their individual tax returns and pay any tax due. The U.S. federal income tax obligations of a holder of IRA Partnership Interests are not dependent on the IRA Partnership distributing any cash or other proceeds. Thus, a beneficiary may incur a U.S. federal income tax liability with respect to its allocable share of IRA Partnership income even if the IRA Partnership does not make a concurrent distribution to the beneficiary.

Disclosure Statement	Page 136

Individual retirement accounts generally are exempt from U.S. federal income taxation unless they have UBTI. Therefore, Continuing IRA Holders and Assigning IRA Holders will not have taxable income except to the extent of UBTI. To the extent the IRA Partnership recognizes income from the Position Holder Trust upon maturity of a Policy, such income likely would not be characterized as UBTI, so long as the Policies were not acquired with, and premiums were not paid with, borrowed funds.

E.          ERISA

It is anticipated that some of the Creditors’ Trust Beneficiaries may be individual retirement accounts (“IRAs”). The provisions of Section 4975 of the Code describe certain transactions between an IRA and “disqualified person,” as such term is defined in the Code, involving the use of the plan assets of an IRA by such person, which are prohibited (“Prohibited Transactions”). Prohibited Transactions are required to be corrected and also result in the imposition of an excise tax payable by the disqualified person. In the case of an IRA, the occurrence of a Prohibited Transaction could also cause the IRA to lose its tax-exempt status.

Whether transactions entered into by the Creditors’ Trust would be considered Prohibited Transactions depends on whether assets of the Creditors’ Trust are deemed to be “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as a result of IRAs holding beneficial interests in the Creditors’ Trust.

Regulations (the “Plan Asset Regulations”) promulgated under ERISA by the United States Department of Labor (the “DOL”) generally provide that when a plan acquires an equity interest in an entity (including a beneficial interest in a trust) that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations.

The Plan Asset Regulations include rules related to significant participation by benefit plan investors. However, the Pension Protection Act of 2006 amended ERISA to modify the significant participation rules in the Plan Asset Regulations. Section 3(42) of ERISA provides that the assets of an entity will not be treated as plan assets if, immediately after the most recent acquisition of any equity interest in the entity, less than 25 percent of the total value of each class of equity interest (disregarding, for purposes of such determination, the value of any equity interests held by persons (other than benefit plan investors) and their affiliates who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets) is held by “benefit plan investors.” For this purpose, “benefit plan investors” include qualified employee pension, profit sharing and annuity plans, Keogh plans, individual retirement accounts and annuities, and certain health and education savings accounts and entities whose underlying assets include plan assets by reason of a plan’s investment in the entity, but generally exclude governmental plans, certain church plans, plans maintained to comply with workers compensation, unemployment compensation or disability insurance laws, plans maintained outside the United States for nonresident aliens, excess benefit plans and top-hat plans. An entity will be considered to hold plan assets only to the extent of the percentage of the equity interest held by benefit plan investors.

Disclosure Statement	Page 137

In addition, if the assets of the Creditors’ Trust were deemed to be “plan assets” as described above, the participation by Qualified Plan Holders in the Creditors’ Trust would result in the application of certain fiduciary provisions under ERISA to the Creditors’ Trust and to the conduct of its Trustee. Accordingly, in order to avoid the application of the fiduciary rules under ERISA, Qualified Plan Holders are not allowed to participate in the Creditors’ Trust.

A FIDUCIARY OF AN IRA SHOULD CONSULT ITS LEGAL ADVISOR CONCERNING THE ERISA AND OTHER LEGAL CONSIDERATIONS DISCUSSED ABOVE BEFORE MAKING A CREDITORS’ TRUST ELECTION.

Section 26.07     Information Reporting And Backup Withholding

The Debtors, Successor Entities and Newco will comply with all applicable reporting requirements of the Internal Revenue Code and will withhold all amounts required by law to be withheld from payment made pursuant to the Plan. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim. Additionally, backup withholding, currently at a rate of 28%, generally will apply to such payments unless a U.S. Holder provides a properly executed IRS Form W-9 or otherwise established an exemption. Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund from the IRS, provided that the required information is timely provided to the IRS.

Section 26.08     Other Tax Consequences

The Plan Supplement will contain additional discussion of the tax consequences of certain additional transactions contemplated by the plan, including (a) extinguishment of the portion of the Maturity Funds Facility attributable to Assigning Position Holders and Continuing Position Holders to the extent of their interests in the Position Holder Trust and the IRA Partnership; (b) conversion of a Continuing Position Holder’s Position to a Position Holder Trust Interest upon Payment Default; (c) abandonment of the Fractional Position of a Current Position Holder who does not pay a Pre-Petition Default Amount; (d) the “Ponzi scheme” loss deduction, which may be applicable in various circumstances applicable to Investors; (e) additional tax considerations applicable to Continuing IRA Holders relating to New IRA Notes and IRA Partnership Interests; and (f) the tax treatment of Newco, if it remains owned by the Position Holder Trust; and (g) the Class Action Settlement.

Disclosure Statement	Page 138

Section 26.09     Importance Of Obtaining Professional Tax Advice

The foregoing is intended to be only a summary of certain of the United States federal income tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional. Holders of Claims are strongly urged to consult with their own tax advisors regarding the federal, state, local and foreign income and other tax consequences of the Plan.

THE FOREGOING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY TO ASSIST HOLDERS OF CLAIMS DETERMINE HOW TO VOTE ON THE PLAN. IT SHOULD NOT BE CONSIDERED TAX ADVICE AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-US. INCOME, ESTATE, GIFT, AND OTHER TAX CONSEQUENCES OF THE PLAN.

ARTICLE XXVII

securities law COMPLIANCE AND PRIVATE SALES

Section 27.01     Issuance and Resale of the Trust Interests and the Fractional Positions

A.	Issuance of the Trust Interests and the Fractional Positions

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a claim against, interest in, or an administrative expense claim in the case concerning the debtor or such affiliate; and (c) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor or such affiliate, or principally in such exchange and partly for cash or property.

As described in this Disclosure Statement, the Position Holder Trust, the IRA Partnership, and the Creditors’ Trust will be successors to the Debtors under the Plan. The Trust Interests in the Position Holder Trust and the Creditors’ Trust will be issued to Current Position Holders entirely in exchange for their Allowed Claims related to their Fractional Positions. The IRA Partnership Interests will be issued to Current Position Holders entirely in exchange for their Allowed Claims related to their IRA Notes, and then the Position Holder Trust will issue Trust Certificates to the IRA Partnership in exchange for such Claims. The New IRA Notes will be issued by the Position Holder Trust to Continuing IRA Holders entirely in exchange for their Claims related to their IRA Notes. Therefore, the offer and sale of the Trust Interests in the Position Holder Trust and the Creditors’ Trust, the offer and sale of the IRA Partnership Interests, and the offer and sale of the New IRA Notes, all will be exempt from the registration requirements of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code.

The residual beneficial interests in the Creditors’ Trust will be issued to the Position Holder Trust pursuant to a private placement exemption.

Disclosure Statement	Page 139

Subject to approval by the Bankruptcy Court, the Confirmation Order will provide that the issuance of the Trust Interests, the IRA Partnership Interests and the New IRA Notes and recorded under the Maturity Funds Facility, to the extent they involve the issuance of “securities” for purposes of the Securities Act, are entitled to the exemption from registration under the Securities Act provided under Section 1145(a)(1) of the Bankruptcy Code, as securities issued pursuant to the Plan by a successor of the Debtors entirely in exchange for their Claims against the Debtors.

In addition, again subject to approval by the Bankruptcy Court, the Confirmation Order will provide that the terms of the Plan vesting the ownership of the Fractional Interests that are Continued Positions and the issuance of the Fractional Interest Certificates representing them, to the extent the Fractional Interests are “securities” for purposes of the Securities Act, shall be deemed an issuance of securities pursuant to the Plan that satisfies the exemption from registration under the Securities Act provided under Section 1145 of the Bankruptcy Code.

B.	Resale of Trust Interests and Fractional Positions

(1)         Application of Federal Securities Law

Non-Affiliates

Securities issued pursuant to Section 1145(a) are deemed to have been issued in a public offering pursuant to Section 1145(c) of the Bankruptcy Code. Assuming that the SEC agrees that the offer and sale of the Trust Interests, the IRA Partnership Interests and the Fractional Positions satisfy the exemption from registration contained in Section 1145(a) of the Bankruptcy Code, resales of such securities issued under the Plan will be exempt from registration under the Securities Act pursuant to Section 4(a)(1) of the Securities Act, unless the holder thereof is deemed to be an “issuer,” an “underwriter” or a “dealer” with respect to such securities. For these purposes, an “issuer” includes any “affiliate” of the issuer. Whether or not any particular person would be deemed to be an “affiliate” of the Successors or an “underwriter” or a “dealer” with respect to any securities issued under the Plan will depend upon various facts and circumstances applicable to that person. Any person intending to resell Trust Interests, IRA Partnership Interests or Fractional Positions is urged to consult such person’s own legal counsel as to such person’s status as an “issuer,” an “affiliate,” an “underwriter” or a “dealer” and whether the offer and sale of such Trust Interests, IRA Partnership Interests or Fractional Positions are subject to the registration requirements under the Securities Act or other applicable law.

Affiliates

Affiliates of the Successors (including persons controlling the Successors) may be deemed to be underwriters of the Trust Interests, IRA Partnership Interests and Fractional Positions for purposes of the Securities Act. Accordingly, the offer and sale of Trust Interests. IRA Partnership Interests and Fractional Positions by such affiliates must be made pursuant to a valid exemption from registration under the Securities Act. Rule 144 promulgated under the Securities Act provides a safe-harbor from the registration provisions of the Securities Act for the resale of securities held by affiliates of an issuer, if all applicable conditions to Rule 144 are met. Among other things, Rule 144 requires that an affiliate limit its sales within the preceding 90 days to the greater of 1% of the number of outstanding securities in question or the average weekly trading volume, if any, in the securities in question during the four calendar weeks preceding the date of any sale. Rule 144 also requires that an affiliate satisfy certain other conditions related to manner of sale, notice requirements and the availability of current public information regarding the issuer of the securities.

Disclosure Statement	Page 140

The Plan Proponents are not providing any opinion as to any exemption or safe harbors from registration under the Securities Act upon which any person may rely. Any person intending to rely on an exemption or safe harbor from registration under the Securities Act and other applicable law is urged to consult their own legal counsel as to the applicability thereof to any particular circumstances.

(2)         Application of State Securities Law

The securities issued under the Plan pursuant to Section 1145(a) of the Bankruptcy Code may be resold without registration under state securities laws pursuant to an exemption provided by applicable law. However, the availability of any state exemption depends on the securities laws of the jurisdiction in which the offer and sale take place. Holders of Trust Interests, IRA Partnership Interests and Fractional Positions should consult with their own legal advisors regarding the availability of these exemptions in their particular circumstances.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER AND OTHER ISSUES ARISING UNDER APPLICABLE SECURITIES LAWS, THE PLAN PROPONENTS MAKE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE RIGHT OF ANY PERSON TO TRANSFER THEIR TRUST INTERESTS, IRA PARTNERSHIP INTERESTS OR FRACTIONAL POSITIONS AND RECOMMEND THAT HOLDERS OF TRUST INTERESTS, IRA PARTNERSHIP INTERESTS AND FRACTIONAL POSITIONS CONSULT THEIR OWN LEGAL COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

Disclosure Statement	Page 141

Section 27.02     Exchange Act Considerations

Section 12(g)(1) of the Exchange Act provides that within 120 days after an issuer’s first fiscal year end on which such issuer has (a) total assets exceeding $10 million and (b) a class of equity securities held of record by either (i) 2,000 persons or (ii) 500 persons who are not accredited investors, such issuer must register such equity securities with the SEC. The Chapter 11 Trustee and LPI have taken the position that LPI is the issuer of the Fractional Positions, and, as a Successor to Reorganized LPI, the Position Holder Trust should also be deemed the “issuer” of the Fractional Positions for federal securities law purposes. The Plan Proponents expect that the Position Holder Trust and the Creditors’ Trust each will have their respective Trust Interests and the IRA Partnership will have its IRA Partnership Interests held by more than 2,000 persons and likely will hold total assets exceeding $10 million.80 In addition, there will certainly be more than 2,000 (up to 22,000) holders of Fractional Positions, with value well in excess of $10 million.81 Accordingly, the Position Holder Trust will register its Trust Interests and the Fractional Positions (both the Fractional Interests and the New IRA Notes) pursuant to the Exchange Act and the IRA Partnership will register its IRA Partnership Interests pursuant to the Exchange Act,, in each case, unless the Chapter 11 Trustee, the Position Holder Trustee, or the IRA Partnership, as the case may be receives written no-action relief from the staff of the Division of Corporation Finance (the “Staff”) of the SEC to not register them (or any subset of them). After the Effective Date, and following completion of Exchange Act registration, the Position Holder Trust and the IRA Partnership would comply with the reporting requirements of the Exchange Act, including, without limitation, filing current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

Unless the Creditors’ Trust fails to receive no-action relief from the Staff of the SEC that it will not recommend any enforcement action to the SEC in connection with the Creditors’ Trust not registering its Trust Interests under the Exchange Act, the Creditors’ Trust will not register its Trust Interests under the Exchange Act. As a liquidating trust the beneficial interests in which are not freely transferable, the Plan Proponents believe that the Creditors’ Trust satisfies the requirements of existing SEC interpretive guidance to not register Creditors’ Trust Interests under the Exchange Act.82

As described elsewhere in this Disclosure Statement, the interests of holders of New IRA Notes will be inextricably intertwined with those of the Position Holder Trust and holders of Fractional Interests, and accordingly, the reporting proposed for the Position Holder Trust will include all material information that any stand alone report would.

Registrants in bankruptcy are not relieved of their reporting obligations under the Exchange Act. However, the Staff of the SEC may grant no-action relief to a registrant that is subject to the jurisdiction of a Bankruptcy Court for the purpose of modifying the reporting requirements to which such registrant is subject, depending on the circumstances of such registrant. Given that the Position Holder Trust will already be having the Servicing Company prepare detailed informational reports relating to the Policies and the outstanding Fractional Positions, as well as the results of the Position Holder Trust’s Beneficial Ownership of the Policies and other activities in connection with the liquidation of the Position Holder Trust Assets, in order to satisfy the requirements of the Plan and the related Plan Documents, the Chapter 11 Trustee intends to seek no-action relief from the Staff of the SEC in order to modify and limit the reporting obligations applicable to the Position Holder Trust, its Trust Interests and the Fractional Positions (Fractional Interests and New IRA Notes) under the Exchange Act. At the same time, the Chapter 11 Trustee intends to seek no-action relief from the Staff of the SEC to confirm that the Creditors’ Trust will not be required to register its Trust Interests under the Exchange Act. However, there can be no assurance that the Chapter 11 Trustee will obtain any such no-action relief, nor can there be any assurance as to what extent such no-action relief may modify or limit any Successor Trust’s registration or reporting obligations.

[80]	The Plan Proponents are not making any representations as to what the value of the Causes of Action is or will be, and believe it is prudent to assume their value is in excess of $10 million.

[81]	The purchasers of Investment Contracts invested more than the $1.4 billion that the Current Position Holders currently have at risk in these proceedings.

[82]	See, Exchange Act Release No. 9660 (June 30, 1972); (Release 34-9660), Staff Legal Bulletin No. 2. (April 15, 1997); and REMIC Trust, SEC Staff No-Action Letter (March 28, 20111).

Disclosure Statement	Page 142

Absent no-action relief from the Staff of the SEC, the Position Holder Trust, the IRA Partnership and the Creditors’ Trust will be subject to the full registration requirements of the Exchange Act as to their respective securities and become obligated to file periodic and other reports (i.e. quarterly reports, annual reports and current reports) with the SEC, as discussed above.

Section 27.03     Investment Company Act Considerations

The Investment Company Act requires registration of any entity primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities or an entity that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities with a value exceeding 40% of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis, unless an exemption or exception from registration applies. Pursuant to Section 7(b) of the Investment Company Act and no-action guidance from the staff of the Division of Investment Management (the “Investment Management Staff”) of the SEC, liquidating vehicles engaging in transactions that are merely incidental to such entity’s dissolution do not have to register under the Investment Company Act.

The Creditors’ Trust will not hold securities and, therefore, will not be subject to the Investment Company Act. In analyzing whether the Position Holder Trust or the IRA Partnership could be subject to the Investment Company Act, the fact that both are being created for the purpose of liquidating and distributing the assets of the Debtors’ bankruptcy estate is very persuasive. Further, the Position Holder Trust and the IRA Partnership will have a term restricted to the minimum timeframe necessary to liquidate the assets, which, given that the assets of the Position Holder Trust and IRA Partnership will consist entirely or almost entirely of Policy Related Assets, is until all of the Policies mature. Holding the Policies until maturity is how long it will take to liquidate the assets without incurring a significant reduction in the total gross amount, and net present value, of the liquidation proceeds that are realizable from the assets. (Coincidentally, until final maturity is how long the Investors signed up to hold their investments.) Under existing no-action interpretive advice from the Investment Management Staff of the SEC, the Chapter 11 Trustee believes that the Position Holder Trust and IRA Partnership should be treated as liquidating vehicles exempt under Section 7(b) of the Investment Company Act from that Act’s registration requirements. The Chapter 11 Trustee intends to seek no-action relief from the Investment Management Staff of the SEC to confirm that the Position Holder Trust and IRA Partnership will not be required to register under the Investment Company Act.

Disclosure Statement	Page 143

In granting no-action relief in the past where the certificates representing an issuer’s securities will be freely transferrable, the Investment Management Staff of the SEC has imposed various conditions on the issuer and the securities. In order to satisfy these conditions, none of the Position Holder Trust Interests, the IRA Partnership Interests or the Fractional Positions will be listed on any securities exchange. Further, neither the Position Holder Trust nor the IRA Partnership will engage the services of a market maker or otherwise facilitate the development of an active trading market for or promote sales of its Trust Interests, IRA Partnership Interests or any Fractional Positions, as the case may be, or collect or publish information regarding the prices at which any of those securities are traded.

Assuming that the Position Holder Trust and the IRA Partnership are deemed to be liquidating vehicles incidental to the dissolution of the Reorganized Debtors based on all of the foregoing, neither the Position Holder Trust, nor the IRA Partnership will be subject to the registration requirements of the Investment Company Act. However, if the Position Holder Trust or the IRA Partnership is not deemed to be a liquidating vehicle incidental to the dissolution of the Reorganized Debtors, then it may be required to register under the Investment Company Act, which imposes significant legal and operational restrictions on investment companies.

Failure to register as an investment company, if required, may subject the trusts to significant adverse regulatory or other penalties and collateral consequences. Accordingly, if necessary to comply with the requirements for registered investment companies under the Investment Company Act or otherwise obtain relief by the SEC, the organizational form of the Position Holder Trust or the IRA Partnership may be changed, and if so, the Chapter 11 Trustee, in consultation with the Committee, will do so in a way to preserve the economic benefits of ownership of Position Holder Trust Interests and IRA Partnership Interests to the maximum extent possible.

Section 27.04     Private Sales of Continued Positions

After the Effective Date, sales of Continued Positions may only be made in compliance with all applicable federal and state securities laws and FINRA regulations. The holder of the Fractional Position to be sold must provide the Servicing Company with a request to record the change of ownership and an opinion of counsel satisfactory to the Position Holder Trust and the Servicing Company that such sale may be made pursuant to an exemption under all applicable securities laws, and without causing the Position Holder Trust to be required to register as an investment company under the Investment Company Act; provided, however, that none of the Position Holder Trust, the IRA Partnership and the Servicing Company shall be under any obligation, and no Continuing Position Holder shall have any right to require the Position Holder Trust, the IRA Partnership or the Servicing Company, to file any registration statement pursuant to the Securities Act or any other federal or state securities law to facilitate any sale.

With regard to any private sales of Continued Positions after the Effective Date, none of the Position Holder Trust, the IRA Partnership and the Servicing Company (for so long as it is owned by the Position Holder Trust) will act as a broker dealer or facilitate the sale in any way, and will not charge any commission, in connection with any transaction. The Servicing Company will either register the change of ownership as the transfer agent for Fractional Positions, Position Holder Trust Interests and IRA Partnership Interests, or will engage a third-party transfer agent(s) to do so. The Servicing Company or the transfer agent will confirm the sale within ten (10) business days or such time as required by applicable law, provided the above prerequisites are met and the transfer request is accompanied by payment of reasonable transfer fees. Under the Servicing Agreement, upon request, the Servicing Company will provide a letter to a Continuing Position Holder that confirms such Holder’s Fractional Position in a Policy, and identifies the date and amount of the last premium payment, or, if billed, the next premium payment.

Disclosure Statement	Page 144

To the extent deemed appropriate by the Plan Proponents, the process for making Elections under the Plan will include information relating to an Offer to Purchase Fractional Positions from Current Position Holders made by a third party on terms proposed by the third party. In connection with any Offer to Purchase, none of the Plan Proponents nor any of the Successor Entities will make any recommendation with regard to the Offer to Purchase, and none of them will act as a broker dealer in any way, or charge any commission or receive any other transaction based compensation, in connection with any transaction proposed or completed in connection with the Offer to Purchase. Information regarding any Offer to Purchase that has been made will be included in or accompany the Plan Supplement.

ARTICLE XXVIII

best interestS of creditors test

Section 28.01     Best Interest Of Creditors

The Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all Holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan. The “best interests” test, as set forth in Bankruptcy Code § 1129(a)(11), requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable Distribution to members of each Impaired Class of Claims and Interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ property if liquidated in chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the Debtors’ property by a chapter 7 trustee.

The amount of liquidation value available to Holders of Unsecured Claims against the Debtors would be reduced by, first, the Claims of Secured creditors (to the extent of the value of their collateral), and by the reasonable costs and expenses of liquidation, as well as by other administrative expenses and costs of the chapter 7 cases, followed by the reasonable costs and incurred during the Debtors’ Chapter 11 Cases prior to conversion of the cases from Chapter 11 to Chapter 7. Costs of a chapter 7 liquidation of the Debtors would include the compensation of a chapter 7 trustee and his or her counsel and other professionals, asset disposition expenses, and litigation costs. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured Claims or to make any distribution in respect of Interests. The liquidation would also prompt the rejection of Executory Contracts and Unexpired Leases and thereby create a greater amount of unsecured Claims.

Disclosure Statement	Page 145

In a chapter 7 liquidation, no junior class of Claims or Interests may be paid unless all classes of Claims or Interests senior to such junior class are paid in full. Bankruptcy Code § 510(a) provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no class of Claims or Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Interests, unless and until such senior classes were paid in full.

In a chapter 7 liquidation, unsecured creditors and equity Holders of a debtor are paid from available assets generally in the following order, with no junior class receiving any payments until all amounts due to senior classes have been paid fully or any such payment is provided for:

•	Secured Claims (to the extent of the value of their holder’s collateral);

•	Administrative Claims incurred during the Chapter 7 case;

•	Administrative Claims incurred during the bankruptcy case prior to conversion of the case to Chapter 7 (i.e. Chapter 11 Administrative claims);

•	Unsecured Claims;

•	Claims expressly subordinated either contractually or by order of the Bankruptcy Court; and

•	Equity Interest.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court over the objection of a creditor or interest Holder that has voted against the Plan.

As shown in the Liquidation Analysis, attached as Exhibit F to this Disclosure Statement, which was prepared by the Chapter 11 Trustee and Subsidiary Debtors’ financial advisors, the Plan Proponents believe that each member of each Class of Impaired Claims and Interests will receive at least as much, if not more, under the Plan as it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the best interest of creditors test.

Disclosure Statement	Page 146

Section 28.02     Liquidation Analysis

The Plan Proponents believe that the value of any distributions in a chapter 7 case would be less than the value of Distributions under the Plan. The Plan Proponents’ belief is based primarily on:

•	consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Impaired Claims and Interests, including:

°	increased costs and expenses of a liquidation under chapter 7 arising from fees payable to one or more chapter 7 trustees and professional advisors to such trustee(s), who may not be familiar with the Debtors’ industry and business operations;

°	erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would likely prevail, particularly with respect to the Policies, which would also likely begin to lapse;

°	significant adverse effects on the Debtors’ businesses as a result of the likely departure of key employees;

°	substantial increases in Claims, as well as substantially increased estimated contingent Claims, lease and contract rejection Claims;

°	substantial delay in distributions, if any, to the Holders of Claims and Interests that would likely ensue in a chapter 7 liquidation; and

•	the Liquidation Analysis prepared for the Plan Proponents by Bridgepoint Consulting, the Debtors’ financial advisors, in consultation with management and other professionals retained in these Chapter 11 Cases.

ARTICLE XXIX

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Plan Proponents believe that the Plan affords Holders of Claims and Interests the potential for the greatest realization on the Debtors’ property and, therefore, is in the best interests of such Holders. If, however, enough acceptances received from the Impaired Classes sufficient for the Debtors to confirm the Plan are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code; and (b) formulation of an alternative plan of reorganization.

Disclosure Statement	Page 147

Section 29.01     Alternative Plan(s)

If enough acceptances to confirm the Plan are not received or if the Plan is not confirmed, the Subsidiary Debtors (or, if the Subsidiary Debtors’ Exclusivity Periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plans might involve either a reorganization and continuation of the Debtors’ businesses, or an orderly liquidation of assets.

The Plan Proponents believe that the Plan, as described herein, enables Holders of Claims and Interests to realize the highest and best value under the circumstances. The Plan Proponents believe that any other alternative form of chapter 11 plan would be a much less attractive alternative to creditors than the Plan because of the returns and certainty provided by the Plan. For example, the Plan resolves the Ownership Issue and the issues in the Class Action Lawsuits, which would likely have to either be re-negotiated or litigated in connection with any alternative plan proposal. Moreover, the Plan Proponents have already arranged for, and received, Bankruptcy Court approval for the financing required for consummation of the Plan. Future plan proponents may not have such financing readily available, if at all. Thus, alternatives to the Plan could involve diminished recoveries, significant delay, uncertainty, and substantial additional administrative costs.

Section 29.02     Liquidation Under Chapter 7

If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a chapter 7 trustee would be appointed (or elected) to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. As set forth in §§28.01 and 28.02 of this Disclosure Statement, the Plan Proponents believe that Confirmation of the Plan will provide each Holder of an Allowed Claim or Interest with a recovery that is not less than such Holder would receive pursuant to a chapter 7 liquidation.

ARTICLE XXX

VOTING AND ELECTION PROCEDURES AND CONFIRMATION REQUIREMENTS

Section 30.01     Ballots And Voting Deadline

A Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement, and has been mailed to Holders of Claims entitled to vote. After carefully reviewing this Disclosure Statement and all exhibits, including the Plan, each Holder of a Claim entitled to vote should indicate its vote on the enclosed Ballot. All Holders of Claims and Interests entitled to vote must (i) carefully review the Ballot and instructions thereon, (ii) execute the Ballot, and (iii) return it to the address indicated on the Ballot by the Voting Deadline (defined below) for the Ballot to be considered.

The Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots for the acceptance or rejection of the Plan must be received by the Balloting Agent no later than January [ ], 2016 at 5:00 p.m. Central Time, (the “Voting Deadline”) at the following address:

Disclosure Statement	Page 148

By First Class Mail: Life Partners Ballot Processing Center c/o Epiq. Bankruptcy Solutions, LLC P.O. Box 4421 Beaverton, Oregon 97076-4421

PURSUANT TO THE DISCLOSURE STATEMENT ORDER, THE COURT HAS APPROVED CERTAIN SOLICITATION, VOTING, AND BALLOTING PROCEDURES, ATTACHED HERETO AS EXHIBIT B. PLEASE REVIEW THESE PROCEDURES CAREFULLY PRIOR TO CASTING YOUR BALLOT. ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

Section 30.02     Holders Of Claims Entitled To Vote

Except as otherwise provided in the Plan, any Holder of a Claim against the Debtors whose claim is impaired under the Plan (other than Holders of Intercompany Claims) is entitled to vote, if either (i) the Debtors have listed the Holder’s Claim in the Debtors’ Filed Schedules of Liabilities at a specific amount other than $0.00, and such Claim is not scheduled as “disputed,” “contingent,” or “unliquidated”; or (ii) the Holder of such Claim has filed a Proof of Claim on or before the deadline set by the Bankruptcy Court for such filings in a liquidated amount. Any Holder of a Claim as to which an objection has been filed (and such objection is still pending as of the time of Confirmation of the Plan) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection) temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court before the first date set by the Bankruptcy Court for the Confirmation Hearing of the Plan. In addition, the vote of a Holder of a Claim may be disregarded if the Bankruptcy Court determines that the Holder’s acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

Section 30.03     Classes Impaired Under The Plan

Classes A1, B1 and C1 are not impaired under the Plan. Pursuant to Bankruptcy Code § 1126(f), Holders of Claims which are not impaired by the Plan are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

Classes A2, A3, A4, B2, B3, B4, B5, C2 and C3 are impaired under the Plan and are entitled to vote to accept or reject the Plan.

Classes A4, A5, B6, and C4 are impaired under the Plan, but will not receive or retain any property under the Plan. As such, Holders of A4, A5, B6, and C4 Claims or Interest are conclusively deemed to reject the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

Disclosure Statement	Page 149

Section 30.04     Information On Voting And Balloting And Elections

(a)     Transmission of Ballots to Creditors. Ballots are being forwarded to all Holders of Claims entitled to vote. Those Holders of Claims whose Claims are unimpaired under the Plan (Classes A1, B1 and C1) are conclusively presumed to have accepted the Plan under Bankruptcy Code § 1126(f), and therefore are not entitled to vote with regard to the Plan.

(b)     Ballot Tabulation and Voting Procedures. For purposes of voting on the Plan and Ballot tabulation, and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be those attached as Exhibit B. Please review these procedures carefully before casting your Ballot.

Section 30.05     The Confirmation Hearing

Bankruptcy Code § 1128(a) requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Bankruptcy Code § 1128(b) provides that any party-in-interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for January [ ], 2016, at 9:00 a.m., prevailing Central Time, before the Honorable Russell F. Nelms, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Texas at the Eldon B. Mahon United States Courthouse, 501 W. 10th Street, Fort Worth, Texas 76102-3643.

Objections to Confirmation of the Plan must be filed and served on the Debtors and the other parties set forth in the accompanying Disclosure Statement Order, and certain other parties, by no later than January [ ], 2016, at 5:00 p.m. prevailing Central Time, in accordance with this Disclosure Statement Order. THE BANKRUPTCY COURT MAY NOT CONSIDER OBJECTIONS TO CONFIRMATION OF THE PLAN IF ANY SUCH OBJECTIONS HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THIS DISCLOSURE STATEMENT ORDER.

The notice of the Confirmation Hearing will contain, among other things, the deadline to object to Confirmation of the Plan, the Voting Deadline, and the date and time of the Confirmation Hearing.

Section 30.06     Statutory Requirements For Confirmation Of The Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code § 1129 have been satisfied. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

Disclosure Statement	Page 150

•	Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Case, has been disclosed to the Bankruptcy Court, and any such payment: (a) made before the Confirmation of the Plan is reasonable; or (b) subject to the approval of the Bankruptcy Court as reasonable if it is to be fixed after the Confirmation of the Plan.

•	The Plan Proponents have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, an Affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity Holders and with public policy.

•	The Plan Proponents have disclosed the identity of any insider (as defined in Bankruptcy Code § 101) that will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider.

•	The Plan does not propose any rate change that is subject to approval by a governmental regulatory commission.

•	Either each Holder of an Impaired Claim or Interest has accepted the Plan, or will receive or retain under the Plan on account of that Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that the Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•	Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to Bankruptcy Code § 1129(b).

•	Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Claims, and Priority Claims, other than certain priority tax claims, will be paid in full, in Cash, on the Effective Date, or as soon thereafter as practicable.

•	At least one Class of Impaired Claims will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of that Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan unless such a liquidation or reorganization is proposed in the Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

Disclosure Statement	Page 151

•	All transfers of property under the Plan shall be made in accordance with applicable non-bankruptcy law.

The Plan Proponents believe that: (a) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (b) it has complied or will have complied with all of the requirements of chapter 11; and (c) the Plan has been proposed in good faith.

Section 30.07     Confirmation Without Acceptance Of All Impaired Classes

Bankruptcy Code § 1129(b) allows a bankruptcy court to confirm a plan, even if an impaired class entitled to vote on the plan has not accepted it, provided that the plan has been accepted by at least one impaired class. Holders of interests in Classes A5, B6, and C4 are deemed to reject the Plan and, therefore, the Debtors intend to confirm the Plan pursuant to Bankruptcy Code § 1129(b). Bankruptcy Code § 1129(b) states that, notwithstanding an impaired class’s failure to accept a plan of reorganization, the plan shall be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the following requirement that either: (a) the plan provides that each Holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) the Holder of any claim or equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or equity interest any property.

The Plan Proponents believe that the Plan satisfies the requirements of Bankruptcy Code § 1129(b). The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Exhibit or Schedule, including to amend or modify it to satisfy Bankruptcy Code § 1129(b), if necessary.

Section 30.08     Identity Of Persons To Contact For More Information

Any interested party desiring further information about the Plan should contact the Balloting Agent at the phone number and/or address listed in § 2.07 of this Disclosure Statement.

ARTICLE XXXI

CONCLUSION AND RECOMMENDATION

The Plan Proponents believe that the Plan is in the best interests of all Holders of Claims and Interests, and urge those Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be RECEIVED by the Balloting Agent no later than 5:00 p.m., prevailing Central Time on January __, 2016. If the Plan is not confirmed, or if Holders in those Classes do not vote to accept the Plan, the Holders in those Classes may not receive a Distribution.

Disclosure Statement	Page 152

Dated:	11-28-2015
LIFE PARTNERS HOLDINGS, INC.

		By:	/s/ H. Thomas Moran II
		Name:	H. Thomas Moran II
		Title:	Chapter 11 Trustee

Dated:	11-28-2015
LIFE PARTNERS, INC.

		By:	/s/ Colette Pieper
		Name:	Colette Pieper
		Title:	CEO

Dated:	11-28-2015
LIFE PARTNERS FINANCIAL SERVICES, INC.

		By:	/s/ Colette Pieper
		Name:	Colette Pieper
		Title:	CEO

Dated:	11-28-2015
Committee

		By:	/s/ Bert Scalzo
		Name:	Bert Scalzo
		Title:	Authorized Signatory

Disclosure Statement	Page 153

APPENDIX 1:

GLOSSARY OF TERMS USED IN THIS DISCLOSURE STATEMENT

The following terms used in this Disclosure Statement shall have the meanings set forth below.

Ad Hoc Committee of Fractional Investors means those certain Investors represented by attorneys David D. Ritter and Stephen Andrew Kennedy, denominated in pleadings as the Ad Hoc Committee of Direct Fractional Interest Owners of Life Settlement Policies sold by LPI.

Administrative Claim means a Claim for costs and expenses of administration of one or more of the Estates under Bankruptcy Code sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930.

Administrative Claims Bar Date means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to General Administrative Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

Affiliate means (A) entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the debtor, other than an entity that holds such securities — (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (B) corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the debtor, or by an entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the debtor, other than an entity that holds such securities — (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (D) entity that operates the business or substantially all of the property of the debtor under a lease or operating agreement.

Allowed means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved, or other Final Order entered, by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed under the Plan. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. Notwithstanding anything to the contrary herein, no Claim of any Person or Entity subject to Bankruptcy Code section 502(d) shall be deemed Allowed unless and until such Person or Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

Disclosure Statement

Amicus Curiae Committee of Fractional Interest Holders means those certain Investors represented by the Wiley Law Group denominated in pleadings as the “Amicus Curiae Fractional Interest Owners of Life Settlement Policies.”

Arnold Class Action means the class action adversary proceeding commenced before the Bankruptcy Court on July 28, 2015 by Michael Arnold and others against LPI, asserting that LPI’s sale of interests in Life Settlements constituted a sale of unregistered securities under the Texas Securities Act, and seeking the rescission of the Plaintiffs’ purchase of Fractional Interests and the returns of all monies invested by the Plaintiff’s plus attorney fees. The Arnold Class Action is being settled by the Class Action Settlement.

Asset Servicing Group is a consulting company which provides services in the life settlement industry, and was retained as a consultant to the Chapter 11 Trustee, pursuant to an order of the Bankruptcy Court entered on July 17, 2015.

Assigned Class Litigation means the Causes of Action assigned to the Creditors’ Trust by the Assigning Class Parties as provided in the Class Action Settlement.

Assigning Class Parties means the members of the Settlement Class.

Assigning Position Holder means a Current Position Holder who has made the Position Holder Trust Election with respect to one or more Fractional Positions and thereby assigns the selected Fractional Positions (i.e., the Contributed Positions) to the Position Holder Trust.

Assumed Executory Contract and Unexpired Lease List means the list, as determined by the Chapter 11 Trustee, LPI and LPIFS of Executory Contracts and Unexpired Leases (with proposed cure amounts) that will be assumed by the appropriate Debtor and assigned to either the Position Holder Trust, Newco, or the Creditors’ Trust, as appropriate, which shall be included in the Plan Supplement.

Assumed Executory Contracts and Unexpired Leases means those Executory Contracts and Unexpired Leases, if any, to be assumed by the appropriate Debtor and assigned to either the Position Holder Trust, Newco, or the Creditors’ Trust, as appropriate, and set forth on the Assumed Executory Contract and Unexpired Lease List.

ATLES means Advanced Trust & Life Escrow Services, LTA, a Texas Limited Trust Association.

ATLES Claims means the two Proofs of Claim filed by ATLES in the Debtors’ Bankruptcy Cases, each in the amount of $322,229.48.

Disclosure Statement	Page 2

ATLES Lift Stay Motion means the motions filed by ATLES with the Bankruptcy Court on June 19, 2015 and September 21, 2015, seeking relief from the automatic stay, which motions were opposed by the Chapter 11 Trustee.

ATLES Settlement means the Compromise and Settlement Agreement entered into between LPI and ATLES, which resolves disputes between ATLES and LPI and the allowability of the ATLES claims.

Auction means the auction of the ownership interest in the Servicing Company, which may be conducted pursuant to the Plan.

Avoidance Actions means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) and/or applicable nonbankruptcy law.

Ballot means the document for accepting or rejecting this Plan, and making elections as provided herein, in the form approved by the Bankruptcy Court.

Balloting Agent means the Claims and Noticing Agent.

Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Northern District of Texas.

Bankruptcy Professional means any professional retained by order of the Bankruptcy Court in these Chapter 11 Cases, along with their members, partners, officers, shareholders, directors and employees, and any successors or assigns of all of the foregoing, but only as a result of their being such a successor or assign.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, as may be amended from time to time.

Bankruptcy Schedules means the schedules of assets and liabilities, lists of Executory Contracts and Unexpired Leases, and related information Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such schedules may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

Bankruptcy SOFAs means the statements of financial affairs and related financial information Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or order of the Bankruptcy Court.

Disclosure Statement	Page 3

Bar Date means the applicable date established by the Bankruptcy Court by which respective Proofs of Claims and Interests must be Filed.

Beneficial Ownership means the beneficial and equitable right to enjoy the economic rights and benefits of ownership of a Policy (or Policies), including all associated rights to receive death benefits and other maturity proceeds, rights to CSV, and all other rights relating to the Policy (or Policies), including the portion thereof to which a Fractional Interest(s) relate(s). Beneficial Ownership does not include rights reserved to the legal and record owner of a Policy, including the right to designate and change the beneficiary of the Policy and to designate, control and direct a third party to serve as the record owner or beneficiary..

Bid Procedures and Sale Motion means the motion which may be filed with the Bankruptcy Court authorizing the sale of the ownership interests in the Servicing Company.

Bid Procedures Order means the order entered by the Bankruptcy Court on [___] after the Plan Proponents Filed the Bid Procedures and Sale Motion seeking, inter alia, to establish the Auction.

Blue Sky Law means a law enacted by a state to govern the registration and sale of securities in order whose purpose is intended to protect the public from fraud.

Bridgepoint Consultants is the financial and restructuring advisor retained by the Chapter 11 Trustee pursuant to an order of the Bankruptcy Court entered on August 4, 2015.

Buchanan Firm means Buchanan & Associates, P.L.L.C., which had been retained as special counsel for LPHI for the period covering the LPHI Petition Date through March 9, 2015, pursuant to an order of the Bankruptcy Court entered on September 18, 2015.

Business Day means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

Cash means cash and Cash Equivalents.

Cash Equivalents any item or asset of the Debtors readily converted to cash, such as bank deposits and accounts, checks, marketable securities, treasury bills, certificates of deposit, commercial paper maturing less than one year from date of issue, and other and similar items of liquid measure or legal tender of the U.S.

Cassidy LEs means the estimate of an Insured’s life expectancy which was prepared for LPI by Dr. David Cassidy and provided to the Investors prior to their purchase of Fractional Interests in Policies.

Catch-Up Cutoff Date means the date that is 90 days after the Effective Date.

Catch-Up Payment means an amount owing to any of the Debtors as of the Effective Date by a Current Position Holder with regard to a Fractional Position, including but not limited to amounts owing for (i) premium advances made after the Subsidiary Petition Date, but prior to the Effective Date, (ii) premium calls outstanding as of the Voting Record Date (which will include all premium calls payable through the anticipated Effective Date), or (iii) platform and/or servicing fees payable to any of the Debtors.

Disclosure Statement	Page 4

Catch-Up Reconciliation means the process for determining (i) whether any Catch-Up Payment owed by a Current Position Holder who makes (or is treated as having made) a Continuing Holder Election has been paid by the Catch-Up Cutoff Date, and (ii) whether any Pre-Petition Default Amount owed by an Investor has been paid by the Effective Date.

Causes of Action means any and all claims, interests, damages, remedies, demands, rights, actions, judgments, debts, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include, but are not limited to: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) Avoidance Actions; (d) claims pursuant to Bankruptcy Code sections 362, 510, 542, 543, and applicable non-bankruptcy law; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Bankruptcy Code section 558 and applicable non-bankruptcy law. A Nonexclusive List of Causes of Action held by the Debtors and the Assigning Class Parties shall be filed in the Plan Supplement.

CCH means confidential case history.

Certain IRA Investors means those certain Investors represented by attorneys at Gruber Hurst Elrod Johansen Hail Shank LLP and denominated in pleadings as “Certain IRA Investors.”

Chapter 5 of the Bankruptcy Code means § 501 through § 562 of the Bankruptcy Code, and includes Avoidance Actions.

Chapter 11 Case means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used in the plural and/or with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

Chapter 11 Trustee means H. Thomas Moran,. II, in his capacity as chapter 11 Trustee for LPHI and sole director of LPI and LPIFS.

Claim means any claim, as defined in Bankruptcy Code section 101(5), against any of the Debtors.

Claims and Noticing Agent means Epiq Bankruptcy Solutions, LLC, retained as the Chapter 11 Trustee’s and the Subsidiary Debtors’ claims, noticing and balloting agent pursuant to the Order Employing Epiq Bankruptcy Solutions, LLC as Exclusive Claims, Noticing and Balloting Agent to Chapter 11 Trustee and Subsidiary Debtors [Dkt. No. 371].

Disclosure Statement	Page 5

Claims Objection Deadline means the later of: (a) the date that is one year after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, after notice and hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.

Class means a category of Claims or Interests as set forth in Article III of the Plan pursuant to section 1123(a) of the Bankruptcy Code.

Class Action Lawsuits means the class action adversary proceedings associated with the Chapter 11 Cases styled Garner v. Life Partners, Inc., Adversary No. 15-CV-04061-RFN11, Arnold, et al. v. Life Partners Inc., Adversary No. 15-CV-04064-RFN11, and all other similar, related, or potential adversary proceedings, state court litigation and federal court litigation brought by or in the name of any of the members of Class B2, Class B3 or Class B4, including, without limitation, all litigation and other proceedings identified in the Plan Supplement (schedule of Class Action Lawsuits).

Class Action Plaintiffs means all members of the Settlement Class.

Class Action Settlement means the terms of compromise and settlement set forth in the Class Action Settlement Agreement as approved by the Class Action Final Approval Order.

Class Action Settlement Agreement means that certain settlement agreement by and among the parties named therein, including the Chapter 11 Trustee, the Debtors, the Arnold Class Action Litigants and the Garner Class Action Litigants on behalf of themselves and all members of the Settlement Class as defined herein, the Langston Law Firm, Bryan Cave, LLP, and Skelton Slusher Barnhill Watkins Wells PLLC (f/k/a Zelesky Law Firm PLLC) relating to the Class Action Lawsuits and approved in the Class Action Final Approval Order.

Class Action Settlement Notice means the notice that will be sent to all members of the Settlement Class which informs them of the Class Action Settlement and their rights with respect to the Class Settlement.

Class Action Settlement Order means the order to be entered, which approves the compromise and the settlement of the Class Action Lawsuits pursuant to the terms of the Class Action Settlement Agreement.

Class Counsel means the Langston Law Firm who are counsels to the Plaintiffs in the Class Action Litigation.

Class Proofs of Claim means the Proofs of Claim filed by the lead plaintiffs in the Class Action Lawsuits on behalf of themselves and the Settlement Class Members, which Claims are identified as Claim Nos. 22670 and 2262

CM/ECF means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

Committee means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Bankruptcy Cases.

Disclosure Statement	Page 6

Compromise means (a) the compromise and resolution of all issues relating to ownership of the Policies and other issues in controversy in the Chapter 11 Cases, (b) the Intercompany Settlement, and (c) the Class Action Settlement, all of which will be effective on the Effective Date of, and in consideration of, the Consummation in accordance with this Plan of (d) the Continuing Position Holder Contribution to the Position Holder Trust and the Maturity Funds Facility financing for the Debtors provided for in this Plan, and (e) the other Reorganization Transactions pursuant to which the Debtors’ business enterprise will be reorganized in a way that is in the best interests of all stakeholders, in the Chapter 11 Cases.

Confirmation means the entry of the Confirmation Order on the CM/ECF docket in the Chapter 11 Cases.

Confirmation Date means the date upon which the Bankruptcy Court enters the Confirmation Order on the CM/ECF docket in the Chapter 11 Cases.

Continued Position means a Fractional Interest or a New IRA Note held by a Continuing Position Holder.

Continuing Fractional Holder means a Current Position Holder of a Fractional Interest who has made the Continuing Holder Election with respect to the Fractional Interest and thereby (i) will be registered as confirmed owner of a Continued Position comprised of the selected Fractional Interest (other than the fraction of that Fractional Interest comprising the Continuing Position Holder Contribution) in exchange for the Allowed Claim related to the Fractional Interest that is not a Continuing Position Holder Contribution, and (ii) will assign the Allowed Claim related to the Continuing Position Holder Contribution to the Position Holder Trust in exchange for a Position Holder Trust Interest.

Continuing IRA Holder means a Current Position Holder of an IRA Note who has made the Continuing Holder Election with respect to a Fractional Position and thereby assigns the IRA Note related to the selected Fractional Position (i.e., the Contributed Position) and to its Allowed Claim (i)(a) to the IRA Partnership as to the Continuing Position Holder Contribution, to be contributed by the IRA Partnership to the Position Holder Trust in exchange for a Position Holder Trust Interest, and (b) to the Position Holder Trust as to the remainder of the Contributed Position, in exchange for (ii) (a) an IRA Partnership Interest to be Distributed by the IRA Partnership, and (b) a Continued Position comprised of a New IRA Note to be Distributed by the Position Holder Trust.

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1129, as may be continued from time to time.

Confirmation Hearing Notice means the notice sent to creditors, Interest Holders, and other parties in interest along with this Disclosure Statement, which provides among other things the deadline for submitting Ballots to accept or reject the Plan, the deadline for filing objections to confirmation of the Plan, and the date, time and place of the Confirmation Hearing.

Disclosure Statement	Page 7

Continuing Holder Election means the option provided to Current Position Holders for each of their Fractional Positions to elect status as the confirmed owner of a Continued Position, and receive Distributions of (a) a Fractional Interest Certificate or a New IRA Note representing the Continued Position(s), and (b) in exchange for each Continuing Position Holder Contribution, a Position Holder Trust Interest or an IRA Partnership Interest, as set forth in (i) Section 3.07(b)(ii)(1) and Section 5.05, or (ii) or Section 3.07(c)(ii)(1) and Section 7.04 of the Plan

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

Continued Position means a Fractional Interest or a New IRA Note held by a Continuing Position Holder.

Continuing Position Holder means a Current Position Holder who (i) either (a) makes a Continuing Holder Election with respect to a Fractional Interest, or (b) makes a Continuing Holder Election with respect to an IRA Note, or (c) does not make a Continuing Holder Election, a Position Holder Trust Election or a Creditors’ Trust Election with respect to a Fractional Position; and (ii) pays any applicable Pre-Petition Default Amount or other Catch-Up Payment by the due date for the payment; and thus (iii) if the Election is a Continuing Holder Election as to the Fractional Interest, chooses, or is deemed to have chosen, to be responsible for the payment of premiums with respect to the Continued Position related to the Fractional Interest (and, accordingly, to be entitled to any related Maturity Funds), subject to the terms of this Plan and the Position Holder Trust Agreement.

Continuing Position Holder Contribution means (a) 5% of all Fractional Positions that are not the subject of a Position Holder Trust Election or a Creditors’ Trust Election (including all associated rights to CSV and other beneficial rights of Policy ownership), together with (b) 5% of all Escrowed Funds relating to such Fractional Positions, and (c) 5% of all Maturity Funds as of the Effective Date relating to such Fractional Positions, but excluding any funds left on deposit in purchase accounts prior to the Subsidiary Petition Date to purchase Fractional Positions that were not purchased.

Contributed Position means (a) a Fractional Position, including all associated rights to CSV, rights to receive death benefits and other maturity proceeds, and other rights of Policy ownership, together with any Escrowed Funds or Maturity Funds relating to such Fractional Position, that is the subject of a Position Holder Trust Election or a Creditors’ Trust Election, (b) the Continuing Position Holder Contribution made by or on behalf of a Continuing Position Holder pursuant to this Plan, and/or (c) the remainder (after the Continuing Position Holder Contribution) of an IRA Note, including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other rights of Policy ownership, together with any Escrowed Funds relating to such IRA Note, that is the subject of a Continuing Holder Election, but excluding any remaining Maturity Funds (after the Continuing Position Holder Contribution) relating to such IRA Note.

Contribution and Collateral Agreement means the document Filed in the Plan Supplement and titled “Contribution and Collateral Agreement,” as approved and entered into between Reorganized LPI, the Position Holder Trust, and the IRA Partnership in accordance with this Plan, and pursuant to which (a) Fractional Positions will be contributed to the Position Holder Trust to be pledged as collateral for the New IRA Notes, and (b) Reorganized LPI will contribute certain Policy Related Assets and Causes of Action relating to Catch-Up Payments to the Position Holder Trust, subject to the Maturity Funds Liens, all as provided in this Plan.

Disclosure Statement	Page 8

Creditors’ Trust means the entity created pursuant to the Plan to own and administer the Creditors’ Trust Assets.

Creditors’ Trust Advisory Committee means the committee established as of the Effective Date to take such actions as are set forth in this Plan, the Creditors’ Trust Agreement, and the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

Creditors’ Trust Agreement means that agreement which, among other things, creates the Creditors’ Trust, names the Creditors’ Trustee, identifies the responsibilities of the Creditors’ Trustee and provides the terms governing the Creditors’ Trust.

Creditors’ Trust Assets means the assets transferred to the Creditors’ Trust as more fully described herein and in the Creditors’ Trust Agreement, which include: (a) all Causes of Action included in the Debtors’ Estates, as defined in paragraph (31) above; (b) the Assigned Class Litigation; and (c) any Other Assets.

Creditors’ Trust Beneficiaries means the Holders of Allowed Claims as General Unsecured Claims, Rescinding Position Holders and Former Position Holders, but will not include: (i) the Continuing Position Holders; and (ii) the Assigning Position Holders, provided a Continuing Position Holder or Assigning Position Holder who is the holder of an Allowed Claim arising from a Claim asserted by the Holder as a named plaintiff in the Willingham MDL Litigation may receive an interest in the Creditors Trustee, and become a Creditors’ Trust Beneficiary under the Willingham MDL Compromise.

Creditors’ Trust Election means the option provided to Current Position Holders, for each Direct Position or IRA Position held, to elect to rescind the transaction pursuant to which the Current Position Holder acquired rights to and/or interests in the Direct Position(s) or IRA Position(s), and rescind the related Investment Contract as it pertains to the position(s), and, in exchange, receive a Creditors’ Trust Interest calculated as provided in the Plan, in which case the Holder will be relieved of all ongoing payment obligations relating to the Direct Position or IRA Position, and the Direct Position or IRA Position shall be contributed to the Position Holder Trust as a Contributed Position.

Creditors’ Trust Interest means a beneficial interest in the Creditors’ Trust, which represents the right to receive a distribution(s) from the Creditors’ Trust as set forth in the Creditors’ Trust Agreement, and/or the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

Creditors’ Trustee means the Person or Entity designated in the Creditors’ Trust Agreement to serve as the trustee of the Creditors’ Trust pursuant to the terms of the Creditors’ Trust Agreement.

CSV means cash surrender value of a Policy.

Disclosure Statement	Page 9

Current Position Holders means, together, the Fractional Interest Holders and the IRA Holders.

Debtor means one of the Debtors, in its individual capacity as a debtor and, with respect to the Subsidiary Debtors, debtor in possession, in the Debtor’s respective Chapter 11 Case.

Debtors means collectively, LPHI, LPI and LPIFS.

Defaulted Fractional Position means a Fractional Position for which a Continuing Position Holder did not pay in full the amount due under a premium call notice for the Fractional Position by the due date.

Deficiency Claim means the amount of a Secured Claim which is not an Allowed Secured Claim to the extent that any collateral securing such Claim is insufficient to secure the repayment of such amount; provided, however, that if the Secured Claim is within a Class that validly and timely makes the election provided in section 1111(b)(2) of the Bankruptcy Code, there shall be no Deficiency Claim with respect to such Secured Claim.

Direct Position means the total number of Fractional Positions in one Policy that a Fractional Interest Holder holds as of the Effective Date.

Disallowed means a Claim which is not Allowed.

Disclosure Statement means this document, which is entitled “Disclosure Statement For Joint Plan Of Reorganization Of Life Partners Holdings, Inc., et al., Pursuant To Chapter 11 Of The Bankruptcy Code,” including all exhibits, schedules and attachments thereto, as approved pursuant to the Disclosure Statement Order.

Disclosure Statement Order means the order entered by the Bankruptcy Court on the CM/ECF docket in the Chapter 11 Cases: (a) approving the Disclosure Statement as containing adequate information required under Bankruptcy Code section 1125 and Bankruptcy Rule 3017; and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

Disputed means, with regard to any Claim or Interest, a Claim or Interest that is not yet Allowed.

Distressed Policies means those Policies that do not have sufficient CSV or Premium Reserves already inherent in it or dedicated to it to satisfy premiums due during any 120-day period.

Distribution means a distribution of Cash or a Trust Interest, a Fractional Interest Certificate, or a New IRA Note, made in accordance with the terms of this Plan.

Distribution Date means [within __ days of] the Effective Date.

Distribution Record Date means, other than with respect to the New Interests and the New IRA Notes, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the date that is five (5) Business Days after the Confirmation Date or such other date as designated in an order of the Bankruptcy Court.

Disclosure Statement	Page 10

Distribution Reserve Accounts means any accounts established by the Successor Trustees for the purposes of making distributions and which accounts may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each of the Successor Trustees.

Effective Date means, with respect to the Plan, the date after the Confirmation Date selected by the Plan Proponents on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent to Confirmation or the Effective Date specified in the Plan have been satisfied or waived (in accordance with the Plan).

Effective Time means the time on the Effective Date as of which all of the Reorganization Transactions to be completed as of the Effective Date are completed in accordance with the terms of this Plan, the Confirmation Order and the Reorganization Documents.

Elect means an Election made by a Fractional Interest Holder or IRA Holder under the Plan.

Election means any Continuing Holder Election, Creditors’ Trust Election or Position Holder Trust Election made in accordance with the terms of this Plan.

Election Deadline means January __, 2016, which is the deadline for Fractional Interest Holders and IRA Holders to make their Elections under the Plan with respect to each of their Fractional Positions.

Election Form means the form provided to Fractional Interest Holders and IRA Holders along with this Disclosure Statement to make their Elections pursuant to the Plan with respect to each of their Fractional Positions. The executed Election Form shall be returned to the Balloting Agent no later that the Election Deadline.

Embry means Mark Embry, who was LPI’s chief operations officer and chief information officer prior to the appointment of the Chapter 11 Trustee.

Entity includes person, estate, trust, governmental unit, and United States Trustee.

ESA means Escrow Services Agreement between LPI and ATLES, pursuant to which ATLES agreed to act as record beneficiary on life insurance policies and escrow agent with respect to funds received from Investors for purposes of Life Settlement closings, to hold funds for the payment of policy premiums, and to receive and disburse proceedings of maturities of the policies purchased by LPI.

Escrow Agent means the Entity hired by the Position Holder Trustee to perform services under the Escrow Agreement.

Disclosure Statement	Page 11

Escrow Agreement means the document Filed in the Plan Supplement and titled “Escrow Agreement,” as approved and entered into by the Position Holder Trustee, Newco and the Escrow Agent in accordance with this Plan, and pursuant to which the Escrow Agent will perform certain services relating to Premium Reserves for, and Maturity Funds produced by, the Policies.

Escrowed Funds means funds held to pay premiums relating to any of the Policies as of the Effective Date.

Estate means, as to each Debtor, the estate created upon the filing of its Chapter 11 Case pursuant to Bankruptcy Code section 541.

Exchange Act means the Securities and Exchange Act of 1934, 15 U.S.C. § 78a, et seq.

Exclusivity Periods means the 120-day exclusive period for a debtor to file a plan of reorganization and 180-day exclusive period for a debtor to solicit acceptances to a plan of reorganization pursuant to §1121 of the Bankruptcy Code, which periods may be extended or terminated by the Bankruptcy Court for cause.

Exculpated Parties means the Reorganized Debtors, the Chapter 11 Trustee, the Committee and its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, the IRA Partnership manager(s), Newco, and the successors and assigns of all of the foregoing, but only as a result of their being a successor or assign of one of the foregoing Persons.

Executed Ballots means Ballots which have been: (i) marked as either accepting or rejecting the Plan; (ii) signed by the creditor; and (iii) delivered to the Balloting Agent by the Voting Deadline.

Executory Contract means all contracts, agreements, leases, licenses, indentures, notes, bonds, sales, or other commitments, whether oral or written, to which one or more of the Debtors is a party and that is amenable to assumption or rejection under Bankruptcy Code section 365.

Extension Motion means the motion filed by the Chapter 11 Trustee and Subsidiary Trustee with the Bankruptcy Court on September 16, 2015, seeking an extension of the Debtors’ Exclusivity Periods, which was granted by the Bankruptcy Court by order entered on October 29, 2015.

F&P means Forshey & Prostek, LLP which had been retained as counsel for LPHI for the period covering the LPHI Petition Date through February 6, 2015, pursuant to an order entered by the Bankruptcy Court on April 28, 2015.

Fee Applications means applications filed by Professionals with the Bankruptcy Court seeking the allowance of the Professionals’ fees and expenses.

Disclosure Statement	Page 12

File, Filed, or Filing means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.

Final Loaned Maturity Funds means those Maturity Funds up to a maximum of $25 million, which the Chapter 11 Trustee and Subsidiary Debtors may utilize pursuant to the Financing Order.

Final Order means an order or judgment of the Bankruptcy Court, as entered on the CM/ECF docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which: (i) the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and (A) no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or (B) any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; or (ii) if an appeal, petition for certiorari, or other proceeding seeking a new trial, re-argument or rehearing is pending, such order or judgment is not stayed; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

Financing Motion means the Expedited Motion for Interim and Final Orders (I)(A) Authorizing Debtors to Obtain Post-Petition Financing, (B) Granting Security Interests and/or Superpriority Administrative Expense Status; and (II) Granting Related Relief Filed by the Chapter 11 Trustee and the Subsidiary Debtors on September 16, 2015 [Dkt. No. 958].

Financing Order means that certain order entered by the Bankruptcy Court on the CM/ECF docket in the Chapter 11 cases approving the Financing Motion and Maturity Funds Facility [Dkt. No. 1127].

FINRA means the Financial Industry Regulatory Authority, which is a non-governmental organization that regulates member brokerage firms and exchange markets.

First Day Motions means the Wage Motion, Insurance Motion, Utilities Motion and Tax Motion which were filed by the Chapter 11 Trustee with the Bankruptcy Court on the Subsidiary Petition Date, each of which was granted by the Bankruptcy Court pursuant to orders entered on June 17, 2015.

Former Fractional Interest Holder means a Person or Entity who, prior to the Subsidiary Petition Date, had purchased one or more Investment Contracts denominated as fractional interests in a Policy, but, as of the Subsidiary Petition Date, no longer held the Fractional Position.

Former Position Holder means a Former Fractional Interest Holder or a Former IRA Holder, or both, as the context requires.

Disclosure Statement	Page 13

Former IRA Holder means a Person who invested through an individual retirement account that is intended to satisfy the requirements of section 408 of the Internal Revenue Code and, if applicable, section 408A of the Internal Revenue Code and, for each such investment, purchased an Investment Contract from LPI denominated as a promissory note secured by fractional interests in a Policy, but, as of the Subsidiary Petition Date, no longer held the Fractional Position.

Fractional Interest means a fractional, Beneficial Ownership interest in a Policy (including all associated rights to CSV and other beneficial rights of Policy ownership), expressed in terms of the right to receive payment of a discrete percentage of the proceeds payable upon the maturity of the Policy.

Fractional Interest Certificate means a certificate representing a Fractional Interest and bearing restrictive legends referencing this Plan and the provisions hereof that relate to the ongoing ownership of the Fractional Interest, in the form to be included in the Plan Supplement.

Fractional Interest Holder means a Person or Entity that purchased, and holds, an Investment Contract sold by LPI denominated as a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner.

Fractional Positions means (a) prior to the Effective Date, the fractional interests in the Policies that were denominated as related to the Investment Contracts purchased by the Current Position Holders and the Former Position Holders, and (b) from and after the Effective Date, the Fractional Interests represented by the Fractional Interest Certificates. All references to a Fractional Position include all associated rights to CSV and other rights relating to the Policy (or Policies) to which the Fractional Position(s) relate.

Garner Class Action means the Class Action adversary proceeding commenced before the Bankruptcy Court on July 19, 2015 by Philip M. Garner, on behalf of himself and all others similarly situated against LPI, seeking a declaratory judgment that the class members are the equitable owners of the Life Settlement interests that they purchased from LPI, and that the plaintiffs’’ Fractional Interests are not property of the Debtors’ Bankruptcy Estates. The Garner Class Action is being settled by Class Action Settlement.

General Administrative Claim means any Administrative Claim, other than a Professional Fee Claim.

General Unsecured Claim means any Unsecured Claim that is not an (a) Administrative Claim, (b) Priority Claim, (c) Intercompany Claim, an insider Claim or subordinated Claim; or (d) Secured Claim.

Governance Documents means the documents governing the corporate existence and management of the Debtors.

Governance Motion means the motion filed by the Chapter 11 Trustee with the Bankruptcy Court on March 25, 2015 seeking authority to: (i) remove the existing board of directors of LPI and LPIFS; (ii) amend the governing documents of LPI and LPIFS to reduce the size of their respective boards of directors to one; and (iii) elect the Chapter 11 Trustee as the sole director of LPI and LPIFS for the purpose of, among other things, the filing of voluntary Chapter 11 bankruptcy petitions on their behalf, which motion was granted by the Governance Order. [Dkt. No. 240]

Disclosure Statement	Page 14

Governance Order means the order entered by the Bankruptcy Court on April 7, 2015, which granted the Governance Motion. [Dkt. No. 261]

Holder means a Person or Entity holding a Claim or an Interest, as applicable.

Impaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Bankruptcy Code section 1124.

Initial Fraud Report means the Declaration of H. Thomas Moran II in Support of Voluntary Petitions, First Day Motions and Designation as Complex Chapter 11 Case, which was filed with the Bankruptcy Court on May 20, 2015. [Dkt. No. 347]

Insider Defendants means the following defendants in the Pardo Litigation: Deborah Carr, Kurt Carr, R. Scott Peden, Linda Robinson d/b/a Linda Robinson Pardo, Pardo Family Holdings, LLC, Pardo Family Holdings US, LLC, Pardo Family Trust, Paget Holdings, Inc., and Paget Holdings, Ltd.

Insurance Motion means the motion filed by the Chapter 11 Trustee with the Bankruptcy Court on the Subsidiary Petition Date, which sought authority for the Debtors to continue workers compensation, liability, property and other insurance programs, and enter into premium financing agreements for such insurance in the ordinary courts of business, which motion was granted pursuant to an order entered on June 17, 2015. [Dkt. No. 482]

Insureds means the individuals who are insured under the Policies.

Intercompany Claim means a Claim by one Debtor against another Debtor.

Intercompany Settlement means the compromise of the Intercompany Claims as described in the Plan pursuant to which each of the Debtors has agreed to waive all Claims it has against the other Debtors.

Interest means any equity security (as defined in Bankruptcy Code section 101(16)) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Entity; provided, by way of clarification, that a Fractional Position shall not be an Interest.

Interim Financing Order means the order of the Bankruptcy Court entered on October 7, 2015 which granted the Financing Motion of an interim basis. [Dkt. No. 1073]

Interim Loaned Maturity Funds means the $1.6 million of Maturity Funds that the Chapter 11 Trustee was authorized to utilize pursuant to an order of the Bankruptcy Court entered on October 7, 2015, which granted the Financing Motion on an interim basis.

Disclosure Statement	Page 15

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.

Investment Contracts means all of the various sets of documents wherein LPI agreed, among other things, to sell Fractional Positions to Fractional Interest Holders and IRA Holders, and to provide servicing for the Policies and administration of the Fractional Positions.

Investor means any Fractional Position Holder, Former Fractional Interest Holder, IRA Holder, or Former IRA Holder.

IRA means an individual retirement account.

IRA Holder means a Person who invested through an individual retirement account that is intended to satisfy the requirements of section 408 of the Internal Revenue Code and, if applicable, section 408A of the Internal Revenue Code and, for each such investment, purchased, and holds, an Investment Contract sold by LPI that was denominated as a promissory note secured by a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner.

IRA Note means a document denominated as a promissory note secured by a fractional interest in a Policy included in an Investment Contract sold to an Investor.

IRA Partnership means the newly formed Texas limited liability company created pursuant to the terms of this Plan to be a Position Holder Trust Beneficiary and issue IRA Partnership Interests to IRA Holders who make Position Holder Trust Elections.

IRA Partnership Interests means membership interests in the IRA Partnership.

IRS means the Internal Revenue Service.

Joint Plan Of Reorganization means the document which is entitled “Joint Plan Of Reorganization Of Life Partners Holdings, Inc., Et Al., Pursuant To Chapter 11 Of The Bankruptcy Code,” which was filed by the Plan Proponents with the Bankruptcy Court on November 28, 2015, including all exhibits, schedules and attachments thereto.

Kimberly D. Hinkle is an attorney and the general counsel of the Debtors who was retained by an order of the Bankruptcy Court, which was entered on July 17, 2015.

KLI means KLI Investments, LP.

KLI Adversary Proceedings mean the adversary proceedings commenced by KLI before the Bankruptcy Court on June 19, 2015 against LPI, seeking a declaratory judgment that plaintiffs are the owners of the Fractional Interests.

KLI PSA means the Plan Support Agreement between KLI, the Chapter 11 Trustee on behalf of LPHI, and the Subsidiary Debtor, pursuant to which KLI has agreed to be a stalking horse under an Auction of the equity interests in the Servicing Company.

Disclosure Statement	Page 16

Lending Investor means, prior to the Effective Date, a Current Position Holder, and from and after the Effective Date, a Continuing Position Holder (a) who is the record owner of a Fractional Position relating to a Matured Policy the proceeds of which have been (i) deposited into the Maturity Escrow Account and (ii) used to fund advances under the Maturity Funds Facility, and (b) who does not owe any Catch-Up Payment as of the Effective Date with regard to the Policy. If a Lending investor does owe a Catch-Up Payment with regard to the Policy, then only the excess of maturity proceeds allocable to the investor’s Fractional Position over the Catch-Up Payment will be included in the related Maturity Funds Loan amount.

Licensee Litigation means the adversary proceeding commenced before the Bankruptcy Court by the Chapter 11 Trustee against approximately 33 Life Partners licensees and master licensees, which seeks the return of commissions and fees obtained by them in connection with the solicitation of Investors to purchase Fractional Interests.

Lien means a charge against or in property to secure payment of a debt or performance of an obligation.

Life Partners means LPI.

Life Settlements means the purchase of previously issued life insurance policies insuring the lives of individuals.

Liquidation Analysis means the analysis annexed as Exhibit F to this Disclosure Statement which shows: (i) the likely distribution that Creditors and Holders of Interests would receive under a hypothetical distribution of the Debtors’ assets under Chapter 7; and (ii) that Creditors and Holders of Interests will receive property under the Plan which has a value which is at least equal to what they would receive in a Chapter 7 liquidation of the Debtors.

LPHI means Life Partners Holdings, Inc., a Texas corporation, and includes LPHI as a Reorganized Debtor under this Plan, as the context requires.

LPHI Petition Date means January 20, 2015, the date on which LPHI commenced its Chapter 11 Case.

LPI means Life Partners, Inc., a Texas corporation, and includes LPI as a Reorganized Debtor under this Plan, as the context requires.

means LPI Financial Services, Inc., a Texas corporation, and includes LPIFS as a Reorganized Debtor under this Plan, as the context requires.LPIRA Notes

Mackenzie Law Firm means C. Alfred Mackenzie, who was retained as special counsel for LPHI for the period covering the LPHI Petition Date through March 9, 2015 pursuant to an order of the Bankruptcy Court entered on September 18, 2015.

Matured Policies means those certain Policies set forth in the Plan Supplement, and any other Policy with respect to which the date of death of the insured under the Policy has occurred.

Disclosure Statement	Page 17

Maturity Escrow Account means a segregated account (whether one or more) into which the Maturity Funds paid on all Matured Policies have been deposited and will continue to be deposited and held subject to use in accordance with the terms of the Financing Order or other Final Order, prior to the Effective Date, and the terms of this Plan and the Maturity Funds Facility procedures set forth in the Plan on and after the Effective Date, including any accounts into which any of the Maturity Funds are transferred in accordance with the Escrow Agreement.

Maturity Funds means the Cash proceeds paid or payable by the life insurance company under the terms of any Policy that is or hereafter becomes a Matured Policy.

Maturity Funds Facility means the financing facility approved by the Bankruptcy Court in the Financing Order, which will be continued after the Effective Date as provided in the Plan.

Maturity Funds Liens means Liens on any of the Policy Related Assets and the Debtors’ Causes of Action imposed under the Financing Order as security for payment of the Maturity Funds Loans.

Maturity Funds Loans means advances made under the Maturity Funds Facility out of Maturity Funds received in respect of a Continued Position of a Continuing Position Holder.

MMS Advisors is a firm which was retained by the Chapter 11 Trustee as forensic accountants and portfolio consultants pursuant to an order of the Bankruptcy Court, which was entered on July 27, 2015.

Moran means H. Thomas Moran II, chapter 11 trustee of LPHI and sole director of the Subsidiary Debtors.

Motion To Abate means the Joint Motion Filed by the Parties in the KLI Adversary Proceeding with the Bankruptcy Court on October 6, 2015, seeking to abate the KLI Adversary Proceeding because the Ownership Interest is being resolved by the Plan, which motion was granted by the Bankruptcy Court pursuant to an order entered on October 15, 2015. [Dkt. No.__]

Motion To Supplement means the motion filed by the SEC with the Bankruptcy Court on February 24, 2015, seeking to supplement the record on the SEC Trustee Motion.

Munsch Hardt Kopf & Harr, P.C. is the law firm retained as counsel to the Committee pursuant to an order of the Bankruptcy Court, which was entered on April 6, 2015.

New IRA Note means a secured, non-recourse promissory note to be (i) issued by the Position Holder Trust in exchange for a Fractional Interest to be contributed to the Position Holder Trust as part of the New IRA Note Collateral, and (ii) Distributed to an IRA Holder who makes a Continuing Holder Election with respect to an IRA Note that related to the Fractional Interest to be so contributed.

New IRA Note Collateral means the portion of the Beneficial Ownership in the Policies represented by the Fractional Interests (i) contributed to the Position Holder Trust in exchange for one or more New IRA Notes and (ii) pledged as collateral to secure the New IRA Notes, as provided in this Plan, the Position Holder Trust Agreement and the Contribution and Collateral Agreement.

Disclosure Statement	Page 18

New IRA Note Issuer means the Position Holder Trust.

New IRA Note Security Agreement means the document Filed in the Plan Supplement and titled “New IRA Note Security Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which the Note Holder Trust will grant Liens in favor of the Continuing IRA Holders securing the New IRA Notes issued pursuant to this Plan.

Newco means the newly formed Texas limited liability company created pursuant to the terms of this Plan to service the Policies and provide certain administrative services relating to the Fractional Positions after the Effective Date pursuant to the Servicing Agreement.

Newco Interests means new common stock in Newco to be issued on the Effective Date as provided in the Plan.

Newco Organizational Documents means such certificates or articles of incorporation, by-laws, or other applicable formation documents of Newco, the form of which shall be included in the Plan Supplement.

Non-Administrative and Non-Priority Claims means Unsecured Claims which are neither Administrative Claims nor Property Claims.

Objection Deadline means January ____, 2016, which is the deadline for any creditor or party-in-interest to file an objection to Confirmation of the Plan.

Original IRA Note Issuers means the makers of any of the IRA Notes held in the name of any IRA Holder as of the Effective Date.

Other Assets means any assets of the Debtors other than (i) Policy Related Assets, (ii) Causes of Action, (iii) Cash and (iv) any other assets to be Distributed to the Position Holder Trust or Newco as specified in the Plan Supplement.

Ownership Issue means the issue as to who are the “beneficial” or “equitable” owners of the Policies – LPI or some or all of the Current Position Holders.

Pardo means Brian Pardo, who was LPHI’s president chief executive officer and chairman of its board of directors prior to the LPHI Petition Date.

Pardo Litigation means the adversary proceeding commenced before the Bankruptcy Court on September 11, 2015 by the Chapter 11 Trustee on behalf of LPHI and the Subsidiary Debtor’s against Pardo and the Insider Defendants, which seeks money damages against the Defendants.

Payment Default means the failure of any Continuing Position Holder (or that of its permitted assignee), after the Effective Date, to pay premiums as to any Continued Position by the due date set forth in a premium call.

Disclosure Statement	Page 19

Payment Default Date means the date that moneys are due under a premium call notice which was sent by the Servicing Company to a Continuing Position Holder.

Peden means R. Scott Peden, who was the secretary and general counsel of LPHI, and president of LPI prior to the LPHI Petition Date.

Penumber 4 LLC is one of the Plaintiffs in the KLI Adversary Proceedings.

Person includes individual, partnership, and corporation, but does not include governmental unit, except that a governmental unit that - (A) acquires an asset from a person - (i) as a result of the operation of a loan guarantee agreement; or (ii) as receiver or liquidating agent of a person; (B) is a guarantor of a pension benefit payable by or on behalf of the debtor or an affiliate of the debtor; or (C) is the legal or beneficial owner of an asset of - (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986; or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986; shall be considered, for purposes of section 1102 of this title, to be a person with respect to such asset or such benefit.

PES means Purchase Escrow Services, LLC, a Texas limited liability company.

PES Lift Stay Motions means the two motions Filed by PES with the Bankruptcy Court on seeking relief from the automatic stay, which are being resolved by the PES Settlement.

PES Servicing Agreement means the September 11, 2011 agreement between LPI and PES pursuant to which PES agreed to act as record beneficiary on certain life insurance policies and service agent with respect to those policies, to hold funds for payment of policy premiums, and to receive and disburse proceeds of institutes of the policies.

PES Settlement means the Compromise and Settlement Agreement between the Debtors and PES, which resolves the disputes between them, and which is subject to Bankruptcy Court Approval.

Petition Date means the LPHI Petition Date or the Subsidiary Petition Date as the context requires.

PG&K means Pronske Goolsby & Kathman, P.C., which were the attorneys for LPHI for the period covering February 5, 2015 through March 13, 2015, pursuant to an order of the Bankruptcy Court entered on May 5, 2015. [Dkt. No. 318]

Pieper means Colette Pieper, who prior to LPHI Petition date was chief financial officer of LPHI, and who is currently the chief executive officer of the Subsidiary Debtors.

Plan means the Joint Plan of Reorganization of Life Partners Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code Dated, dated November 28, 2015 and proposed by the Plan Proponents, including the Plan Supplement and all Exhibits, schedules and attachments hereto and thereto, all as may be amended, supplemented or otherwise modified in accordance with its terms.

Disclosure Statement	Page 20

Plan Default Notice means the notice which is to be provided to the Creditors’ Trustee in the event there is an alleged default under the Plan.

Plan Documents means all the agreements, documents and instruments entered into on or as of the Effective Date, as contemplated by, and in furtherance of, this Plan (including all documents Filed with the Plan Supplement and any other documents necessary to consummate the Reorganization Transactions contemplated in this Plan).

Plan Model means the financial models and forecasts for each of the Successors under the Plan, and which are attached as Exhibit C, Exhibit D and Exhibit E to this Disclosure Statement.

Plan Proponents means, collectively, the Chapter 11 Trustee, LPI, LPIFS, and the Committee. The Plan Proponents are the proponents of this Plan within the meaning of Bankruptcy Code section 1129.

Plan Supplement means the compilation of documents and forms of documents, schedules, exhibits and attachments to the Plan to be Filed by the Plan Proponents no later than the Plan Supplement Filing Date, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement, comprised of, among other documents, the following:  (a) Newco Organizational Documents; (b) the Rejected Executory Contract and Unexpired Lease List; (c) the Assumed Executory Contract and Unexpired Lease List; (d) the Creditors’ Trust Agreement, (e) the Position Holder Trust Agreement; (f) the IRA Partnership Organizational Documents; ; (g) the Contribution and Collateral Agreement; (h) the Servicing Agreement; (i) the Escrow Agreement; and (j) the Nonexclusive List of Causes of Action. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (j), as applicable. The documents that comprise the Plan Supplement shall be subject to any consent or consultation rights provided hereunder and thereunder, including as provided in the definitions of the relevant documents, and in form and substance reasonably acceptable to the Plan Proponents. The Chapter 11 Trustee and the Subsidiary Debtors, subject to any consent or consultation rights provided hereunder and thereunder, shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with Article XIV of the Plan and the applicable document.

Plan Supplement Filing Date means the date not later than five (5) days before the Voting Deadline, which date may be modified by agreement among the Plan Proponents and/or such later date as may be approved by the Bankruptcy Court on notice to parties in interest.

Plan Support Agreement means the KLI PSA.

Plan Supporters means those parties in interest in the Chapter 11 Cases who have committed to support and advance the Plan and the Financing Motion, which include: (a) the Ad Hoc Committee of Fractional Interest Holders; (b) the Amicus Curiae Committee of Fractional Interest Holders; (c) Certain IRA Investors; (d) the Willingham MDL Investors; (e) the Arnold Class Action Litigants; and (f) the Garner Class Action Litigants; [and (g) KLI Investments, LP].

Disclosure Statement	Page 21

Policy means any one of the life insurance policies identified by Policy ID Number in the Plan Supplement.

Policy Data means certain data that will include information customary within the life settlement policy industry, as determined in the exercise of reasonable business judgment of the Position Holder Trust Trustee and the Position Holder Trust Committee, as specified in the Servicing Agreement, which may include the Policy ID, death benefit, insured age, premium due date, premium projections, current premium illustration, termination date, a recent life expectancy (if reasonably available), amount of CSV (if any), amount of Premium Reserves (if any), and other data as specified.

Policy Portfolio means the portfolio of life insurance policies acquired by LPI and in which LPI sold Fractional Interests.

Policy Related Assets means, collectively, (i) legal and record title to all of the Policies, (ii) all Beneficial Ownership in the Policies held by LPI as of the Effective Date (including all associated rights to CSV and other beneficial rights of Policy ownership), along with any related Escrowed Funds and Maturity Funds, (iii) LPI’s rights to recovery with respect to Premium Advances made on any Policy and all other Catch-Up Payments and related Causes of Action, including all Pre-Petition Default Amounts and all Pre-Petition Abandoned Interests, and (iv) all of the books, records, equipment, software, and systems relating to servicing the Policies and providing the registration, administration, reporting and other services to be provided pursuant to the Servicing Agreement, and which, except specified equipment and hardware, will be subject to the Portfolio Information License. The Policy Related Assets, including the Catch-Up Payments Schedule, as of the Voting Record Date will be set forth in the Plan Supplement, and the Policy Related Assets, including the Catch-Up Payments Schedule, as of the Effective Date and the Post-Effective Adjustment Date, respectively, will be set forth in the Post-Effective Adjustment Report to be delivered as provided in Section 12.07.

Portfolio Information License means the document Filed in the Plan Supplement and titled “Portfolio License Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which Newco will receive a license to use the books, records, software, and systems relating to the services to be provided pursuant to the Servicing Agreement, in connection with those services during the term of the Servicing Agreement.

Post-Petition ESA means ATLES agreement under the ATLES Settlement to continue to provide services post-petition under the ESA.

Post-Effective Adjustment Report means the report provided for in Section 11.07 of this Plan, in connection with effectuating the provisions of the Plan.

Position Holder Trust means the entity created pursuant to the Plan to own and administer the Position Holder Trust Assets.

Position Holder Trust Advisory Committee means the committee of that name provided for in the Position Holder Trust Agreement.

Disclosure Statement	Page 22

Position Holder Trust Agreement means the document Filed in the Plan Supplement and titled “Position Holder Trust Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which the Position Holder Trust will be established and administered.

Position Holder Trust Election means the option provided to Current Position Holders for each of their Fractional Positions to elect to have the positions contributed to the Position Holder Trust, thereby causing the selected Fractional Position(s) to be a Contributed Position(s) and, for each Contributed Position, receive a Distribution of a Position Holder Trust Interest in the manner set forth in Sections 3.07(b)(ii)(2) or 3.07(c)(ii)(3) and Section 5.05 of the Plan.

Position Holder Trust Interest means a beneficial interest in the Position Holder Trust, which represents the right to receive distributions from the Position Holder Trust as set forth in this Plan, the Position Holder Trust Agreement, and/or the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

Premium Reserves means (a) funds deposited by or for the benefit of the Position Holder Trust on or after the Effective Date into an escrow account maintained under the Escrow Agreement to pay premiums relating to any of the Policies, and (b) includes (i) the Escrowed Funds contributed to the Position Holder Trust in accordance with this Plan, (ii) the rolling 120-day reserve for premiums on Distressed Policies to be established and maintained pursuant to the Plan, and (iii) if required by the context, the Escrowed Funds related to Continued Positions or those Fractional Interests pledged as collateral for the New IRA Notes.

Pre-Petition Arnold Action means the class action commenced on May 13, 2011 in the District Court of Dallas County by Michael Arnold against LPI, asserting that the sale of Life Settlements constituted the sale of unregistered securities in violation of the Texas Securities Act.

Priority Claims means any Claim, other than an Administrative Claim or a Priority Tax Claim, a Secured Claim, an Intercompany Claim, or General Unsecured Claim entitled to priority in right of payment under Bankruptcy Code section 507(a).

Priority Tax Claims means Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.

Pro Rata means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion that the Allowed Claims or Allowed Interests in a particular Class bears to other Classes entitled to share in the same recovery or Distribution, including Distributions of Position Holder Trust Interests and Creditors’ Trust Interests to Current Position Holders making Position Holder Trust Elections and Creditors’ Trust Elections under the Plan.

Professional means a Person or Entity, excluding the Claims and Noticing Agent, (a) retained  pursuant to a Bankruptcy Court order in accordance with Bankruptcy Code sections 327, 363, or 1103 and to be compensated for services rendered before or on the Confirmation Date, pursuant to Bankruptcy Code sections 327, 328, 329, 330, 331, and 363; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to Bankruptcy Code section 503(b)(4).

Disclosure Statement	Page 23

Professional Fee Claims means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

Proof of Claim means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

Proof of Interest means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

Receiver Motion means the motion Filed by the SEC on January 5, 2015 in the SEC Action, which sought the appointment of a receiver for Life Partners.

Rejected Executory Contracts and Unexpired Leases means those Executory Contracts and Unexpired Leases, if any, to be rejected by any of the Debtors as set forth on the Rejected Executory Contract and Unexpired Lease List, which shall include the Investment Contracts.

Rejected Executory Contract and Unexpired Lease List means the list, as determined by the Plan Proponents, of Executory Contracts and Unexpired Leases that will be rejected by any of the Debtors pursuant to the Plan, which shall be included in the Plan Supplement and shall include the Investment Contracts.

Released Parties means, collectively, and in each case in its capacity as such: (a) the Debtors, Reorganized Debtors and the Successors, (b) the Chapter 11 Trustee, and (c) the Committee and its current and former members, and (d) with respect to each of the foregoing in clauses (a) through (c), such Person or Entity and its current and former Affiliates, and such Person or Entity and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; provided, however, that any of the insiders, former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and other parties identified in a Plan Supplement shall not be a “Released Party.”

Disclosure Statement	Page 24

Releasing Parties means, collectively, and in each case in its capacity as such: (a) the Debtors, (b) the Chapter 11 Trustee, (c) the Committee and its current and former members, and (d) with respect to each of the foregoing in clauses (a) through (c), such Person or Entity and its current and former Affiliates, and such Person or Entity’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; (e) all Holders of Claims and Interests that are deemed to accept the Plan; (f) all Holders of Claims and Interests who vote to accept the Plan; (g) all Holders in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; and (h) all Holders of Claims and Interests, and their current and former Affiliates, and such Entities’ and their Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. Reorganized means, as to any Debtor or Debtors, such Debtor(s) as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

Reorganized Debtors means, collectively, and each in its capacity as such, the Debtors, as reorganized pursuant to and under this Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

Reorganization Transactions means all of the actions and transactions to occur on or before the Effective Date as provided in this Plan.

Reorganized LPI means LPI following Confirmation of the Plan.

Rescinding Position Holder means a Current Position Holder who has made the Creditors’ Trust Election with respect to one or more Fractional Positions, which Fractional Positions will be contributed to the Position Holder Trust in accordance with the Plan.

SEC means the Securities and Exchange Commission.

SEC Judgment means the judgment entered on December 2, 2014 against LPHI, Pardo and Peden in the SEC litigation.

SEC Judgment Claim means proof of claim No. 289001750 arising out of the judgment entered in SEC v. Life Partners Holdings Inc. et al., Case No. 12-cv-00033-JRN, in the U.S. District Court for the Western District of Texas, and for the avoidance of doubt includes any and all pre-petition claims held by the SEC against any Debtor.

SEC Litigation means the action commenced on January 3, 2012 by the SEC against LPHI and others in the United States District Court for the Western District of Texas (Case No. 12-cv-00033-JRN), which ended in entry of the SEC Judgment.

SEC Trustee Motion means the motion Filed by the SEC with the Bankruptcy Court on January 23, 2015 seeking the appointment of a Chapter 11 trustee for LPHI, which was granted by the Bankruptcy Court pursuant to an order entered on March 10, 2015.

Disclosure Statement	Page 25

Secured means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code section 553, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a); or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured Claim.

Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder.

Securities Exchange Act means the Securities and Exchange Act of 1934, 15 U.S.C. § 78a et seq. together with the rules and regulations promulgated thereunder.

Servicing Agreement means the document Filed in the Plan Supplement and titled “Servicing Agreement,” as approved and entered into between Newco and the Position Holder Trust pursuant to which Newco will provide servicing for the Policies and certain administrative services relating to the Beneficial Ownership of the Policies, the Continued Positions, the Position Holder Trust Interests and the IRA Partnership Interests.

Servicing Company means the newly formed Texas limited liability company created pursuant to the terms of this Plan to service the Policies and provide certain administrative services relating to the Fractional Positions after the Effective Date pursuant to the Servicing Agreement. The Servicing Company is referred to as Newco in the Plan.

Servicing Fee means the fee charged to each Continuing Position Holder for services provided under the Servicing Agreement, equal to three percent (3%) of the Policy death benefit allocated to each Continued Position.

Settlement Class means all persons or entities who purchased, and currently hold, investments originally sold by LPI, regardless of how the investments were denominated (whether as fractional interests in life insurance polices, promissory notes or otherwise), and regardless of whether or not a claim was filed by a class member.  Excluded from the Settlement Class are LPI, all affiliated Life Partners companies or Entities, any individual who served as an officer, director, advisor, board member, or otherwise was employed by LPI, including but not limited to all insiders of LPI, sales agents, brokers, or other individuals affiliated with Life Partners sales or business, and all persons or entities that are the subject of lawsuits brought by the Chapter 11 Trustee.

Smith, Jackson, Boyer & Bovard means the tax consultant retained by the Chapter 11 Trustee and subsidiary Debtors pursuant to an order of the Bankruptcy Court entered on August 3, 2015.

Statement of Financial Affairs means the statements of financial affairs and related financial information Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or order of the Bankruptcy Court.

Disclosure Statement	Page 26

Statement of Maturity Account means the statement that will be received by Continuing Position Holders whose Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are being held in Maturity Escrow Account as of the Effective Date. The statement will reflect a Maturity Funds Loan payable and the balance of the Maturity Funds being held in escrow to the Continuing Position Holder, the anticipated timeline for payout of Maturity Funds and payment of Maturity Funds Loan.

Subsidiary Debtors means LPI and LPIFS.

Subsidiary Petition Date means May 19, 2015, the date on which the Chapter 11 Trustee commenced the Chapter 11 Cases of the Subsidiary Debtors.

Substantial Consummation means the sixtieth (60th) days after the Effective Date.

Successor Entities means the Position Holder Trust, the Creditors’ Trust, and the IRA Partnership.

Successor Trusts means the Position Holder Trust and the Creditors’ Trust.

Successor Trustees means the Position Holder Trustee and the Creditors’ Trustee.

Successor Trust Agreements means the Position Holder Trust Agreement and the Creditors’ Trust Agreement.

Successors means the Successor Entities.

Tax Motion means the Motion Filed on the Subsidiary Petition Date by the Chapter 11 Trustee with the Bankruptcy Court, authorizing the payment of the Debtors’ pre-petition taxes and related obligations in the ordinary course of business, which motion was granted by the Bankruptcy Court on June 17, 2015. [Dkt. No. 404]

Term Sheet means that certain Term Sheet for Compromise to a Plan of Reorganization of LPHI, LPI, LPIFS, by and among the Chapter 11 Trustee, the Debtors, the Committee, and the Plan Supporters, Filed in the Chapter 11 Case on September 25, 2015, as Exhibit ”A” to Docket No. 1032.

Termination Motion means the Motion Filed on June 22, 2015, by the certain creditors with the Bankruptcy Court, seeking to terminate the Subsidiary Debtors’ Exclusivity Periods, which motion was denied by the Bankruptcy Court on August 28, 2015.

Thompson & Knight means Thompson & Knight LLP which was retained as counsel to the Chapter 11 Trustee and Subsidiary Debtors pursuant to an order entered by the Bankruptcy Court on July 17, 2015. [Dkt. No. 632]

True Debt Notes means the New IRA Notes which will be issued by the Policy Holder Trust to IRA Note Holders who elect Option 1 with respect to their treatment under the Plan.

Disclosure Statement	Page 27

Trust Committees means the Creditors’ Trust Advisory Committee and the Position Holder Trust Advisory Committee.

Trust Interests means the Position Holder Trust Interests and the Creditors’ Trust Interests.

Trustee Order means the Order of the Bankruptcy Court entered on March 19, 2015, which granted the SEC Trustee Motion. [Dkt. No. 229]

Trusts means the Successor Trusts.

Unclaimed Property means any Distribution on account of an Allowed Claim or Interest that is attempted to be delivered to the Holder at its address of record by, and which has been returned undeliverable to, a Successor Trustee, and which has been deemed to have been forfeited, or which is subject to rounding pursuant to section 9.04 of the Plan, in accordance with Section 10.03, Section 10.04, Section 10.05, and/or Section 11.02(b) of the Plan.

Undeliverable Distribution Reserve means the segregated, interest bearing account that each of the Successor Trustees will establish for the purpose of depositing any distribution to a Holder of an Allowed Claim or Trust Interest that is returned to the respective Successor Trustee as undeliverable or is otherwise unclaimed, for the benefit of such Holder until such time as such distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with the Plan. Such accounts may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each of the Successor Trustees.

Unexpired Lease means a lease to which one or more of the Debtors is a party that is amenable to assumption or rejection under Bankruptcy Code section 365.

Unimpaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of Bankruptcy Code section 1124.

Unsecured Claim means any Claim that is not an Administrative Claim, Secured Claim, Priority Claim, or Intercompany Claim.

Units means the beneficial interests in the Position Holder Trust.

U.S. Trustee means the Office of the U.S. Trustee for the Northern District of Texas.

U.S. Trustee’s Motion means the motion Filed with the Bankruptcy Court by the U.S. Trustee on January 26, 2015, seeking the appointment of a Chapter 11 Trustee for LPHI, which was denied by the Bankruptcy Court as moot after the Bankruptcy Court granted the SEC Trustee Motion.

Utilities Motion means the motion Filed with the Bankruptcy Court by the Chapter 11 Trustee on the Subsidiary Petition Date, seeking an order providing adequate assurance of payments to utilities servicing the Debtors, and prohibiting such utilities from altering, refusing or discontinuing services to the Debtors, which motion was granted pursuant to an order entered on June 17, 2015. [Dkt. No. 483]

Disclosure Statement	Page 28

Vested Assets means all of the Debtors’ assets.

Vote means the vote of a creditor, whose claim is impaired under the Plan, to accept or reject the Plan.

Voting Deadline means the date by which a Holder must deliver a Ballot to accept or reject this Plan as set forth in the Order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to this Plan.

Voting Record Date means the record date for voting on this Plan, which shall be January __, 2016.

Wage Motion means the motion Filed with the Bankruptcy Court by the Chapter 11 Trustee on the Subsidiary Petition Date, seeking an order authorizing the payment of pre-petition employee wages, salaries and payroll taxes, and unreimbursed business expenses and honoring existing benefit plans and policies in the ordinary course of business, which motion was granted by order entered on June 17, 2015. [Dkt. No. 481]

Willingham MDL Litigation means, collectively, the following litigation: (i) Willingham, et al. v. LPI, et al., currently pending in the 191st District Court, Dallas County, MDL No. 13-0357; (ii) McDermott, et al. v. LPI, currently pending in the 191st District Court, Dallas County, MDL No. 11-02966; (iii) Morrow v. Life Partners, et al., currently pending in the United States District Court for the Western District of Pennsylvania, Case No. 3:14-cv-141; (iv) Woelfe, et al. v. Life Partners, et al., currently pending in the United States District Court for the Southern District of Florida, West Palm Beach Division, Case No. 14-80433-CIV-JIC; and (v) Steuben, et al. v. LPI, currently pending in the U.S. District Court for the Central District of California, Western Division, Case No. CV11-010212-PSG.

Disclosure Statement	Page 29

APPENDIX 2:

Executive Summary Charts

Disclosure Statement

Disclosure Statement	Page 2

Disclosure Statement	Page 3

List of Exhibits

A.	Joint Plan of Reorganization of Life Partners Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code dated November 28, 2015 and proposed by the Plan Proponents

B.	Disclosure Statement Order

C.	Position Holder Trust Financial Model And Forecast

D.	Servicing Company Financial Model And Forecast

E.	Creditors’ Trust Financial Model And Forecast

F.	Liquidation Analysis

Disclosure Statement

Exhibit a

Joint Plan of Reorganization of Life

Partners Holdings, Inc., et al.,

Pursuant to Chapter 11 of the

Bankruptcy Code dated November 28,

2015 and proposed by the Plan

Proponents

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

)
In re:	)	Chapter 11
)
LIFE PARTNERS HOLDINGS, INC., et al.,	)	Case No. 15-40289-rfn-11
)
Debtors.	)	Jointly Administered
)

JOINT PLAN OF REORGANIZATION

OF LIFE PARTNERS HOLDINGS, INC., ET AL.,

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THOMPSON & KNIGHT LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Telephone: (214) 969-1700

Facsimile: (214) 969-1751

Attorneys for H. Thomas Moran II and the Subsidiary Debtors

MUNSCH HARDT KOPF & HARR, P.C.

3800 Lincoln Plaza

500 N. Akard Street

Dallas, Texas 75201-6659

Telephone: (214) 855-7500

Facsimile: (214) 855-7584

Attorneys for The Official Committee of Unsecured Creditors

DATED: November 28, 2015

Joint Plan of Reorganization

Joint Plan of Reorganization	i

Joint Plan of Reorganization	ii

Joint Plan of Reorganization	iii

Joint Plan of Reorganization	iv

Joint Plan of Reorganization	v

INTRODUCTION

The following Joint Plan of Reorganization provides a detailed set of terms and provisions in compliance with the requirements of the Bankruptcy Code (as hereinafter defined) for the reorganization of Debtors Life Partners Holdings, Inc., Life Partners, Inc., and LPI Financial Services, Inc. The Chapter 11 Trustee, the Subsidiary Debtors (as hereinafter defined), and the Official Committee of Unsecured Creditors are the proponents of this Plan within the meaning of Bankruptcy Code section 1129.

This Plan consists of three (3) separate plans (one for each of the Debtors). Consequently, except as provided in this Plan for purposes of making and receiving distributions under this Plan, votes will be tabulated separately for each Debtor with respect to each Debtor’s plan of reorganization and distributions may be made separately to each separate Class (as hereinafter defined) as provided in this Plan.

Reference is made to the Disclosure Statement (as hereinafter defined) for a discussion of the Debtors’ history, businesses, properties, results of operations and projections of future operations, as well as a summary and description of this Plan and certain related matters. No materials other than the Disclosure Statement, this Plan and any exhibits and schedules attached hereto or thereto or referenced herein or therein have been authorized by the Plan Proponents or the Bankruptcy Court for use in soliciting acceptances or rejections of this Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THIS PLAN.

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DRAFT PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

Article I

RULES OF INTERPRETATION,

COMPUTATION OF TIME, and governing law

Section 1.01         Rules of Interpretation.

For the purposes of the Plan:

(a)          in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

Joint Plan of Reorganization

(b)          unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions;

(c)          unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented;

(d)          unless otherwise specified, any reference to a Person or an Entity as a Holder of a Claim or Interest includes that Person’s or Entity’s successors and assigns;

(e)          unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles and Sections hereof or hereto;

(f)          unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement;

(g)          unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan;

(h)          subject to the provisions of any contract, certificate of incorporation, or similar formation document or agreement, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules;

(i)          captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan;

(j)          unless otherwise specified herein, the rules of construction set forth in Bankruptcy Code section 102 shall apply;

(k)          any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be;

(l)          all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system;

(m)          all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated;

(n)          any immaterial effectuating provisions may be interpreted by the Plan Proponents, the Reorganized Debtors and the Successor Trustees in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to or action, order, or approval of the Bankruptcy Court or any other Person or Entity; and

Joint Plan of Reorganization	Page 2

(o)          except as otherwise specifically provided in this Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Successor Entities, as applicable, to the extent the context requires.

Section 1.02         Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

Section 1.03         Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors, Newco, or the Successor Entities, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor, Newco or Successor Entity, as applicable.

Section 1.04         Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the U.S., unless otherwise expressly provided.

Article II

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests.

Section 2.01         Administrative Claims.

(a)          General Administrative Claims.

(i)          Except as specified in this Article II and upon approval of the Financing Motion by the Bankruptcy Court, unless the Holder of an Allowed General Administrative Claim and the Debtors or the Plan Proponents, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) within ten (10) days of the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, within ten (10) days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as otherwise provided in such Final Order; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court.

Joint Plan of Reorganization	Page 3

(ii)         Requests for payment of General Administrative Claims must be Filed and served on the Creditors’ Trustee, no later than the Administrative Claims Bar Date for General Administrative Claims in accordance with the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors, the Reorganized Debtors, the Chapter 11 Trustee, Newco, the Position Holder Trust, and/or the Creditors’ Trust.

(b)          Professional Compensation.

(i)          Final Fee Applications.

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date, must be Filed and served on the Chapter 11 Trustee (where Filed prior to the Effective Date) or the Creditors’ Trustee (where Filed on or subsequent to the Effective Date) and the Debtors, no later than the Administrative Claims Bar Date for Professional Fee Claims. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and Bankruptcy Rules and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order.

(ii)         Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided herein, from and after the Confirmation Date, the Debtors or Committee shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Reorganization Transactions incurred on or after the Confirmation Date by (A) the Debtors or the Chapter 11 Trustee and (B) the Committee in the manner prescribed by the allocation set forth in Section 2.01(a). Upon the Confirmation Date, any requirement that Professionals comply with Bankruptcy Code sections 327 through 331, 363, and 1103 in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, Newco, Successor Entities, or Successor Trustees may employ and pay any professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

Joint Plan of Reorganization	Page 4

Section 2.02         Priority Claims and Priority Tax Claims.

(a)          All Allowed Priority Claims that are not Priority Tax Claims shall be paid on the later of (i) ten (10) days after the later of the Effective Date or the date the Priority Claim becomes an Allowed Priority Claim, or (ii) the date a Priority Claim first becomes payable pursuant to any agreement between or among the Chapter 11 Trustee, the Subsidiary Debtors and the holder of such Priority Claim, or the Reorganized Debtors or the Creditors’ Trustee and the holder of such Priority Claim.

(b)          Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Bankruptcy Code section 1129(a)(9)(C).

Article III

CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS

Section 3.01         Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims and Priority Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The Plan Proponents reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to this Article III of the Plan renders such Holders Unimpaired.

Section 3.02         Separate Chapter 11 Plans.

This Plan constitutes a separate chapter 11 plan of reorganization for each Debtor, each of which shall include the classifications set forth below.

Joint Plan of Reorganization	Page 5

Section 3.03         LPHI Class Identification.

The following chart represents the classification of Claims and Interests for LPHI pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class A1	Secured Claims Against LPHI	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A2	General Unsecured Claims Against LPHI	Impaired	Entitled to Vote
Class A3	SEC	Impaired	Entitled to Vote
Class A4	Intercompany Claims Against LPHI	Impaired	Entitled to Vote
Class A5	Interests in LPHI	Impaired	Not Entitled to Vote (Deemed to Reject)

Section 3.04         LPI Class Identification.

The following chart represents the classification of Claims and Interests for LPI pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class B1	Secured Claims Against LPI	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B2	Fractional Interest Holder Claims Against LPI	Impaired	Entitled to Vote
Class B3	IRA Holder Claims Against LPI	Impaired	Entitled to Vote
Class B4	General Unsecured Claims Against LPI	Impaired	Entitled to Vote
Class B5	Intercompany Claims Against LPI	Impaired	Entitled to Vote
Class B6	Interests in LPI	Impaired	Not Entitled to Vote (Deemed to Reject)

Section 3.05         LPIFS Class Identification.

The following chart represents the classification of Claims and Interests for LPIFS pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class C1	Secured Claims Against LPIFS	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class C2	General Unsecured Claims Against LPIFS	Impaired	Entitled to Vote
Class C3	Intercompany Claims Against LPIFS	Impaired	Entitled to Vote
Class C4	Interests in LPIFS	Impaired	Not Entitled to Vote (Deemed to Reject)

Joint Plan of Reorganization	Page 6

Section 3.06         Treatment of Claims and Interests in LPHI.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

(a)          Class A1 - Secured Claims Against LPHI.

(i)          Classification: Class A1 consists of Secured Claims against LPHI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class A1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A1, each such Holder shall receive, at LPHI’s option:

(1)         payment in full in Cash;

(2)         delivery of collateral securing any such Claim and payment of any interest required under Bankruptcy Code section 506(b), with any Claim amount remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class A2;

(3)         Reinstatement of such Claim; or

(4)         other treatment rendering such Claim Unimpaired.

(iii)        Voting: Class A1 is Unimpaired under the Plan. Holders of Claims in Class A1 are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, such Holders are not entitled to vote to accept or reject the Plan.

(b)          Class A2 - General Unsecured Claims Against LPHI.

(i)          Classification: Class A2 consists of General Unsecured Claims against LPHI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class A2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A2, each such Holder shall receive, up to the Allowed amount of its Allowed Claim, a Creditors’ Trust Interest as further described in Section 6.05 hereof.

(iii)        Voting: Class A2 is Impaired under the Plan. Holders of Allowed Class A2 Claims are entitled to vote to accept or reject the Plan.

(c)          Class A3 – SEC Judgment Claim.

(i)          Classification: Class A3 consists of the SEC Judgment Claim.

Joint Plan of Reorganization	Page 7

(ii)         Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for the SEC Judgment Claim, the SEC shall receive, up to the Allowed amount of its SEC Judgment Claim, a Creditors’ Trust Interest that shall be subordinated under the Creditors’ Trust Agreement in right to receive any distributions to a level below (A) all other Creditors’ Trust Interests, including but not limited to any and all costs of administration of the Creditors’ Trust, and (B) any other subordinated or residual interests therein, including all of the Position Holder Trust Interests held by beneficiaries of the Position Holder Trust. The SEC has consented to this treatment in support of the Plan, and agreed to subordinate any and all rights to any Distribution on account of its SEC Judgment Claim as set forth herein, subject to Confirmation and occurrence of the Effective Date of the Plan.

(iii)        Voting: Class A3 is Impaired under the Plan.  Therefore, the SEC is entitled to vote to accept or reject the Plan.

(d)          Class A4 – Intercompany Claims.

(i)          Classification: Class A4 consists of Intercompany Claims against LPHI.

(ii)         Treatment: As part of the Intercompany Settlement, all Intercompany Claims against LPHI shall be subordinated, cancelled, and released without any Distribution on account of such Claims.

(iii)        Voting: Class A4 is Impaired under the Plan.  Holders of Claims in Class A4 are entitled to vote to accept or reject the Plan. Pursuant to the Intercompany Settlement, Holders Of Intercompany Claims shall be relieved of their liabilities to the other Debtors and their Estates. Such treatment shall be in full satisfaction of the Holder’s Intercompany Claim..

(e)          Class A5 - Interests in LPHI.

(i)          Classification: Class A5 consists of Interests in LPHI.

(ii)         Treatment: Interests in LPHI shall be cancelled and released without any Distribution on account of such Interests.

(iii)        Voting: Class A5 is Impaired under the Plan. Holders of Interests in Class A5 are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g). Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Section 3.07         Treatment of Claims and Interests in LPI.

(a)          Class B1 - Secured Claims Against LPI.

(i)          Classification: Class B1 consists of Secured Claims against LPI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class B1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B1, each such Holder shall receive, at LPI’s option:

(1)         payment in full in Cash;

Joint Plan of Reorganization	Page 8

(2)         delivery of collateral securing any such Claim and payment of any interest required under Bankruptcy Code section 506(b), with any Claim amount remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class B4;

(3)         Reinstatement of such Claim; or

(4)         other treatment rendering such Claim Unimpaired.

(iii)        Voting: Class B1 is Unimpaired under the Plan. Holders of Claims in Class B1 are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, such Holders are not entitled to vote to accept or reject the Plan.

(b)          Class B2 – Claims of Fractional Interest Holders Against LPI.

(i)          Classification: Class B2 consists of Claims of Fractional Interest Holders against LPI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class B2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Claim in Class B2, each Fractional Interest Holder may select one of the following three (3) options for treatment of its Allowed Claim related to each of its Fractional Positions, and receive a Distribution(s) under this Plan as provided below:

(1)         Option 1. Confirmed status as a Continuing Fractional Holder, and as such, (A) be the owner of the Fractional Position (subject to the terms and conditions of this Plan and the Position Holder Trust Agreement, including the ongoing obligation to pay Policy premiums and the Servicing Fee), less the portion of the Fractional Position that is a Contributed Position, and, as Distributions, receive (I) a Fractional Interest Certificate for the portion of the Fractional Position that is not a Contributed Position and (II) a Position Holder Trust Interest calculated as provided in Section 5.05 of this Plan in exchange for the portion that is a Contributed Position; and (B) to the extent the Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are held in the Maturity Escrow Account at the Effective Date, receive a Statement of Maturity Account prepared as provided in Section 4.04, reflecting a Maturity Funds Loan payable to the Continuing Position Holder determined as provided in Section 4.04.

(2)         Option 2. Contribute the Fractional Position to the Position Holder Trust and, in exchange, receive a Position Holder Trust Interest calculated as provided in Section 5.05 of this Plan, in which case the Holder will be relieved of all ongoing payment obligations relating to the Fractional Position; or

Joint Plan of Reorganization	Page 9

(3)         Option 3. Rescind the transaction pursuant to which the Fractional Interest Holder acquired rights to and/or interests in the Fractional Position, and rescind the related Investment Contract as it pertains to the Fractional Position, and, in exchange, receive a Creditors’ Trust Interest calculated as provided in Section 6.05 of this Plan, in which case the Holder will be relieved of all ongoing payment obligations relating to the Fractional Position, and the Fractional Position shall be contributed to the Position Holder Trust by Reorganized LPI as a Contributed Position. A Qualified Plan Holder is not permitted to make the Creditors’ Trust Election described in this Option 3.

A Holder of an Allowed Claim in Class B2 who does not select one of the foregoing three (3) options for treatment of its Allowed Claim related to any one or more of its Fractional Positions shall be deemed to have selected Option 1 above and made a Continuing Holder Election for treatment of its Allowed Claim related to such Fractional Position(s), subject to the payment of any corresponding Catch-Up Payment and to continuing obligations pursuant to this Plan and the Position Holder Trust Agreement, and, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each such Allowed Claim in Class B2, such Fractional Interest Holder shall receive confirmed status as a Continuing Fractional Holder as treatment of its Allowed Claim.

(iii)        Voting: Class B2 is Impaired under the Plan and Holders of Class B2 Claims are entitled to vote to accept or reject the Plan.

(c)          Class B3 - Claims of IRA Holders Against LPI.

(i)          Classification: Class B3 consists of Claims of IRA Holders against LPI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class B3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B3, each IRA Holder may select one of the following four (4) options for treatment of its Allowed Claim related to each of its Fractional Positions, and receive a Distribution(s) under this Plan as provided below, and all IRA Holders will be relieved of all ongoing premium and other payment obligations relating to their Fractional Positions:

(1)         Option 1. Confirmed status as a Continuing IRA Holder, and as such, (A) transfer the portion of the Fractional Position that is a Continuing Position Holder Contribution to the IRA Partnership and, unless the Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are held in the Maturities Escrow Account at the Effective Date, the remainder of the Fractional Position (being the remainder of its Contributed Position) to the Position Holder Trust and, as Distributions, receive (I) a New IRA Note payable in an amount, and with other terms and conditions, determined as provided in the Plan Supplement (subject to the terms and conditions of this Plan, the Position Holder Trust Agreement and the Contribution and Collateral Agreement) and (II) an IRA Partnership Interest calculated as provided in Section 7.04 of this Plan; and (B) to the extent the Fractional Position relates to Maturity Funds which have been advanced to the Debtors pursuant to the Maturity Funds Facility prior to the Effective Date or are held in the Maturities Escrow Account at the Effective Date, receive a Statement of Maturity Account prepared as provided in Section 4.04, reflecting a Maturity Funds Loan payable to the Continuing IRA Holder determined as provided in Section 4.04 and any Distribution of funds held in the Maturities Escrow Account that will be made to the Holder pursuant to Section 4.04.

Joint Plan of Reorganization	Page 10

(2)         Option 2. Contribute the Fractional Position to the IRA Partnership and, in exchange, receive an IRA Partnership Interest calculated as provided in Section 7.04 of this Plan, and as the holder of an IRA Partnership Interest, participate in the distributions from the Position Holder Trust; or

(3)         Option 3. Rescind the transaction pursuant to which the IRA Holder acquired rights to and/or interests in the Fractional Position, and rescind the related Investment Contract as it pertains to the Fractional Position, and, in exchange, receive a Creditors’ Trust Interest calculated as provided in Section 6.05 of this Plan, in which case the Fractional Position shall be contributed to the Position Holder Trust by Reorganized LPI as a Contributed Position. A Qualified Plan Holder is not permitted to make the Creditors’ Trust Election described in this Option 3.

(4)         Option 4. Distribute the Fractional Position to the owner of the IRA Note and exchange it for a Fractional Interest held outside of the IRA, and with respect to which the IRA owner may make a Continuing Holder Election.

A Holder of an Allowed Claim in Class B3 who does not select one of the foregoing four (4) options for treatment of its Allowed Claim related to any one or more of its Fractional Positions shall be deemed to have selected Option 1 above and made a Continuing Holder Election for treatment of its Allowed Claim related to such Fractional Position(s) and, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each such Allowed Claim in Class B3, such IRA Holder shall receive confirmed status as a Continuing IRA Holder as treatment of its Allowed Claim.

(iii)        Voting: Class B3 is Impaired under the Plan and Holders of Class B3 Claims are entitled to vote to accept or reject the Plan.

(d)          Class B4 - General Unsecured Claims Against LPI.

(i)          Classification: Class B4 consists of General Unsecured Claims (including Claims by Former Position Holders) against LPI.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class B4 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B4, each such Holder shall receive, up to the Allowed amount of its Claim, a Creditors’ Trust Interest calculated as provided in Section 6.05 of this Plan.

(iii)        Voting: Class B4 is Impaired under the Plan and Holders of Class B4 Claims are entitled to vote to accept or reject the Plan.

Joint Plan of Reorganization	Page 11

(e)          Class B5 - Intercompany Claims Against LPI.

(i)          Classification: Class B5 consists of Intercompany Claims against LPI.

(ii)         Treatment: As part of the Intercompany Settlement, all Intercompany Claims against LPI shall be subordinated, cancelled, and released without any Distribution on account of such Claims.

(iii)        Voting: Class B5 is Impaired under the Plan.  Holders of Claims in Class B5 are entitled to vote to accept or reject the Plan. Pursuant to the Intercompany Settlement, Holders Of Intercompany Claims shall be relieved of their liabilities to the other Debtors and their Estates. Such treatment shall be in full satisfaction of the claimant’s Inter-company Claims.

(f)          Class B6 - Interests in LPI.

(i)          Classification: Class B6 consists of Interests in LPI.

(ii)         Treatment: Interests in LPI shall be cancelled and released without any distribution on account of such Interests.

(iii)        Voting: Class B6 is Impaired under the Plan. Holders of Interests in Class B6 are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g). Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Section 3.08         Treatment of Claims and Interests in LPIFS.

(a)          Class C1 - Secured Claims Against LPIFS.

(i)          Classification: Class C1 consists of Secured Claims against LPIFS.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class C1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C1, each such Holder shall receive, at LPIFS’s option:

(1)         payment in full in Cash;

(2)         delivery of collateral securing any such Claim and payment of any interest required under Bankruptcy Code section 506(b), with any Claim amount remaining after application of such collateral to comprise a general unsecured Deficiency Claim under Class C2;

(3)         Reinstatement of such Claim; or

(4)         other treatment rendering such Claim Unimpaired.

(iii)        Voting: Class C1 is Unimpaired under the Plan. Holders of Claims in Class C1 are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Joint Plan of Reorganization	Page 12

(b)          Class C2 – General Unsecured Claims Against LPIFS.

(i)          Classification: Class C2 consists of General Unsecured Claims against LPIFS.

(ii)         Treatment: Except to the extent that a Holder of an Allowed Claim in Class C2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C2, each such Holder shall receive, up to the Allowed amount of its Claim, a Creditors’ Trust Interest calculated as provided in Section 6.05 of this Plan.

(iii)        Voting: Class C2 is Impaired under the Plan and Holders of Class C2 Claims are entitled to vote to accept or reject the Plan.

(c)          Class C3 - Intercompany Claims Against LPIFS.

(i)          Classification: Class C3 consists of Intercompany Claims against LPIFS.

(ii)         Treatment: As part of the Intercompany Settlement, all Intercompany Claims against LPIFS shall be subordinated, cancelled, and released without any Distribution on account of such Claims.

(iii)        Voting: Class C3 is Impaired under the Plan.  Holders of Claims in Class C3 are entitled to vote to accept or reject the Plan. Pursuant to the Intercompany Settlement, Holders of Intercompany Claims shall be relieved of their liabilities to the other Debtors and their Estates. Such treatment shall be in full satisfaction of the claimant’s Intercompany Claims.

(d)          Class C4 - Interests in LPIFS.

(i)          Classification: Class C4 consists of Interests in LPIFS.

(ii)         Treatment: Interests in LPIFS shall be canceled and released without any distribution on account of such Interests.

(iii)        Voting: Class C4 is Impaired under the Plan.  Holders of Interests in Class C4 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Section 3.09         Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Chapter 11 Trustee’s or the Subsidiary Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

Joint Plan of Reorganization	Page 13

Section 3.10         Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies Bankruptcy Code section 1129(a)(8) with respect to that Class.

Section 3.11         Confirmation Pursuant to Bankruptcy Code Sections 1129(a)(10) and 1129(b).

Bankruptcy Code section 1129(a)(10) shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to this Article III hereof. The Plan Proponents shall seek Confirmation of the Plan pursuant to Bankruptcy Code section 1129(b) with respect to any rejecting Class of Claims or Interests.

Section 3.12         Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

Section 3.13         Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510(b), or otherwise. Pursuant to Bankruptcy Code section 510, the Creditors’ Trustee reserves the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto.

Section 3.14         Designation of Impaired Classes.

(a)          Impaired Classes of Claims.

Classes A2, A3, A4, B2, B3, B4, B5, C2, and C3 are Impaired.

(b)          Impaired Classes of Interests.

Classes A5, B6, and C4 are Impaired.

Section 3.15         Classes Entitled to Vote

Classes A2, A3, A4, B2, B3, B4, B5, C2, and C3 are entitled to cast Ballots with respect to this Plan.

Joint Plan of Reorganization	Page 14

Section 3.16         Classes Not Entitled to Vote.

Classes A1, B1, and C1 are Unimpaired under this Plan and therefore, Holders of Claims in such classes are not entitled to cast Ballots with respect to this Plan as they are deemed to accept this Plan in accordance with Bankruptcy Code section 1126(f).

Classes A5, B6, and C4 are not entitled to receive or return property under this Plan and are deemed to reject this Plan in accordance with Bankruptcy Code section 1126(g).

Section 3.17         Date of Distributions on Account of Allowed Claims.

All Distributions and deliveries to be made pursuant to this Article III shall be made on the Effective Date or as soon as practicable thereafter. All distributions made by the Successor Entities after the Effective Date shall be made as provided in their respective Successor Trust Agreements. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 3.18         Sources of New Interests, New IRA Notes and Cash for Plan Distributions.

(a)          The New Interests and New IRA Notes used to make Distributions on the Effective Date or thereafter will be issued as provided in Articles IV, V, VI, and VII.

(b)          Except as otherwise specifically provided herein or in the Confirmation Order, all Cash consideration necessary for the Debtors and the Successor Entities to make payments or Distributions pursuant to this Plan shall be obtained from the Maturity Funds Facility or Cash on hand of the Debtors, including Cash derived from business operations, and Cash derived from any asset sales or financing activities. Further, the Successor Entities will be entitled to transfer funds between themselves to satisfy their obligations or as otherwise provided under the Plan or pursuant to the Position Holder Trust Agreement and the Creditors’ Trust Agreement. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Position Holder Trust Agreement and Creditors’ Trust Agreement and will not violate or otherwise be affected by the terms of this Plan.

Section 3.19         Cram Down – Nonconsensual Confirmation.

If each Impaired Class of Claims or Interests entitled to vote shall not accept this Plan by the requisite statutory majority provided in Bankruptcy Code sections 1126(c) or 1126(d), the Plan Proponents request Confirmation of this Plan under Bankruptcy Code section 1129(b). In that event, the Plan Proponents reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code section 1129(b) requires modification or any other reason in their discretion.

Joint Plan of Reorganization	Page 15

Article IV

MEANS FOR IMPLEMENTATION OF THIS PLAN

AND REORGANIZATION TRANSACTIONS

Section 4.01         Maturity Funds Facility and Financing Order.

The approval of the Maturity Funds Facility was instrumental in facilitating the development and Filing of this Plan. To effect this, the Chapter 11 Trustee and the Subsidiary Debtors Filed the Financing Motion and obtained permission to use the Maturity Funds as a source of financing for these Chapter 11 Cases, subject to the terms and provisions set forth in the Financing Order, which include, among other things: (a) repayment with interest (10% annual rate); (b) first priority liens and security interests on certain of the Policy Related Assets and the Debtors’ Causes of Action; (c) super-priority administrative claims; and (d) repayment contemplated at or near the Effective Date as provided herein.

Section 4.02         Exit Financing and Reserve Funding.

(a)          The Maturity Funds Facility shall continue in effect on and after the Effective Date until cash flow from the Position Holder Trust is sufficient to repay all outstanding Maturity Funds Loans and fund all premium payments and other reserve requirements of the Position Holder Trust and its Affiliates.

(b)          On the Effective Date, the Position Holder Trust shall assume all obligations to pay all of the outstanding Maturity Funds Loans, and from and after the Effective Date, the terms of the Maturity Funds Facility will be governed by the procedures set forth in Section 4.04 of this Plan.

(c)          After the Effective Date, pursuant to the Position Holder Trust Agreement, advances under the Maturity Funds Facility will be used to fund a reserve account for premium payments on Policies during a rolling 120-day period (except the first period shall be 180 days), to the extent the Policies do not have sufficient Premium Reserves or CSV to fund their ongoing premiums.

(d)          To the extent necessary to repay Maturity Funds Loans, or fund ongoing premium payments, operating expenses and related reserve requirements, the Position Holder Trust will have the right to obtain financing from third parties. In addition to external financing, the Chapter 11 Trustee and the Subsidiary Debtors are developing proposals, with input from the Committee and the Plan Supporters, and possible terms for pursuing voluntary financing that would be provided by Continuing Position Holders in addition to or as a voluntary continuation or expansion of the Maturity Funds Facility, and/or as a voluntary contribution of CSV to the Position Holder Trust in exchange for a note from the Position Holder Trust with terms designed to replace any maturity proceeds lost by an investor as a result of use of the CSV. Any financing proposed at the time the Plan Supplement is Filed will be included therein.

(e)          In addition, by way of clarification, the Position Holder Trust shall be entitled to access the CSV included in the Beneficial Ownership it holds from time to time to use for any purpose permitted by the Position Holder Trust Agreement, and if any such use results in a decrease in the death benefit payable under the related Policy, the decrease shall be taken out of the Position Holder Trust’s share of the maturity proceeds of the Policy, or if the Position Holder Trust’s share is insufficient, the Position Holder Trust shall make up the difference.

Joint Plan of Reorganization	Page 16

(f)          The portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interests in the Position Holder Trust (including the IRA Partnership with respect to the Continuing IRA Holders) shall be extinguished upon its Distribution to the Assigning Position Holders as set forth in Sections 4.03 and 5.07.

Section 4.03         Compromise to Combined Fractional and Trust Model.

(a)          As part of the Compromise, at the Effective Time of the Reorganization Transactions, the Debtors shall (i) waive any claim to Beneficial Ownership in the Policies to the extent of the Fractional Interests comprising the Fractional Interest Certificates to be Distributed to Continuing Position Holders on or as of the Effective Date as provided in this Plan; (ii) contribute to the Position Holder Trust all Fractional Interests (i.e., Contributed Positions) related to the Continuing IRA Holders’ respective IRA Notes, in exchange for New IRA Notes to be Distributed to the Continuing IRA Holders, in respect of their Allowed Claims; (iii) contribute to the Position Holder Trust (x) all Fractional Interests related to the Assigning Position Holders’ respective Fractional Positions, (y) the portion of the Maturity Funds Facility not attributable to the Assigning Position Holders or the Continuing Position Holders with respect to their interests in the Position Holder Trust (including through the IRA Partnership), and (z) 5% of the Fractional Interests related to the Continuing Position Holders’ respective Fractional Positions in exchange for Position Holder Trust Interests to be Distributed to the Continuing Fractional Holders, the IRA Partnership, and the Assigning Fractional Holders in accordance with this Plan in respect of their Allowed Claims and the extinguishment of the portion of the Maturity Funds Facility attributable to Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) upon distribution to the Assigning Fractional Holders, Continuing Fractional Holders, and the IRA Partnership; (iv) contribute to the Position Holder Trust all Fractional Interests related to the Rescinding Position Holders’ respective Fractional Positions, along with all Pre-Petition Abandoned Positions; and (v) contribute to the Creditors’ Trust all of their Causes of Action in exchange for Creditors’ Trust Interests to be Distributed to the Rescinding Position Holders, Former Position Holders and Holders of General Unsecured Claims, in respect of their Allowed Claims. From and after the Effective Time, Continuing Fractional Holders shall be treated in all respects as tenants in common with the Position Holder Trust as to the Beneficial Ownership represented by their Fractional Interests, subject to the conditions set forth in Section 12.09 relating to the consequences of Payment Default, and the Position Holder Trust shall be the sole legal, beneficial and equitable owner of all of the Policies, save and except for, and subject to, the Fractional Interests held by the Continuing Fractional Holders.

(b)          As part of the Class Action Settlement included in the Compromise, the Assigning Class Parties will transfer and assign the Assigned Class Litigation to the Creditors’ Trust. In addition, in accordance with the Class Action Settlement Agreement and Section 4.13(f) of this Plan, Reorganized LPI shall satisfy the Class Action Litigants’ Counsel fees using Pre-Petition Abandoned Positions. The Position Holder Trust shall be responsible for paying the premiums on the Class Action Litigants’ Counsel Fee Positions.

Joint Plan of Reorganization	Page 17

(c)          After the Effective Date, the Continued Position of a Fractional Interest Holder who made a Continuing Holder Election will represent 95% of the Fractional Interest with respect to which the Election was made, with the other 5% comprising the Continuing Position Holder Contribution made to the Position Holder Trust on the Effective Date, and the Continuing Fractional Holder will be obligated to pay 95% of the premium payments and Policy expenses allocable to the Fractional Interest with respect to which the Election was made, and upon maturity of a Policy, all of the Holders of Continuing Fractional Positions will receive (i) the Policy proceeds allocable to each Continuing Fractional Position held, 95% of the proceeds payable with respect to each Fractional Interest with respect to which the Election was made, and (ii) for each New IRA Note held, payment in full of the principal amount of the IRA Note, plus accrued interest.

(d)          The maturity amount paid to a Continuing Position Holder, other than the Holder of a New IRA Note, will be reduced by (x) the Servicing Fee payable with respect to the Continued Position and (y) any premium amount paid by the Position Holder Trust prior to the date of death with respect to the Continuing Fractional Position that is not refunded as a result of the maturity. The Continuing Fractional Position of an IRA Holder who made a Continuing Holder Election will be represented by a New IRA Note, and the Continuing IRA Holder will also receive an IRA Partnership Interest.

(e)          All Holders of Position Holder Trust Interests (i.e., Assigning Fractional Holders who receive a Position Holder Trust Interest in exchange for 100% of their Fractional Position, Continuing Fractional Holders who receive a Position Holder Trust Interest in exchange for 5% of their Fractional Position, and the IRA Partnership with regard to the aggregate Position Holder Trust Interest issued in exchange for 100% of all Fractional Positions contributed to the IRA Partnership in exchange for IRA Partnership Interests) will share Pro Rata in all distributions made by the Position Holder Trust pursuant to the Position Holder Trust Agreement. Holders of Position Holder Trust Interests will not be required to pay premiums allocable to the Contributed Positions after the Effective Date.

(f)          After the Effective Date, upon the occurrence of a Payment Default with respect to a Fractional Interest, the Continuing Fractional Holder shall be deemed to have made a Position Holder Trust Election as to the Fractional Interest, effective as of the Payment Default Date, and the Fractional Interest comprising the Continued Position automatically shall be transferred to the Position Holder Trust in exchange for a Position Holder Trust Interest calculated as provided in Section 5.05 of this Plan, and the Position Holder Trust Interest shall be issued to the Holder, who shall thereafter be an Assigning Position Holder with respect to the Fractional Interest.

(g)          As part of the Compromise, the Claim of each Willingham MDL Investor (irrespective of whether each such Investor is a current or former Investor and in addition to any other Claim Allowed as part of the Class Action Settlement) against one or more of the Debtors that arise from and were or could have been asserted in the Willingham MDL shall be fully and finally compromised with each Willingham MDL Investor being deemed to be the Holder of an Allowed General Unsecured Claim in Classes A2 and B4 in an amount set forth in the Plan Supplement, which amount shall be based on the amount of disgorgement and premium call damages that each Willingham MDL Investor asserted in its timely filed Proof of Claim. If the Effective Date does not occur, the compromise of the Willingham MDL shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

Joint Plan of Reorganization	Page 18

(h)          As part of the Compromise, the treatment provided for hereunder with respect to Intercompany Claims reflects a compromise and settlement (the “Intercompany Settlement”) of the validity, enforceability, and priority of certain pre-petition intercompany claims by and among LPHI, LPI, and LPIFS. The Compromise also includes a compromise and settlement of all Claims that creditors have with respect to the marshaling of assets and liabilities of LPHI, LPI, and LPIFS in determining relative entitlements to distributions under a plan.

(i)          The Plan shall constitute a motion to approve the Intercompany Settlement. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of the Intercompany Settlement pursuant to Bankruptcy Rule 9019 and a finding by the Bankruptcy Court that the Intercompany Settlement is in the best interests of the Debtors and their Estates. If the Effective Date does not occur, the Intercompany Settlement shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

Section 4.04         Maturity Funds Reporting, Disbursement and Loan Payments

(a)          This Section 4.04 sets forth the procedures that will apply from and after the Effective Date for holding Maturity Funds in escrow, funding advances pursuant to the Maturity Funds Facility, disbursing Maturity Funds to the Continuing Fractional Holders and the Position Holder Trust, as their interests appear, and repaying all outstanding Maturity Funds Loans.

(b)          Prior to the Effective Date, the Debtors shall provide to each Lending Investor a report captioned “Statement of Maturity Account” for the investor, detailing (i) all Maturity Funds relating to Fractional Positions held by the investor that have been deposited into the Maturity Escrow Account and the date of each deposit, (ii) the portion of those Maturity Funds that have been advanced to the Debtors as Maturity Funds Loans and the date of each advance, and (iii) the portion of those Maturity Funds that will be disbursed to the investor on or about the Effective Date.

(c)          The Statement of Maturity Account will also detail the date as of which interest will accrue on the Maturity Funds Loan. Any Maturity Funds advanced to the Debtors (before the Effective Date) or to the Position Holder Trust (on or after the Effective Date) in accordance with the Maturity Funds Facility will begin to accrue simple interest at a 10% rate on the date the funds are (or were) used or if later, the date that is 120 days after the funds were first deposited into the Maturity Escrow Account.

(d)          On the Effective Date, the Position Holder Trustee shall instruct the Escrow Agent to disburse to each Lending Investor the Maturity Funds to be disbursed on the Effective Date as reflected in the Statement of Maturity Account provided prior to the Effective Date. The Maturity Funds Loans shall be secured by the Maturity Funds Liens on certain Policy Related Assets of the Position Holder Trust as provided in the Contribution and Collateral Agreement.

(e)          Following the Effective Date, Maturity Funds shall continue to be deposited into the Maturity Escrow Account. Not later than 15 Business Days after the date each deposit is made, the Maturity Funds deposited shall be disbursed as follows:

Joint Plan of Reorganization	Page 19

(i)          First, to fund any advance requests made by the Position Holder Trustee in accordance with the terms of this Plan, the Position Holder Trust Agreement, the Confirmation Order, or any other order of the Bankruptcy Court, including advances to fund the Premium Reserve provided for in Section 4.02(c), in which case Maturity Funds Loans entries will be recorded on the books of the Position Holder Trust in favor of the accounts of the Lending Investors whose Maturity Funds are used to fund the advance. Advances will be funded on a Pro Rata basis with respect to (A) all Continuing Fractional Holders who have Maturity Funds held in escrow, and (B) the Position Holder Trust with respect to all Beneficial Ownership held by it relating to the Maturity Funds and pledged as collateral for New IRA Notes.

(ii)         Second, with regard to Maturity Funds relating to Beneficial Ownership held in the name of the Position Holder Trust, (A) first, to pay (I) accrued but unpaid interest on all of the outstanding Maturity Funds Loans, and (II) principal payable on the Maturity Funds Loans in the order in which the loans were made (i.e., the principal outstanding the longest will be repaid first), and (B) to the extent funds remain, to make disbursements of Maturity Funds to the Position Holder Trust for its share of the Maturity Funds that have been held in escrow for more than 120 days.

(iii)        Third, with regard to Maturity Funds relating to Fractional Positions held by Continuing Position Holders, (A) to make disbursements of Maturity Funds to the Continuing Position Holders whose positions relate to the Maturity Funds that have been held in escrow for more than 120 days and (B) to make payments on Maturity Funds Loans that have been outstanding for more than 120 days. All disbursements and payments made pursuant to this Section 4.04(c)(iii) shall be made based on which Maturity Funds were deposited into the Maturity Escrow Account first (i.e., on a first-in, first-out basis), until all Continuing Position Holders have received disbursements or payments of all Maturity Funds held in escrow and payments of all interest and principal on all Maturity Funds Loans. If Maturity Funds are used to make payments on Maturity Funds Loans as contemplated by this Section 4.04(c)(iii), such use will be treated as an advance under the Maturity Funds Facility, and entries will be recorded on the books of the Position Holder Trust in favor of the Lending Investor to evidence the advance.

(f)          Not later than 45 days after the end of each calendar quarter ending after the Effective Date, and not later than 90 days after the end of each calendar year ending after the Effective Date, the Position Holder Trust shall provide (or cause Newco to provide) a Statement of Maturity Account as of the end of the quarter or year to each Continuing Position Holder who is a Lending Investor or Holder of a Fractional Interest relating to Maturity Funds held in the Maturity Escrow Account, reflecting all activity during the quarter or year relating to the Holder’s account.

(g)          At such time as all outstanding Maturity Funds Loans have been repaid and the cash flow from the Position Holder Trust is sufficient to fund all premium payments and other reserve requirements of the Position Holder Trust and the Creditors’ Trust, the Maturity Funds Facility will be suspended and thereafter, Maturity Funds will be disbursed as soon as reasonably possible after the date of receipt, subject to the Position Holder Trust’s right to reactivate the Maturity Funds Facility if necessary during the first two years following the Effective Date to fund the 120-day Premium Reserve for Distressed Policies.

Joint Plan of Reorganization	Page 20

Section 4.05         Causes of Action.

All Causes of Action included in the Estates are transferred to the Creditors’ Trust for the benefit of (a) the Holders of Allowed General Unsecured Claims, (b) the Holders of Allowed Class B2 Claims who make the Creditors’ Trust Election, and (c) the Holders of Allowed Class B3 Claims who make the Creditors’ Trust Election.

Section 4.06         Deemed Consolidation of Debtors for Distribution Purposes Only.

(a)          The Plan Proponents request, subject to the occurrence of the Effective Date, that the Estates of these Chapter 11 Cases be deemed consolidated under this Plan solely for purposes of Distributions to be made under this Plan.

(b)          If the Debtors are deemed consolidated for purposes of Distribution, each and every Claim Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against all Debtors and (a) all Claims of each Debtor against any other Debtor will be eliminated and released; (b) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of all of the consolidated Debtors; (c) any Claims Filed or to be Filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (d) all duplicative Claims (identical in amount and subject matter) Filed against one or more of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors; and (e) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under Bankruptcy Code section 553, to be one Entity, so that, subject to other provisions of Bankruptcy Code section 553, the debts due to a particular Debtor may be offset against the Claims against such Debtor or Debtors.

(c)          Such deemed consolidation shall not (other than for purposes related to funding Distributions under this Plan as set forth above in this Section) affect: (i) the legal and organizational structure of the Successors; (ii) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (A) in connection with Executory Contracts or Unexpired Leases that were entered into during the Chapter 11 Cases or that have been or will be assumed; (B) pursuant to this Plan; or (C) in connection with any financing assumed or entered into by the Successor Entities on the Effective Date; and (D) distributions out of any life insurance policies (other than the Policies) or proceeds of such policies.

(d)          If the Court does not approve the Debtors’ request that the Estates be deemed consolidated for purposes of Distribution, Creditors holding Allowed Claims against multiple Debtors will be treated as holding a separate Allowed Claim against each Debtor’s Estate. If deemed consolidation is not approved, Creditors with Allowed Claims against only one Debtor may receive a lower percentage than they would receive if consolidation for distribution purposes was to occur as described above (and, conversely, Creditors with Allowed Claims against multiple Debtors may receive a higher percentage than they would receive if the Estates were deemed consolidated for purposes of Distribution ).

Joint Plan of Reorganization	Page 21

Section 4.07         Winding Up of Reorganized Debtors.

(a)          On the Effective Date, the Governance Documents of all of the Debtors shall be amended and restated in substantially the form set forth in the Plan Supplement, and the Debtors shall Distribute and contribute their assets as provided in Section 4.09 of this Plan. After the Effective Date, at the appropriate time determined in the discretion of the Creditors’ Trustee, the Reorganized Debtors shall adopt plans of complete liquidation under applicable state law, and thereafter, each of the Reorganized Debtors shall begin the orderly winding up and termination of its corporate existence in accordance with the terms of this Plan and applicable state law.

(b)          On the Effective Date, all Interests in the Debtors (including any Interests held as treasury stock by any of the Debtors) shall be terminated and extinguished and the certificates that previously evidenced ownership of those Interests shall be deemed cancelled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in any of the Debtors. Upon cancellation of the Interests in LPHI, neither LPHI, the Reorganized Debtors, the Successor Entities nor the Successor Trustees shall file periodic or other reports with the SEC; provided, however, that LPHI shall continue to be subject to the requirements of the Securities Exchange Act until such time as it terminates the registration of its common stock under the Securities Exchange Act and related rules and regulations.

Section 4.08         Formation of Successors and Distribution of New Interests and New IRA Notes.

As provided in this Article IV and in Articles V, VI VII, and XII, on the Effective Date, (i) the Successor Entities will be formed; (ii) the Position Holder Trust will, subject to the Catch-Up Reconciliation provided for in section 4.13 of this Plan, issue Fractional Interest Certificates for Distribution to the Continuing Fractional Holders; (iii) the Position Holder Trust will, subject to the Catch-Up Reconciliation provided for in section 4.13 of this Plan, issue New IRA Notes for Distribution to the Continuing IRA Holders; (iv) the Position Holder Trust will make Distributions of Trust Interests to the Assigning Fractional Holders, the IRA Partnership and the Continuing Fractional Holders; (v) the IRA Partnership will make Distributions of IRA Partnership Interests to the Assigning IRA Holders and the Continuing IRA Holders; (vi) the Creditors’ Trust will make Distributions of Trust Interests to the Rescinding Position Holders and Holders of Allowed General Unsecured Claims; and (vii) Newco will be formed and issue the Newco Interests as provided in this Plan and the Confirmation Order, or as otherwise ordered by the Bankruptcy Court. As provided in Section 12.02, the Newco Interests may be sold by private sale or pursuant to an Auction in accordance with the KLI Plan Support Agreement. All proceeds from any sale of the Newco Interests will belong to the Position Holder Trust as seller of the Newco Interests.

Section 4.09         Distribution and Contribution of Debtors’ Assets.

On the Effective Date, the assets of the Debtors shall vest in the Reorganized Debtors and shall be Distributed by way of contributions to the Successors as follows:

(a)          LPHI shall contribute all of its assets, including Causes of Action other than any relating to Catch-Up Payments and Pre-Petition Default Amounts due to the Debtors, to the Creditors’ Trust.

Joint Plan of Reorganization	Page 22

(b)          LPIFS shall contribute (i) all of its assets, excluding its Causes of Action (other than those relating to Catch-Up Payments and Pre-Petition Default Amounts due to the Debtors, which will be contributed to the Position Holder Trust), to the Position Holder Trust, and (ii) all of its Causes of Action, other than those relating to Catch-Up Payments and Pre-Petition Default Amounts due to the Debtors, to the Creditors’ Trust.

(c)          LPI shall contribute its assets as follows:

(i)          To the Position Holder Trust, all of its Policy Related Assets, including the New IRA Note Collateral, but excluding the Pre-Petition Abandoned Positions.

(ii)         To Newco, (A) all of its furniture, fixtures and equipment relating to servicing of the Policies, and (B) the Portfolio Information License.

(iii)        To the Creditors’ Trust, all of LPI’s Causes of Action arising from, or related to, LPI’s pre-Petition business activities, other than those relating to Catch-Up Payments due to the Debtors, including any and all Avoidance Actions.

(iv)        From and after the Effective Date, legal and record title to all of the Policies included in the Policy Related Assets contributed to the Position Holder Trust shall be held by the Position Holder Trust for the benefit of all Position Holder Trust Beneficiaries (including the IRA Partnership) and all Continuing Fractional Holders, subject to the terms of this Plan, the Confirmation Order, the Position Holder Trust Agreement, the Contribution and Collateral Agreement, and the rights and obligations of Continuing IRA Holders and the Position Holder Trust under the New IRA Notes and the Contribution and Collateral Agreement.

(d)          Following completion of the Catch-Up Reconciliation, Reorganized LPI will (i) pay the Class Action Litigants’ Counsel Fees with Pre-Petition Abandoned Positions, and (ii) Distribute and contribute the remaining Pre-Petition Abandoned Positions to the Position Holder Trust.

(e)          Any Other Assets of any of the Debtors not included in one of the Distributions provided for in Sections 4.09(a) through (d) above shall be contributed to the Creditors’ Trust.

Section 4.10         Directors and Officers.

On the Effective Date, (a) the Creditors’ Trustee shall become the sole director and president of each Reorganized Debtor with all rights, powers and duties to complete the winding up of the Reorganized Debtors and to act on behalf of the Reorganized Debtors in connection with the Assigned Class Litigation and other Causes of Action; and (b) the Position Holder Trustee shall be vested with power of attorney under this Plan and the Position Holder Trust Agreement to act on behalf of the Reorganized Debtors in (i) transferring record title of the Policies to the Position Holder Trust or its designee, (ii) designating the Position Holder Trust or its designee as the beneficiary of record for all of the Policies, (iii) completing the transfer and assignment of the other Policy Related Assets as provided in this Plan, (iv) entering into all of the Plan Documents to which the Position Holder Trust is a party, and (v) taking all such other actions on behalf of the Position Holder Trust as required by this Plan and any of the Plan Documents. The Chapter 11 Trustee, as sole director of LPI and LPIFS, and all current officers of LPI and LPIFS shall resign as of the Effective Date. Resignation of the Chapter 11 Trustee as sole director shall not affect or impair the sole director’s right to seek a final ruling on any request for compensation and reimbursement of expenses made in connection with LPI or LPIFS.

Joint Plan of Reorganization	Page 23

Section 4.11         Cancellation of Existing Secured Claims.

(a)          Save and except for the Maturity Funds Liens, and except as expressly provided otherwise in this Plan, any Lien encumbering any of the Debtors’ property shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Debtor) any collateral or other property of any Debtor (or Reorganized Debtor) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

(b)          The Confirmation Order shall provide that none of the Original IRA Note Issuers held any property interest in any Fractional Interest or in any Policy, and therefore was not able to, and in fact did not, grant any Lien to any IRA Holder.

Section 4.12         Vesting of the Vested Assets.

(a)          On the Effective Date, (i) ownership of Fractional Interests held in the name of Continuing Fractional Holders shall be vested in the Continuing Fractional Holders, subject to the terms of this Plan and the Position Holder Trust Agreement; (ii) the Vested Assets shall vest in the applicable Reorganized Debtors free and clear of all Liens, save and except for the Maturity Funds Liens and the Fractional Interests outstanding after the Effective Date, which will continue as provided in this Plan; (iii) the Vested Assets shall be contributed to the Successors as part of the Reorganization Transactions provided for in this Plan, free and clear of all Liens, save and except for the Maturity Funds Liens and the Fractional Interests outstanding after the Effective Date; and (iv) the Maturity Funds Loans and the assumed contracts shall be assumed by the applicable Successors as provided in Article XIII and vest in the applicable Successor(s).

(b)          Except as otherwise set forth in this Plan, the Confirmation Order or any of the Plan Documents, from and after the Effective Date, (i) the respective Successors shall perform and pay when due liabilities under, or related to the ownership or operation of, the Vested Assets and the assumed contracts to be contributed to or assumed by each of them as provided herein and therein, and (ii) none of the Successors shall be responsible for any liabilities relating to Vested Assets contributed to, or contracts assumed by, any other Successor, or for any liabilities of any of the Debtors or Reorganized Debtors not expressly assumed by it or relating to Vested Assets contributed to it. The Reorganized Debtors and the Successors may operate free of any restrictions of the Bankruptcy Code.

Joint Plan of Reorganization	Page 24

(c)          After the Effective Date, each Successor Trustee, as applicable, may present such orders or assignments of the Bankruptcy Court, suitable for Filing in the records of every county or governmental agency where the Vested Assets are or were located, or third party by whom record title to any of the Vested Assets or custody of any of the Escrowed Funds or Maturity Funds is maintained, which provide that such property is conveyed to or vested in the Reorganized Debtors or the Successors, or is to be transferred to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement. The orders or assignments may designate all Liens, Claims, and encumbrances or other interests, which appear of record and/or from which property is being transferred and assigned. This Plan shall be conclusively deemed to be adequate notice of title to the Vested Assets and that any Lien, Claim, encumbrance, or other interest is being extinguished and no notice other than by this Plan shall be given before the presentation of such orders or assignments. Any person having a Lien, Claim, encumbrance or other interest against any Vested Asset shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Vested Assets free and clear to the Reorganized Debtors by failing to object to Confirmation, except as otherwise provided for in this Plan with regard to the Maturity Funds Liens and the Fractional Interests to be outstanding after the Effective Date; provided, however, except as otherwise set forth in this Plan, nothing herein shall be deemed to be a release of any Lien, Claim, encumbrance or other interest in or against property that is not a Vested Asset.

Section 4.13         Post-Effective Date Reconciliation.

(a)          Catch-Up Payments.

(i)          In connection with selecting between the Elections available to them as Holders of Class B-2 Claims or Class B-3 Claims, Current Position Holders will be informed whether they owe any Catch-Up Payment amount as of the Voting Record Date.

(ii)         If a Current Position Holder makes a Continuing Holder Election for a Fractional Position as to which any Catch-Up Payment is owing, (i) the Continuing Holder Election will not be effective as of the Effective Date, and the Current Position Holder will not become a Continuing Position Holder or receive a Distribution relating to the Election as of the Effective Date, and (ii) with regard to any Catch-Up Payment, the Current Position Holder will have until the Catch-Up Cutoff Date (ninety (90) days after the Effective Date) to pay the Catch-Up Payment in full to the Position Holder Trust and thereby (x) render the Election effective and (y) be eligible to receive a Distribution with respect to a Continued Position, effective as of the Effective Date.

(iii)        Irrespective of whether the Current Position Holder made an Election, if a Current Position Holder who owes a Catch-Up Payment does not pay the Catch-Up Payment in full by the Catch-Up Cutoff Date, as evidenced by the information included in the Post-Effective Adjustment Report provided to the Position Holder Trustee pursuant to the Servicing Agreement, the Current Position Holder (i) automatically will be conclusively deemed to have made the Position Holder Trust Election with respect to the Fractional Position, effective as of the Effective Date, and (ii) in exchange for the Fractional Position, will receive a Distribution of a Position Holder Trust Interest calculated as provided in Section 5.05 herein.

(iv)        If a Current Position Holder does not make any Election at all as to any Fractional Position (i.e., a non-Electing Holder), then, unless the Catch-Up Payment(s) due with respect to all of the Holder’s Fractional Positions are paid in full by the applicable due date, the Holder automatically will be deemed to have made a Position Holder Trust Election and thereby be treated as an Assigning Position Holder with respect to all of its Fractional Positions.

Joint Plan of Reorganization	Page 25

(v)         Any partial payment made by a non-Electing Holder in respect of Fractional Positions deemed contributed to the Position Holder Trust will be taken into account in determining the Holder’s Pro Rata share allocated to the Position Holder Trust Interest issued in respect of the Contributed Positions.

(b)          Outstanding Pre-Petition Defaults.

(i)          If an Investor who owes a Pre-Petition Default Amount does not pay the Pre-Petition Default Amount in full by the Effective Date, as evidenced by the information included in the Post-Effective Adjustment Report provided to the Position Holder Trustee pursuant to the Servicing Agreement, (i) the Investor automatically will be conclusively deemed to have abandoned the Fractional Position, effective as of the Subsidiary Petition Date, (ii) the Fractional Position (being a Pre-Petition Abandoned Position) will either be contributed to the Position Holder Trust or become a Class Action Litigants’ Counsel Fee Position in accordance with the terms of this Plan, and (iii) the Investor will be automatically deemed to be a Former Position Holder and shall not be entitled to a Distribution on account of the subject Pre-Petition Abandoned Position unless the defaulting Investor timely filed a Proof of Claim.

(ii)         If an Investor who owes a Pre-Petition Default Amount pays the Pre-Petition Default Amount in full by the Effective Date, the Investor will be deemed to be a Current Position Holder with respect to the subject Fractional Position, effective as of the date the Pre-Petition Default Amount is paid in full, and to be entitled to make an Election and, accordingly, entitled to a Distribution with respect to the subject Fractional Position in accordance with the Election (or, as the case may be, deemed Election).

(iii)        Any partial payment made by an Investor with respect of Fractional Positions on which Pre-Petition Default Amounts were owed will not be accepted and instead will be returned to the Investor.

(c)          Disputes. Any dispute relating to whether the Catch-Up Payment is due from any Current Position Holder or to whether a Pre-Petition Default Amount is due from any Investor as set forth in the information provided to the Investor, or whether it is in the correct amount will be resolved by the Position Holder Trustee in accordance with the authority granted to the Position Holder Trustee under this Plan.

(d)          Payment of Class Action Litigants’ Counsel Fees. Following completion of the Catch-Up Reconciliation, and in accordance with the procedures set forth in the Class Action Settlement Agreement, Reorganized LPI will (i) select from the Pre-Petition Abandoned Positions a number of Fractional Interests that represent the right to receive death benefits under Policies in an aggregate amount equal to the Class Action Litigants’ Counsel Fees, and (ii) transfer and assign those Fractional Interests (i.e., the Class Action Litigants’ Counsel Fee Positions) to the Class Action Litigants’ Counsel.

Joint Plan of Reorganization	Page 26

Section 4.14         Authorization for Reorganization Transactions.

(a)          On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, including as Reorganized Debtors, and the Successor Trustees are authorized and directed to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan or the Reorganization Transactions, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, reorganization or termination containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (iii) the filing of appropriate certificates of incorporation, merger, consolidation or termination with the appropriate governmental authorities pursuant to applicable law; and (iv) all other actions that the Debtors, including as Reorganized Debtors, or the Successor Trustees determine are necessary or appropriate, including the making of filings or recordings in connection with the Reorganization Transactions, which actions may be set forth in a Plan Supplement.

(b)          The Chapter 11 Trustee, sole director of the Subsidiary Debtors, president, or any other appropriate officer of the Debtors or, after the Effective Date, the Creditors’ Trustee on behalf of any of the Reorganized Debtors, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The secretary of the Debtors, or, after the Effective Date, of the Reorganized Debtors (or the Creditors’ Trustee on behalf of any Reorganized Debtor), shall be authorized to certify or attest to any of the foregoing actions.

Section 4.15         Preservation of Rights and Causes of Action.

(a)          Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in this Plan, or are expressly and specifically released in connection with this Plan, the Class Action Settlement, and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Bankruptcy Code section 1123(b): (i) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall be automatically preserved, reserved and transferred to the Creditors’ Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been Scheduled, listed or referred to in this Plan, the Disclosure Statement, the Plan Supplement, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (ii) the Creditors’ Trustee does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estates, or any of them: (A) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in this Plan, the Bankruptcy Schedules, the Bankruptcy SOFAs, or any other document Filed with the Bankruptcy Court; (B) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtors; and (C) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim Filed a Proof of Claim in the Chapter 11 Cases, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against this Plan, or received or retained any consideration under this Plan.

Joint Plan of Reorganization	Page 27

(b)          Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in this Plan, the Disclosure Statement, the Plan Supplement, the Bankruptcy Schedules, the Bankruptcy SOFAs or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter any Estate’s or the Creditors’ Trust’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that a Debtor has, or may have, as of the Effective Date. The Creditors’ Trustee may, subject to this Plan and the Creditors’ Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims as provided in the Creditors Trust Agreement, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the Creditors’ Trust.

Section 4.16         Employee Benefit Plans.

Effective as of the Effective Date, all Employee Benefit Plans shall be terminated in accordance with their terms and the applicable provisions of the state and federal law.

Section 4.17         Modification.

The Plan Proponents shall retain the exclusive right to amend or modify this Plan and any of the Plan Documents, and to solicit acceptances of any amendments to or modifications of this Plan or any of the Plan Documents, through and until the Catch-Up Cutoff Date.

Section 4.18         Securities Law Compliance and Private Sales.

(a)          Subject to approval by the Bankruptcy Court, the Confirmation Order shall provide that the issuance of the Trust Interests, the IRA Partnership Interests and the New IRA Notes, to the extent they involve the issuance of “securities” for purposes of the Securities Act, are entitled to the exemption from registration provided under Bankruptcy Code section 1145, for securities issued pursuant to this Plan by a Successor to the Debtors in exchange for Claims against the Debtors. In addition, again subject to approval by the Bankruptcy Court, the Confirmation Order shall provide that the terms of this Plan affirming the ownership of the Fractional Interests included in the Continued Positions, and the issuance of the Fractional Interest Certificates representing them, to the extent the Fractional Interests are “securities” for purposes of the Securities Act, shall be deemed an issuance of securities pursuant to this Plan for purposes of the exemption from registration under the Securities Act provided under Bankruptcy Code section 1145, for securities issued by a Successor to the Debtors in exchange for Claims against the Debtors.

Joint Plan of Reorganization	Page 28

(b)          After the Effective Date, sales of Continued Positions, Position Holder Trust Interests and IRA Partnership Interests shall be permitted provided sales are made in compliance with all applicable federal and state securities laws and FINRA regulations and the provisions of the Plan Documents, and the proposed seller provides Newco with a request to record the change of ownership and an opinion of counsel satisfactory to the Position Holder Trust and Newco that such sale may be made pursuant to an exemption under all applicable securities laws; provided further that none of the Position Holder Trust, the IRA Partnership and Newco shall be under any obligation, and no Continuing Position Holder or holder of any Position Holder Trust Interest or IRA Partnership Interest shall have any right to obligate the Position Holder Trust, the IRA Partnership or Newco, to file any registration statement pursuant to the Securities Act of 1933, as amended, to facilitate any sale. In connection with the Successor Entities’ compliance with the Investment Company Act of 1940, as amended, the Position Holder Trust Agreement restricts the trust from listing any of the Continued Positions or Position Holder Trust Interests on any securities exchange or taking any actions to develop a trading market for the Continued Positions or Trust Interests, and the IRA Partnership Organizational Documents contains similar restrictions with regard to IRA Partnership Interests. To avoid potential adverse tax consequences to Holders of IRA Partnership Interests, the IRA Partnership Organizational Documents will restrict any market making activities that may be conducted by any party with respect to IRA Partnership Interests, and the restrictions will be more fully described in the Plan Supplement.

(c)          To the extent required by the Securities Exchange Act of 1934, as amended, the Position Holder Trust will register Fractional Interests, New IRA Notes and Position Holder Trust Interests, and either the Position Holder Trust or the IRA Partnership will register IRA Partnership Interests, and file the required reports under that Act. If required by the Investment Company Act of 1940, as amended, the Position Holder Trust or the IRA Partnership will register as an investment company under that Act.1

(d)          With regard to any sales of Continued Positions, Position Holder Trust Interests or IRA Partnership Interests, none of the Successor Entities will act as a broker dealer in any way, and none of them will charge any commission, in connection with any transaction. Newco will either register as the transfer agent for Continued Positions, Position Holder Trust Interests and IRA Partnership Interests, or will engage a third-party transfer agent(s) to do so. Newco or the transfer agent will confirm the sale within ten (10) business days provided the above prerequisites are met, and the transfer request is accompanied by payment of reasonable transfer fees. Under the Servicing Agreement, upon request, Newco will provide a letter to a Continuing Fractional Holder that confirms such Holder’s Fractional Interest in a Policy, and identifies the date and amount of the last premium payment, or, if billed, the next premium payment.

(e)          To the extent deemed appropriate by the Plan Proponents, the process for making Elections under this Plan will include information relating to an Offer to Purchase Fractional Positions from Current Position Holders made by a third party on terms proposed by the third party. In connection with any Offer to Purchase, none of the Plan Proponents nor any of the Successor Entities will make any recommendation with regard to the Offer to Purchase, and none of them will act as a broker dealer in any way, or charge any commission or receive any other transaction based compensation, in connection with any transaction proposed or completed in connection with the Offer to Purchase. Information regarding any Offer to Purchase that has been made will be included in the Plan Supplement.

1 The Chapter 11 Trustee intends to seek no-action relief from the SEC to confirm that neither the Position Holder Trust nor the IRA Partnership is required to register under the Investment Company Act, or if such registration is required, that it can be accomplished utilizing the structure set forth in this Plan. If necessary to comply with any relief to be provided by the SEC, the organizational form of the Position Holder Trust or the IRA Partnership may have to be changed, and if so, the Chapter 11 Trustee, in consultation with the Committee, will do so in a way to preserve the economic benefits of ownership of Position Holder Trust Interests and IRA Partnership Interests to the maximum extent possible.

Joint Plan of Reorganization	Page 29

Section 4.19         Exemption from Certain Transfer Taxes.

Pursuant to Bankruptcy Code section 1146(a), the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer, including any transfers effected pursuant to the this Plan or by any of the Reorganization Transactions, provided for under this Plan, from the Debtors or the Reorganized Debtors to Newco, the Position Holder Trust, the Creditors’ Trust, or any other Person or Entity pursuant to this Plan, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the sale and/or Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 4.20         Creditors’ Trustee Closing of the Chapter 11 Cases.

When (a) the Bankruptcy Court has adjudicated all applications by Professionals for final allowance of compensation for services and reimbursement of expenses and the issuance of a Final Order for each application and the payment of all amounts payable thereunder; (b) all Disputed Claims Filed against a Debtor have become Allowed Claims or have been disallowed by Final Order or otherwise pursuant to this Plan; and (c) all appropriate Distributions of Fractional Interest Certificates, New Interests and New IRA Notes have been made or arranged to be made pursuant to this Plan, the Creditors’ Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

Article V

POSITION HOLDER TRUST and Position Holder Trustee

Section 5.01         The Creation of the Position Holder Trust.

The Position Holder Trust shall be created on the Effective Date pursuant to the Position Holder Trust Agreement for the purpose of liquidating the Position Holder Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d), as may be further set forth in the Position Holder Trust Agreement.

Section 5.02         Funding of Res of Position Holder Trust.

(a)          On the Effective Date, all of the Position Holder Trust Assets shall be transferred, assigned, and contributed, or issued, to and vested in the Position Holder Trust, and the Position Holder Trust shall be in possession of, and have title to, all the Position Holder Trust Assets. The conveyances and vesting of all Position Holder Trust Assets shall be accomplished pursuant to this Plan, the Position Holder Trust Agreement, the Plan Documents providing for the Reorganization Transactions and the Confirmation Order. The Reorganized Debtors shall convey, transfer, assign and deliver the Position Holder Trust Assets free and clear of all Liens, save and except for the Maturity Funds Liens and the Fractional Interests outstanding after the Effective Date, which will continue as provided in this Plan. The Position Holder Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyances of vested title to the Position Holder Trust. Such orders may be presented without further notice other than as has been given in this Plan.

Joint Plan of Reorganization	Page 30

(b)          Following payment of the expenses of the Creditors’ Trust, and in the event that all Allowed Claims exchanged for Trust Interests in the Creditors’ Trust are paid in full, the Position Holder Trust shall be the residual beneficiary of the Creditors’ Trust.

Section 5.03         The Position Holder Trust Agreement.

The Position Holder Trust Agreement shall conform to the terms of this Plan, and to the extent that the Position Holder Trust Agreement is inconsistent with this Plan or the Confirmation Order, the terms of this Plan or the Confirmation Order, as the case may be, shall govern.

Section 5.04         The Position Holder Trustee.

(a)          The Position Holder Trustee shall be named in the Position Holder Trust Agreement filed with the Plan Supplement.

(b)          The Position Holder Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under this Plan and the Position Holder Trust Agreement, and as otherwise provided in the Financing Order and/or the Confirmation Order. However, the Position Holder Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred before the Effective Date. The Position Holder Trustee shall be the exclusive trustee of the Position Holder Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3)(B). Matters relating to the appointment, removal and resignation of the Position Holder Trustee and the appointment of any successor Position Holder Trustee shall be set forth in the Position Holder Trust Agreement. The Position Holder Trustee shall be required to perform his or her duties as set forth in this Plan and the Position Holder Trust Agreement.

(c)          The Position Holder Trustee shall have full authority to compromise claims or settle interests with respect to the Policies without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan, the Confirmation Order, and the Position Holder Trust Agreement.

(d)          Without limiting the generality of the foregoing, or of the powers, authority and responsibilities set forth in the Position Holder Trust Agreement, the Position Holder Trustee shall have the authority and responsibility set forth in this Plan and in the Position Holder Trust Agreement, including, without limitation: (i) the payment of all premiums associated with Beneficial Ownership of the Fractional Positions contributed to the Position Holder Trust on or after the Effective Date, including Contributed Positions, and maintenance of the Premium Reserve required by the Position Holder Trust Agreement; (ii) resolving any dispute relating to whether the Catch-Up Payment due from any Current Position Holder or Pre-Petition Default Amount due from any Investor is in the correct amount; (iii) enforcing the Position Holder Trust’s rights under this Plan and the Position Holder Trust Agreement, including the Position Holder Trust’s rights in Fractional Positions abandoned or contributed, as the case may be, after the Effective Date as the result of a Payment Default; (iv) administering and enforcing the Position Holder Trust’s rights and obligations under the Servicing Agreement, the Portfolio Information License, and the Escrow Agreement, (v) appointing third party service providers to serve as record owner or beneficiary of record for any or all of the Policies, and (vi) evaluating Distressed Policies after the Effective Date to determine whether the Position Holder Trustee should exercise the rights provided under Section 12.09 of this Plan and the terms of the Position Holder Trust Agreement.

Joint Plan of Reorganization	Page 31

Section 5.05         Position Holder Trust Beneficiaries.

The beneficiaries of the Position Holder Trust shall be (i) the Assigning Fractional Holders and the Continuing Fractional Holders entitled to receive Position Holder Trust Interests pursuant to this Plan and the Position Holder Trust Agreement, and (ii) the IRA Partnership with regard to all Position Holder Trust Interests it is entitled to receive pursuant to this Plan and the Position Holder Trust Agreement. The Position Holder Trust Interest received by each Assigning Fractional Holder, each Continuing Fractional Holder and the IRA Partnership with respect to each Contributed Position shall be calculated relative to the Allowed Claim amount for the Contributed Position in respect of which the Position Holder Trust Interest is to be issued (including Position Holder Trust Interests to be issued to the IRA Partnership in respect of Position Holder Trust Elections and Continuing Holder Elections made by individuals who own the IRA Holders), subject to adjustment as set forth below, and the Pro Rata beneficial interest represented by each Position Holder Trust Interest shall be calculated as set forth in this Section 5.05.

(a)          The beneficial interest represented by each Position Holder Trust Interest issued on the Effective Date, or effective as of the Effective Date as the result of a deemed Position Holder Trust Election for failure to pay any Catch-Up Payment, shall be determined as follows:

(i)          For each Fractional Position as to which a Position Holder Trust Election is made, an Assigning Fractional Holder who does not owe any Catch-Up Payment with regard to the Contributed Position (or the IRA Partnership with regard to an IRA Note as to which a Position Holder Trust Election is made by an Assigning IRA Holder who does not owe any Catch-Up Payment with regard to the Contributed Position) will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (A) the Assigning Position Holder’s full Allowed Claim amount for the position and (B) the Allowed Claim amounts for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests;

(ii)         For each Fractional Position as to which a Position Holder Trust Election is made, an Assigning Fractional Holder who owes a Catch-Up Payment with regard to the Contributed Position (or the IRA Partnership with regard to an IRA Note as to which a Position Holder Trust Election is made by an Assigning IRA Holder who owes a Catch-Up Payment with regard to the Contributed Position) will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (A) (I) the Assigning Position Holder’s Allowed Claim amount for the position minus (II) the Catch-Up Payment, and (B) the Allowed Claim amounts (adjusted for Catch-Up Payments due) for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests; and

Joint Plan of Reorganization	Page 32

(iii)        For each Continuing Fractional Holder entitled to receive a Position Holder Trust Interest in exchange for a Continuing Position Holder Contribution (and each Position Holder Trust Interest the IRA Partnership is entitled to receive in exchange for a Continuing Position Holder Contribution made by a Continuing IRA Holder), the Continuing Fractional Holder (or the IRA Partnership) will receive a Position Holder Trust Interest that represents a beneficial interest entitled to receive a Pro Rata share of all distributions by the Position Holder Trust, with the Pro Rata share calculated based on (i) 5% of the Continuing Position Holder’s full Allowed Claim amount for the position with respect to which the Continuing Position Holder Contribution was made, and (ii) the Allowed Claim amounts for all Position Holder Trust Interests to be outstanding following the issuance of the Position Holder Trust Interest, subject to adjustment for subsequent issuances of Position Holder Trust Interests.

(b)          The Pro Rata share for the Position Holder Trust Interest received by any Continuing Fractional Holder deemed to have made the Position Holder Trust Election and become an Assigning Fractional Holder as a result of a Payment Default after the Effective Date will be initially calculated as provided in Section 5.05(a)(ii) (using the amount of the Payment Default instead of the Catch-Up Payment), and then adjusted to:

(i)          Reduce the Allowed Claim amount for the Contributed Position by an amount equal to (A) 20% multiplied by (B) the Allowed Claim amount for the position to which the Payment Default relates;

(ii)         Exclude any share of income realized by the Position Holder Trust prior to the date of the deemed Position Holder Trust Election (and all distributions and Premium Reserves or other reserves resulting from or relating to such income); and

(iii)        Subordinate the right of the Position Holder Trust Interest to share in any distributions made by the Position Holder Trust out of distributions received by the Position Holder Trust as the residual beneficiary of the Creditors’ Trust, until all Assigning Fractional Holders, and the IRA Partnership as to all Assigning IRA Holders, as of the Effective Date have received distributions from the Position Holder Trust in an amount equal to the amount of their full Allowed Claim.

(iv)        This Section 5.05(b) shall not apply to a Current Position Holder who owes a Catch-Up Payment as of the Effective Date and does not pay the amount due by the Catch-Up Cutoff Date, and in such case, the Current Position Holder will be treated as an Assigning Position Holder as of the Effective Date as provided in Section 5.05(a)(ii) above.

(c)          For each Continuing IRA Holder entitled to a New IRA Note in exchange for the remainder of a Contributed Position that is not a Continuing Position Holder Contribution, the Continuing IRA Holder will receive a New IRA Note issued by the Position Holder Trust in exchange for the Allowed Claims contributed to the Position Holder Trust by the Continuing IRA Holders with respect to the Fractional Positions that were Contributed Positions other than Continuing Position Holder Contributions.

Joint Plan of Reorganization	Page 33

(d)          As provided in the Position Holder Trust Agreement, Position Holder Trust Interests will be expressed in “Units” of beneficial interest in the Position Holder Trust represented by certificates, and the Units represented by each certificate will be used to determine the Pro Rata share to which the certificate holder is entitled based on the number of Units represented by the certificate and the total number of Units outstanding as of the date of the certificate’s issuance and from time to time thereafter. Position Holder Trust Interest certificates will bear restrictive legends as provided elsewhere in this Plan.

Section 5.06         Position Holder Trust Reserves.

Following the Effective Date of the Plan, the Position Holder Trust shall establish and maintain Premium Reserves as provided in this Plan and the Position Holder Trust Agreement. In addition, the Position Holder Trust shall establish such other reserves as required or permitted by the Position Holder Trust Agreement or the Confirmation Order.

Section 5.07         Position Holder Trust Taxes.

(a)          The Position Holder Trustee will file all federal income tax returns for the Position Holder Trust as a grantor trust pursuant to Internal Revenue Code Section 671 and Treasury Regulations Section 1.671-4(a).

(b)          The Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) will be contributed to the Position Holder Trust for the benefit of the Position Holder Trust Beneficiaries (including the IRA Partnership), and such beneficiaries will receive Position Holder Trust Interests in exchange for their Allowed Claims, as set forth in Section 5.05. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Position Holder Trustee and the Position Holder Trust Beneficiaries, including the IRA Partnership) will treat the transfer and assignment to the Position Holder Trust of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) as (a) a transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) directly to the Position Holder Trust Beneficiaries (including the IRA Partnership) in satisfaction of their Allowed Claims (including the Allowed Claims contributed to the IRA Partnership) followed by (b) the extinguishment of the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest in the Position Holder Trust (including the IRA Partnership) and (c) the transfer of the Position Holder Trust Assets by the Position Holder Trust Beneficiaries to the Position Holder Trust in exchange for Position Holder Trust Interests. The deemed transfer of the Position Holder Trust Assets and the portion of the Maturity Funds Facility attributable to the Assigning Position Holders and the Continuing Position Holders with respect to their interest(s) in the Position Holder Trust (including the IRA Partnership) directly to the Position Holder Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange.  The Position Holder Trust Assets will be valued based on the Allowed Claim amounts. All parties to the Position Holder Trust (including, without limitation, the Debtors, the Successor Entities and all holders of Position Holder Trust Interests and IRA Partnership Interests) should consistently use such valuation for all U.S. federal income tax purposes.

Joint Plan of Reorganization	Page 34

(c)          The Position Holder Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The beneficiaries of the Position Holder Trust will be treated as the grantors and owners of their Pro Rata portion of the Position Holder Trust Assets for federal income tax purposes. All of the income of the Position Holder Trust will be treated as subject to tax on a current basis.  The Position Holder Trust will not pay tax. The Position Holder Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually and attach a separate statement to that form, and issue such statement to each beneficiary of the Position Holder Trust (or the appropriate middleman), separately stating such beneficiary’s Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to an IRA custodian or other middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Position Holder Trust will be required to include its Pro Rata portion of the Position Holder Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Section 5.08         Liability; Indemnification.

The Position Holder Trustee shall not be liable for any act or omission taken or omitted to be taken in the capacity of Position Holder Trustee, other than acts or omissions resulting from such Person's willful misconduct, gross negligence or fraud. The Position Holder Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Position Holder Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Position Holder Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Position Holder Trust shall indemnify and hold harmless the Position Holder Trustee and his or her agents, representatives, professionals, and employees from and against and in respect of any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Position Holder Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons or Entities for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Joint Plan of Reorganization	Page 35

Section 5.09         Termination.

The duties, responsibilities and powers of the Position Holder Trust shall terminate after all Position Holder Trust Assets have been fully realized, resolved, abandoned or liquidated and the Position Holder Trust Assets have been distributed in accordance with this Plan and the Position Holder Trust Agreement, and the Reorganized Debtors have been liquidated and their corporate existence terminated; provided, however, except in the circumstances set forth below, the Position Holder Trust shall terminate no later than ten years after the Effective Date. If warranted by the facts and circumstances provided for in this Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Position Holder Trust, the term of the Position Holder Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Position Holder Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Position Holder Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed five years, based on the particular circumstances at issue. Each such extension must be approved by the Bankruptcy Court not more than six months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Position Holder Trust. Upon the occurrence of the termination of the Position Holder Trust, the Position Holder Trustee shall File with the Bankruptcy Court, a report thereof, seeking to be discharged from his duties.

Article VI

CREDITORS’ TRUST AND CREDITORS’ TRUSTEE

Section 6.01         The Creation of the Creditors’ Trust.

The Creditors’ Trust shall be created on the Effective Date pursuant to the Creditors’ Trust Agreement for the purpose of liquidating the Creditors’ Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d), as may be further set forth in the Creditors’ Trust Agreement.

Section 6.02         Funding of Res of Creditors’ Trust.

(a)          On the Effective Date, all of the Creditors’ Trust Assets shall be transferred, assigned, and contributed to, and vested in, the Creditors’ Trust, and the Creditors’ Trust shall be in possession of, and have title to, all the Creditors’ Trust Assets. The conveyances and vesting of all Creditors’ Trust Assets shall be accomplished pursuant to this Plan, the Class Action Settlement Agreement, the Financing Order and the Confirmation Order or any other order of the Bankruptcy Court. The Debtors and the Assigning Class Parties shall convey, transfer, assign and deliver the Creditors’ Trust Assets free and clear of all Liens, Claims, encumbrances and Interests (including rights of set off). The Creditors’ Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Creditors’ Trust. Such orders may be presented without further notice other than as has been given in this Plan.

(b)          The Creditors’ Trust shall receive from the Position Holder Trust Cash contributions paid over time and/or interest-bearing financing in an amount necessary to adequately capitalize the Creditors’ Trust, including (i) litigation costs and (ii) such other amounts as are reasonably necessary to compensate the Creditors’ Trust for its constituency’s share of the value of the Policy Related Assets and LPI’s contributions of assets to Newco, including its rights and assets needed to service the Policies, as set forth in the Plan Supplement.

Section 6.03         The Creditors’ Trust Agreement.

The Creditors’ Trust Agreement shall conform to the terms of this Plan, and to the extent that the Creditors’ Trust Agreement is inconsistent with this Plan or the Confirmation Order, the terms of this Plan or the Confirmation Order shall govern.

Joint Plan of Reorganization	Page 36

Section 6.04         The Creditors’ Trustee.

(a)          The Creditors’ Trustee shall be named in the Creditors’ Trust Agreement filed in the Plan Supplement.

(b)          The Creditors’ Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under this Plan and the Creditors’ Trust Agreement, and as otherwise provided in the Financing Order, the Confirmation Order or any other order of the Bankruptcy Court. Specifically, after the Confirmation Date, the Creditors’ Trustee shall review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims . The Creditors’ Trustee shall be the exclusive trustee of the Creditors’ Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3)(B). Matters relating to the appointment, removal and resignation of the Creditors’ Trustee and the appointment of any successor Creditors’ Trustee shall be set forth in the Creditors’ Trust Agreement. The Creditors’ Trustee shall be required to perform his or her duties as set forth in this Plan and the Creditors’ Trust Agreement.

Section 6.05         Creditors’ Trust Beneficiaries

(a)          The beneficiaries of the Creditors’ Trust shall include all Holders of Allowed Claims as General Unsecured Creditors, Rescinding Position Holders, Former Position Holders, Willingham MDL Investors (as described in Section 4.03 hereof) or other creditors of the Debtors, other than (i) the Continuing Position Holders and (ii) the Assigning Position Holders. The beneficial interests of each beneficiary of the Creditors’ Trust shall be calculated Pro Rata relative to their Allowed Claim amounts.

(b)          Following payment of the expenses of the Creditors’ Trust, and in the event that Allowed Claims of all Holders of Creditors’ Trust Interests (other than the SEC) are paid in full, the Position Holder Trust shall be the initial residual beneficiary of the Creditors’ Trust Assets and proceeds of same. In the event that Allowed Claims of all Holders of Position Holder Trust Interests are paid in full, the SEC shall be entitled to receive distributions form the Creditors’ Trust with respect to its Allowed Claim Amount, as the secondary residual beneficiary of the Creditors’ Trust. In the event that the SEC’s Allowed Claim is paid in full, the Position Holder Trust shall be the final residual beneficiary of the Creditors’ Trust.

(c)          Qualified Plan Holders are not permitted to be beneficiaries of the Creditors’ Trust.

Section 6.06         Creditors’ Trust Reserves.

Following the Effective Date of the Plan, the Creditors’ Trust shall establish such reserves as required or permitted by the Creditors’ Trust Agreement or Section 6.02 of this Plan.

Section 6.07         Creditors’ Trust Taxes.

(a)          The Creditors’ Trustee will file all federal income tax returns for the Creditors’ Trust as a grantor trust pursuant to Internal Revenue Code Section 671 and Treasury Regulations Section 1.671-4(a).

Joint Plan of Reorganization	Page 37

(b)          The Creditors’ Trust Assets will be contributed to the Creditors’ Trust for the benefit of the Creditors’ Trust Beneficiaries, and such beneficiaries will receive Creditors’ Trust Interests in exchange for their Allowed Claims, as set forth in Section 6.05. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the Creditors’ Trustee and the Creditors’ Trust Beneficiaries) will treat the transfer and assignment to the Creditors’ Trust of the Creditors’ Trust Assets as (a) a transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims followed by (b) the transfer of the Creditors’ Trust Assets by the Creditors’ Trust Beneficiaries to the Creditors’ Trust in exchange for Creditors’ Trust Interests. The deemed transfer of the Creditors’ Trust Assets directly to the Creditors’ Trust Beneficiaries in satisfaction of their Allowed Claims will be a taxable exchange.  The Creditors’ Trust Assets will be valued based on the Allowed Claim amounts. All parties to the Creditors’ Trust (including, without limitation, the Debtors and the holders of Creditors’ Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes

(c)          The Creditors’ Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The beneficiaries of the Creditors’ Trust will be treated as the grantors and owners of their Pro Rata portion of the Creditors’ Trust Assets for federal income tax purposes. All of the income of the Creditors’ Trust will be treated as subject to tax on a current basis.  The Creditors’ Trust will not pay tax. The Creditors’ Trustee will file a blank IRS Form 1041, “U.S. Income Tax Return for Estates and Trusts,” annually and attach a separate statement to that form, and issue such statement to each beneficiary of the Creditors’ Trust (or the appropriate middleman), separately stating such beneficiary’s Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit. If the grantor statement is issued to an IRA custodian or other middleman, such person is required to issue the grantor statement to the beneficiary. Each beneficiary of the Creditors’ Trust will be required to include its Pro Rata portion of the Creditors’ Trust’s items of income, gain, loss, deduction, and credit in computing its taxable income and pay any tax due.

Section 6.08         Liability; Indemnification.

The Creditors’ Trustee shall not be liable for any act or omission taken or omitted to be taken in their capacity as the Creditors’ Trustee, other than acts or omissions resulting from such Person's willful misconduct, gross negligence or fraud. The Creditors’ Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Creditors’ Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Creditors’ Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Creditors’ Trust shall indemnify and hold harmless the Creditors’ Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Creditors’ Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons or Entities for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Joint Plan of Reorganization	Page 38

Section 6.09         Termination.

The duties, responsibilities and powers of the Creditors’ Trust shall terminate after all Creditors’ Trust Assets have been fully resolved, abandoned or liquidated and the Creditors’ Trust Assets have been distributed in accordance with this Plan and the Creditors’ Trust Agreement, and the Reorganized Debtors have been liquidated and their corporate existence terminated; provided, however, except in the circumstances set forth below, the Creditors’ Trust shall terminate no later than five years after the Effective Date. If warranted by the facts and circumstances provided for in this Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Creditors’ Trust, the term of the Creditors’ Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Creditors’ Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Creditors’ Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed five years, based on the particular circumstances at issue. Each such extension must be approved by the Bankruptcy Court no more than six months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Creditors’ Trust. Upon the occurrence of the termination of the Creditors’ Trust, the Creditors’ Trustee shall File with the Bankruptcy Court, a report thereof, seeking to be discharged from his duties.

Article VII

IRA Partnership

Section 7.01         Formation of IRA Partnership.

On or before the Effective Date, the IRA Partnership shall be formed as part of the Reorganization Transactions as a Texas limited liability company to (a) receive a Position Holder Trust Interest as provided in this Plan, and (b) issue IRA Partnership Interests to be Distributed to Continuing IRA Holders and Assigning IRA Holders as provided in this Plan. The Assigning IRA Holders will contribute their Allowed Claims related to their Contributed Positions, including any attributable right to Maturity Funds in escrow and repayment of Maturity Funds Loans, to the IRA Partnership in exchange for IRA Partnership Interests. The Continuing IRA Holders will contribute the Allowed Claims attributable to Continuing Position Holder Contributions, including any attributable right to Maturity Funds in escrow and repayment of Maturity Funds Loans, to the IRA Partnership in exchange for IRA Partnership Interests. The remainder of the Allowed Claims attributable to the Continuing IRA Holders’ remaining Contributed Positions will be contributed to the Position Holder Trust in exchange for New IRA Notes, as discussed in Section 5.04.

Section 7.02         Ownership.

(a)          The IRA Partnership Interests shall be issued to the IRA Holders entitled to receive Distributions of IRA Partnership Interests pursuant to this Plan.

Section 7.03         Governance and Management.

The form, management, and oversight of the IRA Partnership shall be set forth in the IRA Partnership Organizational Documents for the IRA Partnership to be provided in the Plan Supplement. The Plan Proponents shall make all determinations with respect to employment of any managers, directors and officers of the IRA Partnership as of the Effective Date. The initial manager(s) of the IRA Partnership shall be named in the IRA Partnership Organizational Documents to be provided in the Plan Supplement. Thereafter, the manager(s), director(s) and officers of the IRA Partnership will be elected or appointed in accordance with the IRA Partnership Organizational Documents..

Joint Plan of Reorganization	Page 39

Section 7.04         Holders of IRA Partnership Interests.

The holders of the IRA Partnership Interests shall be the Assigning IRA Holders and the Continuing IRA Holders entitled to receive IRA Partnership Interests pursuant to this Plan and the IRA Partnership Organizational Documents. The IRA Partnership Interest received by each Assigning IRA Holder and each Continuing IRA Holder with respect to each Contributed Position shall be calculated relative to their Allowed Claim amount for the Contributed Positions in respect of which the IRA Partnership Interest is to be issued, subject to adjustment as set forth below, and the Pro Rata partnership interest represented by each IRA Partnership Interest shall be calculated as set forth in this Section 7.04.

(a)          The partnership interest represented by each IRA Partnership Interest issued on the Effective Date, or effective as of the Effective Date as the result of a deemed Position Holder Trust Election for failure to pay any Catch-Up Payment, shall be determined as follows:

(i)          For each IRA Note as to which a Position Holder Trust Election is made, an Assigning IRA Holder who does not owe any Catch-Up Payment with regard to the Contributed Position will receive an IRA Partnership Interest that represents a partnership interest entitled to receive a Pro Rata share of all distributions by the IRA Partnership, with the Pro Rata share calculated based on (i) the Assigning IRA Holder’s full Allowed Claim amount for the position and (ii) the Allowed Claim amounts for all IRA Partnership Interests to be outstanding following the issuance of the IRA Partnership Interest, subject to adjustment for subsequent issuances of IRA Partnership Interests;

(ii)         For each IRA Note as to which a Position Holder Trust Election is made, an Assigning IRA Holder who owes a Catch-Up Payment with regard to the Contributed Position will receive an IRA Partnership Interest that represents a partnership interest entitled to receive a Pro Rata share of all distributions by the IRA Partnership, with the Pro Rata share calculated based on (A) (I) the Assigning Position Holder’s Allowed Claim amount for the position minus (II) the Catch-Up Payment, and (B) the Allowed Claim amounts (adjusted for Catch-Up Payments due) for all IRA Partnership Interests to be outstanding following the issuance of the IRA Partnership Interest, subject to adjustment for subsequent issuances of IRA Partnership Interests; and

(iii)        For each Continuing IRA Holder entitled to receive an IRA Partnership Interest in exchange for a Continuing Position Holder Contribution, the Continuing IRA Holder will receive an IRA Partnership Interest that represents a partnership interest entitled to receive a Pro Rata share of all distributions by the IRA Partnership, with the Pro Rata share calculated based on (i) 5% of the Continuing IRA Holder’s full Allowed Claim amount for the position with respect to which the Continuing Position Holder Contribution was made, and (ii) the Allowed Claim amounts for all IRA Partnership Interests to be outstanding following the issuance of the IRA Partnership Interest, subject to adjustment for subsequent issuances of IRA Partnership Interests.

Joint Plan of Reorganization	Page 40

(b)          As provided in the IRA Partnership Organizational Documents, IRA Partnership Interests will be expressed in “Units” of partnership interest in the IRA Partnership represented by certificates, and the Units represented by each certificate will be used to determine the Pro Rata share to which the certificate holder is entitled based on the number of Units represented by the certificate and the total number of Units outstanding as of the date of the certificate’s issuance and from time to time thereafter.

Section 7.05         IRA Partnership Taxes.

(a)          The IRA Partnership will file all federal, state and local income tax returns pursuant to the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

For federal income tax purposes, the IRA Partnership shall be treated as being formed (i) with contributions of the Allowed Claims and related rights and obligations to Maturity Funds in escrow and the repayment of Maturity Funds Loans by the Assigning IRA Holders in exchange for IRA Partnership Interests; and (ii) the contribution by the Continuing IRA Holders of the portion of their Allowed Claims attributable to their Continuing Position Holder Contributions and related rights and obligations to Maturity Funds in escrow and repayment of Maturity Funds Loans related to their Continuing Position Holder Contribution in exchange for IRA Partnership Interests. The Assigning IRA Holders will contribute 100% and Continuing IRA Holders will contribute 5% of their Allowed Claims to the IRA Partnership upon formation. For all federal income tax purposes, all Persons and Entities (including, without limitation, the Reorganized Debtors, the manager of the IRA Partnership and the holders of IRA Partnership Interests) must treat the transfer and assignment of the Allowed Claims to the IRA Partnership by the Assigning IRA Holders and Continuing IRA Holders as (i) a nontaxable partner contribution of the Allowed Claims of the Assigning IRA Holders, including any attributable rights and obligations to Maturity Funds in escrow and repayment of Maturity Funds Loans, to the IRA Partnership in exchange for IRA Partnership Interests, and (ii) a nontaxable partner contribution by the Continuing IRA Holders of 5% of their Allowed Claims, including any attributable rights and obligations to Maturity Funds in escrow and repayment of Maturity Funds Loans, to the IRA Partnership in exchange for IRA Partnership Interests.

(b)          The Reorganized Debtors will be treated as contributing all of the Fractional Positions of IRA Holders as to which a Position Holder Trust Election has been made and the Fractional Positions relating to the Continuing Position Holder Contribution for which a Continuing Holder Election has been made, along with any related Escrowed Funds and Maturity Funds, to the IRA Partnership as of the Effective Date, in satisfaction of the Allowed Claims contributed to the IRA Partnership. The IRA Partnership will then be treated as transferring such Fractional Positions to the Position Holder Trust in exchange for Position Holder Trust Interests. The deemed transfer by the Reorganized Debtors of the Fractional Positions attributable to IRA Holders as to which a Position Holder Trust Election or a Continuing Holder Election has been made in satisfaction of the Allowed Claims held by the IRA Partnership will be a taxable exchange.

Joint Plan of Reorganization	Page 41

(c)          The IRA Partnership will be treated as a partnership for federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The IRA Partnership Interest holders will be treated as partners of the IRA Partnership to the extent of their Pro Rata partnership interests in the IRA Partnership for federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The IRA Partnership will not pay tax but the IRA Partnership will file IRS Form 1065, “U.S. Return of Partnership Income,” annually and issue a “Schedule K-1, Partner’s Share of Income, Deductions, Credits, etc.” to each interest holder of the IRA Partnership.  The K-1s will separately state the IRA Partnership’s items of income, gain, loss, deduction, and credit because they may impact the interest holders’ tax liabilities differently. Under the Internal Revenue Code, the holders of IRA Partnership Interests will be required to take into consideration their share of the IRA Partnership’s income, gain, deduction, or loss reported to them on their Schedule K-1 in filling out their individual tax returns and pay any tax due.

Section 7.06         Liability; Indemnification.

The manager(s) of the IRA Partnership shall not be liable for any act or omission taken or omitted to be taken in their capacity as managers, other than acts or omissions resulting from such Person's willful misconduct, gross negligence or fraud. Any manager may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, a manager shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the manager unless such determination is based on willful misconduct, gross negligence or fraud. The IRA Partnership shall indemnify and hold harmless each manager and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the IRA Partnership or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons or Entities for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Section 7.07         Termination.

The duties, responsibilities and powers of the IRA Partnership shall terminate after all IRA Partnership assets, including the interests in the Position Holder Trust, have been liquidated and all of the proceeds of the Position Holder Trust Assets have been distributed in accordance with the Position Holder Trust Agreement. At that time, the manager shall take appropriate actions to terminate the existence of the IRA Partnership.

Joint Plan of Reorganization	Page 42

Article VIII

TRUSTEE AND MANAGER COMPENSATION AND EXPENSES

Section 8.01         Discharge of the Chapter 11 Trustee from Duties.

The Chapter 11 Trustee shall be discharged from his duties in these Chapter 11 Cases upon transfer of all LPHI assets as set forth herein, as evidenced by the filing of a notice of substantial consummation to be filed in the LPHI Chapter 11 Case. The Chapter 11 Trustee, upon discharge, shall cancel his trustee bond.

Discharge of the Chapter 11 Trustee shall not affect or impair the Chapter 11 Trustee’s right to seek a final ruling on any request for statutory compensation made in connection with each of the Chapter 11 Cases.

Section 8.02         Compensation of the Successor Trustees and Managers.

The compensation of each Successor Trustee and manager, on a post-Effective Date basis, shall be disclosed in the respective Trust Agreements or IRA Partnership Organizational Documents. The payment of the fees and expenses of each Successor Trustee and each manager and any professionals they have retained shall be made by the applicable Trust or the IRA Partnership in accordance with the provisions of this Plan and the applicable Trust Agreement.

Section 8.03         Successor Trustee and Manager Expenses.

All costs, expenses and obligations incurred by the Successor Trustees in administering this Plan and the Successor Trusts, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred. Reimbursement of expenses of managers shall be disclosed in the IRA Partnership Organizational Documents.

Section 8.04         Retention of Professionals.

The Successor Trustees shall have the right to retain the services of attorneys, accountants, and other professionals that, in their direction, are necessary to assist them in the performance of their duties. Professionals of, among others, the Debtors, shall be eligible for retention by the Successor Trustees or the IRA Partnership on a special counsel basis, and former employees of the Debtors shall be eligible for retention by the Successor Entities and the Successor Trustees; provided, however, none of the Successor Entities and the Successor Trustees shall hire Brian Pardo, Scott Peden, or any other Person or Entity named as a defendant in the Class Action Lawsuits, the Willingham MDL or any litigation or Cause of Action filed by the Chapter 11 Trustee or any of the Debtors prior to the Effective Date.

Section 8.05         Payment of Professional Fees.

The reasonable fees and expenses of such professionals shall be paid by the respective Trust or the IRA Partnership upon the monthly submission of statements to the respective Trustee or manager(s) or as provided by their retention agreement. The payment of the reasonable fees and expenses of the respective retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise provided in this Plan. Without limiting the generality of the foregoing, and except as otherwise set forth in this Plan, the Successor Entities may, without application to or approval by the Bankruptcy Court, pay fees that each incurs after the Effective Date for professional fees and expenses.

Joint Plan of Reorganization	Page 43

Article IX

committees

Section 9.01         Dissolution of the Committee.

The Committee shall continue in existence through the Effective Date to exercise those powers and perform those duties specified in Bankruptcy Code section 1103. Unless otherwise ordered by the Bankruptcy Court, on the Effective Date, (a) the Committee shall be dissolved and their members shall be released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases, this Plan and the implementation of the same and (b) the retention or employment of the Committee’s Professionals and other agents shall terminate.

Section 9.02         Creation of Position Holder Trust Advisory Committee.

On the Effective Date, the Position Holder Trust Advisory Committee shall be formed pursuant to the Position Holder Trust Agreement and constituted of those Persons or Entities, including certain Continuing Position Holders to be designated by the Plan Proponents, and approved by the Bankruptcy Court, before the conclusion of the Confirmation Hearing. A list of the proposed members of the Position Holder Trust Advisory Committee shall be included in the Plan Supplement.

Section 9.03         Creation of Creditors’ Trust Advisory Committee.

On the Effective Date, the Creditors’ Trust Advisory Committee shall be formed pursuant to the Creditors’ Trust Agreement and constituted of those Persons to be designated by the Plan Proponents, and approved by the Bankruptcy Court, before the conclusion of the Confirmation Hearing. A list of the proposed members of the Creditors’ Trust Advisory Committee shall be included in the Plan Supplement.

Section 9.04         Creation of IRA Partnership Advisory Committee.

On the Effective Date, the IRA Partnership Advisory Committee shall be formed pursuant to the IRA Partnership Organizational Documents and constituted of those Persons to be designated by the Plan Proponents, and approved by the Bankruptcy Court, before the conclusion of the Confirmation Hearing. A list of the proposed members of the IRA Partnership Advisory Committee shall be included in the Plan Supplement.

Section 9.05         Procedures.

The Successor Trust Agreements and the IRA Partnership Organizational Documents each shall provide for the governance of the Successor Entity’s Advisory Committee.

Joint Plan of Reorganization	Page 44

Section 9.06         Function, Duties, Responsibilities, Duration

(a)          The function, duties, responsibilities, and duration of the Position Holder Trust Advisory Committee shall be set forth in the Position Holder Trust Agreement.

(b)           The function, duties, responsibilities, and duration of the Creditors’ Trust Advisory Committee shall be set forth in the Creditors’ Trust Agreement.

(c)          The function, duties, responsibilities, and duration of the IRA Partnership Advisory Committee shall be set forth in the IRA Partnership Organizational Documents.

Section 9.07         Liability; Indemnification

(a)          None of the Advisory Committees, nor any of their members, or designees, nor any duly designated agent or representative of any Advisory Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Advisory Committee, nor shall any member of the Advisory Committees be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Advisory Committees, other than acts or omissions resulting from such member’s willful misconduct, gross negligence or fraud. Each of the Advisory Committees may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with attorneys, accountants, and its agents, and no member of any Advisory Committee shall be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals.

(b)          Notwithstanding such authority, the Advisory Committees shall be under no obligation to consult with attorneys, accountants or agents, and a determination to not do so shall not result in the imposition of liability on any Advisory Committee, or its members and/or designees, unless such determination is based on willful misconduct, gross negligence or fraud.

(c)          The respective Successor Entity shall indemnify and hold harmless its Advisory Committee and its members, designees, and Professionals, and any duly designated agent or representative thereof (in their capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions with respect to the respective Successor Entity or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Article X

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 10.01         Timing and Delivery of Distributions by Successor Entities.

The Successor Trust Agreements and the IRA Partnership Organizational Documents shall govern distributions by the Successor Entities and shall include the terms of this Article X and other relevant provisions of this Plan. The payment of distributions under the Successor Trust Agreements shall be made in the ordinary course of business under those agreements and shall not be subject to the approval of the Bankruptcy Court.

Joint Plan of Reorganization	Page 45

Section 10.02         Method of Cash Distributions.

Any Cash payment to be made pursuant to this Plan or one of the Successor Trust Agreements may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the discretion of the Successor Trustees, in consultation with the relevant Trust Committee.

Section 10.03         Failure to Negotiate Checks.

Checks issued in respect of distributions under this Plan or by one of the Successor Entities shall be null and void if not negotiated within sixty (60) days after the date of issuance. The Successor Trustees shall hold any amounts returned in respect of such non-negotiated checks. The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Successor Trustees. All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the applicable Successor Trustee.

Section 10.04         Fractional Dollars

Notwithstanding any other provision of this Plan, Cash Distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 10.03 of this Plan.

Section 10.05         Compliance with Tax Requirements.

Each Ballot will be accompanied by a request for a tax certificate (Form W-8 or W-9) from each Current Position Holder.  Each of the Successor Trustees and Newco shall withhold from distributions if such tax certificate is not provided or as otherwise required by law.

Section 10.06         De Minimis Distributions.

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim. Any distribution under $25 shall remain in the applicable Successor Trust, and shall be distributed pursuant to the terms of the Plan or applicable Successor Trust Agreement.

Joint Plan of Reorganization	Page 46

Section 10.07         Setoffs.

Except for any Claim that is Allowed in an amount set forth in this Plan, the Debtors or the Creditors’ Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Estate or a Debtor may have against the Holder of any Claim, but neither the failure to do so nor the allowance of any such Claims, whether pursuant to this Plan or otherwise, shall constitute a waiver or release by any Debtor of any such claims the Debtor may have against such Holder of any Claim, and all such claims shall be reserved for and retained by the applicable Successor Trustee.

Section 10.08         Distribution Record Date.

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of this Plan, there shall be no further changes in the record holders of such Claims. The Creditors’ Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

Article XI

RESERVES ADMINISTERED BY THE SUCCESSOR ENTITIES

Section 11.01         Establishment of Reserve Accounts, Other Assets and Beneficiaries.

The Successor Trustees shall each have authority to establish such Distribution Reserve Accounts (which, notwithstanding anything to the contrary contained in this Plan, may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each the Successor Trustee) as may be provided for in the respective Successor Trust Agreements.

Section 11.02         Undeliverable Distribution Reserve.

(a)          Deposits. If a distribution to any Holder of an Allowed Claim is returned to the Creditors’ Trustee as undeliverable or is otherwise unclaimed, such distribution shall be deposited in an Undeliverable Distribution Reserve account for the benefit of such Holder until such time as such distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with Section 10.03, Section 10.05, and Section 11.02(b) of this Plan. Such accounts may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each of the Successor Trustees.

Joint Plan of Reorganization	Page 47

(b)          Forfeiture. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one year after the first distribution is made to such Holder shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for the undeliverable or unclaimed distribution against any Debtor, any Estate, any of the Successor Entities, Successor Trustees, managers, or their respective properties or assets. In such cases, any Cash or other property held by any of the Successor Entities in the Undeliverable Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions, including the interest that has accrued on such undeliverable or unclaimed distribution while in the Undeliverable Distribution Reserve, shall become Unclaimed Property, notwithstanding any federal or state escheat laws to the contrary and shall be available for immediate distribution by the respective Successor Trustee Trust according to this Plan.

(c)          Disclaimer. Each of the Successor Trustees or managers and his or her respective agents and attorneys are under no duty to take any action to either (i) attempt to locate any Claim Holder, or (ii) obtain an executed Internal Revenue Service Form W-9 or other form required by law from any Claim Holder.

Article XII

ONGOING SERVICING FOR POLICIES

Section 12.01         Creation of Newco.

On or before the Effective Date, Newco shall be formed as part of the Reorganization Transactions as a Texas limited liability company to (a) receive the assets to be contributed to Newco by LPI and LPIFS as provided in this Plan and enter into the Portfolio Information License with the Position Holder Trust, and (b) from and after the Effective Date, service the Policies and provide the other services to and for the benefit of the Continuing Position Holders, the Position Holder Trust and the IRA Partnership as provided in the Servicing Agreement among Newco, the Position Holder Trust and the IRA Partnership. All Continuing Position Holders will be express third party beneficiaries of the Servicing Agreement.

Section 12.02         Ownership.

The Newco Interests shall be issued to Reorganized LPI and contributed to the Position Holder Trust, to either be sold (whether by private sale or Auction) or retained by the Position Holder Trust, in each case in accordance with the terms of the KLI Plan Support Agreement.

The Chapter 11 Trustee, Subsidiary Debtors, and Committee have identified a potential purchaser for the Newco Interests pursuant to the KLI Plan Support Agreement; provided, however, the KLI Plan Support Agreement includes a right of termination of any sale at the discretion of the Plan Proponents.

Section 12.03         Governance and Management.

The form, management, and oversight of Newco shall be set forth in the Newco Organizational Documents to be provided in the Plan Supplement. The Plan Proponents, in consultation with any party with which the Plan Proponents enter into an agreement prior to the Effective Date providing for the purchase of Newco, shall make all determinations with respect to employment of any other directors and officers of Newco as of the Effective Date. Thereafter, the director(s) and officers of Newco will be elected or appointed in accordance with the Newco Organizational Documents.

Joint Plan of Reorganization	Page 48

Section 12.04         Employees.

Subject to the exercise of its business judgment and industry standards, Newco may offer to retain some or all employees of LPI and shall retain all records and all related property and equipment contributed to it to the extent necessary to provide all of the services set forth in the Servicing Agreement. With respect to employees of LPI, to the extent Newco offers employment to any former employees of LPI, such employment will be at will unless and until Newco and the employee enter into a separate agreement or contract.

Section 12.05         Working Capital.

If the Auction of the Newco Interests is not completed on the Effective Date, the Position Holder Trust shall transfer to Newco Cash in an amount sufficient to adequately capitalize Newco to fund its reasonable and necessary working capital needs to satisfy its obligations during the term of the Servicing Agreement. If the Auction is completed, the buyer of the Newco Interests will be responsible for adequately capitalizing Newco.

Section 12.06         Servicing Agreement.

(a)          On the Effective Date, Newco, the Position Holder Trust and the IRA Partnership shall enter into the Servicing Agreement pursuant to which Newco will provide servicing for the Policies and other services relating to the Fractional Positions (Fractional Interests and New IRA Notes) held by Continuing Position Holders, the Position Holder Trust Interests and the IRA Partnership Interests (including registration, administration and reporting services relating to the Fractional Positions, the Position Holder Trust Interests and the IRA Partnership Interests, and to transactions under the Maturity Funds Facility). Under the Servicing Agreement, Newco will, among other duties, (a) continue to optimize premiums on the Policies, (b) continue to utilize CSV and Premium Reserves to satisfy premium requirements on Policies to the extent available, and bill and collect premiums from Continuing Fractional Holders, (c) provide a customer service operation for all Continuing Position Holders, and (d) the other services required by this Plan.

(b)          The Servicing Agreement shall conform to the terms of this Plan, and to the extent that the Servicing Agreement is inconsistent with this Plan or the Confirmation Order, the terms of this Plan or the Confirmation Order shall govern. In addition, the Servicing Agreement and the Portfolio Information License will be subject to termination by the Position Holder Trust for performance default by Newco, and if the agreement is terminated for default, the Position Holder Trust will have an option to purchase the stock of Newco.

Section 12.07         Post-Effective Adjustment Report.

(a)          Pursuant to the Servicing Agreement, after the Effective Date Newco will provide weekly reports to the Position Holder Trustee as to total collections of Catch-Up Payments due from Current Position Holders who made Continuing Holder Elections, and make the information available to the relevant investors through its secure website.

Joint Plan of Reorganization	Page 49

(b)          Not later than 45 days after the Catch-Up Cutoff Date, Newco shall prepare and deliver to the Position Holder Trustee the Post-Effective Adjustment Report, setting forth:

(i)          For each Current Position Holder who was informed of a Catch-Up Payment payable with respect to a Fractional Position in accordance with Section 4.13(a) of this Plan:

(1)         the Catch-Up Payment(s) due (broken down into the categories described in Section 4.13(a) (to be derived from information provided by LPI pursuant to the Portfolio Information License));

(2)         whether or not the Catch-Up Payment(s) was/were timely paid, based on information (A) provided pursuant to the Portfolio Information License and (B) obtained by Newco after the Effective Date as collection agent under the Servicing Agreement; and

(3)         the disposition of each Fractional Position for which a Catch-Up Payment was due (whether by Election or otherwise pursuant to the terms of the Plan), based on a report provided by the Claims and Noticing Agent.

(ii)         For each Investor who was informed of a Pre-Petition Default Amount payable with respect to a Fractional Position in accordance with Section 4.13(a) of this Plan:

(1)         the Pre-Petition Default Amount(s) due (broken down into the categories described in Section 4.13(a) (to be derived from information provided by LPI pursuant to the Portfolio Information License));

(2)         whether or not the Pre-Petition Default Amount(s) was/were timely paid, based on information (A) provided pursuant to the Portfolio Information License and (B) obtained by Newco after the Effective Date as collection agent under the Servicing Agreement; and

(3)         the disposition of each Fractional Position for which a Pre-Petition Default Amount was due (whether by Election or otherwise pursuant to the terms of the Plan), based on a report provided by the Claims and Noticing Agent.

(c)          The Servicing Agreement will include customary provisions obligating the parties to provide information as required and cooperate in preparation of the Post-Effective Adjustment Report, which will be included in the Policy Related Assets owned by the Position Holder Trust and covered by the Portfolio Information License.

Section 12.08         Policy Data and Reports.

(a)          Subject to the discretion of the Position Holder Trustee and the Position Holder Trust Committee, Newco shall provide Policy Data, and data relating to Premium Reserves and funds in the Maturity Escrow Account, on a secure Newco website accessible to Holders of Continued Positions, Position Holder Trust Interests and IRA Partnership Interests, which shall be updated monthly, or as frequently as is practical. All Policies that mature shall continue to be listed with the Policy ID, death benefit, funding date, premiums paid, and maturity date.

Joint Plan of Reorganization	Page 50

(b)          Newco shall prepare and make available on its secure website reports for the Holders of Continued Positions, Position Holder Trust Interests and IRA Partnership Interests, the Position Holder Trustee, the Creditors’ Trustee, the manager(s) of the IRA Partnership and any Escrow Agent as will be more fully described in the Servicing Agreement, the Position Holder Trust Agreement, the IRA Partnership Organizational Documents and the Creditors’ Trust Agreement.

Section 12.09         Premium Calls and Payment Defaults.

From and after the Effective Date, and pursuant to the Servicing Agreement, Newco shall continue to make premium calls to Continuing Fractional Holders holding Fractional Interests relating to Distressed Policies as follows:

(a)          Premium Calls: Premium calls shall be sent not later than 120 days prior to the scheduled premium due date for the relevant Policy.

(b)          Payment Due Dates and Reminders: Not later than 60 days after a premium call notice is sent with respect to each Fractional Interest, the Continuing Fractional Holder must pay the amount specified in the premium call to the escrow account specified in the premium call notice. Newco will send a past due reminder notice if payment is not received within 30 days of the date the premium call was sent.

(c)          Payment Default: If the Continuing Fractional Holder does not pay in full the amount specified in the premium call notice for any Fractional Interest by the due date specified in the notice, a “Payment Default” with respect to the Fractional Interest (a “Defaulted Fractional Position”) shall occur on the due date (the “Payment Default Date”), and the Continuing Fractional Holder shall be deemed to have made a Position Holder Trust Election with respect to the Defaulted Fractional Position as of the Payment Default Date, without any further notice from or other action by Newco, the Position Holder Trust or any other Person. Within 30 days after the Payment Default Date, Newco shall notify the Position Holder Trustee of the occurrence of the Payment Default, and the Position Holder Trust shall pay into the premium payment account provided for in the Servicing Agreement an amount equal to the amount unpaid by the Continuing Position Holder with respect to the Defaulted Fractional Position. Any payment made by the Continuing Position Holder after the Payment Default Date with respect to the Fractional Interest shall be returned to the payer, less the processing fee provided for in the Servicing Agreement. Within 30 days after the Position Holder Trustee receives notice of the Payment Default, the Position Holder Trust shall issue a Position Holder Trust Interest to the defaulting Continuing Fractional Holder (in the Holder’s new capacity as an Assigning Position Holder with respect to the Defaulted Fractional Position), representing a beneficial interest in the Position Holder Trust calculated as provided in Section 5.05(b) of this Plan.

Joint Plan of Reorganization	Page 51

(d)          Policy Purchase or Lapse: Not less than 120 days before the due date for any premium payment on a Distressed Policy, the Position Holder Trustee will be authorized to send, or direct Newco to send, a notice to all Continuing Fractional Holders of Fractional Interests relating to the Distressed Policy (i) stating that, in the Position Holder Trustee’s judgment, no further premium payments should be made on the Policy, and (ii) offering to transfer the Beneficial Ownership in the Policy held by the Position Holder Trust to one or more of the Continuing Fractional Holders in exchange for their payment of the premiums due with respect to the Position Holder Trust’s Beneficial Ownership in the Policy, which will be set forth in the notice. If the Continuing Fractional Holders do not accept the offer and pay into the premium payment account provided for in the Servicing Agreement an amount equal to all of the premiums relating to the Beneficial Ownership held by the Position Holder Trust before the end of the 120-day period, the Policy will lapse. If one or more of the Continuing Fractional Holders do pay all of the required premiums into the premium payment account before the due date, then (x) within 30 days after the due date, Newco will provide a report to the Position Holder Trustee detailing which Continuing Fractional Holder(s) paid a portion of the premiums relating to the Position Holder Trust’s Beneficial Ownership, the amount paid by each such Continuing Fractional Holder, and the excess amount, if any, paid by each Continuing Fractional Holder, (y) within 30 days of the Position Holder Trustee’s receipt of the report from Newco, the Position Holder Trust shall (1) issue Fractional Interests to the relevant Continuing Fractional Holder(s), Pro Rata based on the amount paid by each, and (2) notify Newco of the transfer, and (z) within 30 days after it receives the notice from the Position Holder Trust, Newco will return the excess amount paid by any Continuing Fractional Holder, unless the Continuing Fractional Holder instructs Newco to add the amount to any Premium Reserve maintained in the Holder’s name to pay premiums on the Holder’s Fractional Positions. Unless all of the Continuing Fractional Holders who own Fractional Interests in such a Policy (which will then represent 100% of the Beneficial Ownership of the Policy) provide written notice otherwise, the Position Holder Trust will remain the record owner and beneficiary of the Policy for the benefit of such Continuing Fractional Holders, and the Policy will continue to be subject to the Servicing Agreement, including payment of the Servicing Fee.

Section 12.10         Servicing Fee.

From and after the Effective Date, the fee due to Newco for providing services under the Servicing Agreement will be a one-time deduction from maturity proceeds of any Policy that matures on or after the Effective Date in an amount equal to 3% of the death benefit relating to each Fractional Position in the Policy. In the event a Policy matures on or after the Effective Date, but before a Continuing Position Holder pays any Catch-Up Payment owing, the Catch-Up Payment shall also be deducted from the maturity proceeds and will be paid to the Position Holder Trust. Any Continuing Position Holder who paid his or her October 2014 platform and servicing charge assessed by LPIFS will receive a credit against Newco’s servicing fee in an amount equal to one half of the amount paid which is allocable to any Fractional Position held by the Continuing Position Holder relating to a Policy that matures on or after the Effective Date.

Article XIII

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 13.01         Assumption/Rejection.

Except to the extent the Debtors (a) previously have assumed or rejected an Executory Contract or Unexpired Lease, (b) prior to the Effective Date, have Filed or do File a motion to assume an Executory Contract or Unexpired Lease on which the Bankruptcy Court has not ruled, and (c) at the Confirmation Hearing, the Bankruptcy Court approves the assumption of an Executory Contract or Unexpired Lease, the Debtors’ Executory Contracts and Unexpired Leases shall be deemed rejected on the Effective Date.

Joint Plan of Reorganization	Page 52

Section 13.02         Cure Amounts.

The proposed cure amounts of Assumed Executory Contracts and Unexpired Leases shall be included in the Assumed Executory Contract and Unexpired Lease List. Any party taking exception to the proposed amounts shall File a detailed statement setting forth its reason no later than three business days prior to the Confirmation Hearing. The Bankruptcy Court shall determine the proper cure amounts at the Confirmation Hearing. All court-approved cure amounts shall be paid within ten (10) days of the Effective Date.

Section 13.03         Assumed Executory Contracts and Unexpired Leases

(a)          Each Assumed Executory Contract will include (i) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such Executory Contract or Unexpired Lease; and (ii) with respect to any Executory Contract or Unexpired Lease that relates to the use, ability to acquire, or occupancy of real property, all Executory Contracts or Unexpired Leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject Filed on or before the Confirmation Date.

(b)          Amendments, modifications, supplements, and restatements to Executory Contracts and Unexpired Leases that have been executed by the Debtors during their Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 13.04         Insurance Policies.

(a)          All insurance policies (other than the Policies) pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the appropriate Debtor and assigned to the Creditors’ Trust.

(b)          Except to the extent expressly provided otherwise in this Plan, all of the Policies shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by LPI and assigned to the Position Holder Trust.

Section 13.05         Pass-through.

Except as otherwise provided in this Plan, any rights or arrangements necessary or useful to the administration of the Creditors’ Trust but not otherwise addressed as a Claim or Interest, and other Executory Contracts not assumable under Bankruptcy Code section 365(c), shall, in the absence of any other treatment under this Plan, the Financing Order and/or the Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Creditors’ Trust and the counterparty unaltered and unaffected by the Chapter 11 Cases.

Joint Plan of Reorganization	Page 53

Section 13.06         Claims Based on Rejection of Executory Contracts and Unexpired Leases.

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases rejected or assumed pursuant to this Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered granting the rejection; provided, however, any Claim for rejection damages resulting from the rejection of the Investment Contracts shall be deemed satisfied by the Class Action Settlement and, therefore, no Claim need be filed on account of the rejection of any Investment Contract. Any Proofs of Claim arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor, Reorganized Debtor or Successor Trust, without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of this Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any collateral to secure obligations under such rejected Executory Contract or Unexpired Lease, the Allowed Claim for rejection damages shall be treated as a Secured Claim to the extent of the value of such Holder’s interest in the collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 13.07         Reservation of Rights.

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, the Successor Trustees, or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 13.08         Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Bankruptcy Code section 365(d)(4).

Joint Plan of Reorganization	Page 54

Article XIV

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 14.01         Expunging Certain Claims.

Except as otherwise provided by a Bankruptcy Court order, all Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely Filed shall be deemed disallowed Claims, and such Claims shall be expunged as of the Effective Date without the necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 14.02         Objections to Claims.

(a)          Authority. The Chapter 11 Trustee, the Subsidiary Debtors, or the Creditors’ Trustee (as applicable) shall have the exclusive authority to File objections to the Claims, and to withdraw any objections to such Claims that they File. The Chapter 11 Trustee, the Reorganized Debtors or the Creditors’ Trustee, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to other Claims. Except as set forth above, from and after the Effective Date, the Creditors’ Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Except as set forth above, the Creditors’ Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

(b)          Objection Deadline. As soon as practicable, but no later than the Claims Objection Deadline, the Creditors’ Trustee may File objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made. Nothing contained herein, however, shall limit the right of the Creditors’ Trustee to object to Claims, if any, Filed or amended after the Claims Objection Deadline. The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable the Debtors, Reorganized Debtors, or the Creditors’ Trustee.

Section 14.03         Estimation of Claims.

The Creditors’ Trustee may at any time request that the Bankruptcy Court estimate any such Disputed Claim pursuant to Bankruptcy Code section 502(c), regardless of whether the Creditors’ Trustee or any Debtor, or Reorganized Debtor have previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute the maximum limitation on such Claim, as determined by the Bankruptcy Court, and the Creditors’ Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

Joint Plan of Reorganization	Page 55

Section 14.04         No Distributions Pending Allowance.

Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, any liability of the Holder to any Estate within the scope of section 502(d) has been resolved and paid to the Estates or their relevant Successor, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 14.05         Distributions After Allowance.

The Creditors’ Trustee shall make payments and to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan governing the class of Claims to which such Holder belongs. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Creditors’ Trustee shall distribute to the Holder of such Claim the Distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become a Creditors’ Trust Asset for the benefit of other Allowed Claims of the Class or Classes for which the Distribution reserve was created.

Section 14.06         Reduction of Claims.

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors before the Effective Date, including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFAs will be deemed amended and reduced to reflect that such payments were made. Nothing in this Plan shall preclude the Creditors’ Trustee from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court before the Effective Date.

Article XV

CONDITIONS PRECEDENT TO CONFIRMATION
AND TO THE EFFECTIVE DATE OF THIS PLAN

Section 15.01         Conditions Precedent to Confirmation.

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with Section 15.04 below:

(a)          The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Plan Proponents, approving the adequacy of the Disclosure Statement (inclusive of the Class Notice), and such Order shall have become a Final Order.

Joint Plan of Reorganization	Page 56

(b)          The Confirmation Order approving and confirming this Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Plan Proponents; and (ii) include a finding of fact that the Plan Proponents, and their respective current officers, directors, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code section 1125(e) and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

(c)          The Financing Order shall have become a Final Order.

Section 15.02         Conditions Precedent to the Occurrence of the Effective Date.

The following are conditions precedent to the occurrence of the Effective Time on the Effective Date, each of which must be satisfied or waived in accordance with Section 15.04 below:

(a)          The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Plan Proponents, and such Order shall have become a Final Order.

(b)          Each of the Plan Documents shall have been fully executed and delivered in form and substance reasonably acceptable to the Plan Proponents.

(c)          The Class Action Settlement Agreement shall have become, or at the Effective Time will be, fully effective in accordance with is terms.

(d)          Irrevocable instructions shall have been given by the respective Successor Trustees directing the issuance of all of the Fractional Interest Certificates, Trust Interests and New IRA Notes to be included in the Distributions provided for in Articles III and IV of this Plan.

(e)          There shall not be in effect any (i) order entered by any court of competent jurisdiction, (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law, staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Plan.

Section 15.03         Substantial Consummation.

On the Catch-Up Cutoff Date, this Plan shall be deemed to be substantially consummated under Bankruptcy Code sections 1101 and 1127(b).

Section 15.04         Waiver of Conditions.

Each of the conditions set forth in Section 15.01 or Section 15.02 hereof may be waived in whole or in part by agreement of all of the Plan Proponents. The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Plan Proponents, regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Joint Plan of Reorganization	Page 57

Section 15.05         Revocation, Withdrawal, or Non-Consummation.

(a)          The Plan Proponents reserve the right to revoke or withdraw this Plan (including, without limitation, any one or more of the three separate plans in respect of the Debtors) at any time before the Confirmation Date and to File subsequent plans of reorganization.

(b)          For each revoked or withdrawn plan, or if Confirmation or the Effective Date of any plan does not occur, then, with respect to any such revoked or withdrawn plan, (a) the plan shall be null and void in all respects; (b) any settlement or compromise embodied in the plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Plan Proponents and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the plan, shall be deemed null and void; and (c) nothing contained in the plan, and no acts taken in preparation for the Effective Date of the plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person.

Article XVI

AMENDMENTS AND MODIFICATIONS

The Plan Proponents may alter, amend, or modify this Plan, the Plan Documents, and all exhibits and attachments hereto and thereto under Bankruptcy Code section 1127(a) at any time before the Confirmation Date. After the Confirmation Date and before “substantial consummation” of this Plan, as defined in Bankruptcy Code section 1101(2), the Plan Proponents may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, the Financing Order, the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan, so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

Article XVII

RETENTION OF JURISDICTION

Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)          Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

Joint Plan of Reorganization	Page 58

(b)          Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code sections 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Reorganized Debtors and/or the Successor Trustees shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in this Plan;

(c)          Hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

(d)          Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

(e)          Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order;

(f)           Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

(g)          Consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)          Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of this Plan, the Financing Order and/or the Confirmation Order;

(i)           Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(j)           Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order, the Creditors’ Trust Agreement, the Position Holder Trust Agreement, the IRA Partnership Organizational Documents or any other contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, the Financing Order and/or the Confirmation Order;

(k)          Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to this Plan;

(l)           Recover all assets of the Debtors and property of the Estates, wherever located;

(m)         Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

Joint Plan of Reorganization	Page 59

(n)          Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in this Plan;

(o)          Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(p)          Enter an order or final decree concluding or closing the Chapter 11 Cases; and

(q)          Enforce all orders previously entered by the Bankruptcy Court.

Article XVIII

EFFECT OF THIS PLAN ON CLAIMS AND INTERESTS

Section 18.01         Compromises And Settlements And Releases In Conjunction Therewith

(a)          The Compromise embodied by this Plan shall be: (i) deemed approved upon entry of an order confirming this Plan, (ii) effective as of the Effective Date, and (iii) binding upon the Debtors, the Reorganized Debtors, all Current Position Holders and all other Holders of Claims and Interests, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, the manager(s) of the IRA Partnership, and Newco. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Compromise, and the Bankruptcy Court’s findings shall constitute its determination that such Compromise is in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

(b)          Certain of the Plan Documents and agreements providing for the Reorganization Transactions being completed as part of the Compromise contain specific releases of claims against one or more of the settling parties, which may be held by, among others, the Debtors, and/or the Holders of Claims and Interests. The releases provided for in the Compromise are granted in consideration of, among other things, the settling parties’ obligations under the all of the agreements evidencing the Compromise (including the Plan Documents and other agreements set forth in this Plan). Upon the occurrence of the Effective Date, these releases shall be binding to the full extent set forth therein.

Section 18.02         Exculpation and Permanent Injunction In Favor Of Exculpated Parties.

(a)          The Exculpated Parties SHALL NOT BE LIABLE FOR ANY Cause of Action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan Support Agreement, the Plan Supplement or this Plan, the solicitation of acceptances of this Plan, pursuit of Confirmation of this Plan, the Consummation of this Plan, or the administration of this Plan or Distributions made or to be made under this Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court. The Debtors, Reorganized Debtors, the Chapter 11 Trustee, the Committee and its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, IRA Partnership manager, Newco, each Plan Supporter, Holders of Claims and Interests, and any other committee formed, formally or informally or ad hoc, by holders of Claims and/or Interests are permanently enjoined from asserting or prosecuting any Claim or cause of action against any Exculpated Party for any liability pursuant to the preceding sentence.

Joint Plan of Reorganization	Page 60

(b)          Permanent Injunction As To Exculpated Parties Relating To Claims/Interests.

Except as otherwise expressly provided in this Plan, the Financing Order, or the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Interests in, the Debtors are permanently enjoined, on and after the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, from (i) commencing or continuing in any manner any Cause of Action of any kind with respect to any such Claim or Interest against any Exculpated Party; (ii) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Exculpated Party on account of any such Claim or Interest; (iii) creating, perfecting, or enforcing any encumbrance of any kind against any Exculpated Party or against the property or interests in property of such Exculpated Party on account of any such Claim or Interest; and (iv) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Exculpated Party or against the property or interests in property of any Exculpated Party on account of any such Claim or Interest. The foregoing injunction will extend to successors of any Exculpated Party and their respective property and interests in property, provided that it shall extend solely to such Persons in their role as a successor or assign.

Section 18.03         Satisfaction of Claims.

(a)          The rights afforded in this Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, of all Claims and Interests against the Reorganized Debtors, the Estates, and their assets, properties, or interests in property, whether known or unknown, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), in each case whether or not: (i) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to Bankruptcy Code section 501; (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code section 502; or (iii) the Holder of such a Claim or Interest has accepted this Plan. Subject to the terms of this Plan, the Financing Order and/or the Confirmation Order, any default by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied against the Reorganized Debtor and the Estates on the Effective Date.

(b)          Except as otherwise provided in this Plan, the Financing Order and/or the Confirmation Order, on the Effective Date, all Claims and Interests shall be deemed satisfied against the Reorganized Debtors and Estates, and the terms of this Plan, the Financing Order and/or the Confirmation Order shall be a judicial determination of the satisfaction of all liabilities of the Reorganized Debtors and the Estates. As provided in Bankruptcy Code section 524, subject to the terms of this Plan, the Financing Order and/or the Confirmation Order such satisfaction shall: (i) void any judgment, Lien or attachment obtained against the Debtors prior to the Effective Date to the extent it constitutes a lien, encumbrance or attachment on any asset of the Estate or Reorganized Debtor or any asset to be transferred by the Debtors under this Plan; and (ii) operate as an injunction against the prosecution of any action against the Reorganized Debtors, the Estate, the Committee or its current or former members, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the Note Holder Trust, the Note Holder Trustee, or their respective property and assets to the extent it relates to any Claim or Interest.

Joint Plan of Reorganization	Page 61

(c)          None of the Reorganized Debtors, the Chapter 11 Trustee, the Committee or its current or former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, the manager(s) of the IRA Partnership, or Newco, or their successors or assigns, but only as a result of being a successor or assign, shall be responsible for any pre-Effective Date obligations of the Debtors, except those expressly provided for in this Plan. Except as otherwise provided in this Plan, the Financing Order and/or the Confirmation Order, all Persons and Entities shall be precluded and forever barred from asserting against the Reorganized Debtors, the Estates, the Chapter 11 Trustee, the Committee or its current or former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, the manager(s) of the IRA Partnership, or Newco, or their assets, properties, or interests in property any Claims or Causes of Action relating to any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 18.04         Releases/Permanent Injunctions Relating To Claims/Interests.

(a)          Releases by Debtors and Estates. Except as otherwise expressly provided in this Plan, the Financing Order and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as the representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Exculpated Parties of and from any and all Claims, Causes of Action, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Term Sheet, the Reorganization Transactions, Plan Support Agreement, the Plan Supplement, the Disclosure Statement or the financing transaction evidenced by the Financing Motion and Financing Order that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates.

Joint Plan of Reorganization	Page 62

(b)          Releases by Holders of Claims and Interests. Except as otherwise expressly provided in this Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated shall be deemed to completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Exculpated Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Plan Support Agreement, the Reorganization Transactions, the Disclosure Statement or the financing transaction evidenced by the Financing Motion and Financing Order. Notwithstanding the foregoing or any other provision of this paragraph, no Released Party shall be released from any acts constituting criminal conduct, willful misconduct fraud, or gross negligence.

Section 18.05         Permanent Injunction Relating To Assets Transferred Pursuant To The Plan.

(a)          Except as provided in this Plan or the Confirmation Order, as of the Effective Date, (i) all Persons or Entities that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:

(i)          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum against the Debtors, the Reorganized Debtors, the Committee or its current or former members, or any other party which seeks a determination of the ownership or any other rights as of the Effective Date or any prior date, of the Fractional Interests or any property of the Estates or any property transferred to the Position Holder Trust, Creditors’ Trust, IRA Partnership, or Newco pursuant to the terms of this Plan;

(ii)         enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order which may be enforced against assets which are to be transferred by any of the Debtors or administered under this Plan;

Joint Plan of Reorganization	Page 63

(iii)        creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien against assets which are to be transferred by the Debtors or administered under this Plan;

(iv)        setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any property to be transferred by the Debtors or administered under this Plan;

(v)         commencing or continuing in any manner any judicial, arbitration or administrative proceeding in any forum against the Debtors or any Exculpated Parties, that does not comply with, or is inconsistent with, the provisions of this Plan, the Plan Supplement, the Financing Order and/or Confirmation Order; and

(vi)        the taking of any act, in any manner, and/or in any place, that does not conform to, or comply with the provisions of this Plan, the Plan Supplement, the Financing Order and/or the Confirmation Order.

Section 18.06         Dismissal of Pre-Petition Actions.

No later than 15 days after the Effective Date, all Persons or Entitles who have Causes of Action or claims pending against any of the Debtors in any lawsuit or arbitration which was commenced prior to the LPHI Petition Date, shall cause such claims to be dismissed.  The Creditors’ Trustee shall cooperate with such Persons and Entitles in executing stipulations of dismissal in connection with such lawsuits or arbitrations.

Section 18.07         No Waiver.

Notwithstanding anything to the contrary contained in this Plan, the releases and injunctions set forth in this Article XVIII of the Plan shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, Chapter 11 Trustee, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership manager, or Newco to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors, the Chapter 11 Trustee, the Position Holder Trust, the Creditors’ Trust, the IRA Partnership, or Newco pursuant to this Plan, the Financing Order and/or the Confirmation Order.

Section 18.08         Bankruptcy Rule 3016 Compliance.

The Chapter 11 Trustee’s and the Subsidiary Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that this Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

Section 18.09         Integral to the Plan.

Each of the injunctions provided in this Article XVIII is an integral part of this Plan and is essential to its implementation. Each of the Released Parties and any other Persons protected by the injunctions set forth in this Article XVIII shall have the right to independently seek the enforcement of such injunctions.

Joint Plan of Reorganization	Page 64

Section 18.10         Setoffs.

Except as otherwise expressly provided for in this Plan, the Financing Order and/or the Confirmation Order pursuant to the Bankruptcy Code (including Bankruptcy Code section 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, each Debtor or each Reorganized Debtor may setoff against any Allowed Claim or Interest and the Distributions to be made pursuant to this Plan on account of such Allowed Claim or Interest (before such Distribution is made), any Claims, rights, mutual obligations, and/or Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, mutual obligations, and/or Causes of Action against such Holder have not been otherwise compromised or settled on or before the Effective Date (whether pursuant to this Plan or otherwise); provided, however, neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to this Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise. No Distribution shall be made on account of any Claim or Interest where the Holder has any unresolved liability to the Debtors, the Estates, or the Successors within the scope of Bankruptcy Code section 502(d), including, but not limited to, any potential defendant with respect to any Cause of Action.

Section 18.11         Recoupment.

Except as provided in this Plan, the Financing Order and/or the Confirmation Order any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 18.12         Release of Liens.

Except as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Joint Plan of Reorganization	Page 65

Section 18.13         Good Faith.

As of the Confirmation Date, the Plan Proponents shall be deemed to have solicited acceptance or rejections of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 18.14         Rights of Defendants and Avoidance Actions.

All rights, if any, of a defendant to assert a Claim arising from relief granted in any action commenced under Chapter 5 of the Bankruptcy Code, together with the Creditors’ Trustee’s right to oppose such Claim, are fully preserved. Any such Claim that is Allowed shall be entitled to treatment and distribution under this Plan as a General Unsecured Claim.

Article XIX

MISCELLANEOUS PROVISIONS

Section 19.01         Severability of Plan Provisions.

If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 19.02         Successors and Assigns.

The rights, benefits and obligations of any Person named or referred to in this Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 19.03         Binding Effect.

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 19.04         Notices.

Any notice, request, or demand required or permitted to be made or provided under this Plan to or upon the Debtors or the Reorganized Debtors, shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

Joint Plan of Reorganization	Page 66

If to the Chapter 11 Trustee or the Subsidiary Debtors:

Life Partners Holdings, Inc.
Attention: H. Thomas Moran II

With a copy to (which shall not constitute notice):

David M. Bennett
Thompson & Knight, LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
214.969.1700 (telephone)
214.969.1751 (facsimile)

Prior to the Effective Date, any such notice shall also be copied upon the Committee, as follows:

Joseph J. Wielebinski

MUNSCH HARDT KOPF & HARR, P.C.

3800 Lincoln Plaza

500 N. Akard Street

Dallas, Texas 75201-6659

Telephone: (214) 855-7500

Facsimile: (214) 855-7584

Following the Effective Date, any such notice shall also be copied upon the Successor Trustees at the addresses set forth in their respective Successor Trust Agreements.

Section 19.05         Term of Injunctions or Stay.

Unless otherwise provided in this Plan, the Financing Order and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code sections 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan, the Financing Order and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 19.06         No Admissions.

Notwithstanding anything herein to the contrary, nothing in this Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Joint Plan of Reorganization	Page 67

Section 19.07         Notice of the Effective Date.

The Plan Proponents shall File on the CM/ECF docket in the Chapter 11 Cases a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived; and (ii) the Effective Date has occurred and specifying the date thereof for all purposes under this Plan. The Notice of Effective Date may include other and further information the Plan Proponents deem appropriate.

Section 19.08         Default Under Plan.

(a)          Plan Default Notice. Except or otherwise provided for in this Plan, after the Effective Date, in the event of an alleged default by the Creditors’ Trustee under this Plan, any party alleging such default shall provide written notice of default (the “Plan Default Notice”) to the Creditors’ Trustee at the address set forth in the Notice of Effective Date filed pursuant to Section 15.02 of this Plan with a copy thereof to the Trustee’s counsel at the addresses set forth in this Plan and shall contemporaneously File such Plan default notice with the Bankruptcy Court. The Creditors’ Trustee shall have thirty (30) days from the receipt of a Plan Default Notice to cure any actual default that may have occurred.

(b)          Cure. The Creditors’ Trustee and any other party-in-interest shall have the right to dispute an alleged default that has occurred and to notify the party alleging such default that the Creditors’ Trustee (or such other party-in-interest) contends no default has occurred, with such notice to be sent within the thirty-day period following receipt of a Plan Default Notice. In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and the remedy with respect to any remedy therefore.

(c)          Failure to Cure. In the event the Creditors’ Trustee (or any other party-in-interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Section 19.09         Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

Section 19.10         Plan Documents.

The Plan Documents are incorporated herein and are a part of this Plan as set forth in full herein.

Joint Plan of Reorganization	Page 68

Section 19.11         Entire Agreement.

This Plan and the Plan Documents set forth the entire agreement and understanding among the parties-in-interests relating to the subject matter hereof and supersede all prior discussions and documents.

Article XX

CONFIRMATION REQUEST

The Plan Proponents request Confirmation of this Plan under Bankruptcy Code section 1129(a). If any Impaired Class does not accept this Plan pursuant to Bankruptcy Code section 1126, the Debtors request Confirmation pursuant to Bankruptcy Code section 1129(b). In that event, the Plan Proponents reserve the right to modify this Plan to the extent (if any) that Confirmation of this Plan under Bankruptcy Code section 1129(b) requires modification.

Joint Plan of Reorganization	Page 69

Dated:	11-28-2015
LIFE PARTNERS HOLDINGS, INC.

		By:	/s/ H. Thomas Moran II
		Name:	H. Thomas Moran II
		Title:	Chapter 11 Trustee

Dated:	11-28-2015
LIFE PARTNERS, INC.

		By:	/s/ Colette Pieper
		Name:	Colette Pieper
		Title:	CEO

Dated:	11-28-2015
LPI FINANCIAL SERVICES, INC.

		By:	/s/ Colette Pieper
		Name:	Colette Pieper
		Title:	CEO

Dated:	11-28-2015
Committee

		By:	/s/ Bert Scalzo
		Name:	Bert Scalzo
		Title:	Authorized Signatory

Joint Plan of Reorganization

APPENDIX

Defined Terms.

As used in the Plan, capitalized terms not otherwise defined herein have the meanings set forth below.

(1)         503(b)(9) Claim means a Claim or any portion thereof entitled to administrative expense priority pursuant to Bankruptcy Code section 503(b)(9) .

(2)         Ad Hoc Committee of Fractional Investors means those certain Investors represented by attorneys David D. Ritter and Stephen Andrew Kennedy, denominated in pleadings as the Ad Hoc Committee of Direct Fractional Interest Owners of Life Settlement Policies sold by LPI.

(3)         Administrative Claim means a Claim for costs and expenses of administration of one or more of the Estates under Bankruptcy Code sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930.

(4)         Administrative Claims Bar Date means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to General Administrative Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

(5)         Advisory Committees means the Trust Committees and the IRA Partnership Advisory Committee.

(6)         Affiliate has the meaning set forth in Bankruptcy Code section 101(2).

(7)         Allowed means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved, or other Final Order entered, by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed under the Plan. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. Notwithstanding anything to the contrary herein, no Claim of any Person or Entity subject to Bankruptcy Code section 502(d) shall be deemed Allowed unless and until such Person or Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

Joint Plan of Reorganization

(8)         Amicus Curiae Committee of Fractional Interest Holders means those certain Investors represented by the Wiley Law Group denominated in pleadings as the “Amicus Curiae Fractional Interest Owners of Life Settlement Policies.”

(9)         Arnold Class Action Litigants means the putative class members in the class action adversary proceeding associated with the Chapter 11 Cases styled Arnold et al. v. Life Partners, Inc., Adversary No. 15-CV-04064-RFN (Bankr. N.D. Tex.), with lead plaintiffs Michael Arnold, Janet Arnold, Dr. John Ferris, Steve South as trustee for that certain trust known as the South Living Trust, and Christine Duncan.

(10)        Assigned Class Litigation means the Causes of Action assigned to the Creditors’ Trust by the Assigning Class Parties as provided in the Class Action Settlement.

(11)        Assigning Class Parties has the same definition as in the Class Action Settlement Agreement.

(12)        Assigning Fractional Holder means a Fractional Interest Holder who has made the Position Holder Trust Election with respect to a Fractional Position and thereby assigns the selected Fractional Position (i.e., the Contributed Position) related to its Allowed Claim to the Position Holder Trust in exchange for a Position Holder Trust Interest.

(13)        Assigning IRA Holder means an IRA Holder who has made the Position Holder Trust Election with respect to a Fractional Position and thereby assigns its IRA Note related to the selected Fractional Position (i.e., the Contributed Position) and to its Allowed Claim to the IRA Partnership in exchange for an IRA Partnership Interest.

(14)        Assigning Position Holder means either an Assigning Fractional Holder or an Assigning IRA Holder, or both, as the context requires.

(15)        Assumed Executory Contract and Unexpired Lease List means the list, as determined by the Chapter 11 Trustee, LPI and LPIFS of Executory Contracts and Unexpired Leases (with proposed cure amounts) that will be assumed by the appropriate Debtor and assigned to either the Position Holder Trust, Newco, or the Creditors’ Trust, as appropriate, which shall be included in the Plan Supplement.

(16)        Assumed Executory Contracts and Unexpired Leases means those Executory Contracts and Unexpired Leases, if any, to be assumed by the appropriate Debtor and assigned to either the Position Holder Trust, Newco, or the Creditors’ Trust, as appropriate, and set forth on the Assumed Executory Contract and Unexpired Lease List.

(17)        ATLES means Advanced Trust & Life Escrow Services, LTA, a Texas Limited Trust Association.

2

(18)        Auction means the Bankruptcy Court ordered event by which competing bids are obtained for the purchase of Newco as contemplated by the Bid Procedures Order to be obtained pursuant to Section 11.02.

(19)        Avoidance Actions means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) and/or applicable nonbankruptcy law.

(20)        Ballot means the document for accepting or rejecting this Plan, and making elections as provided herein, in the form approved by the Bankruptcy Court.

(21)        Balloting Agent means the Claims and Noticing Agent.

(22)        Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

(23)        Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Northern District of Texas.

(24)        Bankruptcy Professional means any professional retained by order of the Bankruptcy Court in these Chapter 11 Cases, along with their members, partners, officers, shareholders, directors and employees, and any successors or assigns of all of the foregoing, but only as a result of their being such a successor or assign.

(25)        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, as may be amended from time to time.

(26)        Bankruptcy Schedules means the schedules of assets and liabilities, lists of Executory Contracts and Unexpired Leases, and related information Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such schedules may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(27)        Bankruptcy SOFAs means the statements of financial affairs and related financial information Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or order of the Bankruptcy Court.

(28)        Bar Date means the applicable date established by the Bankruptcy Court by which respective Proofs of Claims and Interests must be Filed.

3

(29)        Beneficial Ownership means the beneficial and equitable right to enjoy the economic rights and benefits of ownership of a Policy (or Policies), including all associated rights to receive death benefits and other maturity proceeds, rights to CSV, and all other rights relating to the Policy (or Policies), including the portion thereof to which a Fractional Interest(s) relate(s). Beneficial Ownership does not include rights reserved to the legal and record owner of a Policy, including the right to designate and change the beneficiary of the Policy and to designate, control and direct a third party to serve as the record owner or beneficiary.

(30)        Bid Procedures Order means the order entered by the Bankruptcy Court on [] after the Plan Proponents Filed the Bid Procedures and Sale Motion seeking, inter alia, to establish the Auction.

(31)        Business Day means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

(32)        Cash means cash and Cash Equivalents.

(33)        Cash Equivalents means any item or asset of the Debtors readily converted to cash, such as bank deposits and accounts, checks, marketable securities, treasury bills, certificates of deposit, commercial paper maturing less than one year from date of issue, and other and similar items of liquid measure or legal tender of the U.S.

(34)        Catch-Up Cutoff Date means the date that is 90 days after the Effective Date.

(35)        Catch-Up Payment means an amount owing to any of the Debtors as of the Effective Date by a Current Position Holder with regard to a Fractional Position, including but not limited to amounts owing for (i) Premium Advances made after the Subsidiary Petition Date, but prior to the Effective Date, (ii) premium calls outstanding as of the Voting Record Date (which will include all premium calls payable through the anticipated Effective Date), or (iii) platform and/or servicing fees payable to any of the Debtors.

(36)        Catch-Up Payments Schedule means a schedule of the Catch-Up Payments and Pre-Petition Default Amounts due.

(37)        Catch-Up Reconciliation means the process for determining (i) whether any Catch-Up Payment owed by a Current Position Holder who makes (or is treated as having made) a Continuing Holder Election has been paid by the Catch-Up Cutoff Date, and (ii) whether any Pre-Petition Default Amount owed by an Investor has been paid by the Effective Date.

(38)        Causes of Action means any and all claims, interests, damages, remedies, demands, rights, actions, judgments, debts, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include, but are not limited to: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) Avoidance Actions; (d) claims pursuant to Bankruptcy Code sections 362, 510, 542, 543, and applicable non-bankruptcy law; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Bankruptcy Code section 558 and applicable non-bankruptcy law. A Nonexclusive List of Causes of Action held by the Debtors and the Assigning Class Parties shall be filed in the Plan Supplement.

4

(39)        Certain IRA Investors means those certain Investors represented by attorneys at Gruber Hurst Elrod Johansen Hail Shank LLP and denominated in pleadings as “Certain IRA Investors.”

(40)        Chapter 11 Case means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used in the plural and/or with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

(41)        Chapter 11 Trustee means H. Thomas Moran II, in his capacity as chapter 11 trustee for LPHI and sole director of LPI and LPIFS.

(42)        Claim means any claim, as defined in Bankruptcy Code section 101(5), against any of the Debtors.

(43)        Claims and Noticing Agent means Epiq Bankruptcy Solutions, LLC, retained as the Chapter 11 Trustee’s and the Subsidiary Debtors’ claims, noticing and balloting agent pursuant to the Order Employing Epiq Bankruptcy Solutions, LLC as Exclusive Claims, Noticing and Balloting Agent to Chapter 11 Trustee and Subsidiary Debtors [Dkt. No. 371].

(44)        Claims Objection Deadline means the later of: (a) the date that is one year after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, after notice and hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.

(45)        Claims Register means the official register or registers of Claims maintained by the Claims and Noticing Agent for the Chapter 11 Cases.

(46)        Class means a category of Claims or Interests as set forth in Article III of the Plan pursuant to Bankruptcy Code section 1123(a).

(47)        Class Action Final Approval Order means the Final Order approving the Class Action Settlement Agreement and authorizing the Chapter 11 Trustee and the Subsidiary Debtors to enter into the Class Action Settlement Agreement pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019, which approves the Class Action Settlement.

(48)        Class Action Lawsuits means the class action adversary proceedings associated with the Chapter 11 Cases styled Garner v. Life Partners, Inc., Adversary No. 15-CV-04061-RFN11, Arnold, et al. v. Life Partners Inc., Adversary No. 15-CV-04064-RFN11, and all other similar, related, or potential adversary proceedings, state court litigation and federal court litigation brought by or in the name of any of the members of Class B2, Class B3 or Class B4, including, without limitation, all litigation and other proceedings identified in the Plan Supplement on the schedule of Class Action Lawsuits.

5

(49)        Class Action Litigants’ Counsel means the Langston Law Firm.

(50)        Class Action Litigants’ Counsel Fee Positions means all Pre-Petition Abandoned Positions transferred to Class Action Litigants’ Counsel in payment of the Class Action Litigants’ Counsel Fees.

(51)        Class Action Litigants’ Counsel Fees means fees payable to the Class Action Litigants’ Counsel under the Class Action Settlement Agreement.

(52)        Class Action Settlement means the terms of compromise and settlement set forth in the Class Action Settlement Agreement as approved by the Class Action Final Approval Order.

(53)        Class Action Settlement Agreement means that certain settlement agreement by and among the parties named therein, including the Chapter 11 Trustee, the Debtors, the Arnold Class Action Litigants and the Garner Class Action Litigants on behalf of themselves and all members of the Settlement Class as defined herein, the Langston Law Firm, Bryan Cave, LLP, and Skelton Slusher Barnhill Watkins Wells PLLC (f/k/a Zelesky Law Firm PLLC) relating to the Class Action Lawsuits and approved in the Class Action Final Approval Order.

(54)        CM/ECF means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

(55)        Committee means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases.

(56)        Compromise means (a) the compromise and resolution of all issues relating to ownership of the Policies and other issues in controversy in the Chapter 11 Cases, (b) the Intercompany Settlement, and (c) the Class Action Settlement, all of which will be effective on the Effective Date of, and in consideration of, the Consummation in accordance with this Plan of (d) the Continuing Position Holder Contribution to the Position Holder Trust and the Maturity Funds Facility financing for the Debtors provided for in this Plan, and (e) the other Reorganization Transactions pursuant to which the Debtors’ business enterprise will be reorganized in a way that is in the best interests of all stakeholders in the Chapter 11 Cases.

(57)        Confirmation means the entry of the Confirmation Order on the CM/ECF docket in the Chapter 11 Cases.

(58)        Confirmation Date means the date upon which the Bankruptcy Court enters the Confirmation Order on the CM/ECF docket in the Chapter 11 Cases.

(59)        Confirmation Hearing means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1129, as may be continued from time to time.

6

(60)        Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

(61)        Consummation means the occurrence of the Effective Date.

(62)        Continued Position means a Fractional Interest or a New IRA Note held by a Continuing Position Holder.

(63)        Continuing Fractional Holder means a Current Position Holder of a Fractional Interest who has made the Continuing Holder Election with respect to the Fractional Interest and thereby (i) will be registered as confirmed owner of a Continued Position comprised of the selected Fractional Interest (other than the fraction of that Fractional Interest comprising the Continuing Position Holder Contribution) in exchange for the Allowed Claim related to the Fractional Interest that is not a Continuing Position Holder Contribution, and (ii) will assign the Allowed Claim related to the Continuing Position Holder Contribution to the Position Holder Trust in exchange for a Position Holder Trust Interest.

(64)        Continuing Holder Election means the option provided to Current Position Holders for each of their Fractional Positions to elect status as the confirmed owner of a Continued Position, and receive Distributions of (a) a Fractional Interest Certificate or a New IRA Note representing the Continued Position(s), and (b) in exchange for each Continuing Position Holder Contribution, a Position Holder Trust Interest or an IRA Partnership Interest, as set forth in (i) Section 3.07(b)(ii)(1) and Section 5.05, or (ii) Section 3.07(c)(ii)(1) and Section 7.04 of this Plan.

(65)        Continuing IRA Holder means a Current Position Holder of an IRA Note who has made the Continuing Holder Election with respect to an IRA Note and thereby assigns the IRA Note related to the selected Fractional Position (i.e., the Contributed Position) and to its Allowed Claim (i)(a) to the IRA Partnership as to the Continuing Position Holder Contribution, to be contributed by the IRA Partnership to the Position Holder Trust in exchange for a Position Holder Trust Interest, and (b) to the Position Holder Trust as to the remainder of the Contributed Position, in exchange for (ii) (a) an IRA Partnership Interest to be Distributed by the IRA Partnership, and (b) a Continued Position comprised of a New IRA Note to be Distributed by the Position Holder Trust.

(66)        Continuing Position Holder means a Current Position Holder who (i) either (a) makes a Continuing Holder Election with respect to a Fractional Interest, or (b) makes a Continuing Holder Election with respect to an IRA Note, or (c) does not make a Continuing Holder Election, a Position Holder Trust Election or a Creditors’ Trust Election with respect to a Fractional Position; (ii) pays any applicable Pre-Petition Default Amount or Catch-Up Payment by the due date for the payment; and (iii) if the Election is a Continuing Holder Election as to a Fractional Interest, thereby chooses, or is deemed to have chosen, to be responsible for the payment of premiums with respect to the Continued Position related to the Fractional Interest (and, accordingly, to be entitled to any related Maturity Funds), subject to the terms of this Plan and the Position Holder Trust Agreement.

7

(67)        Continuing Position Holder Contribution means (a) 5% of all Fractional Positions that are not the subject of a Position Holder Trust Election or a Creditors’ Trust Election (including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other beneficial rights of Policy ownership), together with (b) 5% of all Escrowed Funds relating to such Fractional Positions, and (c) 5% of all Maturity Funds as of the Effective Date relating to such Fractional Positions, but excluding any funds left on deposit in purchase accounts prior to the Subsidiary Petition Date to purchase Fractional Positions that were not purchased.

(68)        Contributed Position means (a) a Fractional Position, including all associated rights to CSV, rights to receive death benefits and other maturity proceeds, and other rights of Policy ownership, together with any Escrowed Funds or Maturity Funds relating to such Fractional Position, that is the subject of a Position Holder Trust Election or a Creditors’ Trust Election, (b) the Continuing Position Holder Contribution made by or on behalf of a Continuing Position Holder pursuant to this Plan, and/or (c) the remainder (after the Continuing Position Holder Contribution) of an IRA Note, including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other rights of Policy ownership, together with any Escrowed Funds relating to such IRA Note, that is the subject of a Continuing Holder Election, but excluding any remaining Maturity Funds (after the Continuing Position Holder Contribution) relating to such IRA Note.

(69)        Contribution and Collateral Agreement means the document Filed in the Plan Supplement and titled “Contribution and Collateral Agreement,” as approved and entered into between Reorganized LPI, the Position Holder Trust, and the IRA Partnership in accordance with this Plan, and pursuant to which (a) Fractional Positions will be contributed to the Position Holder Trust to be included in the Beneficial Ownership to be pledged as collateral for the New IRA Notes, and (b) Reorganized LPI will contribute certain Policy Related Assets and Causes of Action relating to Catch-Up Payments and Pre-Petition Default Amounts to the Position Holder Trust, subject to the Maturity Funds Liens, all as provided in this Plan.

(70)        Creditors’ Trust means the entity created pursuant to Article VI of this Plan to own and administer the Creditors’ Trust Assets.

(71)        Creditors’ Trust Advisory Committee means the committee established as of the Effective Date to take such actions as are set forth in this Plan, the Creditors’ Trust Agreement, and the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

(72)        Creditors’ Trust Agreement means the document Filed in the Plan Supplement and titled “Creditors’ Trust Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which the Creditors’ Trust will be established and administered.

(73)        Creditors’ Trust Assets means the assets transferred to the Creditors’ Trust as more fully described herein and in the Creditors’ Trust Agreement, which include: (a) all Causes of Action included in the Debtors’ Estates, as defined above; (b) the Assigned Class Litigation; and (c) any Other Assets.

8

(74)        Creditors’ Trust Beneficiary means the Holder of a Creditors’ Trust Interest.

(75)        Creditors’ Trust Election means the option provided to Current Position Holders, other than Qualified Plan Holders, for each Fractional Position held, to elect to rescind the transaction pursuant to which the Current Position Holder acquired rights to and/or interests in the Fractional Position(s), and rescind the related Investment Contract as it pertains to the position(s), and, in exchange, receive a Creditors’ Trust Interest calculated as provided in Section 6.05 of this Plan, in which case the Holder will be relieved of all ongoing payment obligations relating to the Fractional Position, and the Fractional Position shall be contributed to the Position Holder Trust as a Contributed Position.

(76)        Creditors’ Trust Interest means a beneficial interest in the Creditors’ Trust, which represents the right to receive a Distribution(s) from the Creditors’ Trust as set forth in the Creditors’ Trust Agreement, and/or the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

(77)        Creditors’ Trustee means the Person or Entity designated in the Creditors’ Trust Agreement to serve as the trustee of the Creditors’ Trust pursuant to the terms of the Creditors’ Trust Agreement.

(78)        CSV means cash surrender value of a Policy.

(79)        Cure Claim means a Claim based on a Debtor’s default on an Executory Contract or Unexpired Lease at the time the Executory Contract or Unexpired Lease is assumed pursuant to Bankruptcy Code section 365.

(80)        Current Position Holders means, together, the Fractional Interest Holders and the IRA Holders.

(81)        Debtor means one of the Debtors, in its individual capacity as a debtor and, with respect to the Subsidiary Debtors, debtor in possession, in the Debtor’s respective Chapter 11 Case.

(82)        Debtors means, collectively, LPHI, LPI, and LPIFS.

(83)        Deficiency Claim means the amount of a Secured Claim which is not an Allowed Secured Claim to the extent that any collateral securing such Claim is insufficient to secure the repayment of such amount; provided, however, that if the Secured Claim is within a Class that validly and timely makes the Election provided in Bankruptcy Code section 1111(b)(2) , there shall be no Deficiency Claim with respect to such Secured Claim.

(84)        Disclosure Statement means the Disclosure Statement For Plan of Reorganization of Life Partners Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated [[____]], 2015 [Dkt. No. __], including all exhibits, schedules and attachments thereto, as approved pursuant to the Disclosure Statement Order.

9

(85)        Disclosure Statement Order means the order entered by the Bankruptcy Court on the CM/ECF docket in the Chapter 11 Cases: (a) approving the Disclosure Statement as containing adequate information required under Bankruptcy Code section 1125 and Bankruptcy Rule 3017; and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan [Dkt. No. [insert]].

(86)        Disputed means, with regard to any Claim or Interest, a Claim or Interest that is not yet Allowed.

(87)        Distressed Policy means any Policy that does not have sufficient CSV or Premium Reserves already inherent in it or dedicated to it to satisfy premiums due during any 120-day period.

(88)        Distribute or Distribution means to distribute or a distribution of Cash or a Trust Interest, a Fractional Interest Certificate, or a New IRA Note, made in accordance with the terms of this Plan.

(89)        Distribution Date means within __ days of the Effective Date.

(90)        Distribution Record Date means, other than with respect to the New Interests and the New IRA Notes, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the date that is five (5) Business Days after the Confirmation Date or such other date as designated in an order of the Bankruptcy Court.

(91)        Distribution Reserve Accounts means any accounts established by the Successor Trustees for the purposes of making distributions and which accounts may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each of the Successor Trustees.

(92)        Effective Date means, with respect to the Plan, the date after the Confirmation Date selected by the Plan Proponents on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent to Confirmation or the Effective Date specified in Section 15.01 and Section 15.02 have been satisfied or waived (in accordance with Section 15.04).

(93)        Effective Time means the time on the Effective Date as of which all of the Reorganization Transactions to be completed as of the Effective Date are completed in accordance with the terms of this Plan, the Confirmation Order and the Reorganization Documents.

(94)        Election means any Continuing Holder Election, Creditors’ Trust Election or Position Holder Trust Election made in accordance with the terms of this Plan.

(95)        Employee Benefit Plans means the 401(k) matching contribution program administered by Voya Financial, the insurance and other related employee benefits as set forth in the Emergency Motion for an Order Authorizing (A) Payment of Prepetition Wages, Salaries and Payroll Taxes, (B) Reimbursement of Employees for Prepetition Business Expenses and (C) Honoring of Existing Benefit Plans and Policies in the Ordinary Course of Business [Dkt. No. 339].

(96)        Entity has the meaning set forth in Bankruptcy Code section 101(15).

10

(97)        Escrow Agent means the Entity hired by the Position Holder Trustee to perform services under the Escrow Agreement.

(98)        Escrow Agreement means the document Filed in the Plan Supplement and titled “Escrow Agreement,” as approved and entered into by the Position Holder Trustee, Newco and the Escrow Agent in accordance with this Plan, and pursuant to which the Escrow Agent will perform certain services relating to Premium Reserves for, and Maturity Funds produced by, the Policies.

(99)        Escrowed Funds means funds held to pay premiums relating to any of the Policies as of the Effective Date.

(100)       Estate means, as to each Debtor, the estate created upon the filing of its Chapter 11 Case pursuant to Bankruptcy Code section 541.

(101)       Exculpated Parties means the Reorganized Debtors, the Chapter 11 Trustee, the Committee and its current and former members, the Bankruptcy Professionals, the Position Holder Trust, the Position Holder Trustee, the Creditors’ Trust, the Creditors’ Trustee, the IRA Partnership, the IRA Partnership manager(s), Newco, and the successors and assigns of all of the foregoing, but only as a result of their being a successor or assign of one of the foregoing Persons.

(102)       Executory Contract means all contracts, agreements, leases, licenses, indentures, notes, bonds, sales, or other commitments, whether oral or written, to which one or more of the Debtors is a party and that is amenable to assumption or rejection under Bankruptcy Code section 365.

(103)       File, Filed, or Filing means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.

(104)       Final Order means an order or judgment of the Bankruptcy Court, as entered on the CM/ECF docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which: (i) the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and (A) no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or (B) any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; or (ii) if an appeal, petition for certiorari, or other proceeding seeking a new trial, re-argument or rehearing is pending, such order or judgment is not stayed; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

11

(105)       Financing Motion means the Expedited Motion for Interim and Final Orders (I)(A) Authorizing Debtors to Obtain Post-Petition Financing, (B) Granting Security Interests and/or Superpriority Administrative Expense Status; and (II) Granting Related Relief Filed by the Chapter 11 Trustee and the Subsidiary Debtors on September 16, 2015 [Dkt. No. 958].

(106)       Financing Order means that certain order entered by the Bankruptcy Court on the CM/ECF docket in the Chapter 11 Cases approving the Financing Motion and Maturity Funds Facility [Dkt. No. 958].

(107)       Former Fractional Interest Holder means a Person or Entity who, prior to the Subsidiary Petition Date, had purchased one or more Investment Contracts denominated as fractional interests in a Policy, but, as of the Subsidiary Petition Date, no longer held the Fractional Position.

(108)       Former IRA Holder means a Person who invested through an individual retirement account that is intended to satisfy the requirements of section 408 of the Internal Revenue Code and, if applicable, section 408A of the Internal Revenue Code and, for each such investment, purchased an Investment Contract sold by LPI that was denominated as a promissory note secured by fractional interests in a Policy, whether purchased directly from LPI or from a previous owner, but, as of the Subsidiary Petition Date, no longer held the Fractional Position.

(109)       Former Position Holder means a Former Fractional Interest Holder or a Former IRA Holder, or both, as the context requires.

(110)       Fractional Interest means a fractional, Beneficial Ownership interest in a Policy (including all associated rights to CSV and other beneficial rights of Policy ownership), expressed in terms of the right to receive payment of a discrete percentage of the proceeds payable upon the maturity of the Policy.

(111)       Fractional Interest Certificate means a certificate representing a Fractional Interest and bearing restrictive legends referencing this Plan and the provisions hereof that relate to the ongoing ownership of the Fractional Interest, in the form to be included in the Plan Supplement.

(112)       Fractional Interest Holder means a Person or Entity that purchased, and holds, an Investment Contract sold by LPI denominated as a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner.

(113)       Fractional Positions means (a) prior to the Effective Date, the fractional interests in the Policies that were denominated as related to the Investment Contracts purchased by the Current Position Holders and the Former Position Holders, and (b) from and after the Effective Date, the Fractional Interests represented by the Fractional Interest Certificates. All references to a Fractional Position include all associated rights to CSV and other rights relating to the Policy (or Policies) to which the Fractional Position(s) relate.

(114)       Garner Class Action Litigants means the putative class members in the class action adversary proceeding associated with the Chapter 11 Cases styled Garner, et al. v. Life Partners, Inc., Adversary No. 15-CV-04061-RFN11 (Bankr. N.D. Tex.), with lead plaintiff Philip Garner.

12

(115)       General Administrative Claim means any Administrative Claim, other than a Professional Fee Claim.

(116)       General Unsecured Claim means any Unsecured Claim that is not an (a) Administrative Claim, (b) Priority Claim, (c) Intercompany Claim, (d) an insider or subordinated claim, or (e) Secured Claim.

(117)       Governmental Unit has the meaning set forth in Bankruptcy Code section 101(27).

(118)       Governance Documents means the documents governing the corporate existence and management of the Debtors.

(119)       Holder means a Person or Entity holding a Claim or an Interest, as applicable.

(120)       Impaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Bankruptcy Code section 1124.

(121)       Intercompany Claim means a Claim by one Debtor against another Debtor.

(122)       Intercompany Settlement means the compromise of the Intercompany Claims as described in Article III and Section 4.03 hereof.

(123)       Interest means any equity security (as defined in Bankruptcy Code section 101(16)) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Entity; provided, by way of clarification, that a Fractional Position shall not be an Interest.

(124)       Interim Compensation Order or Fee Procedures Order means the Order Approving Procedures for Monthly and Interim Compensation and Reimbursement of Expenses for Case Professionals [Dkt. No. 733], collectively with the Order Granting Motion for Entry of Order on Stipulation as to Revision to Certain Provisions of the Professional Compensation Procedures [Dkt No. 1157].

(125)       Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

(126)       Investment Company Act means the Investment Company Act of 1940, as amended.

(127)       Investment Contracts means all of the various sets of documents wherein LPI agreed, among other things, to sell Fractional Positions to Fractional Interest Holders and IRA Holders, and to provide servicing for the Policies and administration of the Fractional Positions.

13

(128)       Investor means any Fractional Position Holder, Former Fractional Interest Holder, IRA Holder, or Former IRA Holder.

(129)       Investor Instructions Motion means the Motion for Authority to Accept Certain Instructions from Current Investors as to Funds and Investments Filed by the Chapter 11 Trustee and Subsidiary Debtors seeking Bankruptcy Court approval to allow Current Position Holders to give instructions regarding use of funds to pay invoices for platform bills and/or premiums and to voluntarily abandon Fractional Positions [Dkt. No. 805].

(130)       IRA Holder means a Person who invested through an individual retirement account that is intended to satisfy the requirements of section 408 of the Internal Revenue Code and, if applicable, section 408A of the Internal Revenue Code and, for each such investment, purchased, and holds, an Investment Contract sold by LPI that was denominated as a promissory note secured by a fractional interest in a Policy, whether purchased directly from LPI or from a previous owner.

(131)       IRA Note means a document denominated as a promissory note secured by a fractional interest in a Policy included in an Investment Contract sold to an Investor.

(132)       IRA Partnership means the newly formed Texas limited liability company created pursuant to the terms of this Plan to be a Position Holder Trust Beneficiary and issue IRA Partnership Interests to IRA Holders who make Position Holder Trust Elections.

(133)       IRA Partnership Advisory Committee means the committee established as of the Effective Date to take such actions as are set forth in this Plan, the IRA Partnership Organization Documents, and the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

(134)       IRA Partnership Interests means membership interests in the IRA Partnership.

(135)       IRA Partnership Organizational Documents means such certificates or articles of formation, company agreement, or other applicable formation documents of the IRA Partnership, the form of which shall be included in the Plan Supplement.

(136)       IRS means the Internal Revenue Service.

(137)       Judicial Code means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

(138)       KLI Plan Support Agreement means the terms of compromise and settlement set forth in the Plan Support Agreement entered into by and among the Chapter 11 Trustee, the Subsidiary Debtors, the Committee and KLI Investments, Ltd., as approved by Final Order.

(139)       Lending Investor means, prior to the Effective Date, a Current Position Holder, and from and after the Effective Date, a Current Position Holder who makes a Continuing Holder Election who (a) is the record owner of a Fractional Position relating to a Matured Policy, the proceeds of which have been (i) deposited into the Maturity Escrow Account and (ii) used to fund advances under the Maturity Funds Facility, and (b) does not owe any Catch-Up Payment as of the Effective Date with regard to the Fractional Position. If a Lending Investor does owe a Catch-Up Payment with regard to the Fractional Position, then only the excess of maturity proceeds allocable to the Investor’s Fractional Position over the Catch-Up Payment will be included in the related Maturity Funds Loan amount.

14

(140)       Lien has the meaning set forth in Bankruptcy Code section 101(37).

(141)       LPHI means Life Partners Holdings, Inc., a Texas corporation, and includes LPHI as a Reorganized Debtor under this Plan, as the context requires.

(142)       LPHI Petition Date means January 20, 2015, the date on which LPHI commenced its Chapter 11 Case.

(143)       LPI means Life Partners, Inc., a Texas corporation, and includes LPI as a Reorganized Debtor under this Plan, as the context requires.

(144)       LPIFS means LPI Financial Services, Inc., a Texas corporation, and includes LPIFS as a Reorganized Debtor under this Plan, as the context requires.

(145)       Matured Policies means those certain Policies set forth in the Plan Supplement as having matured, and any other Policy with respect to which the date of death of the insured under the Policy has occurred.

(146)       Maturity Escrow Account means a segregated account (whether one or more) into which the Maturity Funds paid on all Matured Policies have been deposited and will continue to be deposited and held subject to use in accordance with the terms of the Financing Order or other Final Order, prior to the Effective Date, and the terms of this Plan and the Maturity Funds Facility procedures set forth in Section 4.02 hereof on and after the Effective Date, including any accounts into which any of the Maturity Funds are transferred in accordance with the Escrow Agreement.

(147)       Maturity Funds means the Cash proceeds paid or payable by the life insurance company under the terms of any Policy that is or hereafter becomes a Matured Policy.

(148)       Maturity Funds Facility means the financing facility approved by the Bankruptcy Court in the Financing Order, which will be continued after the Effective Date as provided in Section 4.02 and Section 4.04 of this Plan.

(149)       Maturity Funds Liens means Liens on any of the Policy Related Assets and the Debtors’ Causes of Action imposed under the Financing Order as security for payment of the Maturity Funds Loans.

(150)       Maturity Funds Loan means advances made under the Maturity Funds Facility out of Maturity Funds received in respect of the maturity of a Policy to which a Continued Position of a Continuing Position Holder relates, including advances made out of Maturity Funds received in respect of the maturity of the Policy prior to the Effective Date.

(151)       Moran means H. Thomas Moran II, chapter 11 trustee of LPHI and sole director of the Subsidiary Debtors.

15

(152)       Moran Compensation means the compensation approved by Bankruptcy Court for Moran, in his capacity as chapter 11 trustee and his capacity as sole director of LPI and LPIFS pursuant to 11 U.S.C. §§ 326, 330, and 503(b).

(153)       New Interests means (i) the Fractional Interests represented by the Fractional Interest Certificates, (ii) the Trust Interests, (iii) the IRA Partnership Interests, and (iv) the Newco Interests.

(154)       New IRA Note means a secured, non-recourse promissory note to be (i) issued by the Position Holder Trust in exchange for a Fractional Interest to be contributed to the Position Holder Trust as part of the New IRA Note Collateral, and (ii) Distributed to an IRA Holder who makes a Continuing Holder Election with respect to an IRA Note that related to the Fractional Interest to be so contributed.

(155)       New IRA Note Collateral means the portion of the Beneficial Ownership in the Policies represented by the Fractional Interests (i) contributed to the Position Holder Trust in exchange for one or more New IRA Notes and (ii) pledged as collateral to secure the New IRA Notes, as provided in this Plan, the Position Holder Trust Agreement and the Contribution and Collateral Agreement.

(156)       Newco means the newly formed Texas limited liability company created pursuant to the terms of this Plan to service the Policies and provide certain administrative services relating to the Fractional Positions after the Effective Date pursuant to the Servicing Agreement. Newco is referred to as the Servicing Company in the Disclosure Statement.

(157)       Newco Interests means new common stock in Newco to be issued on the Effective Date as provided in Section 12.02 of this Plan.

(158)       Newco Organizational Documents means such certificates or articles of incorporation, by-laws, or other applicable formation documents of Newco, the form of which shall be included in the Plan Supplement.

(159)       Offer to Purchase means any offer to purchase Fractional Positions at or after the Effective Date in accordance with an agreement entered into by the Chapter 11 Trustee and the Subsidiary Debtors, in consultation with the Committee, with a third-party offeror prior to the Confirmation Date and as to which all Holders receive information relating to such offer as part of the Plan Supplement.

(160)       Original IRA Note Issuers means the makers of any of the IRA Notes held in the name of any IRA Holder as of the Effective Date.

(161)       Other Assets means any assets of the Debtors other than (i) Policy Related Assets, (ii) Causes of Action, (iii) Cash and (iv) any other assets to be Distributed to the Position Holder Trust or Newco as specified in the Plan Supplement.

16

(162)       Payment Default means the failure of any Continuing Fractional Holder (or that of its permitted assignee), after the Effective Date, to pay premiums as to any Continued Position by the due date set forth in a premium call.

(163)       Person has the meaning set forth in Bankruptcy Code section 101(41).

(164)       PES means Purchase Escrow Services, LLC, a Texas limited liability company.

(165)       Petition Date means the LPHI Petition Date or the Subsidiary Petition Date as the context requires.

(166)       Plan means this Plan of Reorganization of Life Partners Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code Dated November 28, 2015, including the Plan Supplement and all exhibits, schedules and attachments hereto and thereto, all as may be amended, supplemented or otherwise modified in accordance with its terms.

(167)       Plan Documents means all the agreements, documents and instruments entered into before, on or as of the Effective Date, as contemplated by, and in furtherance of, this Plan (including all documents Filed with the Plan Supplement and any other documents necessary to consummate the Reorganization Transactions contemplated in this Plan).

(168)       Plan Proponents means, collectively, the Chapter 11 Trustee, LPI, LPIFS, and the Committee. The Plan Proponents are the proponents of this Plan within the meaning of Bankruptcy Code section 1129.

(169)       Plan Supplement means the compilation of documents and forms of documents, schedules, exhibits and attachments to the Plan to be Filed by the Plan Proponents no later than the Plan Supplement Filing Date, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement, comprised of, among other documents, the following:  (a) Newco Organizational Documents; (b) the Rejected Executory Contract and Unexpired Lease List; (c) the Assumed Executory Contract and Unexpired Lease List; (d) the Creditors’ Trust Agreement, (e) the Position Holder Trust Agreement; (f) the IRA Partnership Organizational Documents; (g) the Contribution and Collateral Agreement; (h) the Servicing Agreement; (i) the Escrow Agreement; and (j) the Nonexclusive List of Causes of Action. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (j), as applicable. The documents that comprise the Plan Supplement shall be subject to any consent or consultation rights provided hereunder and thereunder, including as provided in the definitions of the relevant documents, and in form and substance reasonably acceptable to the Plan Proponents. The Chapter 11 Trustee and the Subsidiary Debtors, subject to any consent or consultation rights provided hereunder and thereunder, shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with Article XVI of the Plan and the applicable document.

(170)       Plan Supplement Filing Date means the date not later than five (5) days before the Voting Deadline, which date may be modified by agreement among the Plan Proponents and/or such later date as may be approved by the Bankruptcy Court on notice to parties in interest.

(171)       Plan Supporters means those parties in interest in the Chapter 11 Cases who have committed to support and advance the Plan and the Financing Motion, which include: (a) the Ad Hoc Committee of Fractional Interest Holders; (b) the Amicus Curiae Committee of Fractional Interest Holders; (c) Certain IRA Investors; (d) the Willingham MDL Investors; (e) the Arnold Class Action Litigants; and (f) the Garner Class Action Litigants.

17

(172)       Plan Term Sheet means that certain Term Sheet for Compromise to a Plan of Reorganization of LPHI, LPI, LPIFS, by and among the Chapter 11 Trustee, the Debtors, the Committee, and the Plan Supporters, Filed in the Chapter 11 Case on September 25, 2015, as Exhibit “A” to Docket No. 1032.

(173)       Policy means any one of the life insurance policies identified by Policy ID Number in the Plan Supplement.

(174)       Policy Data means certain data that will include information customary within the life settlement policy industry, as determined in the exercise of reasonable business judgment of the Position Holder Trustee and the Position Holder Trust Committee, as specified in the Servicing Agreement, which may include the Policy ID, death benefit, insured age, premium due date, premium projections, current premium illustration, termination date, a recent life expectancy (if reasonably available), amount of CSV (if any), amount of Premium Reserves (if any), and other data as specified.

(175)       Policy Related Assets means, collectively, (i) legal and record title to all of the Policies, (ii) all Beneficial Ownership in the Policies held by LPI as of the Effective Date (including all associated rights to receive death benefits and other maturity proceeds, rights to CSV and other beneficial and equitable), along with any related Escrowed Funds and Maturity Funds, (iii) LPI’s rights to recovery with respect to Premium Advances made on any Policy and all other Catch-Up Payments and related Causes of Action, including all Pre-Petition Default Amounts and all Pre-Petition Abandoned Positions, and (iv) all of the books, records, equipment, software, and systems relating to servicing the Policies and providing the registration, administration, reporting and other services to be provided pursuant to the Servicing Agreement, and which, except specified equipment and hardware to be Distributed and contributed to Newco, will be subject to the Portfolio Information License. The Policy Related Assets, including the Catch-Up Payments Schedule, as of the Voting Record Date will be set forth in the Plan Supplement, and the Policy Related Assets, including the Catch-Up Payments Schedule, as of the Effective Date and the Post-Effective Adjustment Date, respectively, will be set forth in the Post-Effective Adjustment Report to be delivered as provided in Section 12.07.

(176)       Portfolio Information License means the document Filed in the Plan Supplement and titled “Portfolio License Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which Newco will receive a license to use the books, records, software, and systems relating to the services to be provided pursuant to the Servicing Agreement, in connection with those services during the term of the Servicing Agreement.

(177)       Position Holder Trust means the entity created pursuant to Article V of this Plan to own and administer the Position Holder Trust Assets.

(178)       Position Holder Trust Advisory Committee means the committee of that name provided for in the Position Holder Trust Agreement.

18

(179)       Position Holder Trust Agreement means the document Filed in the Plan Supplement and titled “Position Holder Trust Agreement,” as approved and entered into in accordance with this Plan, and pursuant to which the Position Holder Trust will be established and administered.

(180)       Position Holder Trust Assets means (a) the Contributed Positions (including the Continuing Position Holder Contributions by IRA Holders who make Continuing Holder Elections, which will be contributed by the IRA Partnership to the Positon Holder Trust); (b) the Policy Related Assets, except for the Class Action Litigants’ Counsel Fee Positions; (c) the Newco Interests; and (d) the portion of the Maturity Funds Facility not attributable to the Assigning Position Holders or the Continuing Position Holders with respect to their interests in the Position Holder Trust (including the IRA Partnership with respect to the Continuing IRA Holders).

(181)       Position Holder Trust Beneficiary means the Holder of a Position Holder Trust Interest.

(182)       Position Holder Trust Election means the option provided to Current Position Holders for each of their Fractional Positions to elect to have the positions contributed to the Position Holder Trust, thereby causing (i) the selected Fractional Position(s) to be a Contributed Position(s) and, (ii) for each Contributed Position, the Current Position Holder to be entitled to receive a Distribution of a Position Holder Trust Interest in the manner set forth in (a) Section 3.07(b)(ii)(2) and Section 5.05 or (b) Section 3.07(c)(ii)(3) and Section 7.04 of this Plan.

(183)       Position Holder Trust Interest means a beneficial interest in the Position Holder Trust, which represents the right to receive distributions from the Position Holder Trust as set forth in the Position Holder Trust Agreement, and/or the Confirmation Order, or as may be otherwise approved by the Bankruptcy Court.

(184)       Position Holder Trustee means the Person or Entity designated to serve as the trustee of the Position Holder Trust pursuant to the terms of the Position Holder Trust Agreement.

(185)       Post-Effective Adjustment Report means the report provided for in Section 12.07 of this Plan, in connection with effectuating the provisions of Section 4.13 of this Plan.

(186)       Pre-Petition Abandoned Positions means a Fractional Position deemed abandoned to LPI as of the Effective Date upon the failure of an Investor to pay a Pre-Petition Default Amount in full by the Effective Date, as provided in this Plan .

(187)       Pre-Petition Default Amount means, for each Fractional Position, any amount owed by an Investor for any Premium Advances made by any of the Debtors prior to the Subsidiary Petition Date with respect to the Fractional Position, and includes any other amounts owed by the Investor with respect to the Fractional Position.

(188)       Premium Advances means (a) advances made by the Debtors on or before the Effective Date to pay premiums due on Policies that were not paid by holders of Fractional Positions relating to the Policies, in amounts set forth in the Catch-Up Payments Schedule to be Filed at various times as provided in the definition of Policy Related Assets, and (b) advances made by the Position Holder Trust after the Effective Date to pay premiums due on Policies that are not paid by the Continuing Position Holders.

19

(189)       Premium Reserves means (a) funds deposited by or for the benefit of the Position Holder Trust on or after the Effective Date into an escrow account maintained under the Escrow Agreement to pay premiums relating to any of the Policies, and (b) includes (i) the Escrowed Funds contributed to the Position Holder Trust in accordance with this Plan, (ii) the rolling 120-day reserve for premiums on Distressed Policies to be established and maintained pursuant to Section 4.02(c) of this Plan, and (iii) if required by the context, the Escrowed Funds related to Continued Positions or the New IRA Note Collateral.

(190)       Priority Claim means any Claim, other than an Administrative Claim or a Priority Tax Claim, a Secured Claim, an Intercompany Claim, or General Unsecured Claim entitled to priority in right of payment under Bankruptcy Code section 507(a).

(191)       Priority Tax Claim means any Claim of a Governmental Unit of the type specified in Bankruptcy Code section 507(a)(8).

(192)       Pro Rata means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion that the Allowed Claims or Allowed Interests in a particular Class bears to other Classes entitled to share in the same recovery or Distribution, including Distributions of Position Holder Trust Interests and Creditors’ Trust Interests to Current Position Holders making Position Holder Trust Elections and Creditors’ Trust Elections under the Plan.

(193)       Professional means a Person or Entity, excluding the Claims and Noticing Agent, (a) retained  pursuant to a Bankruptcy Court order in accordance with Bankruptcy Code sections 327, 363, or 1103 and to be compensated for services rendered before or on the Confirmation Date, pursuant to Bankruptcy Code sections 327, 328, 329, 330, 331, and 363; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to Bankruptcy Code section 503(b)(4).

(194)       Professional Fee Claims means (i) all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court and (ii) the Moran Compensation. To the extent the Bankruptcy Court denies or reduces by a Final Order (i) any amount of a Professional’s requested fees and expenses or (ii) any amount of the requested Moran Compensation, then the amount by which such claim is reduced or denied shall reduce the applicable Professional Fee Claim.

(195)       Proof of Claim means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

(196)       Proof of Interest means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

20

(197)       Qualified Plan Holder means a Holder of a Fractional Position that is an employee benefit plan as defined under Section 3(3) of Employment Retirement Income Security Act of 1974.

(198)       Reinstate, Reinstated, or Reinstatement means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with Bankruptcy Code section 1124.

(199)       Rejected Executory Contract and Unexpired Lease List means the list, as determined by the Plan Proponents, of Executory Contracts and Unexpired Leases that will be rejected by any of the Debtors pursuant to the Plan, which shall be included in the Plan Supplement and shall include the Investment Contracts.

(200)       Rejected Executory Contracts and Unexpired Leases means those Executory Contracts and Unexpired Leases, if any, to be rejected by any of the Debtors as set forth on the Rejected Executory Contract and Unexpired Lease List, which shall include the Investment Contracts.

(201)       Released Parties means, collectively, and in each case in its capacity as such: (a) the Debtors, Reorganized Debtors and the Successors, (b) the Chapter 11 Trustee, and (c) the Committee and its current and former members, and (d) with respect to each of the foregoing in clauses (a) through (c), such Person or Entity and its current and former Affiliates, and such Person or Entity and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; provided, however, that any of the insiders, former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and other parties identified in a Plan Supplement shall not be a “Released Party.”

(202)       Releasing Parties means, collectively, and in each case in its capacity as such: (a) the Debtors, (b) the Chapter 11 Trustee, (c) the Committee and its current and former members, and (d) with respect to each of the foregoing in clauses (a) through (c), such Person or Entity and its current and former Affiliates, and such Person or Entity’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; (e) all Holders of Claims and Interests that are deemed to accept the Plan; (f) all Holders of Claims and Interests who vote to accept the Plan; (g) all Holders in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; and (h) all Holders of Claims and Interests, and their current and former Affiliates, and such Entities’ and their Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

21

(203)       Reorganization Transactions means all of the actions and transactions to occur on or before the Effective Date as provided in this Plan.

(204)       Reorganized means, as to any Debtor or Debtors, such Debtor(s) as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

(205)       Reorganized Debtors means, collectively, and each in its capacity as such, the Debtors, as reorganized pursuant to and under this Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

(206)       Rescinding Position Holder means a Current Position Holder who has made the Creditors’ Trust Election with respect to one or more Fractional Positions, which Fractional Positions will be contributed to the Position Holder Trust in accordance with Section 4.09(c)(i) of this Plan.

(207)       SEC means the Securities and Exchange Commission.

(208)       SEC Judgment Claim means Proof of Claim No. 289001750 arising out of the judgment entered in SEC v. Life Partners Holdings Inc. et al., Case No. 12-cv-00033-JRN, in the U.S. District Court for the Western District of Texas, and for the avoidance of doubt includes any and all pre-petition claims held by the SEC against any Debtor.

(209)       Secured means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code section 553, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a); or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured Claim.

(210)       Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder.

(211)       Securities Exchange Act means the Securities and Exchange Act of 1934, 15 U.S.C. §§ 78a–78pp, together with the rules and regulations promulgated thereunder.

(212)       Servicing A/R means all of LPIFS’s rights to receive unpaid servicing fees from Continuing Position Holders.

22

(213)       Servicing Agreement means the document Filed in the Plan Supplement and titled “Servicing Agreement,” as approved and entered into between Newco and the Position Holder Trust pursuant to which Newco will provide servicing for the Policies and certain administrative services relating to the Beneficial Ownership of the Policies, the Continued Positions, the Position Holder Trust Interests and the IRA Partnership Interests.

(214)       Servicing Fee means the fee charged to each Continuing Position Holder for services provided under the Servicing Agreement, equal to three percent (3%) of the Policy death benefit allocated to each Continued Position.

(215)       Subsidiary Debtors means LPI and LPIFS.

(216)       Subsidiary Filing Order means the order authorizing the Chapter 11 Trustee to amend the governing documents of, and File the Chapter 11 Cases for, the Subsidiary Debtors. [Dkt. No. 261].

(217)       Subsidiary Petition Date means May 19, 2015, the date on which the Chapter 11 Trustee commenced the Chapter 11 Cases of the Subsidiary Debtors.

(218)       Successor Entities means the Position Holder Trust, the Creditors’ Trust, and the IRA Partnership.

(219)       Successor Trust Agreements means the Position Holder Trust Agreement and the Creditors’ Trust Agreement.

(220)       Successor Trustees means the Position Holder Trustee and the Creditors’ Trustee.

(221)       Successor Trusts means the Position Holder Trust and the Creditors’ Trust.

(222)       Successors means the Successor Entities.

(223)       Trust Committees means the Creditors’ Trust Advisory Committee and the Position Holder Trust Advisory Committee.

(224)       Trust Interests means the Position Holder Trust Interests and the Creditors’ Trust Interests.

(225)       U.S. means the United States of America.

(226)       U.S. Trustee means the Office of the U.S. Trustee for the Northern District of Texas.

(227)       Undeliverable Distribution Reserve means the segregated, interest bearing account that each of the Successor Trustees will establish for the purpose of depositing any Distribution to a Holder of an Allowed Claim or Trust Interest that is returned to the respective Successor Trustee as undeliverable or is otherwise unclaimed, for the benefit of such Holder until such time as such Distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with Section 10.03, Section 10.05, and Section 11.02(b) of this Plan. Such accounts may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of each of the Successor Trustees.

23

(228)       Unexpired Lease means a lease to which one or more of the Debtors is a party that is amenable to assumption or rejection under Bankruptcy Code section 365.

(229)       Unimpaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of Bankruptcy Code section 1124.

(230)       Unclaimed Property means any Distribution on account of an Allowed Claim or Interest that is attempted to be delivered to the Holder at its address of record by, and which has been returned undeliverable to, a Successor Trustee, and which has been deemed to have been forfeited, or which is subject to rounding pursuant to section 9.04 of this Plan, in accordance with Section 10.03, Section 10.04, Section 10.05, and/or Section 11.02(b) of this Plan.

(231)       Unsecured Claim means any Claim that is not an Administrative Claim, Secured Claim, Priority Claim, or Intercompany Claim.

(232)       Vested Assets means all of the Debtors’ assets.

(233)       Voting Deadline means the date by which a Holder must deliver a Ballot to accept or reject this Plan as set forth in the Order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to this Plan.

(234)       Voting Record Date means the record date for voting on this Plan, which shall be set forth in the Plan Supplement.

(235)       Willingham MDL means, collectively, the following litigation: (i) Willingham, et al. v. LPI, et al., currently pending in the 191st District Court, Dallas County, MDL No. 13-0357; (ii) McDermott, et al. v. LPI, currently pending in the 191st District Court, Dallas County, MDL No. 11-02966; (iii) Morrow v. Life Partners, et al., currently pending in the United States District Court for the Western District of Pennsylvania, Case No. 3:14-cv-141; (iv) Woelfe, et al. v. Life Partners, et al., currently pending in the United States District Court for the Southern District of Florida, West Palm Beach Division, Case No. 14-80433-CIV-JIC; and (v) Steuben, et al. v. LPI, currently pending in the U.S. District Court for the Central District of California, Western Division, Case No. CV11-010212-PSG.

(236)       Willingham MDL Investors means those certain Investors represented by James Craig Orr, Jr. of Heygood, Orr & Pearson, and denominated in certain pleadings as the John Willingham MDL Group.

24

Exhibit B

[Disclosure Statement Order]

Exhibit C

[Position Holder Trust

Financial Model And Forecast]

Exhibit D

[Servicing Company Financial

Model And Forecast]

Exhibit E

[Creditors’ Trust Financial Model

And Forecast]

Exhibit F

[Liquidation Analysis]